As filed with the Securities and Exchange Commission on  March 3, 1997
                                             Registration No. 333-5268
--------------------------------------------------------------------------
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                       ---------------------
                          AMENDMENT NO. 2
                                 TO
                              FORM S-1
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                        -------------------
                    INTERNATIONAL HERITAGE, INC.
       (Exact name of Registrant as specified in its charter)

North Carolina                  5122                     56-1921093
(State or other            (Primary Standard           (I.R.S. Employer
jurisdiction of            Industrial Classification   Identification Number)
of incorporation or        Code Number)
organizaiton)

                        2626 Glenwood Avenue
                             Suite 200
                   Raleigh, North Carolina 27608
                           (919) 571-4646
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                      ----------------------

                        Stanley H. Van Etten
               President and Chief Executive Officer
             International Heritage, Inc. 2626 Glenwood
                               Avenue
                             Suite 200
                   Raleigh, North Carolina 27608
                           (919) 571-4646
(Name, address, including zip code, and telephone number, including area code, of agent of service)
                     -------------------------------

Copies to:

        Georgina Marie Mollick, Esq.        Steven Wolosky, Esq.
        Wood & Francis, PLLC                Olshan Grundman Frome &
        P.O. Box 164                        Rosenzweig LLP
        Raleigh, North Carolina 27602       505 Park Avenue
        (919) 828-0801                      New York, New York 10022
                                            (212) 753-7200
	                -----------------------------
  Approximate date of commencement of proposed sale to the public:
As  soon  as  practicable after the effective date of this Registration
                             Statement.
                       -------------------------------
 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
      If this form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.  []
                  -----------------------------------------
                  CALCULATION OF REGISTRATION FEE

                                  Proposed
                                  Maximum   Proposed Maximum
Title of Each Class of  Amount to Offering  Aggregate Offering      Amount
     to Be Registered   Be        Price Per Price (1) of         Registration
                        Registered Share(1)                          Fee
Common Stock, $0.001
Par value(2)            3,450,000  $5.00       $17,250,000        $5,728.00
Underwriter's Purchase
        Options (3)       300,000 .00033         $100              $1.00
                          300,000  $5.50       $1,650,000        $500.00
Total                                          $18,900,100       $5,728.00(4)

________________________
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended. (2) Includes 450,000 shares of Common Stock which may be issued upon exercise of a 45-day option granted to the Underwriter to cover overallotments, if any. See "Underwriting."
(3) Pursuant to Rule 416, the Registration Statement relates to an indeterminable number of additional shares of Common Stock issuable upon exercise of the Underwriter's Purchase Option pursuant to antidilution provisions contained therein, which shares of Common Stock are registered hereunder.
(4) $8,620.00 was paid in connection with the initial filing of the Registration Statement in July 1996.
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THIS PAPER DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF
REGULATION S-T.

---------------------------------------------------------------------

PROSPECTUS              SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS DATED MARCH 3, 1997

                           3,000,000 Shares

                    INTERNATIONAL HERITAGE, INC.

                              [LOGO]

                           Common Stock

     International Heritage, Inc. a North Carolina corporation (the "Company"), hereby offers up to 3,000,000 shares (the "Shares") of common stock, $0.00133 par value (the "Common Stock"). It is currently anticipated that the initial public offering price of the Shares will be $5.00 per Share.

    Prior to this offering, there has been no public market for the Common Stock and there can be no assurance that any such market will develop after completion of the Offering, or, if developed, that it will be sustained. See "Underwriting" for information relating to the factors considered in determining the initial public offering price of the Shares. The Company has applied for quotation of the Common Stock on the Nasdaq National Market under the symbol "NIHI."

 The securities offered hereby involve a high degree of risk and substantial dilution. See "Risk Factors" beginning at page 7 hereof and "Dilution" at page 14 hereof.
                   _______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           Price     Underwrting             Proceeds
                           to        Discounts and           to
                           Public    Commissions (1)         Company(2)
Per Share of Common Stock     $5.00     $.50                  $4.50
Total (13)                 $15,000,000  $1,500,000         $13,500,000

(1) Does not include a 3% nonaccountable expense allowance which the Company has agreed to pay to the Underwriter. The Company has also agreed to sell to the Underwriter an option ("Underwriter's Purchase Option") to purchase 300,000 shares of Common Stock and to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended ("Securities Act").
See "Underwriting."
(2) Before deducting expenses payable by the Company, including the nonaccountable expense allowance in the amount of $450,000 ($517,500 if the Underwriter's over-allotment option is exercised in full), estimated at $658,405.
(3) The Company has granted the Underwriter an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 450,000 additional shares of Common Stock on the same terms set forth above, solely for the purpose of covering over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $17,250,000, $1,725,000 and $15,525,000, respectively.  See "Underwriting."

     The Shares are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Shares will be made against payment therefore at the offices of the Underwriter in Bayville, New York on or about _________, 1997.

WIN Capital Corp.
____________________, 1997.

            [INSIDE COVER OF PROSPECTUS]


 [PICTURES OF THE COMPANY'S PRODUCTS TO BE INSERTED HERE]


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
     [This Prospectus includes references to trademarks of entities other than the Company, which have reserved all rights with respect to their respective trademarks.]

                       PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all information in this Prospectus has been adjusted to reflect (i) a stock split of the Common Stock on the basis of 500 shares of Common Stock for each share of Common Stock effected in October 1995 (the "October 1995 Stock Split"), (ii) a stock split of the Common Stock on the basis of 10 shares of Common Stock for each share of Common Stock effected in July 1996 (the "July 1996 Stock Split") and (iii) a reverse stock split of the Common Stock on the basis of 3 shares of Common Stock for every 4 shares of Common Stock effected in October 1996 (the "Reverse Stock Split," and together with the October 1995 Stock Split and the July 1996 Stock Split, the "Stock Splits"). Certain of the information contained in this summary and elsewhere in this Prospectus, including information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and related strategy and financing, are forward looking statements.


                              The Company


     The Company was incorporated on April 28, 1995 and is principally engaged in the direct sale of fine 14K, 18K and 24K gold jewelry, precious stone jewelry and fine collectibles from some of the world=s most prestigious manufacturers. The fine collectible products are from manufacturers such as Waterford (crystal), Lalique (crystal), Lenox (crystal, china and silver), Mark Hopkins (bronze sculptures), Sorrento (Italian, hand-made music boxes), Mont Blanc (writing instruments), Lladro (Spanish porcelain), Coach Leather (handbags, briefcases, luggage, accessories), Chilmark (bronze sculptures), Marlene=s Collection (Canadian collectible dolls), Swarovski (crystal), Reed & Barton (silver & flatware), Kirk Stief (silver), Gorham (silver and flatware), Hummel (figurines), Precious Moments (figurines), Barbie (porcelain dolls and collectibles), Coca-Cola (collectibles), Bill Blass (luggage and accessories), Enesco Corporation (figurines and bric-a-brack), Armani (sculpture), Bosca (leather goods), Legends (bronze sculptures), Miller Rogaska (crystal), The Doll Maker (collectible dolls), Paul Miller (commemorative prints), Business Telecommunications, Inc. (telecommunications services), and Callaway, Taylor Made, King Cobra, Top Flite, Titleist and Odyssey Golf (golf clubs and accessories). Some of these products are premium incentive products that are not sold to the general public, but are available only to sales representatives of the Company as an incentive award. The Company utilizes a network marketing distribution system which is essentially a non-storefront means of selling products through a network of Independent Retail Sales Representatives ("IRSRs").
IRSRs are independent contractors who purchase products from the Company and either resell them to the public or keep them for personal use. In addition, IRSRs may supervise or manage one or more additional IRSRs. The Company currently has over 75,000 IRSRs throughout the United States and its territories and the provinces of Alberta, British Columbia and Ontario, Canada. The Company=s wholly owned subsidiary, International Heritage of Canada, Inc., a Canadian corporation ("IHI Canada") engages in similar direct retail sales of jewelry and fine collectibles in the Canadian provinces of Alberta, British Columbia and Ontario. The Company has had a history of losses since inception but has achieved profitability with a net income of $1,312,251 during the year ended December 31, 1996 with an accumulated deficit of $617,572. From the date of incorporation through December 31, 1996, the Company had accumulated losses of $617,572. For the year ended December 31, 1995, the Company had total revenues of $4,852,242; whereas for the year ended December 31, 1996 the Company had total revenues of $47,705,202.
Net income for the year ended December 31, 1996 was $1,312,251 compared to a net loss at December 31, 1995 of $1,929,823. Although the Company realized a profit for the year ending December 31, 1996, there can be no assurance that the Company will be profitable in the future.
     The Company's principal executive offices are located at 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, its main telephone number is (919) 571-4646, its telephone number for Representative Services is (919) 571-2528, and its fax number is
(919) 571-4620.  The Company's Canadian
corporate offices are located at 885 West Georgia Street, Suite 1370, Vancouver, B.C., Canada V6C 3E8, its telephone number is (604) 602- 1275, and its fax number is (604) 602-1285. The Company=s Internet home page on the World Wide Web is www.aable.com/ihi/. The International Data Communication Center is 1-888-444-6242 (toll free).

                    Related Party Transactions
* Mayflower Holdings, Inc. ("Mayflower"), a principal shareholder of the Company, of which Stanley H. Van Etten, President and Chief Executive Officer of the Company and president and principal shareholder of Mayflower, provided substantial professional services, employees, operating capital, corporate office space (through November 30, 1995), loans, general administrative supplies and support to the Company during the period March through December 1995. As a result, the Company owed Mayflower $389,068 for services rendered and expense reimbursements, including $131,812 in notes payable with interest accrued at a rate of 8% per annum. These amounts were paid in full as of February 1996. The interest paid on the note was $6,544.

* 	In 1996, the Company incurred costs for services provided by
	Mayflower totaling approximately $60,667. As of December 31, 1996, the amount due from Mayflower was $2,163. The Company sublet office space to Mayflower during 1996 on a monthto-month basis at a rate of $500 per month. Rental income was $6,000 in 1996.

*	In February 1996, the Company issued to Mayflower 187,500 shares
	of common stock valued at $250,000 in exchange for consulting fees. The shares were canceled and fair market value options were granted in replacement thereof for 375,000 shares at an exercise price of $1.33 per share. The options expire October 31, 1999, and are outstanding as of December 31, 1996. These options are not subject to the International Heritage, Inc. 1996 Stock Option Plan ("Stock Option Plan").

* 	In September 1995, the Company entered into an agreement with the
	Company's President and Chief Executive Officer, Stanley H. Van Etten, and his father, Stanley L. Van Etten to create a sales training handbook for the Company's IRSRs. The agreement called for a lump sum payment of $10,000 to Stanley L. Van Etten for the rewrite of an earlier created sales book to create a version specifically for the Company=s IRSRs, which was paid on October 2, 1995, as well as a $4 per book royalty for all books sold to the Company. The Company currently includes one copy of the book in each Retail Business Career Kit ("Kit") and sells copies of the book for $14.95 individually or in packets of 10 for $100. $132,000 was paid to these individuals in 1996 and $30,600 was paid in 1995. No amounts were due at December 31, 1996.

*	Mayflower loaned the Company $200,000 in August 1996.  The note
	required repayment at a rate of $50,000 on the 15th of each month for the months October 1996 through January 1997 with the final payment including interest accrued at a rate of 12% per annum. This loan was secured by the assets of the Company. During 1996, the Company offset $58,172 in receivables from Mayflower against the note principal. The loan was repaid and the security interest released in November 1996.

*	Under a 1995 employment contract and based on the Company's
	achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives in the amount of 1% of issued and oustanding shares as of December 31, 1995, 2% as of December 31, 1996, and 3% as of each year ended December 31, 1997 through 2000. These stock incentives were granted to the President as additional compensation and were at no cost to the President. In 1995, the Company did not meet the revenue goals noted in the President=s contract, but in March 1995, the Board granted the stock incentives to the President based on accrued sales and deferred revenue combined. Effective October 31, 1996, the President gave back the incentive stock and the Company granted additional stock options of 151,300 shares of Common Stock at an exercise price of $1.33 per share.

	Effective October 31, 1996, the President agreed to and has been granted stock options for 2,295,000 shares, exercisable at $1.33 per share in exchange for the 1996, 1997, 1998, 1999 and 2000 incentive stock referred to above. As a result of having been granted these options, the President is no longer entitled to receive the stock incentives referred to above and the options are not contingent on the Company's achievement of the specified revenue goals. These options are outstanding at December 31, 1996, expire on October 31, 2001, and are not subject to the Stock Option Plan. All other provisions of the President=s employment agreement remain unchanged.

* 	One of the Company's jewelry suppliers, Jewels by Evonne, is principally owned by a shareholder of the Company, Evonne Eckenroth. The Company sold $1,160,593 (Representative Cost) worth of products supplied by Jewels by Evonne during 1996, the majority of which were sold during the Company's Winter Product Promotion.

                Regulation of the Company's Business

   No state or federal regulatory body has formally questioned any of the Company's sales practices for its products or services.
Further, the Company has not received any formal "inquiries" for investigation from any state or federal regulatory body.

     However, the Company was required in connection with the sale of certain of its securities to make a rescission offer to shareholders in the State of Washington. From August 1995 through December 1995, the Company privately offered and sold shares of its common stock within the State of Washington. A total of 40 Washington residents purchased shares through the offering, which resulted in proceeds to the Company of $100,650. The offering was not registered with the Securities Division of the Department of Financial Institutions of Washington ("Securities Division"), and the Company did not file a notification of claim of exemption for the offering with the Securities Division. The Company notified the Securities Division upon discovering that the offering may not qualify for an exemption from the registration requirements under the Securities Act of Washington. The Company then filed an application with the Securities Division to register a rescission offer. The Company subsequently withdrew the application and, on March 8, 1996, refunded Washington shareholders their initial investment plus interest totaling $104,538.49. The Company, without admitting or denying any wrongdoing, entered into a Consent Agreement with the Securities Division on September 5, 1996.

                   The Offering
Common Stock Offered.................3,000,000 shares. See "Description of Capital Stock."

Common Stock Outstanding Prior to the Offering. . . . .7,273,246 shares

Common Stock to be Outstanding After the Offering. . .10,273,246 shares


Proposed Nasdaq National Market Symbol................NIHI

			                  Use of Proceeds

 The Company intends to apply the net proceeds of this Offering approximately as follows: (i) $2,000,000 for corporate expansion;
(ii) $3,000,000 to develop a fulfillment center; (iii) $2,000,000 for general marketing efforts; (iv) $2,000,000 for information system upgrades; (v) $1,000,000 for expanded sales training; and
(vi) $2,671,595 for working capital and general corporate purposes. See "Use of Proceeds."

                          Risk Factors
 The Shares offered hereby involve a high degree of risk including, without limitation, network marketing industry compliance, ability to manage growth, history of losses and uncertainty of future profits, refund policy and money back guaranty, dependence on IRSRs, dependence on third party manufacturers, possible need for additional financing, immediate and substantial dilution, no dividends, experience of management, competition, rescission offer, prior transactions with affiliates, independent board members, suppliers, dependence on consumer spending, limited prior underwritings, no prior market, control by current shareholders and the effect of outstanding options and shares eligible for future sale. See "Risk Factors."

           Summary Financial Information

The summary financial information set forth below is derived from the financial statements of the Company appearing elsewhere in this Prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.

                                        From Inception
                                        (April 28, 1995)
                                        Year Ended             through
                                        December 31, 1996   December 31, 1995
Statement of Operations Data:
   Total revenues                       $47,705,502            $4,852,242
   Cost of sales                         37,839,789             4,918,337
Selling and administrative expenses       8,553,162             1,863,728
   Net income (loss)                      1,319,251            (1,929,823)
   Weighted average number of common and
   common  equivalent shares outstanding
                                        13,569,147              12,737,149
   Earnings (loss) per common and common
       equivalent share at period ended  $0.11                    $(0.14)
   Fully diluted earnings (loss)
   per common and common equivalent
   share at period ended                 $0.11                    $(0.14)
                               At December 31, 1996    At December 31, 1995
Consolidated Balance Sheet:
   Cash                                 $    38,004          $    306,099
   Current assets                         3,436,783               884,909
   Current liabilities                    5,101,173             2,802,923
   Total assets                           5,407,000             1,729,446
   Long-term debt, less current maturities
                                                  -0-                 -0-
   Stockholders' equity                     305,827           (1,073,477)

Consolidated Balance Sheet Data:        At December 31, 1996  As Adjusted(1)
   Working capital                      $        (1,664,390)    $11,007,205
   Total assets                                   5,407,000      18,078,595
   Long-term debt,
       less current maturities                          -0-             -0-
   Stockholders' equity                             305,827      12,977,422


(1) Gives effect to the receipt of the net proceeds (at an assumed initial public offering price of $5.00 per Share) of approximately $12,671,595 from the sale of the Shares offered hereby. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of the Underwriter's over-allotment option or the Underwriter's Purchase Option and does not include: 7,750,550 shares of Common Stock reserved for issuance upon exercise of stock options with a weighted average exercise price of $1.33. See "Management - Executive Compensation" and "- Option Grants," "Certain Relationships and Related Transactions," "Principal Shareholders" and "Description of Capital Stock."

                       RISK FACTORS
Prospective investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the Common Stock offered hereby. This Prospectus contains forward- looking statements which involve risks and uncertainties. The Company=s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

Network Marketing Industry Compliance

     Regulations regarding network marketing companies are a complexity of overlapping laws which vary from jurisdiction to jurisdiction. Network sales programs are affected by combinations of business opportunity, franchise, securities, anti-pyramid, network distribution, and state lottery statutes, as well as U.S. Post Office, lottery and Federal Trade Commission fraud regulations, among others. Failure to comply with the laws of any jurisdiction can result in the loss of the Company's ability to operate therein for indefinite periods of time and could possibly affect its ability to operate in other jurisdictions as well. Any limitation on the Company's ability to operate in a jurisdiction could have a material and adverse effect on the Company. See "Business - Network Marketing Industry Compliance."

Uncertain Ability to Manage Growth

     The Company's officers and key employees have had limited experience in managing companies as large and as rapidly growing as the Company. The Company=s strategy of continuing its growth and expansion will place additional demands upon the Company's current management and other resources and will require additional information systems, management personnel and operational and financial resources. The continued growth of the Company will depend on various factors, including, among others, its relations with IRSRs, the capacity of the Company's computer systems to continue to handle the growing number of IRSRs and the increasing sales, the ability of the Company's suppliers to fulfill orders, the ability of the Company to provide adequate IRSR training and to open new markets in other countries. Not all of the foregoing factors are within the control of the Company. The Company's ability to manage growth successfully will require the Company to continue to enhance its operational, management, financial and information systems and controls. No assurance can be given that the Company will be able to manage its expanding operations and, if the Company's management is unable to manage growth effectively, the Company's business, operating results, and financial condition could be materially and adversely affected. Furthermore, there can be no assurance that the growth experienced by the Company in the past will continue. See "Business" and" Management."

History of Operating Losses; Uncertainty of Future Profitability

     The Company was incorporated on April 28, 1995, and from that date until June 21, 1995, the Company's operations consisted primarily of raising capital, developing a business plan, implementing business policies, recruiting professional advisors and administrative activities. During this development stage, the Company incurred losses of approximately $225,000. From the date of inception through December 31, 1996, the Company had accumulated losses of $617,572. As of December 31, 1996, the Company had stockholders' equity of $305,827, and its current liabilities exceed its current assets by $1,664,390. This situation has been caused by the high cost associated with building and developing an international direct sales company. The Company had actual expenditures of $880,000, $471,000 and $1,999,000 for professional fees, computer hardware, software and other related costs, and sales and training material development, production costs and inventory, respectively. The Company has recently enacted various measures to achieve additional profitability including, but not limited to: (1) raising the price of the Kit from $75 to $100 (effective November 19, 1996); (2) raising the annual technology maintenance fee from $25 to $50 (effective December 1996); (3) raising sales aid prices so that the Company will earn a 25% minimum profit; (4) adding additional shipping and handling charges to all transactions and, (5) establishing the commission pay-out to IRSRs at 65% of the weekly commission calculation (effective January 4, 1997). Even though most of these changes were made in the last quarter of 1996 they will not have a material effect on the Company until the first quarter of 1997. The Company had net income of $1,312,251 for the year ended December 31, 1996. However, there can be no assurance that the Company's strategy to increase profitability will be successful or that the Company will be profitable in the future. See "Management's Discussion and Analysis of Financial Condition" and "Results of Operations-Results of Operations."

Refund Policy & Money-Back Guaranty

     The Company provides a one hundred percent (100%) money back guarantee to IRSRs for all Kits, sales aids and promotional materials returned within 60 days of receipt. Additionally, the Company offers the same money back guaranty for product purchases, shipping, handling and administrative fees. This policy exceeds the industry standard set by the Direct Seller's Association which recommends an 80% buyback and conforms with regulations in the states and provinces in which the Company conducts business. The following states, by statute, require longer periods for refunds:
Georgia, Maryland, Massachusetts, Oklahoma and Texas. However, none of these states require a refund after one year, thus the Company's maximum exposure for refunds in these states is one year. All other states have no defined refund and/or return provision. The Company had returns (or refunds) of approximately 10% in 1996. The rate of returns or refunds in the traditional retail market, selling products similar to those sold by the Company (i.e. department stores), is approximately 10%, the same rate as experienced by the Company. The Company has predicted the percentage of returns or refunds in the future at approximately 12.5%.
     The amounts refunded by the Company for returns of Kits and products for the period ended December 31, 1995 and through the year ended December 31, 1996 were $23,475 and $4,535,643, respectively. If there is an unusually high number of refunds in any particular period there could be a material and adverse effect on the profitability of the Company.

Dependence on Independent Retail Sales Representatives
     The Company's success depends in significant part upon its ability to attract, maintain, and motivate a large base of IRSRs who, in turn, recruit other IRSRs, all of whom solicit purchasers for the Company's products. Any significant turnover among IRSRs requires the sponsoring of new IRSRs by existing IRSRs in order to maintain or increase the overall IRSR sales force. For the year ended December 31, 1995, the Company experienced an attrition rate of approximately 9.3% for IRSRs (using the method for measuring attrition used by the Direct Selling Association). For the year ended December 31, 1996, the Company experienced an attrition rate of approximately 10%. The industry average attrition rate is significantly higher than the Company. The industry average is in excess of 22% according to the Direct Seller's Association. Activities of the IRSRs in obtaining new IRSRs are particularly impacted by: (i) changes in the level of motivation, which in turn can be positively or negatively affected by general economic conditions; (ii) modifications to the pay-out under the IHI Bi-Lateral Compensation Plan (the "Plan"); (iii) the availability of training and leadership conferences; (iv) the quality and diversity of product availability; and, (v) a number of intangible factors. See "Business - Bi-Lateral Compensation Plan." The Company's ability to attract IRSRs could be negatively affected by adverse publicity relating to the network marketing industry, the Company, its products, or its operations, as well as competition with other network marketing companies who may recruit the Company's IRSRs. The Company does not pay any commissions or fees for recruiting IRSRs. The Company only pays commissions on product sales. Because of the number of factors that impact the recruiting of IRSRs, the Company cannot predict when or to what extent such increases or decreases in the level of IRSR retention will occur. In addition, the number of IRSRs (as a percentage of the population) may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue work in the independent direct selling business. However, the Company's success and the success of its IRSRs is not dependent upon the recruitment or the sponsorship of new IRSRs into the Company.

The success of the Company and the success of each IRSR is dependent upon the sale of IHI products. There can be no assurance that the number or productivity of IRSRs will be sustained at current levels or will increase in the future.

Dependence on Third Party Manufacturers

     The products bought by the Company and resold to its IRSRs are manufactured by third party manufacturers and therefore the Company does not have direct control over the quality of manufacturing. Additionally, some of the third party manufacturers market their own products and/or supply their products to more traditional retailers to which preferential treatment may be given. Any of the foregoing would adversely affect the Company's revenues from the sale of such products. Approximately 88% of the Company's products are manufactured or fulfilled by four suppliers. See "Suppliers."
There can be no assurance that in the future these third parties' manufacturing or fulfillment capacities will be sufficient to satisfy the Company's requirements, that interruptions or delays in manufacturing or fulfillment will not adversely affect the Company's operations, or that alternative manufacturing or fulfillment sources will be available to the Company on commercially reasonable terms or at all. See "Business."

Possible Need for Additional Financing

     Management believes that the net proceeds of this Offering, together with the Company's existing resources and cash generated from its operations will be adequate for the Company's cash requirements for at least the next twelve months. However, there can be no assurance that the Company's working capital requirements during this period will not exceed its available resources or that these funds will be sufficient to meet the Company's longer-term cash requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, if at all, when required by the Company. Any inability by the Company to obtain additional financing, if required, could have a material and adverse effect on the financial condition and results of operations of the Company. See AManagement's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources and "Use of Proceeds."

Immediate and Substantial Dilution

     Purchasers of the Shares offered hereby will incur an immediate and substantial dilution of approximately 75% of their investment in the Common Stock because the pro forma net tangible book value of the Company's Common Stock after this Offering will be approximately $1.26 per Share as compared with the initial public offering price of $5.00 per Share. See "Dilution."

No Dividends

     The Company has never paid cash dividends on its Common Stock. The Company intends to retain any future earnings to finance its growth. Accordingly, any potential investor who anticipates the need for current dividends from an investment in the Common Stock should not purchase any of the Shares offered hereby. See "Dividend Policy."

Experience of Management; Dependence Upon Key Personnel

     The Company is dependent upon key personnel, including its President and Chief Executive Officer, Stanley H. Van Etten, and upon recruiting and retaining skilled IRSRs. In addition, the Company's other officers, executive directors and management personnel have a greater than usual importance to the Company because of the complexity of a network marketing/independent contractor based business. Any loss of or failure to retain key personnel, especially Mr. Van Etten, the Company's President and Chief Executive Officer, could have a material and adverse effect upon the Company. See "Business."

Key-Man Life Insurance; Management Contracts

     The Company maintains a $2,500,000 key-man life insurance policy on its President and Chief Executive Officer, Stanley H. Van Etten. The Company currently carries no key-man life insurance on any other officers, executive directors or members of management. All officers, executive directors and managers are required to enter into confidentiality and non-competition agreements with the Company. The Company has entered into a long-term employment contract with Mr. Van Etten. The loss of any officers, executive directors or managers, especially Mr. Van Etten, could have a material and adverse effect on the Company's ability to maintain operations. See "Management" and "Certain Relationships and Related Transactions."

Competition

     The Company operates in a highly competitive business. The Company competes with a number of established network marketing companies, some of which also sell jewelry. In addition, the Company competes with retail sellers of fine jewelry and fine collectibles, many of which are typically located in shopping malls and other more traditional retail outlets. Some of the Company's competitors may have substantially greater financial resources than the Company. The Company's future success will depend to a significant extent upon its ability to remain competitive in the areas of cost control, service responsiveness, reliability, and marketing. See "Business."

Rescission Offer and Related Contingent Liabilities

     On August 15, 1995, the Company privately offered to rescind all of its prior sales of securities to its then 57 shareholders ("August Rescission Offer"). On December 15, 1995, the Company privately offered to rescind all of its prior sales of securities to its then 194 shareholders ("December Rescission Offer" and together with the August Rescission, the "Rescission Offers"). A total of four shareholders accepted the Rescission Offers for a total stock value of $20,000. The Rescission Offers by the Company were voluntary. The Company, in its private offering of securities, to which the Rescission Offers applied, had relied on various exemptions which in some respects may have been technically deficient. The Company determined it would be in its best interest to voluntarily offer rescission to all shareholders so as to treat all shareholders equitably.

     In addition, the Company privately sold securities to 40 Washington State residents for proceeds totaling $100,650. The Company, upon discovering that such offering might not qualify for an exemption from registration under the Washington Securities Act, then filed an application to register a rescission offer. The Company withdrew the application and opted to return to each of the Washington investors their original investment along with interest at the legal rate rather than register the rescission or the shares subject to the proposed rescission. The Company, without admitting or denying any wrongdoing, entered into a Consent Agreement with the Securities Division on September 5, 1996.

     Upon the completion of the Rescission Offers, the Company had offered the right to rescind to all shareholders other than those who had received their shares by gift or for services for which no value had been assigned at the time rescission was offered.
     The Company can give no assurances that it will not be liable for administrative penalties and sanctions as a result of these transactions, which could have a material and adverse effect on the Company. The Company intends to file a subsequent registration statement sometime after the completion of the Offering to register the 7,273,246 outstanding shares of Common Stock held by the shareholders who previously rejected the Company's offer of rescission. See "Shares Eligible for Future Sale; Subsequent Registration of Privately Held Shares" and "Prior Sales of Securities."

     The Rescission Offers were not registered under the Securities Act and the Company relied on Section 4(2) of the Securities Act to voluntarily offer rescission to 194 shareholders who did not receive their stock by gift or in exchange for services for which no value had been determined at the time of the rescission offer. The Company offered rescission because certain notice filings were not made to perfect exemptions at the state level in some of the states where the securities were offered. In order to treat all shareholders equitably, rescission was offered to all shareholders, even where there were proper exemptions in place. The Company is unaware of any liability, contingent or otherwise, growing out of unregistered sales of the securities; however, there can be no assurance that no liabilities are outstanding. Any future liability could have a material and adverse effect on the Company's financial condition and results of operations.

Prior Transactions With Affiliates

     The Company has in the past entered into and may in the future enter into transactions and agreements with its officers, directors and principal shareholders and entities controlled by such individuals. While the Company believes that the terms of the transactions and agreements have been no less favorable to the Company than could have been obtained from unaffiliated third parties, no assurance can be given that unaffiliated third parties would not have offered terms more advantageous to the Company. All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties. In addition, pursuant to the listing requirements of the Nasdaq National Market ("Nasdaq NMS"), the Company is required to add two independent directors to its Board of Directors, one of whom will be chosen by the Underwriter. The independent directors, who do not have an interest in the particular transaction(s), may determine the fairness of transactions and agreements with Company officers, directors and principal shareholders and entities controlled by such individuals. See "Certain Relationships and Related Transactions."

Independent Board Members

     The Board of Directors of the Company currently consists of seven members. Currently all directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

     Pursuant to the listing requirements of the Nasdaq NMS, the Company is required to add two independent directors to its Board of Directors and to establish an independent audit committee. The Nasdaq National Market Qualifications Committee has granted the Company 90 days following the date of this Prospectus to satisfy these requirements. A failure by the Company to comply with these requirements may result in the delisting of the Common Stock from the Nasdaq NMS. The Board in preparation for meeting the Nasdaq NMS requirements has taken action to increase its membership from seven to nine directors serving staggered terms of one and two years, and has undertaken to add at least two independent directors, one of whom will be chosen by the Underwriter, by nominating three independent candidates for the 1997 Board of Directors.

Suppliers
     The Company currently secures its jewelry products that it markets from A&A Jewelers, Inc.- Canada/E.B. Harvey, Inc.-USA (collectively "E. B. Harvey"), Jewels by Evonne and John Kragh Jewelers. The Company can procure any of the jewelry products featured in its catalogs from any of these suppliers. The Company's current access to the fine collectibles products it offers to the public is maintained through E.B. Harvey and the agreements that this supplier has with the individual fine collectibles suppliers. The Company does not anticipate entering into direct agreements with the fine collectible manufacturers and vendors. The Company secures access to various golf products and accessories through a strategic relationship with Golf Dimensions, Inc. The Company also plans to introduce at its national convention, March 13- 15, 1997, telecommunications products through a strategic relationship with Business Telecommunications, Inc. ("BTI"). The Company does not have formal written agreements with any of its suppliers in accordance with common industry practice. Any interruption of the supply of products could have a material and adverse effect on the Company's ability to fill customer orders. Such an interruption could lead to loss of IRSRs and retail customers. The Company, therefore, can give no assurance that it will be able to continue to offer any of its current products. See "Business - Product Sales and Development."

Dependence on Consumer Spending

     The success of the Company's operations depends upon a number of factors relating to consumer spending, including, but not limited to, future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates and taxation. There can be no assurance that consumer spending will not decline in response to economic conditions, potentially adversely affecting the Company's growth, net sales and profitability.

Management Has Broad Discretion to Allocate Proceeds

     A significant portion of the estimated proceeds of the Offering ($2,671,595 or 21.0%) is intended to be used for working capital purposes. Accordingly, management shall have broad discretion in how it allocates the net proceeds of this Offering. See "Use of Proceeds."

Limited Prior Underwritings
     The Underwriter has been a broker-dealer since 1995. Although its individual principals have had prior experience while associated with other broker-dealers in the underwriting of securities, the Underwriter has not served as managing underwriter of public offerings prior to the Offering. In addition, the Underwriter is a relatively small firm and no assurance can be given that it will be able to participate as a market maker in the Common Stock, and no assurance can be given that any broker-dealer will make a market in the Common Stock. See "Underwriting."

    No Prior Market; Potential Loss of Active Trading Market;
Arbitrary Offering Price; Possible Volatility of Stock Price

     There has been no prior market for the Company's Common Stock, and there can be no assurance that a public market for the Common Stock will develop or be sustained after the Offering. Application has been made for listing the Company's Common Stock on the Nasdaq NMS, although there can be no assurance that an active trading market in the Common Stock will develop or be maintained. To continue to be listed on Nasdaq NMS after the Offering, the Company must satisfy certain maintenance criteria. The failure to meet these maintenance criteria in the future may result in the Common Stock not being eligible for quotations on Nasdaq NMS and trading, if any, of the Common Stock would thereafter be conducted on the Nasdaq NMS or on the OTC Bulletin Board. If the Common Stock were downgraded to the OTC Bulletin Board, the Common Stock may be ineligible for quotations, and an investor may find it more difficult to dispose of, or obtain accurate quotations as to the market value of the Common Stock. The public offering price of the Shares being offered hereby were established by negotiation between the Company and the Underwriter and may not be indicative of prices that will prevail in the trading market. In the absence of an active trading market, purchasers of the Common Stock may experience substantial difficulty in selling their securities. The trading price of the Company's Common Stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, general conditions in the network marketing industry and other factors. In addition, the stock market is subject to price and volume fluctuations that affect the market prices for companies and that are often unrelated to operating performance. See "Description of Capital Stock" and "Underwriting."

Control by Current Shareholders

     Upon consummation of this Offering, the officers and the directors of the Company, will beneficially own an aggregate of approximately 25.9% of the Company's Common Stock, and, along with Derrick L. Rodgers, a former director of the Company, the officers and directors of the Company will beneficially own an aggregate of approximately 30.0% of the Company's Common Stock. The Company has 7,750,550 shares reserved for issued options, 3,579,250 under the Stock Option Plan and 4,171,300 issued outside of the Stock Option Plan. Options under the Stock Option Plan are exercisable at $1.33 per share. Options outside the Stock Option Plan are also exercisable at a weighted average price of $1.33. Options convertible into 5,766,300 shares of Common Stock are held by officers and directors and others who may be deemed control persons of the Company. If exercised, this group would own approximately 49.1% of the Company's issued and outstanding stock after the Offering, assuming the exercise of all options. As a result, the Company's officers and directors will have significant influence over the outcome of all matters submitted to the shareholders for approval, including the election of directors of the Company, thereby enabling such individuals to control all major decisions of the Company. The benefits to officers and directors as a result of this Offering shall be $6,221,753, or 49.1% of the net proceeds of the offering. See "Principal Shareholders" and "Capital Stock - Common Stock."

Effect of Outstanding Options
        Immediately after this Offering, there will be outstanding stock options to purchase an aggregate of 7,750,550 shares of Common Stock at a weighted average per share exercise price of $1.33. The exercise of such outstanding stock options, and the Underwriter's Purchase Option will dilute the percentage ownership of the Company's shareholders, and any sales in the public market of Common Stock underlying such stock options and the Underwriter's Purchase Option may adversely affect prevailing market prices for the Common Stock. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of such outstanding securities can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such stock options and the Underwriter's Purchase Option. In addition, the Company has granted certain demand and piggy-back registration rights to the Underwriter with respect to the securities issuable upon exercise of the Underwriter's Purchase Option. See "Management - Option Grants," "Certain Relationships and Related Transactions," "Description of Capital Stock" and "Underwriting."

Shares Eligible for Future Sale; Subsequent Registration of
Privately Held Shares

     Sales of a substantial number of shares of Common Stock in the public market following this Offering could adversely affect the market price of the Common Stock. Upon completion of the Offering, the Company will have 10,273,246 shares of Common Stock outstanding. Of these shares, the 3,000,000 shares sold in the Offering will be freely transferable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), unless they are held by "affiliates" of the Company as that term is used under the Securities Act and the rules and regulations promulgated thereunder. The remaining 7,273 246 shares of Common Stock, constituting approximately 71% of the outstanding shares of Common Stock (approximately 68.8% if the Underwriters' over-allotment option is exercised in full) may be sold in accordance with Rule 144 promulgated under the Securities Act. The Company's officers and directors and more than five percent of shareholders have agreed not to, directly or indirectly, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any securities issued by the Company for a period of one year from the effective date of the Registration Statement of which this Prospectus is a part without the prior written consent of WIN Capital Corp. See "Underwriting." After expiration of such period, such shares may be sold (i) in accordance with Rule 144 promulgated under the Securities Act, (ii) in private offerings or (iii) upon registration under the Securities Act without regard to the volume limitations of Rule 144. See "Shares Eligible for Future Sale."

     At present the Company plans to file a subsequent registration statement to register the 7,273,246 outstanding shares of Common Stock and all of the 7,750,550 shares subject to options granted by the Company. There can be no assurance that the Company will be able to achieve the registration of these shares. Further, the Company cannot predict the effect of the subsequent registration statement, if any, on the market price of the Company's Common Stock.

                              DILUTION

     The difference between the initial public offering price per share of Common Stock and the net tangible book value per share of Common Stock after this Offering constitutes the dilution per share of Common Stock to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Net tangible book value per share at $1.26 in the following discussion and tables gives effect to the Offering as if it occurred as of December 31, 1996.

     As of December 31, 1996, the Company had a net tangible book value of $305,827, or approximately $0.04 per share of Common Stock (based on 7,273,246 shares of Common Stock outstanding at December 31, 1996). After giving effect to the sale of the Shares offered hereby (less underwriting discounts and estimated expenses of this Offering) and the application of the net proceeds therefrom, the net tangible book value at that date would have been $12,977,422, or approximately $1.26 per share. This represents an immediate increase in net tangible book value of approximately $1.22 per share to existing stockholders and an immediate dilution of approximately $3.74 per share or approximately 75% to investors in this Offering.

     The following table illustrates the per share dilution without giving effect to results of operations of the Company subsequent to December 31, 1996.

          Public offering price of the Securities               $5.00
                Net tangible book value before offering         $0.04
                increase attributable to new investors           1.22
                                                                -----
          Net tangible book value after Offering                 1.26
                                                                -----
          Dilution to new investors                              3.74
                                                                =====

The following table summarizes the number and percentage of shares of Common Stock purchased from the Company, the amount and percentage of consideration paid and the average price per share paid by existing shareholders and by investors pursuant to this Offering.

                        Shares Purchased    Total Consideration Average
                        Number  Percent     Amount  Percent  Price
                        Per Share
Existing Sharholders    7,273,246 71%     $856,190  5%       $0.12
Investors in this offering
                        3,000,000 29%   15,000,000 95%       $5.00
                       --------- ---   ---------- ---
Total                 10,273,246 100%  $15,856,190 100%
                       ========= ===   =========== ====


   The foregoing analysis assumes no exercise of outstanding options or the Underwriter's Purchase Option. In the event any such options are exercised, the percentage ownership of the investors in this Offering will be reduced and dilution per share of common stock to investors in this Offering will increase. The Company received the following consideration for its initial issuance of Common Stock, $111,491 in cash, including services with a value of $69,485. Subsequent to the initial private offering, the Company received $744,699 in cash, including services with a value of $54,045 from additional investors as consideration for shares of Common Stock.

                   USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Shares offered hereby are estimated to be approximately $12,671,595
(approximately $14,696,595 if the Underwriter's over-allotment option is exercised in full). The Company intends to apply the net proceeds approximately as follows:

      Application of Proceeds                       Amount      Percent
          Expansion Program                       $2,000,000    15.8%
          Develop Fulfillment Center               3,000,000    23.7
          Marketing Efforts                        2,000,000    15.8
          Information System Upgrade               2,000,000    15.8
          Sales Training                           1,000,000     7.9
          Working Capital and General
                  Corporate purposes               2,671,595    21.0
                                                  ----------    ----
          Total                                   $12,671,595  100.0%

     The feasibility of expansion into other markets is an ongoing evaluative process with a number of factors affecting the decision to expand. The Company recognizes that time is critical, and the Company must reserve funds for expansion to perform appropriate due diligence. If and when a market is targeted for expansion, funds need to be available for such items as developing training materials, conducting feasibility studies, learning and adapting to native culture and implementation of the Company's operations in a new country, province or territory.

     The Company intends to purchase or construct a fulfillment center to be used for warehousing and distributing products sold by the Company's IRSRs. The purpose of owning the fulfillment center is to reduce fulfillment costs and to have more control over fulfillment operations. An information gathering and evaluative process has been ongoing. Different sites have been identified, visited, and evaluated although no site is currently targeted.

     The Company intends to use a portion of the proceeds from the Offering to enhance its marketing efforts by planning various incentive trips to motivate and recognize IRSRs who excel in their business, engaging in various forms of advertising and public relations in industry publications and other media to attract more IRSRs and to achieve greater name recognition, engaging in expanding product lines from new and existing manufacturers and developing additional sales and marketing materials such as video tapes, audio tapes, catalogs and brochures. Presently the Company purchases only about four weeks worth of inventory of marketing materials due to limited cash. One use of proceeds from the Offering will be to purchase these materials in larger quantities, which will allow the Company to take advantage of price breakpoints at higher volumes, which could result in significant cost savings to the Company. Proceeds will also be used to hire additional marketing staff so as to have more Company control over marketing design, development and production. The Company also intends to use proceeds to purchase equipment, software and supplies to be used for the Company's own design and production of the its marketing materials. This will afford the Company the opportunity to directly control the design and production of such materials and to save the costs associated with using third parties for such design and production tasks.

     The Company intends to use a portion of the proceeds from the Offering to develop an in-house programming department that will be responsible for maintenance and upgrades to its existing IRSR system. The Information Systems Department designs and maintains the Company's computer and telecommunications systems including all software residing on these systems. This includes: the Windows8 NT server, the computers and workstations throughout the Company's principal office, the IRSR Unix based HP 9000 K220 and HP Vectra automated voicemail system. The Information Systems Department is planning to purchase redundant systems and power supply to ensure the 24 hour operation necessary for service and processing and to purchase 24 additional lines for the International Data Communication Center ("IDCC"), an automated, comprehensive, multi-functional communication and support service linking IRSRs, via telephone and facsimile, to the Company's computer system in order to access information relevant to the IRSR's business. See "Business-Network Development and Training."

     In an effort to have more control over fulfillment operations and to increase efficiency, the Information Systems Department is planning to link computer systems with each product vendor. The Information Systems Department is actively involved in the process of the Company's procurement of its own fulfillment center. If a fulfillment center is acquired, it will require an extensive information system.
     The Company is also exploring other areas of technology such as an enhanced Internet product, optical character recognition for data entry and many other enhanced services that will assist the IRSRs.
     The telecommunications department also plans the installation of redundant communications systems and long distance switches as well as enhancements to the IDCC to better handle the increased usage caused by the Company's growing IRSR base.

     A portion of the net proceeds will be used for sales training expansion as follows: (1) enhanced communications, conference calls and print material; (2) training tools, such as audio tapes, video tapes and manuals; (3) training events, seminars, retreats and special meetings; and (4) IDCC upgrades.

Working capital and general corporate purposes may include, among other things, payment of expenses incurred or to be incurred by the Company, additional inventory and increases in accounts receivable, payment of general corporate expenses (including the costs of being a public company), salaries of additional financial and management personnel, salaries of executive officers, and the costs of possible license or acquisition of fully-developed products or businesses complementary to the Company's operations (although the Company is not currently negotiating to acquire any business and has no commitments, understandings or arrangements with respect to any such acquisition), expansion of the corporate office space and increase cash reserves in order to lower banking fees. If the Underwriter exercises the over-allotment option in full, the Company will realize additional net proceeds of approximately $ 2,025,000, which will also be added to the Company's working capital.

     Based on its current operating plan, the Company anticipates that the proceeds of the Offering, together with existing resources and cash generated from operations, if any, should be sufficient to satisfy the Company's contemplated working capital requirements for at least the next twelve months. The Company's management does not believe that it will be necessary to raise additional funds to meet the expenditures required for operating the business of the Company for the next six months. This opinion is based on the Company's current cash flow from operations and increased profitability. There can be no assurance, however, that the Company's working capital requirements during this period will not exceed its available resources or that these funds will be sufficient to meet the Company's longer term cash requirements for operations. In the event the Company's plans or assumptions change or prove to be inaccurate, or the net proceeds of the Offering together with cash generated from future revenues, if any, prove to be insufficient to fund operations (due to unanticipated expenses, problems or otherwise), the Company may find it necessary and/or advisable to reallocate some of the net proceeds within the above-described categories or to use portions thereof for other purposes and therefore management will have significant discretion regarding how and when such proceeds will be applied.

     Proceeds not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

            	       DIVIDEND POLICY

The Company has never paid any cash dividends on the Common Stock and it is currently the intention of the Company not to pay cash dividends on its Common Stock for the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of the Company's business. Any future declaration of cash dividends will be at the discretion of the Board of Directors and will depend upon the earnings, capital requirements, financial position of the Company, general economic conditions and other pertinent factors.

    	               CAPITALIZATION

     The following table sets forth the capitalization of the
Company: (i) as of December 31, 1996 and (ii) as adjusted to give effect to the sale of the 3,000,000 shares of Common Stock offered hereby at an assumed initial public offering price of $5.00 per Share and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                                  December 31, 1996
                                           ---------------------------
                                                Actual     As Adjusted
Long-term debt                             $       -0-     $       -0-
Stockholders' equity:
Common Stock, $0.00133 par value;
25,000,000 shares authorized; 7,273,246
shares issued and outstanding, actual;
10,273,246 shares issued and
outstanding, as adjusted                        9,693            13,693
Additional paid-in capital                    910,903        13,578,498
Equity adjustment for foreign currency          2,803             2,803
transaction                                  (617,572)         (617,572)
Accumulated deficit
	Total stockholders' equity (deficit)
                                              305,827        12,977,422
          Total capitalization         $      305,827    $   12,977,422

     Prior to this Offering, the Company sold and issued a total of 7,273,246 Shares of Common Stock for a total consideration of $856,190. The Company received cash consideration of $732,660 including notes which were converted to stock. The balance of the consideration was for services rendered, sales awards and incentives and management awards, having a value of $123,530. The Company relied upon the Regulation D, Rule 504 and the Section 4(2) exemption from the registration requirements of the Securities Act for these sales. The Company made rescission offers to each of these investors in August and December 1995. All investors who accepted the offer of rescission were repaid the amount of their investment plus interest at the legal rate. Four investors accepted the Company's offer of rescission for a total stock value of $20,000.

                   SELECTED FINANCIAL DATA

     The selected financial data presented in the following table has been derived from the Company's audited consolidated financial statements which have been audited by the Company's independent certified public accountants. All information set forth below is qualified by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and Notes to Financial Statements appearing elsewhere in this Prospectus.

                                        Fiscal Year Ended       Period Ended
                                        December 31, 1996       December 31,1995
Consolidated Statement of Operations Data:
Revenues:
Sales   -   Product                     $      41,261,709       $     4,254,278
Sales   -   Other                               6,443,493               597,964
Total  revenues . . . . . . .                  47,705,202             4,852,242
Expenses:
      Cost of sales                            37,839,789             4,918,337
      Selling & administrative expenses         8,304,606             1,784,298
      Depreciation & amortization    .            221,552                69,343
Total  expenses . . . . . . . . . . . .        46,365,947             6,771,978
     Income  (Loss) from operations. . .        1,339,255            (1,919,738)
Other income (expense):
     Interest (expense) net . . . .               (25,453)               (8,062)
     Other income (expense) . .. . . . .           (1,551)               (2,025)
                                                  (27,004)              (10,087)
Income (loss) before income taxes:              1,312,251            (1,929,823)
     Income taxes . . . . . . . . .                   -0-                    -0-
     Net income (loss) . .  .  .  .       $     1,312,251       $    (1,919,823)
     Earnings  (loss) per share outstanding.    $    0.11       $         (0.14)
     Earnings  (loss)  per  share  fully  diluted  .
                                          $          0.11       $         (0.14)
Weighted average common and common equivalent shares outstanding.  .
                                                13,569,147            12,737,149


                                             At                    At
                                        December 31, 1996 December 31, 1995
                                        ----------------- -----------------
Consolidated Balance Sheet Data:

     Working capital . . . . . . . . .        (1,664,390)       (1,918,014)
     Total assets. . . . . . . . . . .         5,407,000         1,729,446
     Long-term debt, excluding current portion: .
           Convertible mortgages and notes           -0-               -0-
            Other debt. . . . . . . . . .            -0-               -0-
     Stockholders equity  . . . . . . .          305,827       (1,073,477)

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The discussion and analysis below should be read in connection with the Financial Statements of the Company and the Notes to Financial Statements included elsewhere in this Prospectus.

Overview

     The Company was incorporated in North Carolina on April 28, 1995, and has a wholly owned Canadian subsidiary, IHI Canada. The Company is a network marketing company, whose ownership includes some of its IRSRs, management, and employees. The Company distributes a variety of fine jewelry and collectible products through its network of IRSRs throughout the United States and three provinces of Canada.

     In June 1995 when the Company commenced its operations, it offered 27 products and by December 1995, the Company was offering over 500 products in two categories of goods: fine 14K, 18K and 24K gold and precious stone jewelry and fine collectibles from some of the world's most prestigious manufacturers. The fine collectible products are from manufacturers such as: Waterford (crystal), Lalique (crystal), Lenox (crystal, china and silver), Mark Hopkins (bronze sculptures), Sorrento (Italian hand-made music boxes), Mont Blanc (writing instruments), Lladro (Spanish porcelain), Coach Leather (handbags, briefcases, luggage, accessories), Chilmark (bronze sculptures), Marlene's Collection (Canadian collectible dolls), Swarovski (crystal), Reed & Barton (silver and flatware), Kirk-Stief (silver), Gorham (silver and flatware), Hummel (figurines), Precious Moments (figurines), Barbie (porcelain dolls and collectibles), Coca-Cola (collectibles), Bill Blass (luggage and accessories), Enesco Corporation (figurines and bric-a-brack), Armani (sculpture), Bosca (leather goods), Legends (bronze sculptures), Miller Rogaska (Crystal), The Doll Maker (collectible dolls), Paul Miller (commemorative prints), Business Telecommunications, Inc. (telecommunications products) and Callaway, Taylor Made, King Cobra, Top Flite, Titleist and Odyssey Golf (golf clubs and accessories). The products from Lladro, Lalique, Swarovski and Waterford featured in the IHI Collectibles Catalog ("Premium Incentive Products") are only available through the Company's Earn-Out program. This program affords an IRSR the opportunity to purchase Premium Incentive Products by applying commissions from the sale of other products to "earn-out" the purchase price of these Premium Incentive Products. Premium Incentive Products are not available to the public. These products may only be earned as an award or bonus by an IRSR. This limitation on the purchase method of Premium Incentive Products was a requirement imposed by E. B. Harvey and the respective manufacturers due to the nature of their exclusivity agreements with more traditional retailers. Currently the Company has over 5,000 products that it offers for sale. The Company is constantly expanding its product lines of jewelry and fine collectibles, and looking at other value-based products to add to its offerings in the future. See "Business-Product Sales and Development."

Results of Operations

                              Audited  Period Ended     Audited Year Ended
                               December  31,  1995      December 31, 1996
                              Amount        Percent      Amount    Percent
                              (in thousands)                (in thousands)
                             --------  ------------    --------  ---------
Total Revenues . . . .         $4,852       100.00%     $47,705     100.00%
Cost of sales . . . . . . .     4,918       101.36       37,840      79.32
   Gross  profit . . . . . . . .  (66)       (1.36)       9,865      20.68
Operating expenses. . . . . . . . . . . . . . . . . . . .
  Selling and administrative . .1,856        38.25        8,528      17.86
Operating  income (loss). . . .(1,922)      (39.61)       1,377       2.82
Interest expense. . . . . . . .    -0-         .16           25       0.05
Provision for income taxes . .     -0-         -0-          -0-       0.01
Net  income (loss) . . . . . . $(1,930)     (39.77)%     $1,312       2.76%


Net Sales
  The level of the Company's net sales is directly dependent upon the efforts of the IRSRs. Because of the number of factors that impact the frequency with which IRSRs sponsor ("downline") IRSRs (see "Business-Bi-Lateral Compensation Plan") the Company cannot predict when or to what extent increases and decreases in the level of sponsoring (as measured by IRSR applications) will occur in future periods. Net sales in any particular period are also affected by a variety of other factors, such as shifts in product mix, pricing, product improvements and the introduction of major new products which tend to stimulate IRSR interest and thus sales. In addition, net sales are affected by certain external factors, such as current economic conditions.

  Cost of Sales

  Product costs for jewelry, fine collectibles, sales aids, and business kits are recognized when shipped. Development costs for the items in the Kit and other training materials are capitalized and amortized over the estimated useful life of such materials (normally twelve months).

A significant expense for the Company is cost of sales. As of December 31, 1996, approximately 52% of the Company's cost of sales represented commissions and costs of goods sold. Because the most significant component of the Company's cost of sales is IRSR commissions, a significant portion of the Company's cost of sales fluctuates with the volume of sales. See "Business-Bi- Lateral Compensation Plan."

Selling and Administrative Expenses

Operating expenses consist of selling and administrative expenses which include, in addition to corporate staff overhead, the cost of motivational sales meetings, training sessions and IRSR leadership seminars. Corporate image advertising, and other promotional activities, are also selling and administrative expenses.

Interest and Other Expenses
  Interest and other expenses include interest from accounts receivable, interest earned on deposits, interest paid on loans, miscellaneous income, gain/loss on sales of fixed assets, tax penalties, late fees and service charges, non deductible expenses, and interest expense.

Income Taxes

  The provision for income taxes consisted of:
                                       1996
    Current taxes payable
            Federal                $594,000
             State                  147,000
                                    741,000
          Deferred taxes
             Federal               (181,500)
             State                 (27,500)
                                   (209,000)
          Less NOL Carryforward    (532,000)
                               $       -0-

 No income tax provision was calculated for 1995 since the Company had a net loss. As of December 31, 1996, the Company has used all of its net operating loss carryforward for Federal and State income tax purposes.

  Deferred taxes result from timing differences in the recognition of revenue and expense for tax and financial reporting purposes.
The source of these differences and the tax effect of each is as follows:

                                                      1996
          Excess of tax over book
           depreciation and amortization       $    49,000
          Nondeductible bad debt expense          (177,000)
          Nondeductible expenses related
           to certain book liabilities             (81,000)
                                          -----------------
                                               $  (209,000)
                                          =================

  The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at December 31, 1996 are as follows:

                                                   1996
          Total deferred tax assets     $       258,000
          Less valuation allowance                  -0-
                                           ------------
                                                258,000
          Total deferred tax liabilities        (49,000)
                                           ------------
          Net deferred tax asset         $      209,000
                                           ============

  The following table reconciles the tax provision with the expected provision obtained by applying statutory rates to pretax income:

                                                   1996
          Expected tax provision          $     446,000
          State income taxes, net of federal income tax
           benefit                               67,000
          Canadian income tax effect             (5,000)
          Nondeductible expenses                 24,000
                                         --------------
                                          $     532,000
                                         ==============

  For financial statement purposes, the Company has approximately
$620,000 of net operating loss carryforwards as of December 31, 1996, which expire in 2010.

  General

  IRSRs may join the Company and sell Company products at retail price at no cost other than to purchase a $100 not-for profit Kit. When an IRSR makes a retail sale, the sale is recognized for accounting purposes when the product is shipped. An IRSR may purchase a product directly, may "earn-out" a product by applying commissions earned from retail sales toward the purchase of a product or may open a Retail Business Center without making a product purchase. However, to earn override commissions, an IRSR must certify his or her Retail Business Center by accumulating a minimum of 200 Retail Sales Business Volume. See "Business-Bi-Lateral Compensation Plan." The Company defers a portion of all other revenue from sales aids, fees (optional administrative, technology maintenance and IDCC) and other sources at the time of receipt by the Company and after the 60-day time period for refunds under the Company's money back guaranty has elapsed, the remaining revenue is recognized. The Company provides a 100% satisfaction guarantee on all products and sales aids purchased by an IRSR. The Company recognizes revenue on an annual $25 optional administrative fee when an IRSR first joins the Company and every year thereafter, and an annual $50 technology maintenance fee. Commissions are earned by IRSRs based on sales volume levels. The Company periodically conducts sales contests and various incentive plans to enhance revenue growth. See "Business."

  Revenue for the year ended December 31, 1996 was $47,705,202 as compared to the period of inception through December 31, 1995 of $4,852,242. The average increase by month from 1995 to 1996 is $3,166,726. This increase in sales is the result of an increase in the number of IRSRs, 50,000, at December 31, 1996 compared to 5,000 at December 31, 1995 and increases in the Company's product line.
The only product vendor the Company had in 1995 was E. B. Harvey.
The only products offered in 1995 were various gold jewelry products. In 1996 the Company added two additional gold jewelry vendors, Jewels by Evonne and John Kragh Jewelers. The Company's three jewelry suppliers provide access to products and fulfillment services for over a dozen vendors of fine collectibles. The vendors include Waterford, Lalique, Lenox, Mark Hopkins, Sorrento, Mont
Blanc, Lladro, Coach Leather, Chilmark, Marlene's Collection, Swavorski, Reed & Barton, Kirk Stief, Gorham, Hummel, Precious Moments, Barbie, Coca-Cola, Bill Blass, Enesco, Armani, Bosca, Legends, Miller Rogaska, The Doll Maker and Paul Miller. During the first quarter of 1997 the Company entered into strategic relationships with BTI and Golf Dimensions, Inc. Who provide access to telecommunications products and Callaway, Taylor Made, King Cobra,
Top Flite, Titleist and Odyssey Golf products respectively. There were various promotions designed to enhance and increase sales as well as to recruit new IRSRs through incentive awards throughout
1996. Also, additional sales aids and training materials were developed, primarily in 1996, which contributed to the increase in sales.

  Selling and administrative expenses increased from $1,863,728 for the period ended December 31, 1995 to $8,553,162 for the year ended December 31, 1996, or 459%. As a percent of revenues, the selling and administrative expenses decreased from 38% to 18%. The decrease in selling and administrative expenses as a percent of revenue is due primarily to the economies of scale relative to growth and the Company's focus on efficiency through technology.

  Net income for the ten months ended December 31, 1996 was $1,312,251 as compared to a loss of $1,929,823 for the period of inception through December 31, 1995.

Liquidity and Capital Resources
  Until recently, the Company's internally generated cash flow has not been sufficient to finance its operating expenses and working capital needs including development of sales aids and training materials, selling and administrative expenses and the expansion of its business. As a result, the Company has experienced working capital shortfalls in the past, which have restricted the Company's ability to conduct and develop its business as quickly as management had hoped. To counter such shortfalls in the future, the Company has implemented an established commission pay-out to IRSRs of 65% effective January 4, 1997. Management believes the 65% pay-out will ensure a 35% operating profit margin before overhead expenses.
Since the Company averaged less than a 50% commission pay-out for 1996, management believes the 65% pay-out will motivate existing IRSRs, attract new IRSRs and prevent the Company from loosing money by having a pay-out which diminishes operating profit. The Company historically did not generate positive cash flows from operations until December 1995.

  The liquidity of the Company has historically been dependent on revenue remaining constant or increasing. The internal support structure has been built to service the current level of revenue. A material deficiency in liquidity will occur if sales drop for a period of time.

  The Company has no material commitments for capital expenditures. All material capital expenditures are contingent upon the proceeds of the Offering.

  The Company has met its capital requirements to date in part through the investment of the initial 57 shareholders ("Founding
Shareholders"), shareholder loans, and more recently, cash flow from operations.

  The Company lost $1,929,823 from its inception to December 31, 1995, but thereafter experienced a turn- around in cash flow and operating profitability. For the year ended December 31, 1996, the Company had a profit of $1,312,251, based on a total revenue of $47,705,202. For the year ended December 31, 1996, the Company had net cash provided by the operating activities of $1,490,534. This increase in positive cash flow is a direct result of management's ongoing efforts to cut costs and improve operating efficiencies. However, management attributes the losses incurred prior to it achieving profitability directly to the high cost of start-up, the need for professional assistance and planning expertise, the development of an IRSR network, the costs associated with developing and producing marketing and sales materials, the cost of computer hardware and software development and other technical and specialized issues.

Although the Company has reduced its losses since December 1995, and the net proceeds of this Offering are anticipated to fund continued growth for at least the next twelve months, unforeseen events may occur which would require the Company to seek additional capital in the future. The extent and timing of such requirements will depend upon many factors, including, but not limited to, economic conditions, the level of product sales, competition and cash flow levels. The Company believes that the funds generated by this Offering, together with existing resources and cash generated from operations, will be sufficient to fund its operations for at least the next twelve months. However, no assurances can be given that unforeseen circumstances will not alter the Company's capital requirements, or that adequate funds will be available on acceptable terms, if at all. The Company's shareholders will have no obligation to provide any such funds that may be required in the future. Management believes the Offering proceeds, existing cash and cash from operations will satisfy the Company's funding requirements indefinitely.

Refund Policy & Money-Back Guaranty

  The Company provides a one hundred percent (100%) money back guarantee to IRSRs for all Kits, sales aids and promotional materials returned within 60 days of receipt. Additionally, the Company offers the same money back guaranty for product purchases, shipping, handling and administrative fees. This policy exceeds the industry standard set by the Direct Seller's Association which recommends an 80% buyback and conforms with regulations in the states and provinces in which the Company conducts business. The following states, by statute, require longer periods for refunds:
Georgia, Maryland, Massachusetts, Oklahoma and Texas. However, none of these states require a refund after one year, thus the Company's maximum exposure for refunds in these states is one year. All other states have no defined refund and/or return provision. The Company had returns (or refunds) of approximately 10% in 1996. The rate of returns or refunds in the traditional retail market selling products similar to those sold by the Company (i.e. department stores) is approximately 10%, the same rate as experienced by the Company. The Company has predicted the percentage of returns or refunds in the future at approximately 12.5%.

  The amounts refunded by the Company for returns of Kits and products for the year ended December 31, 1995 and through the year ended December 31, 1996 were $23,475 and $4,535,643, respectively. Rescission Offer

  The Company privately offered to rescind all of its prior sales of securities to its Founding Shareholders in the August Rescission Offer. The Company then privately offered to rescind all of its prior sales of securities to its then 194 shareholders in the December Rescission Offer. A total of four shareholders accepted the Rescission Offers for a total stock value of $20,000. The Rescission Offers by the Company were voluntary. The Company, in its private offering of securities to which the Rescission Offers applied, had relied on various exemptions which in some respects may have been technically deficient. The Company determined it would be in its best interest to voluntarily offer rescission to all shareholders so as to treat all shareholders equitably.

  In addition, the Company privately sold securities to 40 Washington State residents for proceeds totaling $100,650. The Company, upon discovering that such offering might not qualify for an exemption from registration under the Washington Securities Act, then filed an application to register a rescission offer. The Company withdrew the application and opted to return to each of the Washington investors their original investment along with interest at the legal rate rather than register the rescission or the shares subject to the proposed rescission. The Company, without admitting or denying any wrongdoing, entered into a Consent Agreement with the Securities Division on September 5, 1996.

  Upon the completion of the Rescission Offers, the Company had offered the right to rescind to all shareholders other than those who had received their shares by gift or for services for which no value had been assigned at the time rescission was offered.

  The Company can give no assurances that it will not be liable for administrative penalties and sanctions as a result of these transactions, which could have a material and adverse effect on the Company. The Company intends to file a subsequent registration statement sometime after the completion of the Offering to register the 7,273,246 outstanding shares of Common Stock held by the shareholders who previously rejected the Company's offer of rescission. See "Prior Sales of Securities."

  The Rescission Offers were not registered under the Securities Act and the Company relied on Section 4(2) of the Securities Act to voluntarily offer rescission to 194 shareholders who did not receive their stock by gift or in exchange for services for which no value had been determined at the time of the rescission offer. The Company offered rescission because certain notice filings were not made to perfect exemptions at the state level in some of the states where the securities were offered. In order to treat all shareholders equitably, rescission was offered to all shareholders, even where there were proper exemptions in place. The Company is unaware of any liability, contingent or otherwise, growing out of unregistered sales of the securities; however, there can be no assurance that no liabilities are outstanding. Any future liability could have a material and adverse effect on the Company's financial condition and results of operations.

                          BUSINESS
General

The Company is engaged principally in the direct sale of fine jewelry and fine collectibles in the United States and Canada. The Company utilizes a network marketing distribution system to market its products through catalog sales. Compensation to the Company and to its network of IRSRs is based on the volume and price of Company products sold. No commissions or fees are paid on sponsorship, training or recruitment of new IRSRs. Commissions are only paid on product sales.

The Company offers IRSRs world class products of recognized quality and demand which are sold to IRSRs at a significant cost savings as compared to their suggested retail prices. Many other network marketing companies mark prices up to their sales representatives, which does not allow them to sell these products to customers for a profit or to save money on their own purchases. The Company allows IRSRs to buy products of the finest quality from some of the most prestigious manufacturers in the world at competitive prices, which is the Company's "value-based" philosophy.

Claude W. Savage, Larry G. Smith and Stanley H. Van Etten (the "Founders") started the Company with the goal of building and developing an international network marketing company. On June 21, 1995, the Company started operations. The Company started by making its products available to a small number of highly motivated professional people in key sales regions. These initial IRSRs earned sales commissions by selling products through their own Retail Sales Organizations, or networks. See "Bi-Lateral Compensation Plan." IRSRs build a Retail Sales Organization by sponsoring new IRSRs. All IRSRs who join the Company are given the same opportunities to sell products through a Retail Sales Organization (defined below, see "Bi-Lateral Compensation Plan"), and, as the process repeats itself, the Company's distribution system expands. Currently, the Company has more than 75,000 IRSRs throughout the United States and its territories (except North Dakota and South Dakota where the Company believes the demographics are unfavorable and, therefore, do not warrant the cost for business expansion), and the provinces of Alberta, British Columbia and Ontario, Canada.


The Company incurs the costs of developing supporting materials used by IRSRs, including, but not limited to, sales brochures, audio and video tapes, training manuals, business forms, and warehousing and transporting products. The Kit, which contains everything an IRSR needs to start in his or her business, currently sells for $100 (as of November 19, 1996). The Kit contains: tri-fold presentation binder with flip chart, daily planner, conference call audio tape, Cororate Introduction video, Quick Start Training video, Business Presentation video, Understanding Your Career Kit video, Jewelry Value Series Brochure, Collectibles Value Series Brochure, Jewelry Catalog with price guide, Collectibles Catalog with price guide, Opportunity Brochure, Money Makers Monthly reprint article, most recent copy of the IHI Business Journal, Gettin" The Business sales handbook, Network Marketing Brochure by Jeffrey Babener, Retail Business Agreement, Certification Letter, Retail Product Order Form,

Sales Aid Order Form, Ret ail Receipt Form, Product Order Form, IDCC Sign-up Flyer, IDCC Flowchart, IHI Policies and Procedures Manual, IRS Form W-9, Credit Card Authorization Form, Business Card Order Form, Check Acceptance Form, Compliance Department Memo and Change of Address Form. No other material purchases are required for an individual to become an IRSR and to build a Retail Sales Organization. However, IRSRs may purchase additional marketing materials from the Company to help develop his or her sales skills, to assist the IRSR in marketing Company products and to assist the IRSR in sponsoring and training new IRSRs within his or her Retail Sales Organization.

 By providing materials and support to IRSRs at an affordable cost, the Company benefits from reduced advertising expenditures, a highly motivated sales force, positive word of mouth, a sense of customer and IRSR loyalty and a high volume of repeat sales. The IRSR should be able to start his or her own business with minimal start-up costs and operating expenditures thereby providing the IRSR with a reasonable expectation of profits and individual business profitability. Further, the IRSR should benefit from the following: high earnings potential, the ability to be his or her own boss, the ability to operate a business from home, the ability to work on a part-time or full-time basis, the ability to buy products at a reduced cost, no franchise fees, no legal and accounting costs associated with starting and running a small business, and the opportunity to work with family, friends and relatives.

Prior to this Offering, the Company's existing shareholders consisted primarily of IRSRs, management and employees. A benefit of this broad basis of stock ownership, especially ownership by IRSRs, is the creation of a national network to help enforce compliance with the Company's policies and procedures and to create Company loyalty among the IRSRs. IRSRs with an ownership stake in the Company work to assure other IRSRs are selling Company products, building their Retail Sales Organizations and complying with Company policies and procedure. The Company has also developed the IHI Training, Leadership Development, and Support System (the "System"). The System is a comprehensive plan for identifying and developing leadership within the IRSR sales force. The System is designed to give IRSRs the tools and support they will need to develop a profitable Retail Sales Organization, unlike many traditional network marketing systems which provide no Company support for representatives, but rather rely on sponsoring representatives to train and support new representatives. Network marketing companies generally have significant attrition among their representatives because there is no plan or program in place that is designed to help and support their representatives. Generally, when a representative sponsors an individual into his or her network marketing sales organization, the new recruit is totally dependent on the sponsor to learn how to sell the Company's products and how to build a network marketing sales organization. This creates a 'sponsor dependent" environment where each new recruit is dependent completely on his/her sponsor for training, help and support. This is problematic because each sponsor is limited as to the time, energy, and support he/she is able and willing to devote to each new recruit. When a representative sponsors several recruits, there is insufficient time to properly train and support each one of the new recruits. This lack of support results in many representatives leaving the network marketing business. The System has created an environment where the IRSRs are system dependent, rather than sponsor dependent; as a result, the Company's attrition rate is lower than the industry average. See "Network Development and Training."

Primary Markets

The Company currently has IRSRs operating throughout the United States and its territories (except North Dakota and South Dakota, where the Company believes the demographics are unfavorable and thus do not warrant the cost for business expansion) and the Canadian provinces of Alberta, British Columbia and Ontario. While there can be no assurance of success, the Company anticipates expanding into additional provinces of Canada and certain overseas markets in the next twelve months. Such expansion will depend on, among other things, the availability of qualified IRSRs and the ability of the Company to comply with applicable local licensing and business laws. Prior to expanding into certain foreign markets, the Company intends to translate some of its current sales and marketing materials into languages such as Spanish and Mandarin Chinese for use in its current markets.

Product Sales and Development

The Company markets and sells its products through a network of IRSRs. While IRSRs are in business for themselves, the Company provides support for their efforts by making available certain sales, training and motivational tools and other technical and supervisory assistance. All IRSRs must adhere to the Company's written policies and procedures in order to maintain their affiliation with the Company. Compensation is paid to IRSRs in accordance with the Plan. See "Bi-Lateral Compensation Plan."

The Company negotiates for and secures the rights (through contract, license or other agreement) to market and sell the various products available to the IRSRs. The Company, through oral agreements with E.
B. Harvey, Jewels by Evonne and John Kragh Jewelers, markets various items of fine jewelry and collectibles which represent 90% of the Company's consolidated revenue. The items of jewelry currently available to the Company from E. B. Harvey, Jewels by Evonne and John Kragh Jewelers include gold (14K, 18K and 24K) and precious stone jewelry. The Company's current access to the fine collectible products manufactured by Waterford, Lalique, Mark Hopkins, Sorrento, Mont Blanc, Lladro, Coach Leather, Chilmark, Marlene's Collection, Swarovski, Reed & Barton, Hummel, Precious Moments, Barbie, Coca-Cola, Bill Blass, Enesco, Armani, Bosca, Legends, Miller Rogaska, The Doll Maker and Paul Miller is maintained through oral agreements with the respective manufacturers or manufacturer's representatives and E. B. Harve y. Orders for fine collectible products are fulfilled by E. B. Harvey.

The Company intends to introduce at its national convention on March 13-15, 1997, long distance service for both residential and business customers from BTI, the nation's fourteenth largest long distance company, based in Raleigh, North Carolina. The Company's management believes that BTI service will provide a more traditional consumable product for its IRSRs to sell which falls within the Company's value-added added product philosophy. Since BTI provides a range of services, including paging and wireless communication, in addition to long distance, management believes this new product should effectively compete with companies such as Excel Communications, AT&T and MCI, all of whom sell communication services through direct sales or network marketing distribution channels. The Company intends to make a communications products a large component of its sales mix and dedicate significant amounts of its marketing resources into telecommunications products. If the Company is successful, management believes th is product could generate significant revenues.

The Company has negotiated a strategic relationship with Golf Dimensions of Myrtle Beach, South Carolina to act as a sales agent in the sale of golf clubs, equipment and accessories. The Company plans to unveil its new line of products at the national convention on March 13-15, 1997. Some of the brands of golf equipment, clubs and accessories which are to be carried by the Company include:
Callaway, Taylor Made, King Cobra, Top Flite, Titleist and Odyssey Golf. The Company believes that it is one of the first network marketing or direct sales companies to sell golf clubs, equipment and accessories. Management believes this new product line should increase revenues as well as provide potential new IRSRs and customers of the Company's products.

The Company displays the various products for sale in color catalogs which are available for purchase by IRSRs. The Company charges IRSRs for the catalogs in order to defray the costs of production. In addition, the Company assists its IRSRs, for no additional fee, in ordering products, tracking delivery and recording and paying compensation associated with the sale of products. The Company is constantly reviewing and evaluating the possibility of adding additional product lines, additional product suppliers, as well as arrangements directly with manufacturers of other products which fit within the Company's "value-based" product philosophy.

Operations

As of December 31, 1996 the Company had approximately 75,000 IRSRs who are actively engaged in selling the Company's current product lines. Gross revenues for the Company, since its inception, have steadily increased with the increase in the number of active IRSRs. Gross revenues have risen from approximately $409,000 for the month of June 1995, to approximately $4,562,109 for the month of December 1996.

The Company has also instituted operational changes to enhance revenues and profitability. These changes include: (1) raising the price of the Kit from $75 to $100 (effective November 19, 1996); (2) raising the annual technology maintenance fee from $25 to $50 (effective December 1996); (3) raising sales aid prices to reflect a 25% minimum profit on all sales; (4) adding additional shipping and handling charges to all transactions; and (5) establishing the commission pay-out to IRSRs at 65% (effective January 4, 1997). In management's opinion, the Company is continuing to experience significant sales growth and the aforementioned operational changes will serve to enhance the revenue and profitability associated with the overall growth in sales.

The Company uses state of the art technology and a full staff to service its IRSRs. Service agents answer phones Monday through Saturday. There are several bi-lingual service agents, proficient in various languages, available to service the Company's IRSRs. Business is processed and entered on a daily basis. IRSRs also have technological support available 24 hours a day via the IDCC, fax-on-demand, and the Internet to assist and provide support for all facets of the business.

The core computer software package used by the Company has been used within the network marketing industry for over 20 years. The software package has been proven to support companies with annual sales of over $500 million. The Company is constantly striving to improve upon this successful software to make interaction with the IRSRs more efficient and productive than it currently is.

"Bi-Lateral Compensation Plan"

IRSRs are compensated for sales of the Company's products in accordance with the Plan. The Plan is copyrighted under federal law and IRSRs are not permitted to modify or create any derivate forms or versions of the Plan when presenting the Company's business.

Further, the Company has formulated various policies and procedures to ensure that IRSRs present the Plan in a consistent manner and in accordance with relevant government regulations. The Company drafted its Plan to comply with applicable federal and state law rules, rules and regulations. In order to assure that IRSRs present the Plan properly and consistently, the Company requires IRSRs to use only Company-prepared or Company-approved materials. When IRSRs fail to use Company materials, they are subject to probation, fine and/or termination. These policies and procedures are enforced by the Company's Compliance Department. See "Network Marketing Industry Compliance."

IRSRs earn compensation under the Plan in several ways. First, IRSRs may purchase products at Representative Cost (the wholesale price paid by an IRSR) from the Company and sell them at a marked-up retail price to consumers, thereby earning a retail profit. Second, IRSRs may undertake to build a Retail Sales Organization and earn override commissions and bonuses on the sales made by the other IRSRs in their Retail Sales Organization. Third, IRSRs may earn Development Bonuses by helping or managing other IRSRs in their Retail Sales Organization. Finally, IRSRs can save money on their own purchases of Company products.


Override commissions are earned from sales of IHI products made through two Retail Sales Organizations under a Retail Business Center (a "store" or position in the Company computer system used to track an IRSR's Retail Business Sales Volume (defined below)). In order to earn override commissions an IRSR must "Open" a Retail Business Center, "Create" Retail Sales Business Volume (defined below), "Certify" the Retail Business Center and, if the IRSR desires to build a Retail Sales Organization, "Duplicate" by sponsoring (defined below) two other IRSRs. Attendant with the opportunity to earn override commissions and bonuses, the Company places an obligation on the sponsoring IRSR to supervise, manage and otherwise support and aid the downline IRSRs in their sales efforts. The Plan promotes the management, support and development of downline IRSRs.

  To "Open" a Retail Business Center, a prospective IRSR must fill out an Independent Retail Sales Representative Agreement and Certification Letter ("Certification Letter") and send the Certification Letter to the Company for approval and acceptance. There is no cost or fee associated with executing the Certification Letter and becoming an IRSR. The IRSR does not need to purchase a product in order to be eligible to market or sell the Company's products. The Company has absolute prohibitions against inventory loading (purchasing inventory without retailing the same merely to qualify for commissions). However, each IRSR is required to read everything contained in the Kit and to certify to the Company in writing that he/she has read and agrees to abide by the terms of the Company's policies and procedures before selling Company products or sponsoring other IRSRs.

The IRSR must then "Create" Retail Sales Business Volume ("RSBV") through the sale of Company products. Every product that the Company carries has a Representative Cost and a certain amount of RSBV which is based on the Company's gross profit margin on a particular product. RSBV is used to calculate commissions and overrides on the sale of products in an IRSR's Retail Sales Organization (i.e. profit sharing in the form of commissions and bonuses to the selling IRSR on products sold).

 The IRSR must then "Certify" the Retail Business Center by amassing at least 200 in RSBV. Each certified Retail Business Center is treated separately and the requirements for earning commission on each Retail Business Center are the same. The maximum override earnings potential for a single certified Retail Business Center is $1,500 per week in override commissions on retail sales of Company products and $700 per week as a Development Bonus, for a maximum total compensation of $2,200 per week, per Retail Business Center. Profits on retail sales are unlimited. Each Retail Business Center must be "Re-Certified" every quarter (13 weeks) in order to permit the IRSR to continue earning override commissions and bonuses. Finally, the IRSR may build two Retail Sales Organizations under their Retail Business Center if he or she "Duplicates" the process by sponsoring two additional IRSRs who also create Retail Sales Organizations of their own. To 'sponsor" an IRSR, a current IRSR must recruit another individual who completes a Certification Letter that is accepted by the Company and who subsequently accrues 200 RSBV by selling Company products themselves. Once the new IRSR has opened a Retail Business Center, he or she has been 'sponsored" into the business. No commissions are paid when a IRSR or prospective IRSR is sponsored. Although no more than two sponsored IRSRs may be sponsored directly under a Retail Business Center, there is no limit on the number of IRSRs that are sponsored, so long as the sponsoring IRSR properly supervises his or her Retail Sales Organization pursuant to the Company's policies and procedures.


Override commissions and bonuses are tracked and calculated by the Company and paid out weekly to qualifying IRSRs. To maintain their qualification to receive override commissions and bonuses, all IRSRs are required to meet certain retail sales quotas by selling Company products to consumers who are not IRSRs. The Company pays commissions on product sales only. The performance criteria used in determining override commissions and bonuses is the same for all IRSRs. A "pay cycle" in the Plan is comprised of Level 1 commission, a Level 2 commission, and a Level 3 commission. An IRSR earns each Level of compensation the same way. Each Retail Business Center has a left and a right side, and in order to earn commissions, RSBV realized from the sale of Company products must be accumulated on both the left and right sides of the Retail Business Center. In order for an IRSR to earn a Level 1 commission of $500, he or she must accumulate 1200 in RSBV on the left side of their Retail Business Center and 1200 in

RSBV on the right side of their Retail Business Center. In order for an IRSR to earn a Level 2 commission of $500, he or she must accumulate 2400 in RSBV on the left side of their Retail Business Center and 2400 in RSBV on the right side of their Retail Business Center. In order for an IRSR to earn a Level 3 commission of $500, he or she must accumulate 3600 in RSBV on the left side of their Retail Business Center and 3600 in RSBV on the right side of their Retail Business Center. To earn a Development Bonus, an IRSR must reach Level 3 in the commission structure. At the same time, or within two weeks of achieving Level 3, the IRSR must have an IRSR on the right side and an IRSR on the left side of their Retail Business Center earn a Level 3 commission as well. This qualifies the IRSR for a Development Bonus. It is possible to earn a Development Bonus on a weekly basis provided the IRSR meets the retail qualifications. There is a maximum earnings potential of one $700 Development Bonus per Retail Busines s Center in any single pay cycle, regardless of how many IRSRs are qualifying by earning Level 3 commissions.
Before a Development Bonus can be earned from the same Retail Business Center, another Level 3 commission must be earned by said Retail Business Center. IRSRs are personally responsible for all taxes due on their earnings. The Development Bonus is an incentive provided by the Company to encourage IRSRs to manage, train and motivate IRSRs in their Retail Sales Organization.

The Plan provides an opportunity for the IRSR to expand his or her business and income by using Development Certificates. Development Certificates are precertified Retail Business Centers. Each of the first two times that an IRSR earns a Level 3 override commission from a Retail Business Center, the Company provides the IRSR with a Development Certificate which allows the IRSR to expand his or her business. The new Retail Business Center must be placed downline from the IRSR's original Retail Business Center. Each Retail Business Center can earn two Development Certificates. The Development Certificate opportunity provides for stable and controlled growth and insures that a Retail Sales Organization has leadership, management and training. Development Certificates help the Company insure that its sponsoring IRSRs are managing and overseeing their respective Retail Sales Organizations. Development Certificate's create interaction and management in a Retail Sales Organization between the leaders in an Re tail Sales Organization and new IRSRs.

All IRSRs have a quarterly retailing requirement to sell twelve Company products in order to earn override commissions and bonuses. In addition, once an IRSR's Retail Business Center has achieved a level of earnings, there is a quarterly (13 week) requirement of attaining 200 in RSBV to maintain certification ("Recertify") a Retail Business Center for override commissions and Development Bonuses. Recertification is necessary thirteen weeks after a Retail Business Center achieves a level of earnings and is necessary for each Retail Business Center that has achieved a level of earnings within a Retail Sales Organization.

Network Development and Training

In individual becomes an IRSR by being sponsored into the business by an existing IRSR. The potential IRSR must purchase the not-for-profit Kit which contains various materials that they are obligated to read and study before being accepted by the Company as an IRSR. The prospective IRSR then signs the Certification Letter attesting to the fact that he or she has read and understands all the materials contained in Kit and he or she agrees to abide by the policies and procedures of the Company and applicable state and federal regulations. Once a potential IRSR has submitted a Certification Letter, and it is accepted by the Company, he or she has been sponsored "into the Company." The sponsoring IRSR can then earn override commissions and Development Bonuses on the retail sales of the new IRSR that he or she has sponsored. This process then repeats itself, thereby allowing an IRSR to build a Retail Sales Organization and for the Company to build its sales force, all of whom sell Company products.

The Company has recently implemented the System. The System is designed to stimulate and support recruiting activity and organized growth of an IRSR's Retail Sales Organization, enhance retention of IRSRs, develop responsive field leadership, thereby extending the Company's philosophy and vision throughout its network of IRSRs, create and promote a working partnership between the Company and its network of IRSRs and to assure compliance with Company policies and procedures and adherence to applicable state and federal regulations. The System is supported by a series of events, recognition (retail sales production and Retail Sales Organization development) and tools.

The events include: local weekly business meetings, area, regional, and national events and conventions, international conference calls with the Company's President and various guest speakers, corporate leadership courses, leadership retreats, special meetings and contest/incentive trips. The event portion of the System provides for local weekly meetings and training in each market area. Once a quarter, there is a larger area event and a regional event. The largest event is the national event which is held twice a year, with the first to occur March 13-15, 1997. This event system gives the IRSRs a course to follow in the development of his or her business. When a new IRSR joins the Company, he/she begins by participating in the local weekly meetings and training events in order to learn the fundamentals of the business. As IRSRs gain experience and begin to realize success in their business, they are invited to the area events to gain added exposure and experience. If their success continues, they ar e invited to speak and to train at the regional events. Finally, the IRSRs will participate in and be featured at the national events. In addition to the standard event portion of the System, there are also monthly leadership workshops, special training meetings, and contest/incentive trips.

The next component of the System is recognition. The Company has implemented a unique two part Pin Recognition System that recognizes outstanding achievement in developing a successful Retail Sales Organization and in retailing Company products to consumers. The Retail Sales Organization Pin Recognition System ("RSO Pin System") recognizes IRSRs for various levels of achievement from achieving Level 1 earnings to developing an extensive Retail Sales Organization. Tied to the various levels of achievement (not the same as levels of earnings) are cash bonuses and potential stock option bonuses. The first level recognized in the RSO Pin System is the RSO Director, which is awarded to an IRSR who has earned a minimum of $18,000 per quarter, a cash bonus of $500 per month is paid to the IRSR so long as the quarterly minimum earnings are maintained. The highest level recognized in the RSO Pin System is the Chairman's Circle, which is awarded to an IRSR who has earned a minimum of $50,000 per quarter, a cash bo nus of $6,000 per month is paid to the IRSR so long as the minimum quarterly earnings are maintained. The Retail Product Sales Pin Recognition System ("Product Pin System") recognizes an IRSR for various levels of retail sales per quarter. Tied with the various levels of achievement are cash bonuses. The first level of recognition within the Product Pin System is Sapphire, which is awarded to an IRSR who has retailed $25,000 of Company products over one quarter. A Sapphire IRSR receives a $500 cash bonus. The highest level of recognition within the Product Pin System is Platinum Diamond, which is awarded to an IRSR who has retailed $250,000 of Company products over one quarter. A Platinum Diamond IRSR receives a $5,000 cash bonus. These benefits further enhance momentum and motivation as key elements of the Recognition System. The Pin Recognition System rewards IRSRs who help others have success, which is consistent with the Company's team-building philosophy. Both the RSO Pin System and Product Pin System are designed to increase sales momentum and IRSR motivation.

The final component of the System is comprised of tools. The tools include the Kit, a series of audio and video tapes on the Company ("Building a Retail Sales Organization," "Quickstart Training," "Retailing Products," "How to Fill Out Company Forms" and "Most Frequently Asked Questions and Answers"), slide presentations, overhead presentations, flip chart presentations, a monthly newsletter (The IHI Business Journal), fax on demand (which provides an overview of the Company), monthly conference calls, an Internet home page (www.aable.com/ihi/), various sales and marketing publications (Gettin' the Business; A Sales Professional's Handbook which is included in the Kit) and IDCC. IDCC currently logs over 23,000 calls per week and fax on demand logs over 35,000 calls per week.

Competition

The Company operates in a highly competitive business. The Company competes with a number of established network marketing companies including several that are better known than the Company. Among others, the Company competes with Jewelway (a jewelry distributor), Amway (a disposable goods distributor), Shacklee (a health products distributor) and Mary Kay (a beauty products distributor). With its network marketing competitors, the Company competes not only for the sale of products but also for the services of successful IRSRs. The Company believes its products are of a higher quality than its network marketing competitors, and that it offers more services and a more attractive compensation formula for IRSRs than its competitors.

The Company believes it is extremely competitive when compared to other companies within the network marketing industry. The Company, with its state of the art support and services, prestigious products, and compensation plan that allows part-time IRSRs to earn consistent income (the Plan does not have any time limits, RSBV accumulates until pay levels are reached), attracts very professional individuals to the Company. By attracting talented and credible IRSRs to the Company and offering training under the System, the Company believes it is in a very attractive position with regard to competition.

In addition, the Company also competes with more traditional storefront retail sellers of fine jewelry and fine collectibles. The Company believes its marketing approach is more efficient and effective than these traditional storefront retailers, and that it can provide its products at more attractive prices because of the absence of traditional retail overhead costs. However, consumers may be more accustomed to traditional means of purchasing jewelry and fine collectible products, and, as a consequence, the Company may have to work harder to penetrate a more traditional consumer market.

The Company believes it has a significant competitive advantage over traditional retail stores because its IRSRs take products directly to the marketplace. The traditional retail business is dependent on walk-in prospective customers in order to make sales. The best way for the retail store to increase its exposure (and thus its "walk-in" traffic) and sales is to increase its advertising budget to increase awareness of its market presence. The Company, with its 75,000 IRSRs across the United States and Canada, has a sales force that is unlimited in its market. IRSRs present the Company's products to their sphere of influence, including their friends, family members and business associates. The Company has determined that many people prefer to purchase fine jewelry and collectibles from people they already know and trust, and these consumers enjoy the convenience of having the product delivered to them by the IRSRs, rather than making such purchases from traditional retail outlets. Further, the Company's products are generally sold at a retail price which is less than that offered by traditional retail outlets for the same products and thus the Company believes that the cost savings afforded consumers provides the Company with a competitive advantage as well.

Network Marketing Industry Compliance

	Regulations regarding network marketing companies are a complexity of overlapping laws which vary from jurisdiction to jurisdiction.
Network sales programs are affected by combinations of business opportunity, franchise, securities, anti-pyramid, network distribution, and state lottery statutes, as well as U.S. Post
Office lottery and Federal Trade Commission fraud regulations, among others. Failure to comply with the laws of any jurisdiction can result in the loss of the Company's ability to operate therein for indefinite periods of time and could possibly affect its ability to operate in other jurisdictions as well. Though it can give no assurances, the Company believes it has taken significant measures to comply with the various laws that would apply to it in the jurisdictions in which it currently operates. The Company has created a Compliance Department to monitor IRSR adherence to the Company's policies and procedures. The Company has created a training program to ensure compliance with its policies and procedures and the Company conducts periodic reviews of its IRSRs to ensure policy, procedure and regulatory compliance. The policies and procedures adopted and enforced by the Company are designed to assure compliance with the various laws that govern its business.
The Company devotes significant efforts and resources to monitoring its operations and sales force since any limitation on the Company's ability to conduct its business in a particular jurisdiction could have a material and adverse effect on the Company and its profitability.

 The Company's marketing program and Plan has been structured to fit within the "Amway safeguards" applicable to direct selling companies which were approved in the landmark 1979 Federal Trade Commission Amway decision. Among the anti-pyramiding safeguards adopted by the Company are: (1) ongoing retailing requirements (in order to qualify for ongoing commissions, IRSRs are required to make twelve product sales to retail customers per quarter); (2) IRSRs may not reorder products unless and until they have sold or consumed 70% of their previous purchase orders; (3) the industry standard 90% buyback policy for products returned by terminating IRSRs (the Company has actually exceeded the standard by adopting a 100% buyback policy); (4) requiring prospective IRSRs to purchase only the "not-for-profit" Kit for $100, before becoming an IRSR, which is within the exemption of the business opportunity statute in each state in which the Company conducts its business, assuring no product purchase or investment is necess ary to become an IRSR; (5) a prohibition from presenting hypothetical earnings projections (only real income earned may be communicated to prospective IRSRs);
(6) an absolute prohibition on front-end or inventory loading (purchasing inventory without retailing the same merely to qualify for commissions); (7) IRSRs may not buy into levels or positions;
(8) IRSRs who sponsor other IRSRs must fulfill supervisory activities, including ongoing communication and managerial supervision with the IRSRs within their Retail Sales Organization in order to qualify for ongoing commissions and bonuses; and (9) commissions and bonuses are derived solely from sales as opposed to headhunting, sponsoring or any similar activities.

	The Company's program also does not involve an "investment contract," and thus does not involve a security. The Company doubts that its jewelry and fine collectibles are being purchased for speculation or investment purposes. Further, the Company has adopted strict retail requirements and policies to guard against front-end or inventory loading. The United States Supreme Court in SEC v. W. J. Howey Co., 328 U.S. 293 (1946), defined an "investment contract" for the purposes of the Securities Act as follows: "a contract, transaction or scheme whereby a person (1) invests his money, (2) in a common enterprise and (3) is led to expect profits
(4) solely from the efforts of the promoter or a third party.  .  ."


	At least two of the four Howey elements are absent from the Company's marketing program. First, an IRSR does not have to make a monetary "investment" to participate in the Company's marketing program and compensation Plan. Rather, potential IRSRs are only required to purchase a not-for-profit Kit for $100 before becoming an IRSR. The Kit contains everything the IRSR needs to begin retailing the Company's products and, if desired, building a Retail Sales Organization. Further, the Company gives each IRSR a 60-day 100% money-back guarantee on the Kit. Since no investment is necessary to become a Company IRSR, the Company's program is not an investment contract under Howey. The fourth Howey element is also absent. The fourth element requires that a person joining the program be led to expect profits 'solely from the efforts of the promoter or a third-party." The Company's marketing program and compensation Plan makes clear from the start that it is the efforts of the IRSR alone that determine how much he or she will earn. First, no one makes any profit unless there is a retail sale of Company products. The IRSR is free to limit his or her activities to selling Company products and keeping the retail profit (the difference between the Representative Cost and the retail price). The Company's Policies and Procedure Manual makes clear that commissions can only be earned from an IRSR's Retail Sales Organization when the IRSR actively supervises the downline IRSRs who make retail sales of the Company's products themselves. Any IRSR who sponsors other IRSRs must perform bona fide supervisory, distributing and selling functions in the sale and delivery of products to the ultimate consumer and in the training of those IRSRs sponsored. The efforts of the IRSRs in making direct sales and the fact that IRSRs must exercise substantial supervision of downline IRSRs to make any override commissions on other IRSRs' sales ensures that each IRSR realizes that it is his or her own efforts that determine how much the he or she will earn. Thus, the Company's marketing program is not an investment contract or security according to the Supreme Court standard established in Howey.

Properties

The Company owns no real property. The Company conducts its operations through its headquarters in Raleigh, North Carolina. The Company leases approximately 8,997 square feet of office space from SPP Real Estate at a current rental of $170,000 per year plus utilities and taxes. This lease expires on November 30, 2002.

Employees

As of December 31, 1996, the Company had 81 employees, of whom 17 performed management and supervisory functions and 61 performed technical, administrative and support functions related to the Company's sales and network marketing operations. As of December 31, 1996, all but 10 of the Company's employees were full-time employees including two in Canada. The Company is not a party to any collective bargaining agreements. The Company considers relations with its employees to be good.


Legal Proceedings

The Company is not currently a party to any material legal proceedings.

MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company are as follows:

Name                                                        Age
Position
Stanley H. Van Etten . . . . . . . . . . . . . . . . . .    35
Chairman, President & Chief Executive Officer
Barry A. Ackel. . . . . . . . . . . . . . . . . . . . . . . 54
Director
John D. Brothers  . . . . . . . . . . . . . . . . . . . . . 31
Director & Interim Vice President, Compliance
Jimmie D. Knowles . . . . . . . . . . . . . . . . . . . . . 50
Director
Claude W. Savage . . . . . . . . . . . . . . . . . . . .    58
Director
Larry G. Smith  . . . . . . . . . . . . . . . . . . . . . . 51
Director
Sabrina L. H. Wei . . . . . . . . . . . . . . . . . . . .   27
Director
Clark A. Jones. . . . . . . . . . . . . . . . . . . . . . . 41
Vice President, Chief Financial Officer
O. Kenneth Rudd, III. . . . . . . . . . . . . . . . . . . . 44
Vice President, Sales
Dawn E. McIntyre. . . . . . . . . . . . . . . . . . . . . . 29
Vice President, Marketing
Jeffrey A. Trendel. . . . . . . . . . . . . . . . . . . .   30
Controller
Angie C. Stewart. . . . . . . . . . . . . . . . . . . . .   32
Corporate Secretary

       All directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, resignation or removal from office. The Company has no Executive Committee. The Company presently has a Compensation Committee. No other committees of the Board have been established to date. Pursuant to the listing requirements for quotation on the Nasdaq NMS, the Company is required to establish an Independent Audit Committee. The Company has until 90 days following the date of this Prospectus to satisfy this requirement by electing two independent directors and establishing an Independent Audit Committee. In connection with this undertaking, the Board of Directors has agreed to nominate and recommend to the shareholders the election of at least two independent members to the Board of Directors and to create an Independent Audit Committee. The Independent Audit Committee will be composed of a majority of the independent directors and will be charged with reviewing the Company's annual audit and meeting with the Company's independent accountants to review the Company's internal controls and financial management practices. A failure by the Company to comply with these requirements may result in the delisting of the Common Stock from Nasdaq NMS.

The following is a brief summary of the background of each director and executive officer of the Company:


STANLEY H. VAN ETTEN has served as Chairman of the Board of Directors ("Chairman"), President and Chief Executive Officer of the Company since May 4, 1995, and he devotes substantially all of his time to these duties. Mr. Van Etten is a Founder of the Company. Mr. Van Etten also is the President of Mayflower, and has held this position since 1992. Mayflower is engaged in various business activities including corporate finance and management consulting, and is a principal shareholder of the Company. See "Principal Shareholders." Through Mayflower, Mr. Van Etten is a principal shareholder and also is the Managing Director of Mayflower Capital LLC, a National Association of Securities Dealers, Inc., ("NASD") member investment banking firm. Mr. Van Etten is also the President of Mayflower Venture Capital, LLC, a venture fund which focuses on emerging and developing small to middle-market companies located in the southeastern United States. From 1988 to 1993, Mr. Van Etten was Regional Vice President for F. N. Wolf & Co., Inc. ("F. N. Wolf"), a national investment banking firm. Mr. Van Etten holds a Bachelor of Arts degree from Florida State University. Mr. Van Etten attended Duke University, Fuqua School of Business Executive MBA program in 1991 and 1992 but did not complete all of the course work for graduation.

In addition, Mr. Van Etten owns small percentages of numerous private companies and from time to time serves as a director or a consultant for such companies. Mr. Van Etten currently sits on the Board of Directors of the Capital Area YMCA.

BARRY A. ACKEL has served as a Director of the Company since January 1996. He is also a principal shareholder of the Company. See "Principal Shareholders." From September 1987 to May 1995 he was an Independent Distributor for National Safety Associates, a network marketing company. From 1981 to September 1987 he was the owner of Ackel's Wholesale Jewelry in Alexandria, Louisiana. Mr. Ackel has no formal post-secondary education.

JOHN D. BROTHERS has served as a Director of the Company since January 1996. Since November 1995, Mr. Brothers also has served as the Company's Director of Compliance and Shareholder Relations (now Interim Vice President, Compliance), and from June 1995 to November 1995 he was an IRSR of the Company. From September 1994 to June 1995, he was an Account Manager with Ostrander Burch & Co., Inc. in Raleigh, North Carolina and from February 1993 to September 1994, he was Vice President of Mayflower. From 1989 to 1993, he held several positions with F. N. Wolf including the position of Branch Manager. Mr. Brothers holds a Bachelors degree from Elon College with a major in finance. Mr. Brothers filed for Chapter 13 reorganization bankruptcy on January 11, 1995. The plan of reorganization was accepted on March 13, 1995, and disposition and discharge of this matter is anticipated January 2000.

JIMMIE D. KNOWLES has served as a Director of the Company since March 1996. He is also a principal shareholder of the Company. See "Principal Shareholders." Since 1982 he has been the owner of several businesses in North Carolina including at present, Body's N Motion, Garner Glass & Mirror and Action Glass of the Triangle. In addition, from 1983 to 1994, Mr. Knowles held insurance and securities sales licenses.

CLAUDE W. SAVAGE has served as a Director of the Company since May 1995. He was a Founder and also is a principal shareholder of the Company. See "Principal Shareholders." From June 1982 to October 1992 he was a National Marketing Director with National Safety Associates, a network marketing company. Mr. Savage also was a former teacher and football coach in various public school systems in North Carolina. Since 1975, he has been the owner and operator of the Fish Farm Seafood Restaurant in Matthews, North Carolina. Mr. Savage holds a Masters degree and a Bachelor of Science degree from Appalachian State University.

LARRY G. SMITH has served as a Director of the Company since May 1995. Mr. Smith is the Managing Director of Omega Leasing Services, a Founder and principal shareholder of the Company. See "Principal Shareholders." From 1987 to 1994, Mr. Smith was President and a principal shareholder of Cross Key Enterprises, Inc., which was engaged in various corporate activities including business development and acquisitions. Mr. Smith's experience is in the health care field. For eighteen years he worked for Smith Kline Beecham and Johnson & Johnson. The highest position held was Vice President of Sales and Marketing. He holds a Bachelor of Science degree from Bob Jones University.

SABRINA L.H. WEI has served as a Director of the Company since January 1996. Prior to her association with the Company, which began in August 1991, she established Trans Global Development and Investment Company, Ltd., a Hong Kong-based investment consulting firm. From February 1991 to August 1991 she was Regional Vice President of Images & Attitudes International, a personal care and nutritional product distribution company based in Salem, Utah. Ms. Wei was a Diamond Executive for Nu Skin International of Provo, Utah, from January 1990 to February 1991. In addition, from 1986 to 1990 she worked for Touche Ross, Chartered Accountants (now Deloitte & Touche). Ms. Wei holds a Bachelors degree in Business Administration from Simon Fraser University as well as a Fellow of Canadian Securities Institute designation from that University.

CLARK A. JONES has served as Vice President, Chief Financial Officer of the Company since January 1, 1997. From October 1995 Mr. Jones served as the Company's Controller. From February 1993 to August 1995 Mr. Jones was Controller for A. R. Kamm Association, Inc. of Cary, North Carolina. From January 1989 to February 1993 Mr. Jones was a staff accountant with Lynch & Howard, P.A. of Raleigh, North Carolina. From June 1982 to January 1989 Mr. Jones was a Department Trainer and Total Quality Instructor for AVX Corp. (Formerly Corning Glass Works) of Raleigh, North Carolina. Mr. Jones holds a Bachelors degree in Accounting and Business from North Carolina Wesleyan. Mr. Jones is a licensed certified public accountant and holds memberships with the AICPA and the NCACPA.

O. KENNETH RUDD III has served as Vice President of Sales since January 1, 1997 and since May 1996 he has served the Company by developing and implementing the IHI Training, Leadership Development and Support System. From June 1981 to May 1996, Mr. Rudd was self-employed in his own real estate, marketing, consulting and direct sales and distribution businesses. Mr. Rudd holds Bachelors degrees in English and Psychology and Masters degrees in English and Teaching from Duke University.

DAWN E. MCINTYRE has served as Vice President of Marketing since January 1, 1997. Since July 1995 Ms. McIntyre has been the Company's Director of Marketing. From June 1994 to July 1995 Ms. McIntyre was a Sales Associate for Business Leader Magazine in Raleigh, North Carolina. From January to June 1994 Ms. McIntyre was Office Manager for Champions of the Dream, Inc. of Raleigh, North Carolina. From May 1993 to January 1994 Ms. McIntyre was Office Manager for Transtream, Inc. of Raleigh, North Carolina. From April 1992 to May 1993 Ms. McIntyre was a Stock Broker with Prudential Securities in Raleigh, North Carolina. From July 1990 to April 1992 Ms. McIntyre was a Stock Broker with F. N. Wolf in Raleigh, North Carolina. Ms. McIntyre holds a Bachelors degree in Mathematics from Elon College in Burlington, North Carolina. Ms. McIntyre is a member of the National Association of Female Executives.

JEFFREY A. TRENDEL has served as the Company's Controller since January 1, 1997. From June 1996 Mr. Trendel served as Accounting Manager to the Company. From February to June 1996 Mr. Trendel was an Insurance Company Examiner for the North Carolina Department of Insurance. From June 1989 to January 1996 Mr. Trendel was the Financial Reporting Coordinator for Raleigh Federal Savings Bank (which merged with First Union National Bank January 1996) in Raleigh, North Carolina. Mr. Trendel holds a Bachelors degree from The Citadel in Business Administration.

ANGIE C. STEWART has served as Corporate Secretary since December 16, 1996 and since March 1996 has worked in the Company's Compliance Department. From February 1991 to March 1996 Ms. Stewart was Corporate Secretary and Administrative Assistant to the CEO and CFO of Raleigh Federal Savings Bank (which merged with First Union National Bank January 1996). From November 1987 to February 1991 Ms. Stewart was a Human Resource Specialist for Raleigh Federal Savings Bank. Ms. Stewart holds a Bachelors degree in Business Management from North Carolina State University.

Executive Compensation

The following table sets forth information concerning the compensation paid by the Company during the years ended December 31, 1995 and 1996 to the principal executive officers of the Company, and each of the Company's most highly compensated managers whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1996 ("Named Executive Officers").

                                 Annual Compensation



Name and Principal Positions	  Year 	Salary 	Bonus($)
--------------------------------------------------------------
Stanley H. Van Etten. . . . . . 1995	-0-(2)	  $-0-(2)
Chairman, President and Chief
Executive Officer               1996  $1,509,575  $23,568

Dwight Hallman. . . . . . . . . 1995    $44,159     $-0-
Director of Operations          1996    $80,000    $37,029

                                Long-Term Compensation
                                Securities
                                Restricted  underlying
                                Other Annual      Stock     Options/All other
Name and Principal Positions	Compensation(1) Award(s)($) SARS($) Compensation
----------------------------------------------------------------------------
Stanley H. Van Etten. . . . . . 1995  -0-        -0-       -0-       $15,300
Chairman, President and Chief
Executive Officer               1996  -0-        -0-      1,396,500   66,000
                                                 -0-     $3,253,579
Dwight Hallman. . . . . . . . . 1995  -0-        -0-        -0-         -0-
Director of Operations          1996  -0-       $124,688   $83,125      -0-

----------------------------------------------------------------------------

(1)	Certain of the officers of the Company routinely receive other benefits from the Company, including travel reimbursement, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during fiscal 1996, did not exceed the lesser of $50,000 and 10% of the compensation set forth above as to any named individual.

(2)	In 1995, Mayflower earned $389,068 in consulting fees from the
Company.  During 1995, Mr. Van Etten was an employee of Mayflower
and	did not earn any additional compensation from the Company.


Option Grant Table

The following table sets forth certain information regarding stock option grants made to the CEO and the other Named Executive Officers for services performed during the fiscal years ended December 31, 1995 and December 31, 1996.

                                Option Grants in Last Fiscal Year
                                Individual Grants
                                Number of
                                Securities      % of Total      Exercise
                                Underlying      options         of Base
                                Options         Granted to      Price
                Name            (#of Shares)    Employees       ($/SH)
                ----            -----------    ---------       --------
Stanley H.Van Etten		1,050,000(3)	27.6%		$1.33
  CEO and President           2,446,300(2)(3)   64.4            $1.33
Clark A. Jones
  Vice President/CFO            52,500          1.4             $1.33
Jeffrey A. Trendel
 Controller                     25,000          0.7             $1.33
Angie C. Stewart
 Corporate Secretary            25,000          0.7             $1.33
O.Kenneth Rudd III
 Vice President, Sales          105,000         2.8             $1.33
Dawn E. McIntyre
	Vice President, Marketing
                                92,500          2.4             $1.33

                                                Potential Realizable Value
                                                at Assumed Rates of Stock
                                                Price Appreciation for
                                                Option Term (1)
                                Expiration
        Name                                      5%        10%

Stanley H.Van Etten             10/31/1999    $4,116,000    $4,378,500
  CEO and President             10/31/2001     9,589,496    10,201,071
Clark A. Jones
  Vice President/CFO            10/31/1999      205,800        218,925
Jeffrey A. Trendel
 Controller                     10/31/1999       98,000        104,250
Angie C. Stewart
 Corporate Secretary            10/31/1999       98,000        104,250
O.Kenneth Rudd III
 Vice President, Sales          10/31/1999      411,600        437,850
Dawn E. McIntyre
	Vice President, Marketing
                                10/31/1999      362,600        385,725

_____________________________

(1)	The potential realizable portion of the foregoing table
illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.


(2)	Under an employment contract and based on the Company's
achievement of certain revenue goals, the President of the Company was entitled to receive stock incentives in the amount of 1% of issued and outstanding shares as of December 31, 1995, 2% of December 31, 1996, and 3% as of each year ended December 31, 1997 through 2000. For the year ended December 31, 1995, the President was granted options for 151,300 shares of Common Stock rather than receiving this stock bonus. Effective October 31, 1996, the President agreed to and has been granted stock options for 2,295,000 shares, exercisable at $1.33 per share. As a result of having been granted these options, the President is no longer entitled to receive the stock incentives referred to above and the options are not contingent on the Company's achievement of the specified revenue goals. These options remain outstanding at October 31, 1996 and expire on October 31, 2001.

(3)	Individual grants include options granted to Mayflower Holdings,
Inc., a stockholder principally owned by Stanley H. Van Etten.

Stock Option Grants

	151,300 stock options were granted to the Named Executive Officers during the fiscal year ended December 31, 1995, and 3,645,000 stock options were granted to the Named Executive Officers during the year ended December 31, 1996.

Fiscal Year End Option Values

	No options were exercised by the Named Executive Officers during fiscal 1995. The following table shows the number of shares covered by both exercisable and unexercisable employee stock options, as of December 31, 1996.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
	Option Values

                                        Number of Securities
                                        Underlying Unexercised
                                        Options at
                Name            Shares  December 31, 1996
                                        Acquired on     Value
                                        Exercies (#)    Realized($) Exercisable
Stanley H.Van Etten             -0              -              -0-    1,050,000
  CEO and President                                                   2,446,300
Clark A. Jones
  Vice President/CFO            -0-                             -0-      52,500
O.Kenneth Rudd III
 Vice President, Sales          -0-                             -0-     105,000
Dawn E. McIntyre
        Vice President, Marketing-0-                            -0-      92,500
Jeffrey A. Trendel
 Controller                      -0-                            -0-      25,000
Angie C. Stewart
Corporate Secretary             -0-                             -0-      25,000


                                    Number of Securities
                                    Underlying Unexercised Value of Unexercised
                                    Options at   In the money options at
                Name                December 31, 1996      December 31, 1996
                                    Unexercisable     Exercisable Unexercisable
Stanley H.Van Etten                  -0-              $3,853,500         -0-
  CEO and President                                    8,977,921
Clark A. Jones
  Vice President/CFO                 -0-                 192,675         -0-
O.Kenneth Rudd III
 Vice President, Sales               -0-                 385,350         -0-
Dawn E. McIntyre
        Vice President, Marketing    -0-                 339,475         -0-
Jeffrey A. Trendel
 Controller                          -0-                  91,750         -0-
Angie C. Stewart
Corporate Secretary                  -0-                  91,750         -0-




Long-Term Incentive Plans

	The Company presently does not have any Long-Term Incentive Plans.

Company Committee Interlocks and Insider Participation

The entire Board of Directors of the Company made all compensation decisions regarding compensation of executive officers during the period ending December 31, 1995. During such period, Mr. Van Etten was the only executive officer of the Company. For information concerning transactions with the Directors of the Company and entities affiliated with certain Directors, see "Certain Relationships and Related Transactions."

The Board of Directors has a Compensation Committee which makes recommendations concerning salaries, incentive compensation for executive officers, executive directors and managers of the Company. The 1996 Compensation Committee was composed of Larry Smith (Chairman), Barry Ackel, Claude Savage, Sabrina Wei, Derrick Rodgers (a former director) and Stanley H. Van Etten.

Director Compensation

The Company's directors are compensated in the amount of $100 plus expenses (travel, lodging and meals) for attendance at regularly scheduled Board of Directors meetings. The Company currently does not plan to compensate its outside directors for services rendered in their capacity as directors.

                           Director Compensation

                                   Securities
                                   Restricted                      Underlying
                                   Stock                           Options/
Name                               Award(s)($)                     SAR($)
-------------------------------------------------------------------------
Stanley H. Van Etten(1)            -0-                             $1,396,500
                                                                    3,253,579
Barry A. Ackel(2)                  -0-                                146,300
John D. Brothers                   -0-                                266,000
Jimmie D. Knowles                  -0-                                133,000
Claude W. Savage                   -0-                                778,050
Larry G. Smith(3)                  -0-                                744,800
Sabrina L. H. Wei(4)               -0-                                432,250
__________________________


(1) $1,497,979 of the SARS are owned in the name of Mayflower
Holdings, Inc.

(2) $46,550 of the SARS are owned in the name of Acme Holdings.

(3) $645,050 of the SARS are owned in the name of Omega Leasing
Services.

(4) $332,500 of the SARS are owned in the name of Paradise
Investments, Ltd.

Employment Contracts with Named Executive Officers

Effective June 1, 1995 the Company entered into a written employment agreement with Stanley H. Van Etten to serve as its Chief Executive Officer. The term of the agreement is for three years commencing June 1, 1995 and terminating May 31, 1998. This agreement is subject to automatic successive three-year periods of renewal unless written notice of termination is provided by one party to the other at least 90 days prior to the termination of the initial term of the agreement. Mr. Van Etten will receive the greater of 3% of the net revenues of the Company or $425,000 per year payable at least twice monthly. Under the original terms of the agreement and based on the Company's achievement of certain revenue goals, Mr. Van Etten was entitled to receive stock incentives in the amount of 1% of the issued and outstanding shares as of December 31, 1995, 2% as of December 31, 1996, and 3% as of each year ended December 31, 1997 through 2000. For the year ended December 31, 1995, the President was granted options for 151,300 shares of Common Stock rather than receiving stock incentives. Effective October 31, 1996, the President agreed to and has been granted stock options for 2,295,000 shares of Common Stock, exercisable at $1.33 per share in exchange for the 1996 through 2000 incentive stock option referred to above. As a result of having been granted these options, the President is no longer entitled to receive the stock incentives referred to above and the options are not contingent on the Company's achievement of the specified revenue goals. These options remain outstanding at October 31, 1996, and expire on October 31, 2001. In addition, Mr. Van Etten is entitled to a semi-annual bonus payable no later than July 15 and January 15 of each year equal to 3% of the operating profits of the Company before taxes at each payment date. Other than the exchange of options for the incentive stock referenced above, all other provisions of Mr. Van Etten's employment contract remain unchanged.

The Company maintains a "key man" life insurance policy in the amount of $2.5 million on the life of Mr. Van Etten.

Compensation to the Company's President for Sales Book


Prior to the formation of the Company, the Company's President, Stanley H. Van Etten, had authored a sales and training book which was determined by the Company to be beneficial and instrumental for inclusion in the Company's Kit. In September 1995 the Company entered into a written agreement with the Company's President and Chief Executive Officer, Stanley H. Van Etten, and his father, Stanley L. Van Etten, to rewrite the earlier created sales training handbook to create a version specifically for the Company's IRSRs. The agreement called for a lump sum payment of $10,000 to Stanley L. Van Etten as well as a $4 per book royalty for all books sold to the Company. The Company presently includes one copy of the book in each Kit and sells copies of the book for $14.95 individually or in packets of 10 for $100. $132,000 was paid to these individuals in 1996 and $30,600 was paid in 1995. No amounts were due at December 31, 1996. The Messrs. Van Etten have another edition of this book which does not include mate rials specific to the network marketing industry which is separately marketed through Van Etten Business Press, LLC, a company in which the Messrs. Van Etten both maintain a 50% interest.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the capital stock of the Company as of the date of this Prospectus for (i) each person who is known by the Company to beneficially own more than 5% of the capital stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for directors, executive officers and 5% stockholders is 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608.



                                                        Percentage
Directors, Executive Officers
and 5% Shareholders               Number of Shares
                                                        Beneficially    Before
                                Owned(1)(2)             Offering After Offering
Acme Holdings(3)                 426,875                 2.8%            2.4%
1239 Heyman Lane
Alexandria, LA 71303

Barry Ackel, Director            75,000                  0.5%           0.4%
1239 Heyman Lane
Alexandria, VA 71303

Omega Leasing Services(4)        1,171,250               7.8%           6.5%
2435 E. North Street
Suite 292
Greenville, SC 29615

Larry G. Smith, Director         75,000                  0.5%           0.4%
2435 E. North Street
Suite 292
Greenville, SC 29615

Jimmie & Portia Knowles, Director 597,925                4.0%           3.3%
105 Beechtree Court
Apex, NC 27502

Mayflower Holdings(5)             1,527,108(6)          10.2%           8.5%

Stanley H. Van Etten              2,370,000             15.8%           13.2%
Chairman, President & Chief Executive Officer

Paradise Investments, Ltd.(7)     250,000                1.7%            1.4%
1370-885 W. Georgia
Vancouver, BC, Canada  V6C 3E8

Sabrina L. H. Wei, Director       75,000                 0.5%           0.4%
1370-885 W. Georgia
Vancouver, BC, Canada V6C 3E8

Claude W. Savage, Director        1,182,750              7.9%         6.6%
106 Benbow Lane
Charlotte, NC 28214

To the Top We Go, Inc.(8)         82,500                 0.5%           0.5%

John D. Brothers,
Director & Interim Vice President, Compliance
                                   200,000               1.3%           1.1%

Clark A. Jones, Vice President,
Chief Financial Officer            52,500                0.3%           0.3%

O. Kenneth Rudd III, Vice President, Sales
                                  105,000               0.7%            0.6%

Dawn E. McIntyre, Vice President, Marketing
                                   92,500               0.6%            0.5%

Jeffrey A. Trendel, Controller     25,000               0.2%            0.1%

Angie C. Stewart, Corporate Secretary
                                   25,000               0.2%            0.1%

Derrick L. Rodgers                509,250                3.4%           2.8%
409 Jackson Park Road
Kannapolis, NC 28083

All directors and                8,333,408              55.5%           46.3%
executive officers
as a group (12 persons)

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon exercise of options, warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage of ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)	All options except those granted to employees of the Company are
"non-ISOs" or "nonqualifying options" because they are not incentive options as defined in Internal Revenue Code Section 422.

(3)	Barry Ackel, Director of the Company, is Managing Director of
Acme Holdings. Consequently, Mr. Ackel may be deemed the beneficial owner of all shares of Common Stock owned by Acme Holdings.
Includes 35,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after the date of this Prospectus.

(4)	Larry G. Smith, Director of the Company, is Managing Director of
Omega Leasing Services. Consequently, Mr. Smith may be deemed the beneficial owner of all shares of Common Stock owned by Omega
Leasing Services. Includes 485,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after the date of this Prospectus.

(5)	Stanley H. Van Etten, Chairman, President and Chief Executive
Officer of the Company, is President of Mayflower.  Consequently,
Mr. Van Etten may be deemed the beneficial owner of all shares of Common Stock owned by Mayflower. Includes 1,126,300 shares of
Common Stock issuable upon the exercise of options exercisable within 60 days after the date of this Prospectus.

(6)	In accordance with the provisions of his employment contract and based on the performance of the Company in 1995, Mr. Van Etten received a stock bonus of 1% of the issued and outstanding shares
(or 75,652 shares) of the Company's Common Stock as of December 31,
1995 on February 16, 1996.  Effective October 31, 1996, Mr. Van
Etten gave the incentive stock back to the Company in exchange for options to purchase 151,300 shares of Common Stock at an exercise price of $1.33 per share. The balance of the stock due under this provision of Mr. Van Etten's employment contract has been converted to options for 2,295,000 shares of common stock at an exercise price of $1.33. These options are outstanding as of October 31, 1996 and expire October 31, 2001. These options are not part of the Stock
Option Plan.

(7)	Sabrina L. H. Wei, Director of the Company, is a principal
shareholder of Paradise Investments, Ltd. Consequently, Ms. Wei may be deemed the beneficial owner of all shares of Common Stock owned by Paradise Investments, Ltd. Includes 250,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after the date of this Prospectus.

(8)	John D. Brothers, Director of the Company, is President,
Director and principal shareholder of To The Top We Go, Inc.
Consequently, Mr. Brothers may be deemed the beneficial owner of all shares of Common Stock owned by To The Top We Go, Inc.

	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company's policy that any person that is a member of management or an employee of either the Company or IHI Canada may not build a Retail Sales Organization and receive override commissions and bonuses therefrom under the Plan. Such members of management and employees are free to purchase the Company's products and resell them to others or to consume them personally. This policy does not apply to the Company's directors.

All future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions and loans and any forgiveness of loans, must be approved by a majority of the independent outside members of the Company's Board of Directors who do not have an interest in the transactions; however, at present, there are no such independent outside members. The Company intends to add at least two independent directors, one of whom will be chosen by the Underwriter, who will determine the fairness of future related-party transactions. In the interim, the Company will not enter in any new related-party transactions.


Mayflower, a principal shareholder of the Company, of whom Stanley
H. Van Etten is President and owns approximately 85% of Mayflower's common stock, provided substantial professional services, employees, operating capital, corporate office space (through November 30, 1995), loans, general administrative supplies and support to the Company during the period March through December 1995. The services provided by Mayflower included raising capital, designing the Company's compensation and marketing plans, conducting meetings with potential investors and representatives, developing a business plan, conducting sales presentations implementing business policies, recruiting professional advisors and administrative activities. As a result, the Company owed Mayflower $389,068 for services rendered and expense reimbursements, including $131,812 in notes payable with interest at a rate of 8% per annum. These amounts were paid in full as of February 1996. The interest paid on the note was $6,544.

Mayflower loaned the Company $200,000 in August 1996. The note required repayment at a rate of $50,000 on the fifteenth of each month for the months October 1996 through January 1997 with the final payment including interest accrued at a rate of twelve percent per annum. This loan was secured by the assets of the Company. During 1996, the Company offset $58,172 in receivables against the note principal. The loan was repaid and the security interest released in November 1996.

In 1996 the Company issued Mayflower 187,500 shares of Common Stock valued at $250,000 in exchange for consulting fees. The shares were canceled and fair market value options were granted in replacement thereof for 375,000 shares at an exercise price of $1.33 per share. The options expire October 31, 1999.

In September 1995 the Company entered into a written agreement with the Company's President and Chief Executive Officer, Stanley H. Van Etten, and his father, Stanley L. Van Etten, to rewrite an earlier-created sales training handbook to create a version specifically for the Company's IRSRs. The agreement called for a lump sum payment of $10,000 to Stanley L. Van Etten for the preparation of the special edition of the book, which was paid on October 2, 1995, as well as a $4 per book royalty for all books sold to the Company. The Company presently includes one copy of the book in each Kit and sells copies of the book for $14.95 individually or in packets of 10 for $100.00. $132,000 was paid to these individuals in 1996 and $30,600 was paid in 1995. No amounts were due at December 31, 1996.

Under a 1995 employment contract and based on the Company's achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives in the amount of 1% of issued and outstanding shares as of December 31, 1995, 2% as of December 31, 1996, and 3% as of each year ended December 31, 1997 through 2000. These stock incentives were granted to the President as additional compensation and were at no cost to the President.
In 1995, the Company did not meet the revenue goals noted in the President's contract, but in March 1995, the Board granted the stock incentives to the President based on accrued sales and deferred revenue combined. Effective October 31, 1996, the President gave back the incentive stock and the Company granted additional stock options of 151,300 shares of Common Stock at an exercise price of $1.33 per share. Effective October 31, 1996, the President agreed to and has been granted stock options for 2,295,000 shares of common stock, exercisable at $1.33 per share in exchange for the 1996, 1997, 1998, 1999 and 2000 incentive stock referred to above. As a result of having been granted these options, the President is no longer entitled to receive the stock incentives referred to above and the options are not contingent on the Company's achievement of the specified revenue goals. These options were outstanding at December 31, 1996, expire on October 31, 2001, and are not subject to the Stock Option Plan. All other provisions of the President's employment agreement remain unchanged.

One of the Company's jewelry suppliers, Jewels by Evonne, is principally owned by a shareholder of the Company, Evonne Eckenroth. The Company sold $1,160,593 (Representative Cost) worth of products supplied by Jewels by Evonne during 1996, the majority of which were sold during the Company's Winter Product Promotion.

                        DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company is 25,000,000 shares, all of which are Common Stock, $0.00133 par value per share. As of December 31, 1996, there were 7,273,246 shares of Common Stock outstanding. Upon the completion of this Offering there will be 10,273,246 shares of Common Stock outstanding.

Common Stock

The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the Common Stock. All of the outstanding shares of Co mmon Stock are, and the shares of Common Stock offered hereby, when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable.

Limitation on Liability and Indemnification Matters

The Amended Articles of Incorporation and Bylaws of the Company include provisions to eliminate personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Section 55-8-30(e) of the North Carolina Business Corporation Act ("NCBCA") and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by Sections 55-8-50 through 55-8-58 of the NCBCA. Pursuant to Section 55-8-51 and 55-8-57 of the NCBCA, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the Company, and with respect to criminal action, they had no reasonable cause to believe their con duct was unlawful. These provisions do not eliminate the directors" duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the NCBCA. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Company shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty t o the Company shareholders, for improper transactions between the director and the Company improper distributions to shareholders and loans to directors and officers. Theses provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, New York, New York.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, the Company will have outstanding 10,273,246 shares of Common Stock, not including shares of Common
Stock issuable upon exercise of outstanding options or the Underwriter's Purchase Option and assuming no exercise of the over-allotment option granted to the Underwriter.

*	Of these outstanding shares, the 3,000,000 shares of Common
	Stock sold to the public in this Offering may be freely traded without restriction or further registration under the Securities Act, except that any shares that may be held by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act) may be sold only pursuant to a registration under the Securities Act or pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144 adopted under the Securities Act.

*	The 7,273,246 shares of Common Stock outstanding prior to the
	consummation of this Offering are "restricted securities" as that term is defined in Rule 144 under the Securities Act ("Restricted Shares") and may not be sold unless such sale is registered under the Securities Act, or is made pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144. Of such shares (i) no shares are presently available for sale pursuant to Rule 144, (ii) 187,500 shares will be available for sale pursuant to Rule 144 commencing April 1997 and
	(iii) 5,508,375 shares will be available for sale pursuant to Rule 144 commencing June 1997.

In general, under Rule 144 as currently in effect, a stockholder (or stockholders whose shares are aggregated) who has beneficially owned any Restricted Shares for at least two years (including a stockholder who may be deemed to be an affiliate of the Company), will be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of such sale is given to the Commission, provided certain public information, manner of sale and notice requirements are satisfied. A stockholder who is deemed to be an affiliate of the Company, including members of the Board of Directors and senior management of the Company, will still need to comply with the restrictions and requirements of Rule 144, other than the two-year holding period requirement, in order to sell shares of Common Stock that are not Rest ricted Securities, unless such sale is registered under the Securities Act. A stockholder (or stockholders whose shares are aggregated) who is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale by such stockholder, and who has beneficially owned Restricted Shares for at least three years, will be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. In addition, on July 27, 1995, the Commission proposed to reduce the Rule 144(d) holding period for resales of restricted securities from two years to one year and to reduce the Rule 144(k) holding period from three years to two years. If the Rule 144 changes are adopted as proposed, the reduced holding periods will apply to all Restricted Shares. At present, the Company plans to file a subsequent registration statement to register the 7,273,246 outstanding shares of Common Stock and all of the shares subject to options granted by the Company.

The officers, directors and principal shareholders will not sell their shares for 12 months following the Effective Date of the Offering without the prior written consent of the Underwriter.

No predictions can be made of the effect, if any, that future sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market could adversely affect the then-prevailing market price.

                        UNDERWRITING

WIN Capital Corp. (the "Underwriter"), has agreed, subject to the terms and conditions of the Letter of Intent and proposed Underwriting Agreement, to purchase from the Company and the Company has agreed to sell to the Underwriter the Shares offered hereby.
The obligations of the Underwriter under the Underwriting Agreement are subject to approval of certain legal matters by counsel and various other conditions precedent, and the Underwriter is obligated to purchase all of the Shares offered by this Prospectus (other than the Shares covered by the over-allotment option described below), if any are purchased.

The Underwriter has advised the Company that it proposes to offer the Shares to the public at the initial offering price set forth on the cover page of this Prospectus and to certain dealers at that price less a concession not in excess of $ per share of Common Stock. The Underwriter may allow, and such dealers may reallow, a concession not in excess of $ per share of Common Stock to certain other dealers. After this Offering, the offering price and other selling terms may be changed by the Underwriter.

The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, and, if such indemnifications are unavailable or insufficient, the Company and the Underwriters have agreed to damage contribution agreements between them based upon relative benefits received from this offering and relative fault resulting in such damages. The Company also has agreed with the Underwriters that the Company will file and cause to become effective a registration statement pursuant to Section 12(g) of the Securities Exchange Act of 1934 no later than the date of this Prospectus.

The Company has also agreed to pay to the Underwriter an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the Securities offered by this Prospectus (including the sale of any Securities subject to the Underwriter's over-allotment option), $70,000 of which has been paid to date. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock offered hereby for sale under the laws of such states as the Underwriter may designate and registering this Offering with the NASD including fees and expenses of counsel retained for such purposes by the Underwriter.

 For the purpose of covering over-allotments, if any, which may occur during the distribution and sale of shares, the Company will grant the Underwriter an option to purchase all or part of an additional number of shares of Common Stock, as will be equal to 15% of the total number of shares initially offered to the public for a period of 45 days from the Effective Date.

In connection with this Offering, the Company has agreed to sell to the Underwriter for an aggregate of $100, the Underwriter's Purchase Option, consisting of the right to purchase up to an aggregate of 300,000 shares of Common Stock excluding any shares of Common Stock sold pursuant to the overall-allotment option provided for above. The Underwriter 's Purchase Option is exercisable initially at a price on 110% of the initial offering price of the Securities for a period of four years commencing one year from the date hereof. The Underwriter's Purchase Option may not be transferred, sold, assigned or hypothecated during the one year period following the date of this Prospectus except to officers of the Underwriter and the selected dealers and their officers or partners. The Underwriter's Purchase Option grants to the holders thereof certain "piggyback" and demand rights.


Pursuant to the Underwriting Agreement, all of the officers, directors and principal shareholders of the Company and any of such person's respective affiliates as of the date of this Prospectus have agreed not to sell any of their shares of Common Stock (who hold in the aggregate 7,273,246 outstanding shares of Common Stock) until 12 months from the date of this Prospectus without Underwriter approval. In addition, the Underwriting Agreement provides that, for a period of two years from the date of this Prospectus, the Company will recommend and use its best efforts to elect a designee of the Underwriter as a member of the Board of Directors. Alternatively, the Underwriter will have the right to send a representative to observe each meeting of the Board of Directors.

The Underwriter has selected John W. Hemmer as such designee or representative. Mr. Hemmer has been placed on the proxy for the 1997 Board of Directors and has received the recommendation of the Company's management. During the two year period following the date of this Prospectus, the Underwriter shall have the right to purchase for the Underwriter's account or to sell for the account of the officers and directors of the Company (and any family member or affiliate of any of the foregoing persons), any securities sold by any of such persons in the open market.

Lack of Experience of Underwriter

The Underwriter commenced operations in 1994, and has been a broker-dealer since 1995, and has not served as a managing underwriter of public offering of securities. In addition, the Underwriter is a relatively small firm and no assurance can be given that it will be able to participate as a market maker in the Common Stock, and no assurance can be given that any broker-dealer will make a market in the Common Stock. However, the principals of the Underwriters have a combined ___ years experience and have completed over ___ public stock transactions.

Discussion of Determination of Offering Price

Prior to this Offering, there has been no public market for any of the Company's securities. Accordingly, the Offering Price of the Shares has been determined by negotiation between the Company and the Underwriter and does not necessarily bear any relation to established valuation criteria. Factors considered in determining such prices and terms, in addition to prevailing market conditions, included an assessment of the prospect for the industry in which the Company will compete, the Company's management and the Company's capital structure.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Effective October 31, 1996, the Board of Directors awarded fair market value options under the Stock Option Plan to various professionals. Names experts and counsel have interests in the Company as follows: (1) Georgina Marie Mollick, Esq. options for 117,500 shares of Common Stock; (2) Wood & Francis, PLLC, options for 37,500 shares of Common Stock; (3) Richard S. Heller, Esq. options for 18,750 shares of Common Stock; and (4) Wyrick, Robbins, Yates & Ponton, LLP, options for 37,500 shares of Common Stock.

                           LEGAL MATTERS

Certain legal matters in connection with the Shares offered hereby are being passed upon for the Company by Wood & Francis, PLLC, Raleigh, North Carolina. Olshan Grundman Frome & Rosenzweig LLP, New York, New York, has served as counsel to the Underwriter in connection with this offering.

                              EXPERTS

The financial statements of the Company as of December 31, 1996 and December 31, 1995, have been included herein in reliance on the reports of Eilers, Jones, Brown & McLeod, CPAs, PA, independent certified public accountants, appearing elsewhere in this Prospectus, and upon the authority of said firm as experts in accounting and auditing.

                       AVAILABLE INFORMATION


The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto; certain portions have been omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the securities offered by this Prospectus and such omitted information, reference is made to the Registration Statement, including any and all exhibits and amendments thereto. Statements contained in this Prospectus concerning the provisions of any document filed as an exhibit are of necessity brief descriptions thereof and are not necessarily complete, and in each instance reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by this reference.

Following the effectiveness of the Registration Statement, the Company will be subject to the informational requirements of the Exchange Act and in accordance therewith the Company files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at public reference facilities of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549; the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material, including the Registration Statement, can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding Registrants that file electronically. The address of such site is http://www.sec.gov.

The Company intends to furnish its stockholders with annual reports containing financial statements which will be audited and reported on by its independent public accounting firm, and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                        INTERNATIONAL HERITAGE, INC.
                          Raleigh, North Carolina

                     Consolidated Financial Statements
                        and Supplemental Information

                      Year Ended December 31, 1996 and
                       Period Ended December 31, 1995

                        INTERNATIONAL HERITAGE, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL INFORMATION

     Year Ended December 31, 1996 and Period Ended December 31, 1995
--------------------------------------------------------------------------
                                                                 PAGE(S)
                                                                ---------
INDEPENDENT AUDITORS' REPORT                                         F-2

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets                                          F-3 to F-4

Consolidated Statements of Operations                                F-5

Consolidated Statements of Stockholders' Equity                      F-6

Consolidated Statements of Cash Flows                                F-7

Notes to Consolidated Financial Statements                           F-8 to F-19

SUPPLEMENTAL INFORMATION:

Schedules of Consolidated Selling and Administrative Expenses        F-20

                        INDEPENDENT AUDITORS' REPORT
                        ----------------------------

                EILERS, JONES, BROWN, & McLEOD, CPAs, PA
                    2626 Glenwood Avenue, Suite 300
                     Raleigh, North Carolina 27608


To the Shareholders of
International Heritage, Inc.
Raleigh, North Carolina

We have audited the accompanying consolidated balance sheets of International Heritage, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996 and the period April 28, 1995 (date of inception) to December 31, 1995. These consolidated financial statements are the responsibility of the management of International Heritage, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Heritage, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year and period then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental information on page F-20 is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the same auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects, in relation to the basic consolidated financial statements taken as a whole.


/s/ Eilers, Jones,Brown & McLeod CPAs, PA


February 14, 1997

		INTERNATIONAL HERITAGE, INC.

		CONSOLIDATED BALANCE SHEETS

		December 31, 1996 and 1995
------------------------------------------------------------------------

                                ASSETS
                                ------

                                                  1996                     1995
                                               -------                  -------
CURRENT ASSETS
Cash                                    $       38,004          $       306,099
Certificates of deposit                         91,734                   10,000
Inventory                                      664,632                  283,371
Employee and stockholder advances               11,734                   39,556
Due from representatives, less allowance for
doubtful accounts of $455,000 in 1996        1,933,086                  142,028
Sales tax refunds due                           36,796                        -
Other receivables                               22,603                   22,998
Deposit on promotional inventory               146,316                        -
Other deposits                                  54,721                   79,419
Prepaid commissions                            411,136                        -
Other prepaid expenses                          26,021                    1,438
                                            ----------                 --------
Total Current Assets                         3,436,783                  884,909
                                            ----------                 --------

PROPERTY AND EQUIPMENT - AT COST
Computer software                              251,035                  124,933
Computer hardware                              462,383                  101,114
Office furniture and equipment                 180,517                   88,136
Leasehold improvements                         117,004                        -
                                            ----------                 --------
                                             1,010,939                  314,183
Less accumulated depreciation and amortization
                                               125,841                   21,832
                                            ----------                 --------
Net Property and Equipment                     885,098                  292,351
                                            ----------                 --------

OTHER ASSETS
Deferred registration costs                    568,850                  116,543
Organization costs, net                        184,230                  260,232
Start-up costs, net                             12,461                   15,062
Acquisition costs, net                         319,578                  160,349
                                           -----------                ---------
Total Other Assets                           1,085,119                  552,186
                                           -----------                ---------

                                        $    5,407,000          $     1,729,446
                                            ==========                =========



The accompanying notes are an integral part of these consolidated financial statements.

			INTERNATIONAL HERITAGE, INC.

			CONSOLIDATED BALANCE SHEETS

			December 31, 1996 and 1995
------------------------------------------------------------------------

		LIABILITIES AND STOCKHOLDERS' EQUITY

                                                 1996                    1995
                                            -------------           -----------
CURRENT LIABILITIES
Trade accounts payable			$	1,580,725	$	594,851
Product ordered payable to IRSRs		  440,994		253,913
Other payables to IRSRs		  		  155,485		103,331
Cash overdrafts                                    95,708                94,034
Deferred revenue                                1,682,827               408,375
Income taxes payable                                7,000                     -
Sales tax payable                                 157,396               135,913
Accrued payroll and payroll taxes                 387,085                13,215
Accrued commissions                               593,953               915,421
Accrued interest payable                            -                     2,675
Notes payable - stockholders                        -                   165,545
Potential investor deposits			    -			115,650
                                                 --------           -----------
Total Liabilities                               5,101,173             2,802,923
                                                ---------           -----------


STOCKHOLDERS' EQUITY
Common stock, $0.001 par value: authorized - 25,000,000 shares;
issued and outstanding - 7,273,246 shares          9,693                  9,693
Additional paid-in capital                       910,903                846,497
Equity adjustment for foreign currency translation 2,803                    156
Accumulated deficit                             (617,572)            (1,929,823)
                                             -----------            -----------
Total Stockholders' Equity                       305,827             (1,073,477)
                                             -----------            -----------



                                            $  5,407,000      $       1,729,446
                                           =============           ============




The accompanying notes are an integral part of these consolidated financial statements.

			INTERNATIONAL HERITAGE, INC.

                   CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 1996 and Period Ended December 31, 1995
------------------------------------------------------------------------

                                                     1996                   1995
                                                ---------                -------
REVENUE
  Sales - product                      $       41,261,709      $       4,254,278
  Sales - business kits                         3,316,576                312,110
  Sales - administrative fees                   3,126,917                285,854
                                               ----------              ---------
Total Revenue                                  47,705,202              4,852,242
                                               ----------              ---------

COST OF SALES
  Commissions                                  19,631,091              2,580,177
  Product                                      13,534,224              1,912,157
  Business kits                                 3,223,348                358,549
  Other                                         1,451,126                 67,454
                                               ----------              ---------
    Total Cost of Sales                        37,839,789              4,918,337
                                               ----------              ---------

  GROSS INCOME (LOSS)                          9,865,413               (66,095)

SELLING AND ADMINISTRATIVE EXPENSES            8,553,162               1,863,728
                                               ---------               ---------



INCOME (LOSS) BEFORE INCOME TAXES             1,319,251              (1,929,823)

PROVISION FOR INCOME TAXES                            -                        -

NET INCOME (LOSS)                     $       1,312,251       $      (1,929,823)
                                          =============           ==============


Earnings per common share
        and common equivalent share   $            0.11       $          (0.14)
                                          =============           ==============
Earnings per common share -
   assuming full dilution             $            0.11       $          (0.14)
                                          =============           ==============

Weighted average number of common and common
equivalent shares outstanding                13,569,147               12,737,149
                                          =============           ==============



The accompanying notes are an integral part of these consolidated financial statements.

  			INTERNATIONAL HERITAGE, INC.

    	CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Year Ended December 31, 1996 and Period Ended December 31, 1995
-----------------------------------------------------------------------


                                                  Common Stock; $.001 par value,
                                                    25,000,000 shares authorized
                                                                      Additional
                                            Shares      Amount   Paid-in Capital
                                          --------  ----------   ---------------
Issuance of common
stock for cash
consideration                           6,605,348  $    8,802      $    382,364

Conversion of notes
payble to common
stock                                     575,250         767           340,727

Issuance of common
stock for services
rendered                                   92,648         124           123,406

Adjustment for foreign
currency translation                            -           -                 -

Net loss                                        -           -                 -
                                        ---------        ----           -------

Balance -
December 31, 1995                       7,273,246       9,693           846,497

Value attributed to
   options granted for
   services                                     -          -             64,406

Adjustment for
foreign currency
 translation                                   -           -                  -

Net income                                      -          -                  -
                                        ---------       -----           -------
B
alance -
December 31, 1996                       7,273,246   $   9,693   $       910,903
                                        ========    =========       ===========



                                Adjustment
                               for Foreign                        Total
                                  Currency Accumulated     Stockholders'
                               Translation     Deficit           Equity
                               ----------- -----------     ------------
Issuance of common
stock for cash
consideration                   $       -  $         -     $    391,166

Conversion of notes
payble to common
stock                                   -            -          341,494

Issuance of common
stock for services
rendered                                -            -          123,530

Adjustment for foreign
currency translation                  156            -              156

Net loss                                -    (1,929,823)     (1,929,823)
                                 --------    -----------    -----------

Balance -
December 31, 1995                      156   (1,929,823)     (1,073,477)

Value attributed to
   options granted for
   services                              -            -          64,406

Adjustment for
foreign currency
 translation                        2,647             -           2,647


Net income                              -     1,312,251       1,312,251
                                 --------   -----------     -----------

Balance -
December 31, 1996                  $2,803  $   (617,572)    $   305,827
                                 ========        ======      ==========

The accompanying notes are an integral part of these consolidated financial statements.

                           INTERNATIONAL HERITAGE, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

      Year Ended December 31, 1996 and Period Ended December 31, 1995
-----------------------------------------------------------------------------

                                                         1996             1995
                                                    ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                            $       1,312,251   $   (1,929,823)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
        Depreciation                                   109,039           21,832
        Amortization                                   112,513           47,511
        Common stock options granted for services       64,406                -
        Other                                           52,789                -
Changes in Assets and Liabilities:
        Inventory                                     (381,261)        (283,371)
        Receivables, net                            (1,799,637)        (204,582)
        Deposits and prepaid expenses                 (557,337)         (80,857)
        Payables                                     1,225,109          952,095
        Deferred revenue                             1,274,452          408,375
        Accrued expenses and taxes payable              78,210        1,067,224
                                                    ----------       ----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES  1,490,534           (1,596)
                                                    ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES
        Proceeds from sale of equipment                   795                 -
        Purchases of property and equipment          (731,061)         (314,183)
        Purchases of certificates of deposit          (81,734)          (10,000)
                                                    ----------       ----------
NET CASH USED IN INVESTING ACTIVITIES                (812,000)         (324,183)
                                                    ----------       ----------


CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from the sale of stock                    -            391,166
        Payments for deferred registration costs    (452,307)          (116,543)
        Proceeds from notes payable                  222,775            511,539
        Payments on notes payable                   (388,320)            (4,500)
        Deposits from potential investors                  -            120,650
        Refunds to investors                        (115,650)            (5,000)
        Payments for organization and start-up costs  (1,627)          (184,136)
        Payments for acquisition costs              (215,821)          (175,488)
        Cash overdraft                                 1,674             94,034
                                                  ----------         ----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES (949,276)           631,722
                                                  ----------         ----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                2,647                156
                                                  ----------         ----------

NET INCREASE (DECREASE) IN CASH AT END OF PERIOD   (268,095)            306,099
Cash at beginning of period                         306,099                   -
                                                 ----------          ----------

CASH AT END OF PERIOD                             $  38,004          $  306,099
                                                  =========          ==========

The accompanying notes are an integral part of these consolidated financial statements.

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
----------------------------------------------------------------------------
NOTE 1 -	THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY - International Heritage, Inc. (the 'Company') was incorporated in North Carolina on April 28, 1995. It is principally engaged in the direct sale of fine jewelry and collectibles in forty-eight states. The Company recruits Independent Retail Sales Representatives ('IRSRs') who build retail sales organizations. IRSRs purchase products from the Company and retails them to the public.

The Company has a wholly owned subsidiary, International Heritage of Canada, Inc., that was incorporated in Canada on July 26, 1995, and is engaged in the same direct sales business in Canada as the parent Company. The accounts of the Canadian Company have been consolidated with the Company and all significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

RECLASSIFICATIONS - In October 1996, the Company canceled 300,000 shares of stock originally valued at $400,000 and issued in 1995 in exchange for services provided to the Company in the organization of the Canadian subsidiary, and has retroactively treated this cancellation as of December 31, 1995. This retroactive cancellation has reduced both organization costs and paid in capital balances by $400,000 as of December 31, 1995. Certain other 1995 amounts have been reclassified to conform to current year presentation. None of these reclassifications affected the statements of operations. During 1996, it was discovered that the number of shares of common stock was understated by 3,375 shares. The number of shares of common stock has been restated in the attached consolidated financial statements effective December 31, 1995. This restatement has no effect on the consolidated financial consolidated statement balances.

CASH - For purposes of reporting cash flows, cash includes cash on hand and amounts due from banks. As of December 31, 1996, the Company had U.S. bank balances of $416,454 of which $239,537 was in excess of the insured limits prescribed by the Federal Deposit Insurance Corporation.

CERTIFICATES OF DEPOSIT - The Company was required to deposit $90,000 in 1996 and $10,000 in 1995 into certificates of deposit in order to obtain a merchant credit card account with a financial institution. The certificates of deposit are required to be maintained with this financial institution until they mature on various dates in 1997.

INVENTORY - Inventory, consisting primarily of retail business center kits containing sales and other business materials, is stated at the lower of cost or market, with cost determined

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
----------------------------------------------------------------------------
NOTE 1 -	THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

under the first-in first-out (FIFO) method. Inventory also includes approximately $57,000 of jewelry used for display purposes and $70,000 in promotional items.

PROPERTY AND EQUIPMENT - Depreciation expense is calculated on the straight-line method over useful lives as follows:

                                   Estimated Useful Life
                                    --------------------
Computer software                                5 years
Computer hardware                                5 years
Office furniture and equipment                   7 years
Leasehold improvements                           7 years

Expenditures for repairs and maintenance are charged to expense as incurred. The cost of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition of equipment, the respective assets and accumulated depreciation accounts are relieved and any related gain or loss is reflected in operations.

ORGANIZATION AND START-UP COSTS - Organization costs consist primarily of legal, consulting and accounting fees associated with the organization of the Company and are being amortized on a straight-line basis over 5 years (accumulated amortization was $76,977 as of December 31, 1996 and $31,761 as of December 31, 1995). During 1996, the Company wrote off $24,309 (net book value) in organization costs for the development of a training video which has been updated and replaced to reflect the fact that the underlying asset no longer had value. Start-up costs consist of legal and consulting fees associated with the start-up of the Canadian operations and are being amortized on a straight-line basis over 5 years (accumulated amortization was $3,213 as of December 31, 1996 and $612 as of December 31, 1995).

ACQUISITION COSTS - In order to facilitate a larger retail sales organization in a short time period, the Company acquired sales organizations from third parties and paid for these acquisitions through direct product cost to the new representatives. More than 90% of these representatives acquired have remained active with the Company through December 31, 1996. Accordingly, the direct costs associated with these acquisitions have been capitalized (does not include any management or overhead cost) and are being amortized on a straight- line basis over 5 years (accumulated amortization was $71,730 as of December 31, 1996 and $15,138 as of December 31, 1995).

REVENUE RECOGNITION AND DEFERRED REVENUE - IRSRs may join the Company and retail product at no cost other than to purchase a $100 professional retail business career kit. When the IRSRs sell a product the sale is recognized when the product is shipped.

The Company allows IRSRs to stop selling the Company"s products without penalty or obligation within 60 days and receive a complete refund. The Company records revenues

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
-----------------------------------------------------------------------------

NOTE 1 -	THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

for down payments made on product sales and provides allowances for sales returns and allowances based on past experience. After a 60 day period has elapsed, all such revenue is recognized. Effective July 1996, IRSRs who enter with more than one business center or have earned a commission check are not eligible for a refund.

In addition, the Company provides a 100% satisfaction guarantee on all product and sales aids purchased by IRSRs or customers. Commissions are earned by the IRSRs based on sales volume levels. The Company periodically conducts sales contests and various incentive plans to enhance revenue growth. The Company recognized revenue on an annual $25 optional administration fee when an IRSRs or customer first joins the Company and every year thereafter and an annual $50 technology maintenance fee earned throughout the year and billed at the end of each year.

INVESTOR DEPOSITS - Subsequent to the initial issuance of common stock for $111,491 in cash and services, the Company received $809,105 of funds and services from potential investors. The Company sold these securities under an exemption from registration; however, it was later determined that the exemption may have been technically deficient in some states. Thus, the Company voluntarily (under no regulatory directive) offered to rescind such prior sales to all investors who deposited monies during the period from May to December 1995 by refunding the price paid for the securities plus interest (the "Rescission Offer"). The Company has recorded deposits made by investors who rejected the Rescission Offer as equity. Four investors, for a total of $20,000, accepted the Rescission Offer and received a refund. In addition, the Company refunded $100,650 plus interest to potential investors from the state of Washington, since the Company withdrew its offering in that state. All other investors rejected the Rescission Offer. Any investor who rejected the Rescission Offer received shares of the Company"s stock at the rate of 7.5 shares for each $10 investment.

ADVERTISING COSTS - Advertising costs are expensed the first time the advertising takes place.

PER SHARE AMOUNTS - Earnings per common and common equivalent share were computed by dividing adjusted net income (loss) by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Common stock options have been considered to be the equivalent of common stock from the time of their issuance, and have been treated as outstanding for all reported periods. The number of common shares was increased by the number of shares issuable on the exercise of stock options when the estimated initial public offering price of the common stock ($5.00 per share) exceeds the exercise price of the options. This increase in the number of common shares was reduced by the number of common shares that are assumed to have been purchased with the proceeds from the exercise of the options. Those purchases were assumed to have been made at the estimated initial public offering price of the common stock and have been

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
--------------------------------------------------------------------------

NOTE 1 -	THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

limited so as not to exceed twenty percent of the outstanding common stock as of December 31, 1996. Net income (loss) has been adjusted to reflect investment interest, net of tax, assuming the balance of the funds assumed to have been obtained from the exercise of options in excess of the twenty percent limitation referred to above were invested in U. S. government securities. Earnings per common share assuming full dilution were computed under the same assumptions as earnings per common and common equivalent share. See Note 5 for additional information.

STOCK OPTIONS - The Company recognizes compensation cost for nonvariable employee stock options at the differences between what the stock has last sold for to outside investors ($1.33 per share) less the amount, if any, the employee is required to pay. The method used is the intrinsic value based method and is expensed over the estimated period of service. As of December 31, 1995 and 1996, there are no outstanding employee stock options requiring the recognition of compensation expense.

The Company recognizes compensation cost for all non-employee stock options at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. There were 286,250 non-employee stock options outstanding at December 31, 1996 and no such options outstanding at December 31, 1995. The Company has recorded $64,406 in related compensation expense in 1996.

INCOME TAXES - Temporary differences in the basis of assets and liabilities for financial statement and income tax reporting arise from using different methods and periods to calculate depreciation, allowances for bad debt and various accrued liabilities. Provision has been made for income taxes due on taxable income and for the deferred taxes on the temporary differences. International Heritage of Canada, Inc. files their tax returns separately from the Company.

NOTE 2 -	DEVELOPMENT STAGE OPERATIONS

The Company was formed April 28, 1995 and from that date until June 21, 1995, the Company"s operations consisted primarily of raising capital, developing and implementing business policies and administrative activities. During this development stage, the Company incurred approximately $225,000 of losses.

NOTE 3 -	NOTES PAYABLE AND LETTERS OF CREDIT

The Company has no outstanding loans to stockholders as of December 31, 1996, and had loans of $33,733 to several stockholders as of December 31, 1995. These notes have interest rates of 12% and mature in one year. Interest expense was $1,467 in 1996 and $2,554 in 1995. All loans were repaid as of December 6, 1996.

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
----------------------------------------------------------------------------
NOTE 3 -	NOTES PAYABLE AND LETTERS OF CREDIT (CONTINUED)

In August 1996, Mayflower Holdings, Inc., a stockholder which is principally owned by the President of the Company, loaned the company $200,000 with interest at 12%. The note is payable in monthly installments of $50,000 beginning in October 1996 with a final payment including interest due in January 1997. The note is secured by the assets of the Company. During 1996, the Company offset $58,172 in receivables from Mayflower Holdings, Inc. against the note principal. The note was repaid on November 1, 1996.
Interest expense was $4,100 in 1996.

The Company owed $131,812 to Mayflower Holdings, Inc. as of December 31, 1995. This note bears interest at 8% per annum and was payable on demand. The note was secured by all assets of the Company. The note was repaid in February 1996. Interest expense was $7,581 in 1996 and $5,508 in 1995.

In January 1996, the Company borrowed $22,775 under a note payable to a finance company, bearing interest at 12.5%. The note was secured by a vehicle and was scheduled to mature January 4, 1999. In October 1996, the Company repaid the note balance. Interest expense was $1,168 in 1996.

The Company has a $10,000 letter of credit with a bank for the benefit of a telephone company. The related note bears interest at a variable rate (8.25% as of July 3, 1996) and matures on July 3, 1997. The note is secured by certain cash balances maintained with the bank. The Company has a $7,300 letter of credit with a bank for the benefit of the Canadian Ministry of Housing, Recreations and Consumer Services. The related note bears interest at one percent above the prime rate (prime rate was 8.25% as of December 31, 1996) and matures on March 17, 1997. The note is secured by a certificate of deposit with the bank. No amounts are outstanding under either letter as of December 31, 1996.

NOTE 4 -	PROVISION FOR INCOME TAXES

The provision for income taxes consisted of:

                                                1996
                                          ----------

		Current taxes payable
                        Federal            $ 594,000
                        State                147,000
                                             -------
                                             741,000
                                             -------
		Deferred taxes
                        Federal             (181,500)
                        State                (27,500)
                                            --------
                                            (209,000)
                                            --------
Less NOL Carryforward                       (532,000)
                                            --------
                                          $        -
                                            ========

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995

NOTE 4 -	PROVISION FOR INCOME TAXES (CONTINUED)

No income tax provision was calculated for 1995 since the Company had a net loss.

Deferred taxes result from timing differences in the recognition of revenue and expense for tax and financial reporting purposes. The source of these differences and the tax effect of each is as follows:

                                                   1996
                                             ----------

Excess of tax over book
depreciation and amortization           $        49,000
Nondeductible bad debt expense                 (177,000)
Nondeductible expenses related to
certain book liabilities                        (81,000)
                                            -----------
                                        $      (209,000)
                                            ===========


The Company's total deferred tax assets, deferred tax liabilities, and deferred tax asset valuation allowances at December 31, 1996 are as follows:


                                                   1996
                                              ---------

Total deferred tax assets                    $  258,000
Less valuation allowance                              -
                                              ---------
                                                258,000
Total deferred tax liabilities                  (49,000)
                                              ---------
Net deferred tax asset                       $  209,000
                                              =========


The following table reconciles the tax provision with the expected provision obtained by applying statutory rates to pretax income:

                                                  1996
                                              --------
Expected tax provision                       $ 446,000
	State income taxes, net of federal
                income tax benefit              67,000
        Canadian income tax effect              (5,000)
        Non-deductible expenses                 24,000
                                             ---------
                                             $ 532,000
                                             =========

For financial statement purposes, the Company has approximately $620,000 of net operating loss carryforwards as of December 31, 1996, which expire on 2010.

NOTE 5 -	COMMON STOCK AND STOCK OPTIONS

On July 1, 1996, the shareholders approved an increase in authorized shares of common stock to 25,000,000 shares and a ten for one common stock split. Concurrent with this

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
-----------------------------------------------------------------------------
NOTE 5 -	COMMON STOCK AND STOCK OPTIONS (CONTINUED)

amendment, the par value of common stock changed from $0.01 to $0.001 per share. Effective October 31, 1996, the Board of Directors approved a three for four reverse common stock split. Concurrent with this amendment, the par value of common stock changed from $0.001 to $0.00133 per share (rounded to $0.001 for financial statement reporting purposes).

During 1995, the Company granted the initial Board of Directors and founders options for 15% of the issued and outstanding shares at $.02 per share. Effective October 31, 1996, the Board of Directors approved and the original founders accepted the cancellation of these options and the grant of new options for 1,350,000 shares in exchange for the canceled options. These new options are exercisable at $1.33 per share and expire October 31, 1999. These options remain outstanding at December 31, 1996 and are not subject to the option plan noted below.

In 1996, the Company issued Mayflower Holdings, Inc. 187,500 shares of common stock (valued at $250,000) in exchange for consulting fees. The shares were then canceled and options were granted for 375,000 shares effective October 31, 1996, at an exercise price of $1.33 per share. The options expire on October 31, 1999, and are outstanding as of December 31, 1996. These options are not subject to the option plan noted below.

Under a 1995 employment contract and based on the Company"s achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives in the amount of 1% of issued and outstanding shares as of December 31, 1995, 2% as of December 31, 1996, and 3% as of each year ended December 31, 1997 through 2000. These stock incentives were granted to the President as additional compensation and were at no cost to the President. In 1995, the Company did not meet the sales level noted in the President"s contract, but in March 1996, the Board granted the incentive stock to the President based on accrued sales and deferred revenue combined. Effective October 31, 1996, the President gave back the incentive stock and the Company granted additional stock options of 151,300 shares of common stock at an exercise price of $1.33 per share. Effective October 31, 1996, the President agreed to and has been granted stock options for 2,295,000 shares, exercisable at $1.33 per share in exchange for the 1996, 1997, 1998, 1999 and 2000 incentive stock referred to above. As a result of having been granted these options, the President is no longer entitled to receive the stock incentives referred to above and the options are not contingent on the Company"s achievement of the specified revenue goals. These options are outstanding at December 31, 1996, expire on October 31, 2001, and are not subject to the option plan noted below. No compensation expense has been recorded since the options granted have exercise prices that approximate fair market value.

In 1996, the Company formalized and consolidated all previously existing options into a single option plan effective October 31, 1996, and reissued options for 3,579,250 shares (previously 3,175,000 shares) to its Board of Directors, management, advisory board members, consultants, named experts and council, IRSRs and others. These options are exercisable

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
-----------------------------------------------------------------------------
NOTE 5 -	COMMON STOCK AND STOCK OPTIONS (CONTINUED)

at $1.33 per share and expire on October 31, 1999. All are outstanding as of December 31, 1996.

The weighted average exercise price for all outstanding options is $1.33 per share. If all of the above options were exercised as of December 31, 1996, this would result in 7,750,550 shares of additional outstanding common stock.

The following table summarizes information about fixed stock options both outstanding and exercisable at December 31, 1996:


                               Number     Weighted-average
               Range of   outstanding            remaining Weighted average
        exercise prices   at 12/31/96     contractual life   exercise price
        ---------------   -----------     ---------------- ----------------
                  $1.33     5,304,250            3.0 years            $1.33
                   1.33     2,446,300            5.0                   1.33
                            ---------
                   1.33     7,750,550            3.6                   1.33
                            =========


A summary of the status of the Company's stock options as of December 31, 1996 and 1995, and changes during the periods ended are as follows:

                                      1996                           1995
                        -------------------------      ----------------------
                                Weighted Average             Weighted Average
                           Shares Exercise Price       Shares  Exercise Price
Outstanding -
   beginning of
   period               1,501,300          $1.33            -                -
Granted                 6,249,250          $1.33    1,501,300            $1.33
                        ---------                   ---------
Outstanding -
   end of period        7,750,550                   1,501,300
                        =========                   =========
Options exercisable
   at end of period     7,750,550                           -
                        =========                   =========
Weighted average
   fair value of
   options granted
   during the period $       0.28                $       0.25
                         =========                   =========

The Company has recognized no compensation cost for its stock options issued to employees under the intrinsic-value based method. If the Company had applied the

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
----------------------------------------------------------------------------

NOTE 5 -	COMMON STOCK AND STOCK OPTIONS (CONTINUED)

provisions of Statement of Financial Accounting Standards No. 123 requiring the fair-value based method for these employee stock options, the Company would have reported a net loss of $2,279,871 in 1995 and a net loss of $123,619 in 1996, and earnings per share would have been $(0.17) in 1995 and $0.00 in 1996.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1995 and 1996: dividend yield of zero percent; expected volatility of 30%; risk-free interest rates of 6.38% for options granted to the President under his employment contract and 6.25% for all other options granted; and expected lives of 2.5 years for options granted to the President under his employment contract and 1.5 years for all other options granted.

NOTE 6  -	LEASE COMMITMENTS

On November 11, 1995, the Company entered into a lease for its U.S. office space under an operating lease agreement expiring on November 30, 2002. The rental rate will escalate each November based on changes in the consumer price index, not to exceed a five percent annual increase. On September 1, 1995, the Company entered into a lease for its Canadian operations under an operating lease which automatically renews for six month terms. Certain office equipment is being leased under operating leases expiring in 1999. Certain other office equipment is being leased on a month-to-month basis.

The combined future minimum lease payments are as follows:

     Year Ending December 31,                            Amount
     -----------------------                             ------
                        1997                    $       204,727
                        1998                            198,727
                        1999                            193,321
                        2000                            189,734
                        2001                            171,639
                  Thereafter                            155,828
                                                    -----------
                                                   $  1,113,976
                                                   ============

    Rent expense was $192,477 in 1996 and $94,197 in 1995.

NOTE 7 - 	ECONOMIC DEPENDENCY

A material amount of the Company's jewelry and collectibles products are acquired from three suppliers, the loss of which may have an adverse effect on the Company in the near term. These suppliers accounted for approximately 88% of the jewelry products purchased as of December 31, 1996. The Company has made arrangements with other suppliers in order to mitigate this dependency. Based on these arrangements and due to the nature of the

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
-----------------------------------------------------------------------------
NOTE 7 - 	ECONOMIC DEPENDENCY (CONTINUED)

Company's products, management does not believe that the loss of these suppliers would adversely affect the Company in the long term.

A material amount of the Company"s retail business career kits are acquired from three principal suppliers, the loss of which may have an adverse effect on the Company. These suppliers accounted for approximately 90% of the inventory on hand at December 31, 1996.

NOTE 8 -	CONTINGENCIES

As a result of the transactions leading to the Recission Offer referred to in
Note 1 under investor deposits, the Company may be liable for administrative penalties and sanctions. The Company knows of no administrative proceedings or regulatory investigations related to the Recission Offer that are currently pending or proposed. The amount of any such penalties and sanctions cannot be estimated.

NOTE 9 -	RELATED PARTY TRANSACTIONS

The Company incurred costs totaling approximately $60,667 in 1996 and $389,068 in 1995 from Mayflower Holdings, Inc., a stockholder which is principally owned by the President of the Company, related to the organization, start-up and other operating expenses of the Company. Of these costs, $48,138 was capitalized as deferred registration costs in 1996 and $130,815 was capitalized as organizational costs in 1995. The remaining amounts were expensed as incurred. As of December 31, 1996, the amount due from Mayflower Holdings, Inc. was $2,163.

The Company subleases office space to Mayflower Holdings, Inc. on a month-to-month basis. Rental income was $6,000 in 1996.

In 1996, the Company issued Mayflower Holdings, Inc. 187,500 shares of common stock (valued at $250,000) in exchange for consulting fees. The shares were then canceled and options were granted for 375,000 shares effective October 31, 1996, at an exercise price of $1.33 per share. The options expire on October 31, 1999, and are outstanding as of December 31, 1996. These options are not subject to the option plan noted in Note 5 above.

Under a 1995 employment contract and based on the Company"s achievement of certain revenue goals, the President of the Company is entitled to receive stock incentives which have since been replaced with stock options. See Note 5 for additional information.

The Company entered into an agreement with the President and a relative to create a sales training handbook for its sales representatives. The agreement calls for a lump sum payment of $10,000 to the authors as well as a $4 per book royalty for all books sold to the Company. $132,000 was paid to these individuals in 1996 and $30,600 was paid in 1995. No amounts

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
-----------------------------------------------------------------------------
NOTE 9 -	RELATED PARTY TRANSACTIONS (CONTINUED)

were due at December 31, 1996.

The Company acquires its jewelry and collectibles from three suppliers, one of whom is a stockholder of the Company. 15% of the Company"s products were acquired from this stockholder in 1996 and 0% in 1995.

The Company entered into an agreement with a member of the Board of Directors to create a business presentation video. The agreement calls for a $0.50 per video royalty for each video sold. $1,942 was paid to this individual in 1996.

The Company entered into an agreement with a stockholder to create a retail sales video. The agreement calls for a $0.50 per video royalty for each video sold. $982 was paid to this individual in 1996.

The Company has an agreement with a stockholder to provide the Company with a promotional line of merchandise. $13,926 was paid to this individual in 1996.

During 1996, two stockholders received employee advances for a combined total of $60,876 at their highest. These balances have been repaid prior to December 31, 1996.

The Company owed $131,812 outstanding to Mayflower Holdings, Inc. as of December 31, 1995. This note bears interest at 8% per annum. The note was paid off in February 1996.

During 1996, the Company awarded a stockholder the use of a company-owned vehicle for the calendar year 1996 in recognition of his achievements as the top sales representative. In October 1996, the Company gave title to the vehicle to the stockholder and recognized $27,859 as additional commission expense.

In August 1996, Mayflower Holdings, Inc. loaned the Company $200,000, with interest at 12%. The note was repaid on November 1, 1996. See Note 3 for additional information.

In 1996, the Company began renting use of an airplane on a per-use basis from Mayflower Aviation, LLC, which is owned by the President of the Company and his wife. $34,416 was paid to this company in 1996.

NOTE 10 -	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash payments during the periods were as follows:

                                     1996            1995
                                 --------        --------
                 Interest       $  26,661        $  2,833
                 Income taxes           -               -

                         INTERNATIONAL HERITAGE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1996 and 1995
----------------------------------------------------------------------------
NOTE 10 -	SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION (CONTINUED)

Non-cash investing and financing activities during the periods were as follows:

                                                    1996            1995
                                                --------        --------
Conversion of notes payable to stock            $      -        $341,494
Stock issued for services provided in
  the organization of the Company                      -         123,530
Common stock options granted                      64,406               -

As indicated in Note 1, the Company has valued services provided in exchange for stock at the fair market value of the stock issued. The fair market value was determined as the price the stock last sold to outside investors at the time the services were performed.

                         INTERNATIONAL HERITAGE, INC.

        SCHEDULES OF CONSOLIDATED SELLING AND ADMINISTRATIVE EXPENSES

       Year Ended December 31, 1996 and Period Ended December 31, 1995
-----------------------------------------------------------------------------

                                                       1996            1995
                                           ---------------- ---------------
Salaries and employee benefits             $      3,226,129 $       526,613
Rent                                                192,477          94,197
Seminars and meeting room                           106,431           3,893
Telephone                                           288,276          94,919
Utilities                                            19,499             601
Insurance                                            71,073          12,280
Office supplies and expenses                        149,316          24,035
Postage and shipping                                380,369         107,367
Repair and maintenance                                3,777           3,705
Dues and subscriptions                                3,674           1,041
Fulfillment fees                                    178,650          53,297
Taxes and licenses                                   12,971           1,343
Advertising                                          42,062          17,444
Annual sales meeting                                956,113               -
Sales presentations and promotions                  130,553         248,815
Printing and binders                                127,715         120,700
Royalties                                           134,924          17,500
Meals and entertainment                              92,989           2,968
Travel                                              462,325         113,046
Professional and consulting fees                    503,057         150,440
Directors fees                                        6,100               -
Computer services                                   110,494          20,661
Temporary and contract help                          43,666          18,716
Depreciation                                        109,039          21,832
Amortization                                        112,513          47,511
Product development                                  20,000               -
Conference calls                                     87,051               -
Bank fees and charges                               220,929          25,656
Recruiting and training                              34,727           4,950
Business development                                147,919          96,182
Bad debt                                            455,083               -
Fax and mobile communications                        68,707          23,929
Interest                                             25,453           8,062
Charitable contributions                             27,550               -
Exchange loss                                         5,905             737
Other                                                (4,354)          1,288
                                              -------------     -----------
                                              $   8,553,162     $ 1,863,728
                                              =============     ===========

[INSIDE COVER OF PROSPECTUS]

[PICTURES OF THE COMPANY'S PRODUCTS ARE TO BE INSERTED HERE]














No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of this Prospectus.



                         TABLE OF CONTENTS
																Page

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . .       3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . .       7
Dilution. . . . . . . . . . . .  . . . . . . . . . . . . . . .     15
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .     16
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . .     18
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . .  . 18
Selected Financial Data. . . . . . . . . . . . . . . . . . . . .. .19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Principal Shareholders. . . . . . . . . . . . . . . . . . . . . . . 42
Certain Relationships & Related Transactions. . . . . . . . . .     43
Description of Capital Stock. . . . . . . . . . . . . . . . . . . . 45
Shares Eligible For Future Sale . . . . . . . . . . . . . . . . . . 46
Underwriting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Interests of Named Experts & Counsel. . . . . . . . . . . . . . . . 48
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Available Information. . . . . . . . . . . . . . . . . . . . . . . .48
Index to Financial Statements. . . . . . . . . . . . . . . . . . . .F-1


Until March 28, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock and Options, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                        INTERNATIONAL
                        HERITAGE, INC.



                          3,000,000
                   Shares of Common Stock













                            PROSPECTUS


                        WIN Capital Corp.




                         March 3, 1997

                          PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee, NASD fees and expenses and the Nasdaq National Market application fee.

SEC registration fee                                        $5,728
NASD fees and expenses                                       6,000
Nasdaq National Market application fee                       5,000
Printing and engraving                                      50,000*
Legal Fees and expenses                                    408,000*
Accounting fees and expenses                               137,000*
Blue Sky fees and expenses                                  13,677*
Transfer Agent and Registrar fees                            5,000*
Miscellaneous                                              198,000*
           Total                                          $828,405*

---------------
*Estimated cost

Item 14.  Indemnification of Directors and Officers

The Amended Articles of Incorporation and Bylaws of International Heritage, Inc. (the "Registrant") include provisions to eliminate personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by Section 55-8-30(e) of the North Carolina Business Corporation Act ("NCBCA") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Sections 55-8-50 through 55-8-58 of the NCBCA. Pursuant to
Section 55-8-51 and 55-8-57 of the NCBCA, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the Registrant, and with respect to criminal action, they ha d no reasonable cause to believe their conduct was unlawful. These provisions do not eliminate the directors" duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the NCBCA. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inatte ntion that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. Theses provisions do not affect a director's responsibilities under any other laws, such as the federal securities laws.


The Registrant's Amended Articles of Incorporation require the Registrant to indemnify its directors and officers against expenses, judgements, fines, settlements and other amounts actually and reasonably incurred in connection with the defense of, or for advice concerning, any claim asserted or proceeding brought against him by reason of his or her being or having been a director or officer of the Registrant, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the Underwriters of the Registrant and its directors and officers, and by the Registrant of the Underwriters, for certain liability arising under the Securities Act, or otherwise.

Item 15.  Recent Sales of Unregistered Securities

Since April 28, 1995 (inception) the Company has sold and issued the following securities in reliance upon Section 4(2) of the Securities
Act:

Fred B. Smith & Associates purchased on April 31, 1995, 187,500 shares of common stock and a convertible note in the amount of $12,600. The note was converted on August 15, 1995, to 18,900 shares of additional common stock.

Eagle Harbor Holdings purchased on May 4, 1995, 656,250 shares of common stock and a convertible note in the amount of $20,000. The note was converted on August 15, 1995, to 30,000 shares of additional common stock. Eagle Harbor Holdings assigned all right, title and interest in these shares to Omega Leasing Services on April 4,1996.

Mayflower Holdings, Inc. ("Mayflower") purchased on May 4, 1995, 656,250 shares of common stock and a convertible note in the amount of $20,000. The note was converted August 15, 1995, to 30,000 shares of additional common stock. Mayflower purchased on August 20, 1995 an additional 5,558 shares of common stock for $7,400. For service on the initial Board of Directors and being one of the Founders, Mr. Van Etten received options to purchase 450,000 shares of common stock. These options were assigned to Mayflower. In 1995 the Company did not meet the sales level noted in Mr. Van Etten's employment agreement, but in March 1996, the Board of Directors granted Mr. Van Etten 75,653 shares of incentive stock based on accrued sales and deferred revenue combined. Effective October 31, 1996, the President gave back the stock and the Company granted additional stock options of 151,300 shares of common stock at an exercise price of $1.33 per share. These options are outside of the Stock Option Plan. In 1996, the Company issued Mayflower 187,500 shares of common stock (valued at $250,000) in exchange for consulting fees. The shares were then canceled and exchanged for options to purchase 375,000 shares of common stock at an exercise price of $1.33. The options expire on October 31, 1999. In March 1996, Mayflower gifted 291,000 shares to various individuals who had participated in business transactions or investments with Mayflower in the past. Mayflower does not maintain any voting control over the shares gifted to others. In October 1996, Mayflower transferred 112,500 shares to an escrow agent for SPS Investments, a North Carolina general partnership, as collateral for a $300,000 loan. On November 28, 1996, Mayflower gifted 12,500 shares to Lynn and Eunice Simonson. On January 2, 1997, the collateral held by the escrow agent for SPS Investments was accepted in lieu of payment as full satisfaction on the note. Mayflower as of January 1997 owns a total of 275,808 shares of common stock.

Claude W. Savage, Director, Founder and principal shareholder, purchased on May 4, 1995, 656,250 shares of common stock and a convertible note in the amount of $20,000, of which $10,000 was converted on August 15, 1995, to 15,000 shares of additional common stock and the remaining $10,000 was repaid June 4, 1995. Mr. Savage gifted 73,500 shares to his children, Robin K. McDaniel and Tracy E. Sabates. For service on the initial Board of Directors and being one of the Founders, Mr. Savage received options to purchase 450,000 shares of common stock. For service on the 1996 Board of Directors and in consideration of top sales for 1995, Mr. Savage received options to purchase 135,000 shares of common stock.

Wendell and Jodie C. Elliott purchased on May 9, 1995, 75,000 shares of common stock and a convertible note in the amount of $10,000.
The note was converted on August 15, 1995, to 15,000 shares of additional common stock. The Elliotts received on March 18, 1996 an additional 4,875 shares of common stock from Mayflower and 7,500 shares of common stock from To The Top We Go, Inc.

Dean Elliott purchased on May 10, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock. Mr. Elliott purchased an additional 3,000 shares on August 18, 1995 for $4,000. Mr. Elliott received on March 18, 1996 an additional 2,625 shares of common stock from To The Top We Go, Inc.

Larry Ellis purchased on May 10, 1995, 75,000 shares of common stock and a convertible note in the amount of $12,500. The note was converted on August 15, 1995, to 18,750 shares of additional common stock. Mr. Ellis purchased on June 8, 1995, an additional 37,500 shares for $5,000 and purchased on July 21, 1995 an additional 56,250 shares for $7,500.

Calvin Michael Ward purchased on May 22, 1995, 93,750 shares of common stock and a convertible note in the amount of $12,500. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Eugenia M. and Michael D. Batchelor purchased on May 22, 1995,
37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

John Buhrman purchased on May 23, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Jimmie D. Knowles, Director, and Portia Knowles, his wife, purchased on May 24, 1995, 145,875 shares of common stock and a convertible note in the amount of $19,450. The note was converted on August 15, 1995, to 52,050 shares of additional common stock. Mr. and Mrs. Knowles purchased an additional 300,000 shares of common stock and a convertible note in the amount of $50,000 on July 19, 1995. The note was repaid October 6, 1995.

To The Top We Go, Inc., principally owned by John D. Brothers, Director, received on May 24, 1995, 96,375 shares in exchange for services rendered to the Company consisting of consulting on network marketing, recruiting and developing and other retail organizations, general corporate management and working full-time for the Company. To The Top We Go, Inc. on March 18, 1996 gifted 750 shares to Jeff Ayersman, 1,500 shares to Cornelleus Sexton, 750 shares to Greg Strauss, 750 shares to Craig Taylor, 2,625 shares to Dean Elliott and 7,500 shares to Wendell and Jodie C. Elliott.

Jeffrey L. Hooks received on May 24, 1995, 93,750 shares in exchange for services rendered to the Company consisting of consulting on network marketing, recruiting and acquisition of other retail organizations, assisting in establishing the Company's phone system, general corporate management and working part-time for the Company. Mr. Hooks joined Company's management as Director of Training & Leadership Development and received options to purchase 42,500 shares of common stock on June 30, 1996.

Dr. Martin R. and Nina R. Runion purchased on May 24, 1995, 168,750 shares of common stock and a convertible note in the amount of $20,000. The note was converted on August 15, 1995, to 30,000 shares of additional common stock. Dr. Runion served on the Company's U.S. Advisory Board and in exchange for his services, he received options to purchase 37,500 shares of common stock at an exercise price of $1.33 on October 31, 1996.

Harold W. and Linda W. Queen purchased on May 26, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Steven E. and Nanette N. Taitt purchased on May 28, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock.

George B. Bain purchased on May 30, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Bobby W. and Shirley E. Bristow purchased on May 30, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Joseph F. Spoon purchased on May 30, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock.

Ronald W. Cassese purchased on May 31, 1995, 93,750 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock. Mr. Cassese received options to purchase 5,000 shares of common stock at an exercise price of $1.33 on October 31, 1996.

Nick Collias purchased on May 31, 1995, 112,500 shares of common stock and a convertible note in the amount of $15,000. The note was converted on August 15, 1995, to 22,500 shares of additional common stock.

Barry Ackel, Director and principal shareholder, purchased on June 1, 1995, 375,000 shares of common stock and a convertible note in the amount of $12,500. The note was converted on August 15, 1995, to 16,875 shares of additional common stock. Mr. Ackel assigned all right, title and interest in these shares to Acme Holdings in April, 1996. On November 28, 1996, Acme Holdings gifted 12,500 shares to Daniel and Judy Simonson. For service on the 1996 Board of Directors, Mr. Ackel received options to purchase 75,000 shares of common stock at an exercise price of $1.33.

Jack F. Weatherly purchased on June 2, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Leisure Time Rentals & Management purchased on June 3, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Dennis E. And Linda C. Brackett purchased on June 5, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted to on August 15, 1995, to 7,500 shares of additional common stock.

Braxton Merritt purchased on June 5, 1995, 150,000 shares of common stock and a convertible note in the amount of $20,000. The note was converted on August 15, 1995, to 30,000 shares of additional common stock.

Dwight and Jennifer Hallman received on June 6, 1995, 93,750 shares of common stock in exchange for Mr. Hallman's services to the Company in configuring its computer system for the tracking of sales and computation of compensation to IRSRs and for other services provided to the Company.

William A. Blackman purchased on June 7, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. On July 20, 1995, Mr. Blackman purchased an additional 18,750 shares of common stock and a convertible note in the amount of $3,750. Both notes were converted on August 15, 1995 to 9,375 shares of additional common stock.

Diane B. James purchased on June 7, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was repaid November 1, 1996.

Harold Scott Jr. purchased on June 7, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. Mr. Scott accepted the Company's offer of rescission and was repaid the amount of his investment plus interest at the legal rate prescribed by the North Carolina Securities Act on September 29, 1995.

Paul Hoyle purchased on June 8, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Jimmy Aymond purchased on June 8, 1995, 187,500 shares of common stock and a convertible note in the amount of $12,600. The note was converted on August 15, 1995, to 18,900 shares of additional common stock.

Faiger M. Blackwell purchased on June 9, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock.

Clotilda Rodgers purchased on June 9, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Michael Francis Canning, Jr. purchased on June 12, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock. Mr. Canning purchased on August 10, 1995, an additional 6,000 shares for $8,000.

Neva Marie Canning purchased on June 12, 1995, 37,500 shares common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Kenneth W. and Helen W. Wilkinson purchased on June 12, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Kay Wood Disman purchased on June 13, 1995, 75,000 shares of common stock and a convertible note in the amount of $10,000. The note was converted on August 15, 1995, to 15,000 shares of additional common stock.

Rodger Dale Gadd received on June 13, 1995, 37,500 shares of common stock in exchange for acquisition of other retail organizations.
Mr. Gadd served on the Company's U.S. Advisory Board and in exchange for his services, he received options to purchase 37,500 shares of common stock at an exercise price of $1.33 per share on October 31, 1996.

John F. and Margaret H. Hudson purchased on June 13, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock.

Edgar Collins purchased on June 14, 1995, 56,250 shares of common stock and a convertible note in the amount of $7,500. The note was converted on August 15, 1995, to 11,250 shares of additional common stock. Mr. Collins on March 15, 1996, gifted 22,500 shares to Michael LaRocco.

Clinton S. (Jr.) and Lavada P. Forbis received on June 14, 1995,
18,750 shares of common stock in exchange for acquisition of other retail organizations.

Conda McCall purchased on June 14, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Derrick L. Rodgers purchased on June 14, 1995, 375,000 shares of common stock and a convertible note in the amount of $47,500. The note was converted on August 15, 1995, to 57,750 shares of additional common stock. Mr. Rogers gifted a total of 13,500 shares to Joyce M. Hatley, William A. Meyers III and Ann M. Smoak. For service on the 1996 Board of Directors, Mr. Rodgers received options to purchase 75,000 shares of common stock at an exercise price of $1.33 per share. For top sales in 1995, Mr. Rodgers received options to purchase 15,000 shares of common stock at an exercise price of $1.33 per share.

James Ronnie and Sylvia M. Sherrill purchased on June 14, 1995,
18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock.

Christopher S. Brackett purchased on June 15, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Stephen E. Brackett purchased on June 15, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

James Pinkney and Nina Lou Blackwelder purchased on June 15, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock. On November 17, 1995, the Blackwelders purchased an additional 23,625 shares of common stock for $15,000.

Gold Raven, Inc. received on June 16, 1995, 37,500 shares of common stock in exchange for recruiting and acquisition of other retail organizations.

The Eddie L. Mattox Irrevocable Trust purchased on June 16, 1995,
37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Sunrise Pro Glass purchased on June 16, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock. The shares were transferred to the individual shareholders who invested through Sunrise Pro Glass to include:
David Andrew and Kathy June Holt, Gary Lee and Valerie Bisbey, Darin and Jennifer Brewer, Donald and Patricia Snyder, and Brian D. and Debra Jean Waite, who own 4,500 shares, respectively.

Robert L. Chalmers purchased on June 20, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock. Mr. Chalmers served on the Canadian Advisory Board and in exchange for his services, he received options to purchase 37,500 shares of common stock at an exercise price of $1.33 on October 31, 1996.

Kathleen Illian received on June 20, 1995, 37,500 shares of common stock in exchange for services related to establishing a group health insurance program for the Company's IRSRs.

Samuel W. (III) and Carolyn Johnston purchased on June 21, 1995,
37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock.

Egbert Louis Ming purchased on June 22, 1995, 37,500 shares of common stock and a convertible note in the amount of $5,000. The note was converted on August 15, 1995, to 7,500 shares of additional common stock. Mr. Ming purchased on August 22, 1995 an additional 7,500 shares for $10,000. Mr. Ming purchased on October 5, 1995, an additional 11,250 shares for $15,000.

Joanne and Ray Norville purchased on June 22, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995 to 3,750 shares of additional common stock.

Larry J. Rikard purchased on June 22, 1995, 18,750 shares of common stock and a convertible note in the amount of $2,500. The note was converted on August 15, 1995, to 3,750 shares of additional common stock.

Evonne B. Eckenroth purchased on July 3, 1995, 187,500 shares of common stock and a convertible note in the amount of $12,600. The note was paid July 23, 1996. On August 18, 1995, Ms. Eckenroth purchased an additional 37,500 shares for $1,300. Ms. Eckenroth gifted 30,000 shares to James R. Reynolds on August 18, 1995. Ms. Eckenroth received options to purchase 47,500 shares of common stock on October 31, 1996, for her services to the Company related to retail sales training.

Richard C. Hungate purchased on August 10, 1995, 150,000 shares of common stock and a convertible note in an amount of $12,600. The note was repaid March 27, 1996. Mr. Hungate gifted 9,375 shares to Kathryn C. Crist on August 10, 1995.

Kathryn C. Crist received on August 10, 1995, 9,375 shares of common stock as a gift from Richard C. Hungate.

John Bell Neil purchased on August 10, 1995, 2,250 shares of common stock for $3,000.

Richard Blaine Smith purchased on August 11, 1995, 1,500 shares of common stock for $2,000.

David Lane Tillman purchased on August 11, 1995, 750 shares of common stock for $1,000.

Terry D. Phillips purchased on August 14, 1995, 49,000 shares of common stock and a convertible note in the amount of $5,000. The note was converted on April 30, 1996, to 7,500 shares of additional common stock.

Kathi Jean Jones purchased on August 15, 1995, 525 shares of common stock for $700.

Bobby Wren Bristow purchased on August 18, 1995, 1,500 shares of common stock for $2,000.

James R. Reynolds received on August 18, 1995, 30,000 shares of common stock as a gift from Evonne Eckenroth, his upline sponsor.

Thomas Suber (Jr.) and Betty Jean Cromer purchased on August 21,
1995, 1,500 shares of common stock for $2,000.

Claude W. Savage, Jr. purchased on August 22, 1995, 37,500 shares of common stock for $5,000.

Frank S. Hart purchased on August 24, 1995, 1,500 shares of common stock for $2,000. Mr. Hart purchased on November 9, 1995, 2,250 shares of common stock for $3,000.

Frank Wesley Alexander purchased on August 28, 1995, 750 shares of common stock for $1,000.

John H. Giles purchased on August 28, 1995, 750 shares of common stock for $1,000.

Edmund Eugene and Rosemarie Jaqueline Dreyer purchased on August 31, 1995, 3,750 shares of common stock for $5,000.

Russell Hugh Caston purchased on September 5, 1995, 750 shares of common stock for $1,000.

Charles Campbell Edmondson, Jr. purchased on September 7, 1995,
7,500 shares of common stock for $10,000.

Paul Bourque purchased on September 20, 1995, 4,500 shares of common stock for $6,000.

Rhyon Caldwell received on September 20, 1995, 37,500 shares of common stock in exchange for working with International Heritage of Canada, Inc. to establish a Canadian office for the Company and to assist in developing IRSRs in the various provinces of Canada in which the Company conducts business. These shares were canceled and exchanged on October 31, 1996, for options to purchase 50,000 shares of common stock. Mr. Caldwell served on the Company's Canadian Advisory Board and in exchange for his services, he received additional options to purchase 50,000 shares of common stock on October 31, 1996.

James Law received on September 20, 1995, 37,500 shares of common stock in exchange for working with International Heritage of Canada, Inc. to establish a Canadian office for the Company and to assist in developing IRSRs in the various provinces of Canada in which the Company conducts business. These shares were canceled and exchanged on October 31, 1996, for options to purchase 50,000 shares of common stock.

Felix Li received on September 20, 1995, 37,500 shares of common stock in exchange for working with International Heritage of Canada, Inc. to establish a Canadian office for the Company and to assist in developing IRSRs in the various provinces of Canada in which the Company conducts business. These shares were canceled and exchanged on October 31, 1996, for options to purchase 50,000 shares of common stock.

Paradise Investments, Ltd. received on September 20, 1995, 187,500 shares of common stock in exchange for working with International Heritage of Canada, Inc. to establish a Canadian office for the Company and to assist in developing IRSRs in the various provinces of Canada in which the Company conducts business. These shares were canceled and exchanged on October 31, 1996, for options to purchase 250,000 shares of common stock.

Lawrence A. Canning purchased on September 20, 1995, 750 shares of common stock for $1,000.

Neva Marie Canning and Freeland R. Goldammer purchased on September 20, 1995, 3,750 shares of common stock for $5,000.

Kathleen Canning Leone purchased on September 20, 1995, 750 shares of common stock for $1,000. Frederick Michael Kennel purchased on September 22, 1995, 2,250 shares of common stock for $3,000. Mr. Kennel received on March 18, 1996, an additional 3,000 shares of common stock as a gift from Mayflower.

Hans Fiedrich Kennel purchased on September 22, 1995, 2,250 shares of common stock for $3,000. Mr. Kennel received on March 18, 1996, an additional 3,000 shares of common stock as a gift from Mayflower.

Aubry L. and Brenda Sue Vincent purchased on September 25, 1995,
3,750 shares of common stock for $5,000.

Ray Paul Boudreaux purchased on September 27, 1995, 375 shares of common stock for $500.

The Dujay Living Trust of 1994 purchased on September 28, 1995,
3,750 shares of common stock for $5,000.

McCleldon Van and Judith Ann Evans purchased on September 28, 1995, 2,250 shares of common stock for $3,000.

Charles C. Geoffroy purchased on September 28, 1995, 1,875 shares of common stock for $2,500. Mr. Geoffroy received on March 18, 1996,1,500 shares of common stock as a gift from Mayflower.

Eric J. Geoffroy purchased on September 28, 1995, 1,875 shares of common stock for $2,500. Mr. Geoffroy received on March 18, 1996, 1,500 shares of common stock as a gift from Mayflower.

Lloyd Geoffroy, Jr. purchased on September 28, 1995, 2,250 shares of common stock for $3,000. Mr. Geoffroy received on March 18, 1996, 2,250 shares of common stock as a gift from Mayflower.

Robin K. Savage McDaniel purchased on September 28, 1995, 750 shares of common stock for $1,000. Ms. McDaniel received 36,750 shares of common stock as a gift from her father, Claude W. Savage.

Tracy E. Sabates purchased on September 28, 1995, 750 shares of common stock for $1,000. Ms. Sabates received 36,750 shares of common stock as a gift from her father, Claude W. Savage.

Charles Edward and Patricia Joanne White purchased on September 28, 1995, 3,750 shares of common stock for $5,000.

Kathleen Helen Caldwell purchased on September 29, 1995, 1,500 shares of common stock for $2,000.

Melissa Aine Caldwell purchased on September 29, 1995, 750 shares of common stock for $1,000.

Muriel Kathleen Caldwell purchased on September 29, 1995, 750 shares of common stock for $1,000.

Charles Barron Elrod purchased on September 29, 1995, 750 shares of common stock for $1,000.

Bruce W. Jones purchased on September 29, 1995, 3,750 shares of common stock for $5,000.

Melvola J. Mitchell purchased on September 29, 1995, 750 shares of common stock for $1,000. Ms. Mitchell received 1,500 shares as a gift from Mayflower on March 18, 1996.

David Matthew Canning purchased on October 2, 1995, 3,750 shares of common stock for $5,000.

Douglas L. Sims purchased on October 2, 1995, 1,500 shares of common stock for $2,000. Mr. Simms received 1,500 shares of common stock from Mayflower on March 18, 1996. Mr. Sims received an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share on October 31, 1996.

Rhett M. Starnes purchased on October 2, 1995, 1,125 shares of common stock for $1,500.

Darrell Murray Olinger purchased on October 3, 1995, 7,500, shares of common stock for $10,000.

Norbert Louis Ming purchased on October 5, 1995, 3,750 shares of common stock for $5,000. Mr. Ming received an additional 15,000 shares of common stock from Mayflower on March 18, 1996.

Douglas Rene Schexnayder purchased on October 5, 1995, 2,400 shares of common stock for $3,200.

Harold Walter Queen purchased on October 6, 1995, 825 shares of common stock for $1,100.

Rebecca G. Rushing purchased on October 6, 1995, 375 shares of common stock for $500.

Patricia S. Schnell purchased on October 9, 1995, 3,750 shares of common stock for $5,000.

Joyce M. Hatley received on October 10, 1995, 3,000 shares of common stock as a gift from Derrick L. Rodgers, her upline sponsor.

William A. Myers, III received on October 10, 1995, 7,500 shares of common stock as a gift from Derrick L. Rodgers, his upline sponsor.

Ann M. Smoak received on October 10, 1995, 3,000 shares of common stock as a gift from Derrick L. Rodgers, her upline sponsor.

Betty Jean H. Taylor purchased on October 10, 1995, 1,500 shares of common stock for $2,000.

Elizabeth M. Oakley purchased on October 11, 1995, 1,500 shares of common stock for $2,000.

Enrico Victor Cannella purchased on October 16, 1995, 7,500 shares of common stock for $10,000.

 	Dorothy Grant Eaddy purchased on October 16, 1995, 2,250 shares of common stock for $3,000.

Patricia A. Gore purchased on October 18, 1995, 225 shares of common stock for $300.

Marc Homer Mitchell purchased on October 18, 1995, 2,025 shares of common stock for $2,700.

Luke J. Carline purchased on October 19, 1995, 450 shares of common stock for $600.

David R. Fanning purchased on October 23, 1995, 1,500 shares of common stock for $2,000. Mr. Fanning received an additional 2,250 shares of common stock from Mayflower on March 18, 1996.

Carl Richard Fears purchased on October 23, 1995, 3,750 shares of common stock for $5,000. Mr. Fears received an additional 1,500 shares of common stock from Mayflower on March 18, 1996.

John Vales purchased on October 23, 1995, 150 shares of common stock for $200.

The Vales Revocable Living Trust purchased on October 23, 1995,
18,750 shares of common stock for $25,000.

Bobbie Lee Baer purchased on October 24, 1995, 1,500 shares of common stock for $2,000.

Rachel H. Clark purchased on October 24, 1995, 1,500 shares of common stock for $2,000. Ms. Clark accepted the Company's offer of rescission dated December 15, 1995, and was repaid the amount of her investment plus interest at the legal rate prescribed by the Code of Alabama on January 30, 1996.

Carroll Joseph Boutte, III purchased on October 25, 1995, 750 shares of common stock for $1,000.

Joe Oscar Matthews purchased on October 25, 1995, 750 shares of common stock for $1,000.

Byron Keith and Elizabeth McKellips purchased on October 25, 1995, 2,250 shares of common stock for $3,000. Mr. and Mrs. McKellips accepted the Company's offer of rescission dated December 15, 1995, and were repaid the amount of their investment plus interest at the legal rate as prescribed by Oklahoma Securities Act on January 30, 1996.

Barbara M. Romero purchased on October 25, 1995, 750 shares of common stock for $1,000.

Helen G. Rourk purchased on October 25, 1995, 3,000 shares of common stock for $4,000.

Philip Andre Martin purchased on October 26, 1995, 3,750 shares of common stock for $5,000. Mr. Martin received an additional 3,750 shares of common stock from Mayflower on March 18, 1996.

Terry Lane Neustrom purchased on October 26, 1995, 7,500 shares of common stock for $10,000. Mr. Neustrom accepted the Company's offer of rescission dated December 15, 1995, and was repaid the amount of his investment plus interest at the legal rate as prescribed by the Kansas Securities Act on January 30, 1996.

Sherry T. Macklin purchased on October 27, 1995, 863 shares of common stock for $1,150.

Lawrence L. and Dorothy Smith purchased on October 27, 1995, 3,750 shares of common stock for $5,000.

William Larry Duncan purchased on October 30, 1995, 375 shares of common stock for $500.

Fannie Lenora Ross purchased on October 30, 1995, 6,000 shares of common stock for $8,000.

Karen Elaine Sardinas purchased on October 30, 1995, 1,500 shares of common stock for $2,000.

Henry C. and Winifred E. Turner purchased on October 30, 1995, 3,000 shares of common stock for $4,000.

Mollie M. Stewart purchased on November 2, 1995, 1,500 shares of common stock for $2,000.

Mollie M. Stewart and Pharoh H. Smith purchased on November 2, 1995, 750 shares of common stock for $1,000.

Bradley Reed Thomas, Jr. received on November 8, 1995, 750 shares of common stock in exchange for pulling cable and wire network for computer in the Company's headquarters.

Joel Daniel Thomas received on November 8, 1995, 750 shares of common stock in exchange for pulling cable and wire network for computer system in the Company's headquarters.

Scot Rolland Thomas received on November 8, 1995, 750 shares of common stock in exchange for pulling cable and wire network for computer system in the Company's headquarters.

Ronald Franklin Hopson purchased on November 10, 1995, 750 shares of common stock for $1,000. Mr. Hopson received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

David P. Accurso purchased on November 13, 1995, 1,875 shares of common stock for $2,500. Mr. Accurso received on March 18, 1996 an additional 5,625 shares of common stock as a gift from Mayflower.

Jerome Victor and Sandra Yvonne Leventhal purchased on November 13, 1995, 3,750 shares of common stock for $5,000.

James LeRoyal Lucas purchased on November 13, 1995, 750 shares of common stock for $1,000. Mr. Lucas received on March 18, 1996, an additional 375 shares of common stock as a gift from Mayflower

McDaniel Air Conditioning and Heating, Inc. purchased on November
13, 1995, 18,750 shares of common stock for $25,000.

David and Leslie Newman Family Trust purchased on November 13, 1995, 3,750 shares of common stock for $5,000.

Kenneth R. Hines purchased on November 14, 1995, 1,500 shares of common stock for $2,000.

Houston Allen Little purchased on November 17, 1995, 750 shares of common stock for $1,000.

Charles T. and Rachel E. Moore purchased on November 17, 1995, 750 shares of common stock for $1,000.

Charles Otto and Deborah Ann Reynolds purchased on November 17,
1995, 375 shares of common stock for $500.

Eric O. and Trina C. Skidmore purchased on November 17, 1995, 3,000 shares of common stock for $4,000.

Jerry Dean and Dorthea P. Staley purchased on November 17, 1995,
3,750 shares of common stock for $5,000.

Homer R. and Ruth J. Fears purchased on November 23, 1995, 1,500 shares of common stock for $2,000.

Bobby Dean Sidden purchased on November 27, 1995, 7,500 shares of common stock for $10,000.

Helen W. Kennedy purchased on December 1, 1995, 750 shares of common stock for $1,000.

Johnny R. Kennedy, Sr. purchased on December 1, 1995, 1,500 shares of common stock for $2,000.

Reine R. and David Hemelright purchased on December 6, 1995, 1,500 shares of common stock for $2,000.

Anthony Landry purchased on December 13, 1995, 2,250 shares of common stock for $3,000.

Michael LaRocco received on March 15, 1996, 22,500 shares of common stock as a gift from Edgar Collins.

Lorraine Lee Allen received on March 18, 1996, 3,750 shares of common stock as a gift from Mayflower.

Rodney Dean Alvord received on March 18, 1996, 7,500 shares of common stock as a gift from Mayflower.

Richard Anderson received on March 18, 1996, 375 shares of common stock as a gift from Mayflower.

Jeff Ayersman received on March 18, 1996, 750 shares of common stock as a gift from To The Top We Go, Inc.

Paige Bankston received on March 18, 1996, 1,500 shares of common stock as a gift from Mayflower.

William Brewer received on March 18, 1996, 3,750 shares of common stock as a gift from Mayflower.

Charles H. Brock received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

Deborah A. Broughton received on March 18, 1996, 15,000 shares of common stock as a gift from Mayflower.

Central Welding & Industrial Supply received on March 18, 1996,
1,875 shares of common stock as a gift from Mayflower.

Karen Cranford received on March 18, 1996, 1,875 shares of common stock as a gift from Mayflower.

Harvell Clay Duncan received on March 18, 1996, 1,500 shares of common stock as a gift from Mayflower.

Burl and Becky Dunlap received on March 18, 1996, 1,500 shares of common stock as a gift from Mayflower.

DeAnne Elrod received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

David English, M.D. received on March 18, 1996, 37,500 shares of common stock as a gift from Mayflower.

Roger Flowers received on March 18, 1996, 3,750 shares of common stock as a gift from Mayflower.

Peter Gee received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

Edward and Bernadett Grant received on March 18, 1996, 7,500 shares of common stock as a gift from Mayflower.

Jane Guerard received on March 18, 1996, 3,750 shares of common stock as a gift from Mayflower.

Norma Hamilton received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

Bernard A. Harrell received on March 18, 1996, 1,875 shares of common stock as a gift from Mayflower.

Kenneth A. Hawkins received on March 18, 1996, 1,875 shares of common stock as a gift from Mayflower.

Randy Herrin received on March 18, 1996, 1,875 shares of common stock as a gift from Mayflower.

Freddie Walton Huffman received on March 18, 1996, 1,875 shares of common stock as a gift from Mayflower.

Joe Ingram received on March 18, 1996, 1,875 shares of common stock as a gift from Mayflower.

Francis Kathy Isbell received on March 18, 1996, 7,500 shares of common stock as a gift from Mayflower.

Wesley Hunt Johnson received on March 18, 1996, 7,500 shares of common stock as a gift from Mayflower.

James and Catherine Jones received on March 18, 1996, 2,250 shares of common stock as a gift from Mayflower.

Michael J. Kennedy received on March 18, 1996, 1,875 shares of common stock as a gift from Mayflower.

Sean Kilmartin received on March 18, 1996, 3,750 shares of common stock as a gift from Mayflower.

Ricky Lagle received on March 18, 1996, 22,500 shares of common stock as a gift from Mayflower.

Benjamin F. Lewis received on March 18, 1996, 7,500 shares of common stock as a gift from Mayflower.

David J. and Patsy B. Lewis received on March 18, 1996, 375 shares of common stock as a gift from Mayflower.

Marian Lewis received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

Art Lovelace received on March 18, 1996, 3,750 shares of common stock as a gift from Mayflower.

Robert W. Matera received on March 18, 1996, 1,500 shares of common stock as a gift from Mayflower.

Anita McCollum-Shelton received on March 18, 1996, 1,500 shares of common stock as a gift from Mayflower.

Benny G. and Martha N. Morgan received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

Ostrander Burch & Company, Inc. received on March 18, 1996, 7,500 shares of common stock as a gift from Mayflower.

Mario Pastore received on March 18, 1996, 22,500 shares of common stock as a gift from Mayflower.

Robert A. Reckenbeil received on March 18, 1996, 3,750 shares of common stock as a gift from Mayflower.

Samuel Barron Saxon received on March 18, 1996, 1,125 shares of common stock as a gift from Mayflower.

Cornelleus Sexton received on March 18, 1996, 1,500 shares of common stock as a gift from To The Top We Go, Inc.

Jeffrey Sheehan received on March 18, 1996, 15,000 shares of common stock as a gift from Mayflower.

Walter Siemian received on March 18, 1996, 7,500 shares of common stock as a gift from Mayflower.

Joseph Smith received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

Gregg Strauss received on March 18, 1996, 750 shares of common stock as a gift from To The Top We Go, Inc.

Craig Taylor received on March 18, 1996, 750 shares of common stock as a gift from To The Top We Go, Inc.

Dorothy Teal received on March 18, 1996, 1,125 shares of common stock as a gift from Mayflower.

Mary H. Thomas received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

David J. Thurlow received on March 18, 1996, 9,375 shares of common stock as a gift from Mayflower.

M & C Thyfault Trust received on March 18, 1996, 1,500 shares of common stock as a gift from Mayflower.

Eric and Alfie Turner received on March 18, 1996, 375 shares of common stock as a gift from Mayflower.

Glenn R. Turner received on March 18, 1996, 750 shares of common stock as a gift from Mayflower.

Martin Williams received on March 18, 1996, 3,750 shares of common stock as a gift from Mayflower.

Steven Windscheffell received on March 18, 1996, 1,875 shares of common stock as a gift from Mayflower.

Acme Holdings on October 31, 1996, received an option to purchase 30,000 shares of common stock at an exercise price of $1.33 per share as an award for being the Number Two Money Earner in the Company, and an additional option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of the President's Award For Excellence.

DeAnne Ackel on October 31, 1996, received an option to purchase
5,000 shares of common stock at an exercise price of $1.33 per share in recognition of being a Top Ten Money Earner.

Timothy L. Allen on October 31, 1996, received an option to purchase 1,000 shares of common stock at an exercise price of $1.33 per share in recognition of his service as an employee during 1996.

Kimberly Barnes on October 31, 1996, received an option to purchase 18,750 shares of common stock at an exercise price of $1.33 per share for services rendered.

Dee A. Baucum on October 31, 1996, received an option to purchase
5,000 shares of common stock at an exercise price of $1.33 per share in recognition of being a Top Ten Money Earner.

Gary Bisbey on October 31, 1996, received an option to purchase
47,500 shares of common stock at an exercise price of $1.33 per share in recognition of his service on the U. S. Advisory Board.

Kenneth Bowen on October 31, 1996, received an option to purchase
5,000 shares of common stock at an exercise price of $1.33 per share in recognition of his sales during 1995.

Mary Elizabeth Breen on October 31, 1996, received an option to purchase 37,500 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee and manager of the Company during 1996, and an option to purchase 5,000 shares at an exercise price of $1.33 in recognition of the President's Award For Excellence, and an option to purchase 10,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1995.

Gregg Bright on October 31, 1996, received an option to purchase
37,500 shares of common stock at an exercise price of $1.33 per share in recognition of his service on the Canadian Advisory Board.

Al Brothers on October 31, 1996, received an option to purchase
5,000 shares of common stock at an exercise price of $1.33 per share for recruiting and acquisition of other retail organizations.

John D. Brothers on October 31, 1996, received options to purchase 75,000 shares of common stock at an exercise price of $1.33 per share for his service on the 1996 Board of Directors, and an option to purchase 45,000 shares of common stock at an exercise price of $1.33 per share for his service as an employee and manager of the Company during 1995, an option to purchase 75,000 shares of common stock at an exercise price of $1.33 per share in recognition of his services as an employee and manager of the Company during 1996, and an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of the President's Award For Excellence.

Jeffrey H. Byrd on October 31, 1996, received an option to purchase 2,000 shares of common stock at an exercise price of $1.33 per share in exchange for services to the Company, in moving and loaning furniture and equipment.

Zachary S. Byrd on October 31, 1996, received an option to purchase 2,000 shares of common stock at an exercise price of $1.33 per share in exchange for services to the Company, moving and loaning furniture and equipment.

Jawan Cherry on October 31, 1996, received an option to purchase
2,000 shares of the Company's common stock at an exercise price of $1.33 per share for recruiting and acquisition of other retail organizations.

Katherine Crews on October 31, 1996, received an option to purchase 7,500 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee 1996.

Johnny Daniell on October 31, 1996, received options to purchase 37,500 shares of common stock at an exercise price of $1.33 per share for his service on the U.S. Advisory Board, and received an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of his performance as a Top Ten Money Earner and options to purchase 160,000 shares of common stock at an exercise price of $1.33 per share for acquisition of other retail organizations.

Ron DePeitro on October 31, 1996, received an option to purchase
5,000 shares of common stock at an exercise price of $1.33 per share for recruiting and acquisition of other retail organizations.

Jennifer R. Doherty on October 31, 1996, received an option to purchase 10,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1996.

Jack and Maxine Duffie on October 31, 1996, received an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of their performance as Top Trainers in the Company.

DeAnne Elrod on October 31, 1996, received an option to purchase 37,500 shares of common stock at an exercise price of $1.33 per share for her service on the U.S. Advisory Board, and an option to purchase 10,000 shares of common stock at an exercise price of $1.33 per share in recognition of being a Top Ten Money Earner and a Top Trainer in the Company.

Matthew J. Englert on October 31, 1996, received an option to purchase 9,000 shares of common stock at an exercise price of $1.33 per share in recognition of his service as an employee during 1996.

Bonnie Finch on October 31, 1996, received an option to purchase
5,000 shares of common stock at an exercise price of $1.33 per share for recruiting and acquisition of other retail organizations.

Kathy R. Foreman on October 31, 1996, received an option to purchase 10,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1996.

Teresa Geotz on October 31, 1996, received an option to purchase
5,000 shares of common stock at an exercise price of $1.33 per share in recognition of being a Top Ten Money Earner.

Dwight Hallman on October 31, 1996, received an option to purchase 75,000 shares of common stock at an exercise price of $1.33 per share for his service as an employee and manager of the Company during 1996, and an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of the President's Award for Excellence, and an option to purchase 25,000 shares of common stock at an exercise price of $1.33 per share in recognition of his service as an employee during 1995.

Stephanie L. Harris on October 31, 1996, received an option to purchase 37,500 shares of common stock at an exercise price of $1.33 per share for her service as an employee and manager of the Company during 1996, and an option to purchase 10,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1995.

Richard S. Heller on October 31, 1996, received options to purchase 18,750 shares of common stock at an exercise price of $1.33 per share for his legal services to the Company.

Andrea Jacobs on October 31, 1996, received an option to purchase
1,000 shares of common stock in recognition of her service as an employee during 1996.

Clark A. Jones on October 31, 1996, received an option to purchase 37,500 shares of common stock at an exercise at price of $1.33 per share in recognition of his service as an employee and manager of the Company during 1996, and received an option to purchase 15,000 shares of common stock at an exercise price of $1.33 per share in recognition of his service as an employee during 1995.

Gina E. Josephson on October 31, 1996, received an option to purchase 10,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1996.

Donald M. Knight on October 31, 1996, received an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of his Top Sales during 1995.

Jimmie D. Knowles on October 31, 1996, received an option to purchase 75,000 shares of common stock at an exercise price of $1.33 per share for his service on the 1996 Board of Directors, and an option to purchase 20,000 shares of common stock at an exercise price of $1.33 per share for his Top Sales Performance in 1995, and an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of the President's Award For Excellence.

Patrick Kolenik on October 31, 1996, received an option to purchase 300,000 shares of common stock at an exercise price of $1.33 per share in recognition of his service as an employee during 1996.

Ashley K. Markham on October 31, 1996, received an option to purchase 1,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1996.

David Martin on October 31, 1996, received an option to purchase
37,500 shares of common stock at an exercise price of $1.33 per share for his service on the Canadian Advisory Board.

Tricia Martin on October 31, 1996, received an option to purchase
37,500 shares of common stock at an exercise price of $1.33 per share for her service on the Canadian Advisory Board.

Shelia M. McCarthy on October 31, 1996, received an option to purchase 1,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1996.

Dawn E. McIntyre on October 31, 1996, received an option to purchase 75,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee and manager during 1996, and an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of the President's Award For Excellence, and an option to purchase 2,500 shares of common stock at an exercise price of $1.33 per share for special planning of the Bahamas convention, and an option to purchase 10,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1995.

Georgina Marie Mollick on October 31, 1996, received an option to purchase 112,500 shares of common stock at an exercise price of $1.33 per share for legal services to the Company, and an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of the President's Award For Excellence.

John Moore on October 31, 1996, received an option to purchase
25,000 shares of common stock at an exercise price of $1.33 per share for recruiting and acquisition of other retail organizations.

Justo Nunez on October 31, 1996, received an option to purchase
75,000 shares of common stock at an exercise price of $1.33 per share in exchange for professional services rendered to the Company.

Omega Leasing Services on October 31, 1996, received an option to purchase 15,000 shares of common stock at an exercise price of $1.33 per share in exchange for Top Sales performance during 1995, and an option to purchase 15,000 shares of common stock at an exercise price of $1.33 per share in recognition of being a Top Three Money Earner in the Company, and an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of the President's Award For Excellence. Omega Leasing Services on October 31, 1996, also received an option to purchase 450,000 shares of common stock at an exercise price of $1.33 per share, outside of the Stock Option Plan, for service on the initial Board of Directors.

Kecia L. Peterson on October 31, 1996, received an option to purchase 1,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1996.


O. Kenneth Rudd III on October 31, 1996, received an option to purchase 100,000 shares of common stock at an exercise price of $1.33 per share pursuant to his Independent Contractor Agreement with the Company and an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share in recognition of the Chairman's Leadership Award.

Michael Russo on October 31, 1996, received an option to purchase
2,500 shares of the Company's common stock at an exercise price of $1.33 per share for his service in planning the Bahamas convention.

Sue Salim on October 31, 1996, received an option to purchase 1,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1995.

Peter D. Scanlon on October 31, 1996, received an option to purchase 1,000 shares of common stock at an exercise price of $1.33 per share in recognition of his service as an employee during 1996.

Richard Sheridan on October 31, 1996, received an option to purchase 10,000 shares of common stock at an exercise price of $1.33 per share for acquisition of other retail organizations.

Larry G. Smith on October 31, 1996, received an option to purchase 75,000 shares of common stock at an exercise price of $1.33 per share for his service on the 1996 Board of Directors.

Fred B. Smith III on October 31, 1996, received an option to purchase 37,500 shares of common stock at an exercise price of $1.33 per share for his service on the U.S. Advisory Board.

SPS Investments on October 31, 1996, received an option to purchase 50,000 shares of common stock at an exercise price of $1.33 per share for prior support and assistance.

Angie C. Stewart on October 31, 1996, received an option to purchase 25,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1996.

Jeffrey A. Trendel on October 31, 1996, received an option to purchase 25,000 shares of common stock at an exercise price of $1.33 per share in recognition of his service as an employee during 1996.

Richard M. Truluck on October 31, 1996, received an option to purchase 5,000 shares of common stock at an exercise price of $1.33 per share for his Top Sales Performance in 1995.

John M. Truluck III on October 31, 1996, received an option to purchase 5,000 shares of common stock for his Top Sales Performance in 1995.

Maureen Uphill on October 31, 1996, received an option to purchase to 37,500 shares of common stock at an exercise price of $1.33 per share for her service on the Canadian Advisory Board.

Stanley Howland Van Etten on October 31, 1996, received an option to purchase 75,000 shares of common stock at an exercise price of $1.33 per share for his service on the 1996 Board of Directors, and an option to purchase 2,295,000 shares of common stock at an exercise price of $1.33 per share in exchange for the 1996, 1997, 1998, 1999 and 2000 incentive stock under the terms of his employment contract with the Company, which options are outside of the Stock Option Plan.

Stanley Leroy Van Etten on October 31, 1996, received an option to purchase 37,500 shares of common stock at an exercise price of $1.33 per share for his work on the sales book "Gettin" The Business: A Sales Professional's Handbook."

Calvin Michael Ward on October 31, 1996, received an option to purchase 20,000 shares of common stock at an exercise price of $1.33 per share for his performance for the Company in 1995.

Anna M. Washburn on October 31, 1996, received an option to purchase 1,000 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1995, and an option to purchase 2,500 shares of common stock at an exercise price of $1.33 per share for her participation in the Bahamas convention planning, and an option to purchase 18,750 shares of common stock at an exercise price of $1.33 per share in recognition of her service as an employee during 1996.

Sabrina L. H. Wei on October 31, 1996, received an option to purchase 75,000 shares of common stock at an exercise price of $1.33 per share for her service on the 1996 Board of Directors.

Gary Williams on October 31, 1996, received an option to purchase
7,500 shares of common stock at an exercise price of $1.33 per share in recognition of his service as an employee during 1996.

Wood & Francis, PLLC on October 31, 1996, received an option to purchase 37,500 shares of common stock at an exercise price of $1.33 per share for legal services.

Wyrick, Robins, Yates & Ponton, PLLC on October 31, 1996, received an option to purchase 37,500 shares of common stock at an exercise price of $1.33 per share for legal services.

Daniel and Judy Simonson received on November 28, 1996, 12,500 shares of common stock from Acme Holdings.

Lynn and Eunice Simonson received on November 28, 1996, 12,500 shares of common stock from Mayflower.

Washington State

Similar to the shares issued above, securities were sold to several investors in Washington State. Upon filing of the proposed offer of rescission by the Company, the securities administrator indicated that in order to make an offer of rescission the Company would have to register the shares, therefore the Company opted to return to each of the investors in Washington the amount of their investment along with interest at the legal rate rather than pursue registration (for the rescission offer) with the Securities Division of the Department of Financial Institutions of Washington. The transactions were as follows:

David Andrew and Kathy June Holt purchased on August 8, 1995, 3,750 shares of common stock for $5,000. Mr. and Mrs. Holt were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

Glen M. Christopherson purchased on August 9, 1995, 3,750 shares of common stock for $5,000. Mr. Chistopherson was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Geraldine June Coons purchased on August 11, 1995, 375 shares of common stock for $500. Ms. Coons was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Christine L. Del Nagro purchased on August 11, 1995, 750 shares of common stock for $1,000. Ms. Del Nagro was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Walter E. Dewater purchased on August 11, 1995, 1,125 shares of common stock for $1,500. Mr. Dewater was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Rodney Dean Alvord purchased on August 11, 1995, 3,750 shares of common stock for $5,000. Mr. Alvord was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Mildred Gerard purchased on August 11, 1995, 375 shares of common stock for $500. Ms. Gerard was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Karon Lee Hill purchased on August 11, 1995, 750 shares of common stock for $1,000. Ms. Hill was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Kenneth Lee Huff purchased on August 11, 1995, 750 shares of common stock for $1,000. Mr. Huff was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Vickie Lea Parks purchased on August 11, 1995, 2,250 shares of common stock for $3,000. Ms. Parks was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

James Paul Ramos purchased on August 11, 1995, 1,125 shares of common stock for $1,500. Mr. Ramos was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Timothy Thorpe purchased on August 11, 1995, 750 shares of common stock for $1,000. Mr. Thorpe was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Steven Keith Hagen purchased on August 14, 1995, 2,625 shares of common stock for $3,500. Mr. Hagen was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Darik Brewer purchased on August 14, 1995, 375 shares of common stock for $500. Mr. Brewer was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Darin Brewer purchased on August 14, 1995, 3,750 shares of common stock for $5,000. Mr. Brewer was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Darin and Jennifer Brewer purchased on August 14, 1995, 375 shares of common stock for $500. Mr. and Mrs. Brewer were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

Shirley Mae Carter purchased on August 14, 1995, 2,250 shares of common stock for $3,000. Ms. Carter was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Randall C. And Wanda K. Knight purchased on August 14, 1995, 938 shares of common stock for $1,250. Mr. and Mrs. Knight were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

Ruben Marshall Lalish purchased on August 14, 1995, August 18, 1995 and August 24, 1995, 450, 975, and 1,875 shares of common stock for ($600, $1,300 and $2,500), respectively. Mr. Lalish was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Debra Jean Waite purchased on August 14, 1995, 750 shares of common stock for $1,000. Ms. Waite was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Brian D. And Debra Jean Waite purchased on August 14, 1995, 375 shares of common stock for $500. Mr. and Mrs. Waite were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

Patricia A. Wells purchased on August 14, 1995, 1,500 shares of common stock for $2,000. Ms. Wells was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Heather Michelle Zeilestra purchased on August 14, 1995, 1,500 shares of common stock for $2,000. Ms. Zeilestra was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Barbara J. Dickson purchased on August 15, 1995, 375 shares of common stock for $500. Ms. Dickson was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Gary Lee Bisbey purchased on August 16, 1995, 3,750 shares of common stock for $5,000. Mr. Bisby was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Gary Lee and Valerie Bisbey purchased on August 16, 1995, 375 shares of common stock for $500. Mr. and Mrs. Bisby were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

John Hilde purchased on August 16, 1995, 1,125 shares of common stock for $1,500. Mr. Hilde was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Donna A. Leslie purchased on August 18, 1995, 3,750 shares of common stock for $5,000. Ms. Leslie was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Ronald Raymond Cartwright purchased on August 21, 1995, 3,750 shares of common stock for $5,000. Mr. Cartwright was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Sharon M. Klykken purchased on August 21, 1995, 1,500 shares of common stock for $2,000. Ms. Klykken was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Sidney Wen Monwai purchased on August 22, 1995, 3,750 shares of common stock for $5,000. Mr. Monwai was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Sandra Leigh Orestad purchased on August 28, 1995, 375 shares of common stock for $500. Ms. Orestad was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Lori Halverson purchased on August 30, 1995, 750 shares of common stock for $1,000. Ms. Halverson was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

John Ernest White purchased on September 5, 1995, 1,500 shares of common stock for $2,000. Mr. White was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Michael Anthony and Cheri Diane Rovick purchased on September 12,
1995, 3,750 shares of common stock for $5,000. Mr. and Mrs. Rovick were repaid the amount of their investment plus interest at the legal rate on March 8, 1996.

Joanne Shirley Boyer purchased on September 25, 1995, 375 shares of common stock for $500. Ms. Boyer was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Ena T. Shepard purchased on October 2, 1995, 3,750 shares of common stock for $5,000. Ms. Shepard was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Moreen Margot Allen purchased on October 2, 1995, 375 shares of common stock for $500. Ms. Allen was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

Robert J. Sumner purchased on October 5, 1995, 3,750 shares of common stock for $5,000. Mr. Sumner was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Dean R. Dietrich purchased on October 9, 1995, 3,750 shares of common stock for $5,000. Mr. Dietrich was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Robert L. Undsderfer purchased on October 24, 1995, 1,500 shares of common stock for $2,000. Mr. Undsderfer was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

Marilyn L. VanDelinder purchased on December 1, 1995, 750 shares of common stock for $1,000. Ms. VanDelinder was repaid the amount of her investment plus interest at the legal rate on March 8, 1996.

William R. Baker purchased on December 1, 1995, 375 shares of common stock for $500. Mr. Baker was repaid the amount of his investment plus interest at the legal rate on March 8, 1996.

The Company on September 5, 1995, entered into a Consent Agreement with the State of Washington Department of Financial Institutions, Securities Division, agreeing to comply with all registration requirements under the Washington Securities Act covering the offer, sale, purchase, and gift of Securities in Washington.

The sale and issuance of the securities in the transactions described above were believed by the Company to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof as transactions not involving any public offering. The recipients represented their intention to acquire the securities for investment only and not with a view to distribution thereof. Appropriate legends were affixed to the stock certificates issued in such transactions. All recipients had adequate access to information about the Registrant.

	Item 16.  Exhibits and Financial Statement Schedules

	(a) Exhibits
Number	Description of Exhibit

1.2     Form of Underwriting Agreement.(3)

3.1     Amended Articles of Incorporation of the Company.(1)(2)

3.2     Bylaws of the Company, as amended.

4.1     Form of Common Stock Certificate.(1)(2)

5.1     Opinion and Consent of Wood & Francis, PLLC dated February 28, 1997.

10.1	Employment Agreement dated June 1, 1996, by and between the
        Company and Stanley H. Van Etten.(1)(2)

10.2	Confidentiality/Non-Competition Agreement dated March 25,
        1996, by and between the Company and John D. Brothers.(1)(2)

10.3	Confidentiality/Non-Competition Agreement dated March 25,
        1996, by and between the Company and Mary E. Breen.(1)(2)

10.4	Confidentiality/Non-Competition Agreement dated March 25,
        1996 by and between the Company and Dwight Hallman.(1)(2)

10.5	Confidentiality/Non-Competition Agreement dated March 25,
        1996, by and between the Company and Clark A. Jones.(1)(2)

10.6	Confidentiality/Non-Competition Agreement dated March 25,
        1996, by and between the Company and Dawn E. McIntyre.(1)(2)

10.7	Confidentiality/Non-Competition Agreement dated April 29,
        1996, by and between the Company and Stephanie Harris.(1)

10.8	License Agreement by and between the Company and Premium
        Concepts, Inc. dated June 30, 1995, and Addendum to License Agreement dated September 28, 1995.

10.9	Inventory Management and Fulfillment Services Agreement by
        and between the Company and Specialty Atlanta, Inc. dated
        November 1, 1996.

10.10	Agreement dated September 27, 1995, by and between the
        Company and Stanley H. Van Etten and Stanley L. Van Etten.

10.11	International Heritage, Inc. 1996 Stock Option Plan.

11.1	Statement Regarding Computation of Earnings (Loss) Per
        Share.

21.1	Subsidiaries of the Company.(1)(2)

23.1	Consent of Independent Auditors dated February 28, 1997.

23.2	Consent of Wood & Francis, PLLC, included in Exhibit 5.

25.1	Powers of Attorney (included in Part II, page II-25).(1)(2)
________________________________
(1) Previously filed with the SEC July 15, 1996.
(2) Previously filed with the SEC September 5, 1996.
(3)To be filed by amendment.

Item 17.  Undertaking

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the
Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes to provide the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                                 October 28, 1996





International Heritage, Inc.
2626 Glenwood Avenue
Suite 200
Raleigh, NC  27608

Ladies and Gentlemen:

     We are pleased to submit this Letter of Intent with respect to a proposed "firm commitment" public offering by International Heritage, Inc. (the "Company") of 2,500,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (or such other par value as the Company shall determine) (the "Common Stock") (the "Offering"). The offering price shall be $7.00 per Share, or such other price as shall be mutually determined by Win Capital Corp. ("Win") and the Company immediately prior to the effective date (the "Effective Date") of the Registration Statement, based on certain factors, including but not limited to Win's due diligence review of the Company's business, operations, industry and prospects. For the purpose of covering over-allotments, if any, which may occur during the distribution and sale of the Shares, the Company will grant Win an option to purchase all or part of an additional number of shares of Common Stock, as will be equal to 15% of the total number of Shares initially offered to the public for a period of 45 days from the Effective Date.

     Prior to the completion of the Offering, the Company will have a capital structure satisfactory to Win, consisting of an aggregate of up to 12,500,000 shares of Common Stock issued and outstanding, including shares of Common Stock reserved for issuance upon the exercise or conversion of all outstanding options, warrants and convertible securities.

     As part of its due diligence investigation, Win will review all existing and proposed relationships between the Company and its officers, directors and/or principal shareholders ("Related Party Transactions"), including any license or employment agreements, loans and services. The Company and Win will mutually agree upon the structure of all of such Related Party Transactions from the date of this Letter of Intent through the Closing Date.

     It is our intent, immediately prior tot he Effective Date, to enter into an Underwriting Agreement with the Company which shall contain such terms and conditions as are customarily contained in agreements of such character. The October 28, 19956 Page -3-


Underwriting Agreement will set forth the terms and conditions of the Offering, which shall include the following:

     (a) There will be an underwriting discount of ten percent.

     (b) In order to reimburse Win for those costs, fees and expenses customarily incurred by an underwriter during the registration process, the Company shall pay to Win a non-accountable expense allowance in the amount of 3% of the gross proceeds of the Offering (including the over-allotment option), of which $35,000 will be paid upon the execution of this Letter of Intent. Expenses in the amount of $35,000 have previously been paid by the Company to Win for non- accountable expenses. These previously paid amounts shall be credited against the non-accountable expense total.

     (c) The Company will sell to Win and/or its designees, at the time of the closing of the Offering ("the "Closing Date"), for an aggregate of $100, an option (the "Purchase Option") to purchase that aggregate number of shares of Common Stock as would be equal to ten percent of the total number of shares sold in the Offering, excluding any shares of Common Stock sold pursuant to the over-allotment option provided for above. The Purchase Option will be exercisable at any time, in whole or in part, between the first and fifth anniversary dates of the Effective Date at a price per share equal to 110% of the per Share public offering price. Win shall be afforded demand and "piggyback" registration rights with respect to the shares of Common Stock underlying the Purchase Option.

     (d) The Company will bear all fees, disbursements and expenses of the Company in connection with the Offering, including, without limitation, the Company's legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering the Registration Statement, Prospectus and amendments, post-effective amendments and supplements thereto, the Underwriting Agreement and related documents and "Blue Sky" memoranda (all in such quantities as Win may reasonably require), preparing and printing stock certificates, the reasonable costs of holding "due diligence" meetings, filing fees, costs and expenses (including fees and disbursements of Win's counsel) incurred in registering the Offering with the National Association of Securities Dealers, Inc. (the "NASD"), preparation of five sets of transaction "bibles," preparation of "mementos" in such quantities as Win may reasonably request, listing the Shares on the Nasdaq National Market, filing fees, costs and expenses (including fees and disbursements of Win's counsel, as limited by paragraph (e) below) incurred in qualifying the Offering under the "Blue Sky" laws of the states reasonably specified by Win, transfer taxes, transfer and warrant agent and registrar fees, and the costs of placing a "tombstone" advertisement (1/8 page) in The Wall Street Journal and The New York Times and a third publication to be selected by Win.

October 28, 1996
Page -3-


     (e) The Company shall "Blue Sky" the Offering in such states as Win shall reasonably request. All blue sky work shall be undertaken by Win's newly appointed counsel, Olshan Grundman Frome & Rosenzweig LLP. The Company shall pay for all blue sky filing fees and the costs and expenses of blue sky registration or qualification and registration of the Offering with the NASD, including the fees and disbursements of Win's counsel. Upon the commencement of blue sky filings (which shall be when the Company first files the next amendment to the Registration Statement No. 333-5268 with the Commission), the Company shall pay $12,500 to such counsel on account for professional services to be rendered, with the balance owed for professional services (no more than an additional $12,500, based upon actual time) to be due on the Closing Date.

	 (f) The Company shall have the Shares approved for quotation on the Nasdaq National Market, effective on the Effective Date. By the Effective Date, the Company shall have registered its Common Stock with the Commission under the provisions of Section 12 (g) of the Securities Exchange Act of 1934, as amended, and will use its best efforts to maintain such registration in effect for a period of at least five years from the Effective Date. The Company agrees that it will, prior to the Effective Date, register with, and, for a period of five years from the Effective Date (or until the Common
Stock is quoted on the Nasdaq National Market), remain covered by the Corporation Records Service published by Standard & Poor's Corporation.

     (g) The Company agrees not to permit or cause a private or public sale or private or public offering any of its securities (in any manner, including pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Act") owned or to be owned of record, or beneficially by any of the Company's officers, directors or more than 5% shareholders, or by any family member or affiliate of any of the foregoing persons, (collectively, "Insiders") for a period of twelve (12) months following the Effective Date without obtaining the prior written approval of Win (and, if required by applicable state blue sky laws, the securities commissions in any such states); provided, however, that the foregoing agreement shall be limited to six (6) months from the Effective Date with regard to shares issuable upon exercise of options held by any Insider. The Company shall cause each of the Insiders to execute an agreement with Win regarding such restrictions.

     For a period of two years after the closing of the Offering, the Company shall notify Win in writing within ten (10) days of negotiating a letter of intent for a proposed U.s. public offering of any debt or equity securities (other than bank debt or similar financing) by the Company or by any of its majority owned or controlled subsidiaries (collectively referred to herein as the Company) or any of its shareholders owning at least five percent of the Company's Common Stock so that Win or, at its

October 28, 1996
Page -4-


     (h) option, a group of associated investment bankers, shall have the right of refusal to effect such offering in terms as favorable as theretofore offered in writing by a reputable investment banker.

     (i) During the two-year period following the Effective Date, Win shall have the right to purchase Win's account or to sell for the account of the Insiders any securities sold by the Insiders on the open market. Each of the Insiders will agree to consult with Win with regard to any such sales and will offer Win the exclusive opportunity to purchase or sell such securities on terms at least favorable to the Insiders as they can secure elsewhere. If Win fails to accept any such proposal within (one) business day after receipt of a notice containing such proposal, then Win shall have no claim or right with respect to any such sales contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Insiders shall adopt the same procedure as with respect to the original proposal.

     (j) For a period of two years from the Effective Date, the Company will recommend and use its best efforts to elect a designee and representative of Win as a member of its Board of Directors. Alternatively, Win shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. Such designee or representative, as the case may be, shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation. The Company agrees to give Win written notice of each such meeting and to provide Win with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors.

     (k) The Company shall purchase key-man life insurance naming the Company as a beneficiary on the lives of such executive officers, and in such reasonable amounts, as the Company and Win shall mutually determine. Currently, the Company's only executive officer, Stanley H. Van Etten, has a $1,500,000 key-man life insurance policy.

     (l) As of the Effective Date, the Company will have employment agreements with the Company's executive officers and managers, the terms and conditions of which shall be reasonably satisfactory to Win and the Company. For a period of two years from the Effective Date, all the compensation and other arrangements between the Company and its officers, directors and arrangements between the Company and its officers, directors and affiliates shall be approved by the Board of Directors. The Company shall appoint two independent directors by the Closing.

October 28, 1996
Page -5-


     (m) The Company shall retain Win pursuant to a Consulting Agreement for a period of 24 months from the Closing at $5,000 per month to continue the development of interest and sponsorship in the Common Stock of the Company with such amount being paid in advance at Closing.


     (n) The Company has retained and will continue to retain a transfer agent acceptable to Win, Continental Stock Transfer & Trust Company, for the Common Stock and the Warrants for a period of no less than two years following the Effective Date. Upon Win's request, the Company shall provide Win with a copy of the Company's daily stock transfer sheets from such transfer agent and from the Depository Trust Company, at the Company's sole cost and expense. Win shall keep the information disclosed in such daily transfer sheets confidential.

     (o) Prior to the filing of the Registration Statement, the Company will provide Win with the results of such UCC, lien and title searches to be effected in such jurisdictions, as Win or its counsel may reasonably request.

     (p) Commencing on the date hereof and continuing until 25 days after the Effective Date, the Company will not issue a press release or engage in any other publicity without Win's prior written consent which shall not be unreasonably withheld.

     The Company represents and warrants to Win that (i) it is not obligated to pay a finder's or consulting fee to anyone in connection with the introduction of the Company to Win; (ii) during the prior twelve months, it has not paid any monies or other compensation or issued any securities to any member of the NASD, or to any affiliate or associate of such a member, or to any other person in consideration for such person raising funds for the Company or providing consulting services to the Company, except for payments to Win hereunder and except as set forth on Schedule A hereto; and (iii) Schedule B hereto describes all the registration rights held by the holders of the Company's securities. No holder of the Company's securities has (A) any right (which will not be waived) to "piggyback" its securities on the Registration Statement or (B) any right to demand registration of its securities (which will not be modified so that it cannot be exercised until at least 18 months after the Effective Date), except as set forth in paragraph (g) hereinabove.

     Win must enter into the Underwriting Agreement and provide verification of meeting the net capital requirements within five (5) business days of the Effective Date and in the event Win does not enter into such Underwriting Agreement, the Company is free to pursue another underwriter for the Offering without any further obligation to Win; however, Win reserves the right not to proceed with the Offering if, prior to the

October 28, 1996
Page -6-


execution of the Underwriting Agreement, (i) in its sole judgment, market conditions are unsuitable for such Offering at the price per Share set forth on page one hereof and the Company and Win cannot agree on another price or structure; (ii) material adverse information comes to Win's attention relating to the Company, its management or its position in the industry which would preclude a successful public offering; (iii) a material adverse change has occurred in the financial condition, business or prospects of the Company; (iv) as a result of the review of the Company's financial statements by the Company's independent accountants, it is determined that the Company's historical financial statements must be restated and that, as restated, the Company's earnings, revenues, assets and/or net worth is materially less than as previously presented; or (v) the Company has breached any of its material representations, warranties or obligations hereunder, or failed to expeditiously proceed, in a reasonable manner, with the Offering or to cooperate with Win in requesting effectiveness of the Registration Statement at such time as Win may deem appropriate.
If, prior to the execution of the Underwriting Agreement, Win elects not to proceed with the Offering as a result of the condition enumerated in clause (I) above, the Company shall reimburse Win in full for its out-of-pocket expenses (including, without limitation, its reasonable legal fees and disbursements), up to the amounts previously paid pursuant to paragraph (b), above. If, prior to the execution of the Underwriting Agreement, Win elects not to proceed with the Offering as a result of any of the conditions enumerated in any of clauses (ii) - (v) above, or the Company elects not to proceed with the Offering for any reason (either of such events being referred to herein as an "Offering Termination"), the Company shall reimburse Win in full for its out-of-pocket expenses (including, without limitation, its reasonable legal fees and disbursements), up to an aggregate of $100,000, less amounts previously paid pursuant to paragraph (b) above. In addition, if the Company elects not to proceed with the Offering for any reason (other than as a result of Win's breach of this Letter of Intent or its failure to enter into the Underwriting Agreement within five (5) business days of the Effective Date) and subsequently engages in any public offering, private placement, merger, acquisition of securities, joint venture or other similar transaction ("Subsequent Transaction") within (12) months following the Company's election not to proceed, then Win shall be paid an investment banking fee in connection therewith equal to two percent (2%) of the consideration received by the Company in an Subsequent Transaction ("Break-up Fee"); provided, however, that no Break-up Fee shall be payable if the Subsequent Transaction is the sale of securities exclusively to persons who are officers, directors, or shareholders of the Company (of their affiliates) on the date of this letter.

     Except as otherwise set forth herein, neither the Company nor Win will be under any obligation to the other, until both the Company and Win have executed and delivered the Underwriting Agreement. It is understood that, except as otherwise indicated, this letter is merely a statement of intent and any legal obligations between

October 28, 1996
Page -7-


the parties shall be only as set forth in a duly negotiated and executed Underwriting Agreement. This letter shall, nevertheless, constitute a binding agreement relative to the reimbursement of Win's expenses, the payment of the Break-up Fee and the Company's obligations and agreements in the next two paragraphs.

     The Company agrees that it will not negotiate with or engage any investment banking firm or underwriter other than Win with respect to any private or public financing for the Company for the period up to and including five (5) business days from the Effective Date; however, in the event Win does not then enter into an Underwriting Agreement, the Company is free to pursue another investment banking firm or underwriter without further obligation to Win. Notwithstanding anything else contained herein, the Company agrees that its obligations contained in this paragraph shall be binding on the Company and shall constitute its legal obligations, enforceable against it by Win.

     This letter shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Any dispute relating to this Letter of Intent shall be resolved by binding arbitration in Washington D.C. before one arbitrator appointed by the American Association ("AAA"), which arbitration shall be conducted in accordance with the rules of the AAA. The decision of such arbitrator shall be binding upon all parties.

     If the foregoing correctly sets forth our understanding with respect to the proposed offerings on behalf of the Company, please so confirm by signing and returning one copy of this letter, together with a check payable to Win Capital Corp. in the amount of $35,000, whereupon we will instruct our counsel to cooperate with counsel for the Company in a preparation of the appropriate "investment summary," Registration Statement under the Act, and the Underwriting Agreement and other related documents so as to expedite the successful consummation of the Offering.

    			                     Very truly yours,

			                         WIN CAPITAL CORP.



		                        /s/ Barry Hawk
                              Name:  Barry Hawk
                              Title:  President

Accepted and confirmed:

INTERNATIONAL HERITAGE, INC.



By:______________________________
     Name:
     Title:

October 28, 1996
Page -9-


                         SCHEDULE A


Payments and Issuance to NASD Members and Others Within
Twelve Months

	                              Description    Date of
     NASD Member    Others         of Payment     Payment
Amount

A.   Cash



                       B.   Securities
                         SCHEDULE B

                     Registration Rights


A.   Demands


B.  "Piggyback"

        STATE OF
	NORTH 			Department Of The
	 CAROLINA    		          Secretary of State

	To all whom these presents shall come, Greetings:

	I, Rufus L. Edmisten, Secretary of State of the State of
	North Carolina, do hereby certify the following and hereto attached to be a true copy of

			ARTICLES OF INCORPORATION
				OF
			INTERNATIONAL HERITAGE, INC.

	the oringinal of which was filed in this office on the 28th day of April, 1995




			IN WITNESS WHEREOF, I have herunto set my hand and affixed my official seal at the City of Raleigh, this 28th day of April, 1995.

			/s/ Rufus L. Edmisten
			     Secretary of State


	Exhibit 3.1



                                                  C. 0367869

                                                (STAMP)
                                                F I L E D
                                                9:00 AM
                                                April 28, 1995
                                                EFFECTIVE
                                                RUFUS EDMINSTEN


                        ARTICLES OF INCORPORATION
                                OF
                        INTERNATIONAL HERITAGE, INC



	    Pursuant to North Carolina General Statute 55-2-02, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.



                        ARTICLE 1: NAME

        The name of the Corporation is INTERNATIONAL HERITAGE, INC.


                         ARTICLE 11: DURATION

        The Corporation shall have perpetual existence.

                        ARTICLE 111: PURPOSE AND POWERS

	To Conduct Business To own, operate, manage and/or administer any legal corporate entity, more specifically, but not limited too, a multi-level marketing company. Initially, the company shall own, operate and manage a multi-level marketing company.

    	To Act As Agent To manage or administer as agent the business of, property of any corporation, firm, or person carrying on any authorized business and to sell or dispose of, receive and make disbursements for, or arrange for the management or administration of the whole or any part of the business or property of any corporation, firm, or person, and to act as agent, broker, consignee, or factor of others in buying and selling all manner and kind of goods, and to make contracts with others in reference to the handling and disposing of the same, and to deliver goods on bills of lading in the name of this Corporation, to draw drafts against such bills of lading, and to carry insurance in the name of this Corporation on goods consigned for sale, and to develop and extend the business interests of any corporation, firm, or person.

    	To Borrow Money To borrow or raise money without limit as to amount; to sell, create security interests in, pledge, and otherwise dispose of and realize upon book accounts and other chases in action; to make, draw, accept, endorse, execute, and issue bonds, debentures, notes, or other obligations of any nature or in any manner for money borrowed or in payment for property purchased or for any other of the objects or purposes of this Corporation, and to secure the principal thereof and the interest thereon by mortgage upon, or creation of security interests in, all or any part of the Corporation's property.

    	To Make Contracts To enter into, make, perform, and carry out contracts of every sort and kind which may be necessary or convenient for the business of the Corporation, or business of a similar nature, with any person, corporation, private, public or municipal body politic under the government of the United States, or any state, territory, or possession thereof, or any foreign government so far as and to the extent that the same may be done and performed by corporations organized under the Business Corporation laws of any state, territory, dependency, or possession of the United States, and in any foreign country.

	 To Enter into Partnership Arrangements To enter into any partnership, limited or general, as limited or general partner, or both, and to enter into any other arrangement for sharing profits, union of interest, unitization or farmout agreement, reciprocal concession, or cooperation, with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying on of any business which this Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient, or incidental to carrying out any of the purposes of this Corporation.

	To Deal in Property in General To acquire, own, hold, improve, develop, operate, exploit, sell, convey, assign, lease, exchange, transfer, dispose of, pledge, mortgage, create security interests in, deal in, and loan or borrow money upon, alone or in conjunction with others, real and personal property, tangible and intangible, of every kind, character, and description, or any interest therein, and all kinds and forms of securities, shares of capital stock, scrip, bonds, debentures, coupons, mortgages, notes, bills of exchange, acceptances, assignments, accounts, fees, evidences of indebted ness, obligations, trust certificated, interim receipts, warrants, and certificates issued or created by or being claims against any corporation, association, partnership, syndicate, entity, or person, or governmental, municipal, or public subdivision, district or authority.

	 To Acquire Real Property To acquire by purchase, lease, gift, devise, or otherwise, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide, and otherwise handle, deal in, and dispose of real estate, real property, and any interest or right therein, whether as principal, agent, broker, or otherwise, and to manage, operate, service, equip, furnish, alter, and keep in repair real and personal property of every kind, nature and description, whether as principal, agent, broker or otherwise, and generally to do anything and everything necessary and proper, and to the extent permitted by law, in connection with the owning, managing, leasing and operating real and personal property of any and all kinds.

       To Deal in All Classes of Property To acquire by purchase, exchange, lease, or otherwise, and to own, hold, use, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, create security interests in, pledge, or otherwise dispose of, deal in and with, real and personal property of every class or description and rights and privileges therein wheresoever situate.

	 To Mortgage Assets To borrow money and contract debts; to make, issue, and dispose of bonds, debentures, notes, and other obligations, secured or unsecured; and to make any lawful contract of guaranty, suretyship, or of any kind whatsoever in connection with, or in aid of , any corporation or other organizations any of whose securities this Corporation has an interest; to secure contracts, obilgations, and liabilites or any thereof, in whole or in part, by mortgage, deed of trust, creation of security intersts in, pledge, or other lien, upon any or all the propoerty of this Corporation wheresoever situated, acquired, or to be acquired.

         To Deal in its Own Share To purchase, hold, cancel reissue, sell, exchange, transfer, or otherwise deal any of its outstanding shares from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that this Corporation shall not use its funds or property for the purchase of its own shares when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of the Corporation belonging to it shall not be voted upon directly or indirectly.

         To Invest Corporate Funds To invest and deal with the funds of this Corporation in any manner, and to acquire by purchase or otherwise the stocks, bonds, notes, debentures and other securities and obligations of any government, state, municipality, corporation, association or partnership, domestic or foreign and, while owner of any such securities or obligations, to exercise all the rights, powers, and privileges of ownership, including among other things the right to vote thereon for any and all purposes. ~

        To Invest in the Shares of Other CorDorations Subject to the restrictions or limitations imposed by law, to purchase or otherwise acquire, hold, sell, assign, transfer, create security interests in, pledge, exchange, or otherwise dispose of the shares, bonds, obligations, or other securities and evidences of indebtedness of other corporations, domestic and foreign, and the goodwill, rights, assets and property of any and every kind or any part thereof, of any person, firm, or corporation, domestic or foreign, and if desirable to issue in exchange therefor the shares, bonds, or other obligations of this Corporation, and while the owner of such shares to exercise all rights, powers, and privileges of ownership, including the power to vote thereon; and in furtherance of the corporate purposes, in the course of the transaction of the business and affairs of this Corporation, to acquire real and personal property, rights and interests of every nature, and to execute and issue bonds, debentures, and other negotiable or transferable instruments, and to mortgage and create a security interest in, or pledge, any or all of the property of the Corporation; to secure such bonds, debentures, or other instruments, upon such terms and conditions as may be set forth in the instrument or instruments, mortgaging, creating a security interest in, or pledging the same, or in any deed, contract or other instrument relating thereto.

         To Acquire Other Businesses To acquire, by purchase, exchange, or otherwise, all or any part of, or any interest in, the property, assets, business, and goodwill of any one or more persons, firms, associations, or corporations heretofore or hereinafter engaged in any business for which a corporation may now or hereafter be organized under the laws of this or any other state or country; to pay for the same in cash, property, its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or part of any business thus acquired.

         To Assist Other Corporations To aid in any manner any corporation, association, or trust estate, domestic or foreign, or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which are hold by or for this Corporation, directly or indirectly, or in which, or in the welfare of which, this Corporation shall have any interest and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by it or in which it may be at any time interested, directly or indirectly or through other corporations or otherwise; and to organize or promote or facilitate the organization of any corporation, association, partnership, syndicate, or entity, domestic or foreign.


         To Oroganize Other Corporations To organize or cause to be organized under the laws of any state of the United States, or of the District of Columbia, or of any territory, dependency, or possession of the United States, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting, or carrying on any or all of the objects or purposes for which this Corporation is organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

         To Vote Shares in Other Corporations Shares in other corporations held by this Corporation shall be voted by such Officer or Officers of this Corporation as the Board of Directors, by a majority vote, shall designate for that purpose, or by a proxy thereunto duly authorized by like vote of such Board, except as otherwise ordered by vote of the holders of a majority of the shares outstanding and entitled to vote.


         To Act as a Holding Company To purchase, own and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation," and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government, and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange thereof shares of the capital stock, bonds, notes or other obligations of the Corporation and while the owner thereof, to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts or other obligations, of and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designated to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness of the property of this Corporation.

         To Act Outside the State To carry on its operations and conduct business in any state, district, territory, dependency, or possession of the United States, and in any foreign country.


         To Engage in Any Lawful Act To engage in any lawful act or activity for which corporation may be organized under the North
        Carolina Business Corporation Act.


         Construction of Power Clauses The foregoing clauses shall be construed as and shall be powers as well as purposes, and the matters expressed in each clause shall, unless otherwise herein expressly provided, be in no wise limited by reference to or reference from the terms of any other clause but shall be regarded as independent bowers and purposes and the enumeration of specific powers and purposes shall not e construed to limit or restrict in any manner the meaning of general terms or other general powers of this Corporation, nor shall the expression of one thing be deemed exclude another not expressed, although it be of like nature. This

        Corporation shall be authorized by the North Carolina Business Corporation Act, and all the powers conferred by all acts heretofore or hereafter amendatory of or supplemental to that statute, and the enumeration of certain powers as herein specified is not intended as exclusive of or, as a waiver of any of the powers, rights, or privileges granted or conferred by that statute now or hereafter in force; provided, however, that nothing herein contained shall be deemed to authorize or permit this Corporation to carry on any business, to exercise any power, or to do any act which a corporation formed under that statute may not at the time lawfully carry on or do.

                      ARTICLE IV: CAPITAL STOCK
        	Authorized Shares The maximum number of shares of stock of the Corporation that may be issued is one-thousand ( 1
        ,000) shares, consisting of one-thousand (1,000) shares of Class A Common, voting shares with $0.01 par value. The stated capital of the Corporation shall be at least equal to the sum of the aggregate amount of consideration received by the Corporation for the issuance of shares plus such amounts as, from time to time, by resolution of the Board of Directors may be transferred thereto.

        	Authority to Issue Warrants The Corporation is hereby expressly authorized and empowered, from time to time, by resolution of its Board of Directors, to create and issue, whether or not in connection with the issue and sale of any shares or other securities of the Corporation, rights or options entitling the holders or owners thereof to purchase or acquire from Corporation any shares of any class or series or other securities, whether now or hereafter authorized, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares or other securities may be purchased or acquired from the Corporation upon the exercise of any such rights or options shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or option, and set forth or incorporated by reference in the warrants or other instruments evidencing such rights or options, and as shall be permitted by law. The Board of Directors is hereby authorized and empowered to authorize the creation and issue of any such rights or options and any such warrant or other instruments from time to time, for such consideration as the Board of Directors may determine. Any and all shares which may be purchased or acquired or issued upon the exercise of any such right or option shall be deemed fully paid shares and not liable to any further call or assessment, as the terms of the warrants or other instruments evidencing such rights or options shall provide. Except as otherwise provided by law, the Board of Directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be following in, and other matters concerning, the creation, issue, and exercise of any such rights and options and such warrants or other instruments, and the setting aside of shares of other securities for the purpose thereof, and the issuance of such shares or other securities upon the exercise thereof. Unissued Shares The Corporation may, at any time and from time to time, issue and dispose of any of the authorized and unissued shares of the stated capital of the Corporation for such consideration as may be fixed by the Board of Directors, subject to any provisions of law then applicable, and subject to the provisions of any resolutions of the shareholders of the Corporation relating thereto.

                           CLASS A COMMON STOCK
        Voting Rights Each holder of shares of Class A Common Stock shall be entitled to one vote for each share held, and as such shall be entitled to notice of all shareholder meetings of Corporation as set forth more specifically in the Bylaws of Corporation.

        Dividends The Board of Directors, in its discretion, may declare and pay dividends on the common stock concurrently with dividends on the preferred stock for any dividend period of any fiscal year when such dividends are applicable to the common stock; provided, that all accumulated dividends on the preferred stock of the previous dividend periods for the current fiscal year have been paid in full.

              	              ARTICLE V: PREEMPTIVE RIGHTS
        Every shareholder, upon the sale for cash of any additional stock of the Corporation of the same kind, class, or series as that which he already holds, shall have the right to purchase his pro rata share thereof (or as nearly as may be done without issuance of fractional shares) at the price at which such stock is offered to others.

                  ARTICLE VI: INITIAL REGISTERED OFFICE AND AGENT
        	The street address and county of the original registered office of the Corporation is: 2626 Glenwood Avenue, Suite
        300, Raleigh, Wake County, North Carolina 27608, and the name of the initial registered agent of this Corporation at that address is Stanley H. Van Ettten.


               ARTICLE VII: INITIAL BOARD OF DIRECTORS
        The Corporation shall have three (3) directors initially. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws, but shall never be fewer than one (1). The names of the initial directors of the Corporation are: Stanley H. Van Etten, Claude Savage, and Larry Smith. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of the Board of Directors, except as may be otherwise limited by these Articles of Incorporation or Bylaws of Corporation.

                      ARTICLE Vll: OFFICERS
        The Officers of the Corporation shall be elected by the Board of Directors of the Corporation at a meeting to be held immediately following each annual meeting of the shareholders. New offices may be created, and appointment may be made therefor, and any office that may become vacant may be filled by the Board of Directors of the Corporation at any regular meeting or at any special meeting called for that purpose. The duties of the Officers of the Corporation shall be prescribed by the Bylaws.

             ARTICLE VIII: INDEMNIFICATION OF DIRECTORS AND OFFICERS Each Director and Officer in consideration for his services, shall be indemnified, whether then in office or not, for the reasonable costs and expenses incurred by him in connection with the defense of, or for advice concerning, any claim asserted or proceeding brought against him by reason of his being or having been a Director or Officer of the Corporation, whether or not wholly owned or by reason of any act or omission to act as such Director or Officer, provided that he shall not have been derelict in the performance of his duty as to the matter or matters in respect of which claim is asserted or proceeding brought. The foregoing right of indemnification shall not be exclusive, but shall expressly be in addition to, any other rights which any Director or Officer may be entitled to as a matter of law.


                    ARTICLE IX: INTERESTED PARTY TRANSACTIONS
 	       No contract or other transaction between the Corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the Directors or Officers of this Corporation is, or are interested in, or is a member, shareholder, Director, or Officer, or are members, shareholders, Directors or Officers of such other firm, partnership, association or corporation; and any Director or Officer or Officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this Corporation, shall be affected or invalidated by reason of the fact that any Director or Directors or Officer or Officers of this Corporation is a party to parties to, or are interested in such contract, act or association or corporation, and each and every person who may become a Director or Officer of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this Corporation for the benefit of himself or any firm, partnership, association or corporation in which he may be in anywise interested.

                              ARTICLE X: INCORPORATOR

             The name of the person signing these Articles is:
                             Stanley H. Van Etten
                             Mayflower Holdings, Inc
                             2626 Glenwood Avenue
                             Suite 300
                             Raleigh, North Carolina 27608

                         ARTICLE Xl: BYLAWS
                 The power the adopt, alter, amend or repeal Bylaws not inconsistent with these Articles of Incorporation is vested in the Board of Directors of the Corporation.

                        ARTICLE Xll: AMENDMENT
        The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders, Directors, or Officers are subject to this reserved power.

               IN WITNESS WHEREOF, I have hereunto set my hand, and acknowledge the filing of the foregoing Articles of Incorporation under the laws of the State of North Carolina.

             This the 28th day of April, 1995.

                                       /s/ Stanley Van Etten
                                        Stanley Van Etten, Incorporator

STATE OF
	NORTH 			Department Of The
	 CAROLINA    		          Secretary of State

	To all whom these presents shall come, Greetings:

	I, JANICE H. FAULKNER, Secretary of State of the State of
	North Carolina, do hereby certify the following and hereto attached to be a true copy of

		ARTICLES OF AMENDMENT
		              OF
                      INTERNATIONAL HERITAGE, INC.

	the oringinal of which was filed in this office on the 2nd day of July, 1996




			IN WITNESS WHEREOF, I have herunto set my hand and affixed my official seal at the City of Raleigh, this 2nd day of July, 1996.

			/s/ Janice H. Faulkner
<STATE SEAL>            Secretary of State

                                      (STAMP)
                                      C-0367869
                                      State of North Carolina
                                      Department of the secretary of State
                                      ARTICLES OF AMENDMENT

       Pursuant to 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following
       Articles of Amendment for the purpose of amending its articles of Incorporation.

       1. The name of the corporation is: International Heritage

       2. The text of each amendment adopted is as follows:
			Article IV; Capital Stock, the paragraph entitled
        	Authorized Shares shall be deleted in its entirety and in lieu thereof shall be added a new paragraph which shall read as follows:

         	Authorized Shares - The maximum number of shares of stock of the Corporation that may be issued is Twenty-Five Million (25,000,000) shares, consisting of common, voting shares with $.01 par value. Stated capital of the Corporation shall be at least equal to the sum of the aggregate amount of consideration and received by the Corporation for the issuance of shares plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

        3.  If an amendment provides for an exchange,
			reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

            There is no provision for an exchange,
			reclassification, or cancellation of issued shares.

       4.  The date adoption of each amendment was as follows:
       		July 1, 1996.

       5. (Check either a, b, c, or d, whichever is applicable)
		a. The amendment(s) was (were) duly adopted by the incorporator[ors] prior to the issuance of shares.
        b.  The amendment(s) was (were) duly
             adopted by the board of directors prior to the issuance of shares.
        c. The amendments(s) was (were) duly adopted by the board of directors without shareholder approval as a shareholder approval was not required because
            (set forth a brief explanation of why
             shareholder action was not required)

                                 ARTICLES OF AMENDMENT
                                         Page 2

              d.  X The amendment(s) was (were) approved by
                      shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

         6.  These articles will be effective upon
			 filing, unless a delayed time and date is specified:

             This the 1st day of July, 1996



		         CORPORATIONS DIVISION
                                      INTERNATIONAL HERITAGE INC.
                                      By:  /s/ Stanley H. Van Etten
                                      Stanley H. Van Etten, President

                                AMENDED
                                BYLAWS
                                  OF

         ************************************************

                   INTERNATIONAL HERITAGE, INC.

        *************************************************

                                 ARTICLE I.
                                  OFFICES


Section 1. Principal Office. The principal office of the corporation shall be located at such place as the Board of Directors may fix from time to time.

Section 2. Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.


                                ARTICLE II.
                          MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be (i) fixed by the President, the Secretary, or the Board of Directors and designated in the notice of the meeting or (ii) agreed upon by a majority of the shareholders entitled to vote at the meeting.

Section 2. Annual Meetings. The annual meeting of shareholders shall be held each year at 11:00 o'clock A.M. on the second Monday of the first month following the month in which the corporation's accounting year ends for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the President, the Secretary, or the Board of Directors, and shall be called pursuant to the written request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 5. Notice of Meetings. Written notice stating the date, time, and place of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of any shareholders' meeting, either by personal delivery, or by telegraph, teletype, or other form of wire or wireless communication, or by facsimile transmission or by mail or private carrier, by or at the direction of the Board of Directors, the President, the Secretary, or other person calling the meeting, to each shareholder entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder's address as it appears on the current record of shareholders of the corporation, with postage thereon prepaid.

In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

When a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than one hundred twenty (120) days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.

Section 6. Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

Section 7. Shareholders' List. Before each meeting of shareholders, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two (2) business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

Section 8. Voting Group. All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

Section 9. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists, in person or by proxy. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of
Section 5 of this Article II, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

Section 10. Proxies. Shares may be voted either in person or by one (1) or more proxies authorized by a written appointment of proxy signed by the shareholder or by his duly authorized attorney in fact. An appointment of proxy is valid for eleven (11) months from the date of its execution, unless a different period is expressly provided in the appointment form.

Section 11. Voting of Shares. Subject to the provisions of the articles of incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.

Except in the election of directors as governed by the provisions of Section 3 of Article III, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the articles of incorporation or these bylaws.

Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.


Section 12. Informal Action by Shareholders. Any action that is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one (1) or more written consents, describing the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon such action at a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

If the corporation is required by law to give notice to nonvoting shareholders of action to be taken by unanimous written consent of the voting shareholders, then the corporation shall give the nonvoting shareholders, if any, written notice of the proposed action at least ten
(10) days before the action is taken.

                                ARTICLE III.
                            BOARD OF DIRECTORS

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number and Qualifications. The number of directors constituting the Board of Directors shall be not less than one (1) nor more than seven
(7) as may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or by the Board of Directors. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

Section 3. Election. Except as otherwise provided in this Article III, the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

Section 4. Staggered Terms for Directors. The total number of Directors shall be divided into two (2) groups, one group consisting of three (3) directors who shall serve a one (1) year term and two (2) of whom shall be outside directors, the second group shall consist of up to four (4) directors who shall serve a two (2) year term. Terms shall expire at the first annual shareholders' meeting after their election and at the second annual shareholders' meeting after their election, for the first and second groups, respectively. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of one (1) or two (2) years as the case may be, to succeed those whose terms expire. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which the vacant director would have been elected. A decrease in the number of directors does not shorten an incumbent director's term. Despite the expiration of a director's term, such director shall continue to ser ve until a successor shall be elected and qualifies or until there is a decrease in the number of directors.

Section 5. Removal. Any director may be removed at any time with or without cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.

Section 7. Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 8. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

                                  ARTICLE IV.
                              MEETINGS OF DIRECTORS

Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina. for the holding of additional regular meetings.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, by the President or by a majority of the duly elected directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

Section 3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting,
give   or   cause  to  be  given  notice  thereof  by  any
usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

Section 4. Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5. Quorum. Unless the articles of incorporation or these bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed, the number of directors in office immediately before the meeting begins shall constitute a quorum.

Section 6. Manner of Acting. Except as otherwise provided in the articles of incorporation or these bylaws, including Section 9 of this Article IV, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 8. Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.

Section 9. Committees of the Board. The Board of Directors may create an Executive Committee and other committees of the board and appoint members of the Board of Directors to serve on them. The creation of a committee of the board and appointment of members to it must be approved by the greater of
(a) a majority of the number of directors in office when the action is taken or (b) the number of directors required to take action pursuant to Section 6 of this Article IV. Each committee of the board must have two (2) or more members and, to the extent authorized by law and specified by the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Each committee member serves at the pleasure of the Board of Directors. The provisions in these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the board established under this section.

                                 ARTICLE V.
                                 OFFICERS

Section 1. Officers of the Corporation. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and such
Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two (2) or more offices may be held by the same person, but no officer may act in more than one (1) capacity where action of two (2) or more officers is required.

Section 2. Appointment and Term. The officers of the corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one (1) or more officers or assistant officers. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been appointed.

Section 3. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not itself create contract rights.

Section 4. Removal. Any officer may be removed by the Board at any time with or without cause; but such removal shall not itself affect the officer's contract rights, if any, with the corporation.

Section 5. Resignation. An officer may resign at any time by communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

Section 6. Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 7. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders. He shall sign, with the Secretary, an Assistant secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Director s from time to time.

Section 8. Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

Section  9.   Secretary.   The Secretary shall:  (a) keep the minutes of the
meetings of shareholders, of the Board of Directors, and of all committees;
(b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) maintain and authenticate the records of the corporation and be custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) maintain and have general charge of the stock transfer books of the corporation; (f) prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (g) attest the signature or certify the incumbency or signature of any officer of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be prescribed by the President or by the Board of Directors.

Section 10. Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice President, certificates for shares of the corporation.

Section 11. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of Section 4 of Article VI of these bylaws; (b) maintain appropriate accounting records as required by law; (c) prepare, or cause to be prepared, annual financial statements of the corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each shareholder within one hundred twenty (120) days after the end of such fiscal year; and (d) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the President or by th e Board of Directors.

Section 12. Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be prescribed by the Treasurer, by the President, or by the Board of Directors.

                               ARTICLE VI.
                  CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts, or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the Board of Directors.

                                ARTICLE VII.
                        SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. The Board of Directors may authorize the issuance of some or all of the shares of the corporation's classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the corporation. When shares are represented by certificates, the corporation shall issue and deliver, to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such sh ares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

Section 2. Stock Transfer Books. The corporation shall keep a book or set of books, to be known as the stock transfer books of the corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by him. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized to effect such transfer by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).

Section 3. Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

Section 4. Fixing Record Date. The Board of Directors may fix a future date as the record date for one (1) or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

Section 5. Holder of Record. Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers, and privileges of ownership of such shares.

Section 6. Shares Held by Nominees. The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (i) the name, address, and taxpayer identification number of the nominee; (ii) the name, address, and taxpayer identification number of the beneficial owner; (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at, and otherwise participating in shareholders' meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters' rights under Article 13 of the Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements, and other communications from the corporation; (vii) making any demand upon the corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

The certificate shall be effective ten (10) business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

                                ARTICLE VIII.
                              INDEMNIFICATION

Any person who at any time serves or has served as a director of the corporation, or who, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (includin g an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit, or proceeding.

The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

                                ARTICLE IX.
                            GENERAL PROVISIONS

	Section 1. Distributions. The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.

	Section  2.   Seal.   The  corporate seal of the corporation shall be on
such form as shall be approved from time to time by the Board of Directors.

	Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

	Section 4. Amendments. Except as otherwise provided in the articles of incorporation or by law, these bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors.

	No bylaw adopted, amended, or repealed by the shareholders shall be readopted, amended, or repealed by the Board of Directors, unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend, or repeal that particular bylaw or the bylaws generally.

	Section 5. Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

	These Amended Bylaws were duly adopted by the Board of Directors, and are effective this 16th day of December, 1996

                                CONSENTED AND ACCEPTED:


                                By:
                                Stanley H. Van Etten, Director /s/


                                By:
                                Claude W. Savage, Director /s/


                                By:
                                Larry Smith, Director /s/


                                By:
                                Barry Ackel, Director /s/


                                By:
                                Sabrina Wei, Director /s/


                                By:
                                John D. Brothers, Director /s/


                                By:
                                Jimmie Knowles, Director /s/


											           (SEAL)

<EXAMPLE OF FRONT COMMON STOCK CERTIFICATE>

<EXAMPLE OF BACK OF COMMON STOCK CERTIFICATE>

<WOOD & FRANCIS, PLLC LETTER HEAD>




                        February 28, 1997



International Heritage, Inc.
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608

	Re:	International Heritage, Inc.

Gentlemen:

	We have represented International Heritage, Inc. (the "Company") in connection with its preparation of a Registration Statement on Form S-1 and filing of such Registration Statement on Form S-1 and filing of such Registration Statement with the Securities and Exchange Commission covering the offering (the "Offering") of shares of Common Stock (the "Common Stock") of the Company.

	We advise you that in our opinion, when the Common Stock is issued pursuant to the Offering, such Common Stock will be legally issued, fully paid and non assessable shares of Common Stock of the Company.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-5268) relating to Common
Stock referred to above and to the use of our name and to the references to our firm in said Registration Statement.

							Very truly yours,

							WOOD & FRANCIS, PLLC

                                                        /s/ Brent E. Wood
                                                            Brent E. Wood

BEW/lmh

                          STATE OF NORTH CAROLINA
                             COUNTY OF WAKE
                          EMPLOYMENT AGREEMENT

        This Employment Agreement (hereinafter "Agreement") made and effective as of June 1,1995, by and between International Heritage, Inc. and International Heritage of Canada, Inc. (hereinafter collectively referred to as "Employer"), both of which are corporations with International Heritage, Inc. being duly organized and existing under the laws of the State of North Carolina, with a place of business at 2626 Glenwood Avenue, Suite 200, City of Raleigh, County of Wake, and State of North Carolina, and with International Heritage of Canada, Inc. being duly organized and existing under the laws of Canada, with a place of business at 885 West Georgia Street, Suite LOO, City of Vancouver, Province of British Columbia, and Stanley H. Van Etten (hereinafter "Employee) with a residence at 11816 Mt. Batten Way, City of Raleigh, County of Wake, and State of North Carolina. (Throughout the Agreement, Employer and Employee will collectively be referred to as the "Parties.")

                              RECITALS
        WHEREAS, Employer is engaged in the business of multi-level network marketing, and desires to employ the services of Employee as Chief Executive Officer of its current operations and to assist in the opening and operation of additional regional offices; and

        WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants, and conditions set forth in this Agreement.

        NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this Agreement, Employer and Employee agree as follows:

                        SECTION ONE: EMPLOYMENT
        1. Employer hereby employs, engages, and hires Employee as Chief Executive Officer of Employer to assist Employer in becoming a successful multi-level network marketing company and provide financial and management services to the Employer, and Employee hereby accepts and agrees to such employment, engagement, and hiring, subject to the supervision of and pursuant to the orders, advice, and direction of the Board of Directors of the Employer. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by Employer, and shall additionally render such specific. other and unrelated services and duties as may be assigned to the Employee from time to time by the Board of Directors of the Employer.

                 SECTION TWO: BEST EFFORTS OF EMPLOYEE
        Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terns of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be rendered at 2626 Glenwood Avenue, City of Raleigh, State of North Carolina, and at 995 West Georgia Street, Suite 137O, City of Vancouver, Province of British Columbia, and such other place or places as Employer shall in good faith require on a temporary basis or as the interests, needs, business, or opportunities of Employer shall require.

		        SECTION THREE: TERM OF EMPLOYMENT
         The term of this Agreement shall be for three (3) years commencing June 1, 1995, and terminating May 31, 1998, subject, however, to prior termination as provided in this Agreement.

         The execution of this Agreement after June 1, 1995, in no way limits or impacts the enforceability of this Agreement, and Employer hereby ratifies the terms of this Agreement for the time period of June 1, 1995, to the date of execution of this Agreement, and thereafter until termination of this Agreement pursuant to the provisions herein.

                   SECTION FOUR: COMPENSATION OF EMPLOYEE
        Employer shall pay Employee, and Employee shall accept from Employer, in full payment of Employee's services as the Chief Executive Officer of Employer, a compensation equal teethe greater of three percent (3%) of the net revenues of Employer, as defined by general accounting principals, or FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($425,000.00) per year, payable at least twice each month.'

         2. Employer shall reimburse Employee, pursuant to company policy, for all out-ofpocket expenses that Employee shall incur in connection with his services for Employer contemplated by this Agreement on presentation by Employee of appropriate vouchers or receipts for such expenses to Employer.

         3. In addition to the compensation referenced hereinabove, and in partial


(FOOTNOTE)
         (1)As of October 31, 1995, Employee has
         received compensation in the amount of $ 7 7,905 . 7 1 from Employer for services rendered between June 1, 1995, and October 31, 1995. Employer acknowledges that the compensation received by the Employee during this time period is not payment in full pursuant to the compensation agreement referenced above. Instead, the compensation received represents three percent (3 %) of the net revenues of Employer as defined by general accounting principals between June 1, 1995, and October 31, 1995, which is less than the $425,000.00 annualized minimum. Therefore, the Employer acknowledges that additional compensation is owed to the Employee for services rendered as the Chief Executive Officer for the period of June 1, 1995, through October 31, 1995, in the amount of ~ 99.177.62 . Pursuant to the terms of this Agreement, the Employer agrees to execute a promissory note for the balance owed as compensation, which promissory note shall be payable upon demand and shall bear interest at the rate of eight percent (8%) per annum. Furthermore, the Employer agrees to withhold from said additional compensation the necessary taxes due and owing the federal and state governments with respect to said compensation and withhold from its own gross revenues the necessary matching contribution due and owing the federal and state governments with respect to said compensation. consideration for the guarantees previously executed by the Employee for the benefit of Employer, Employee shall be entitled to a stock bonus of one percent (1 %) of the issued and outstanding common stock of Employer as of December 31, 1995, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of 55,000,000.00; and a bonus of two percent (2%) of the issued and outstanding common stock of Employer as of December 31, 1996, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $25,000,000.00; and a bonus of three percent (3 %) of the issued and outstanding common stock of Employer as of December 1, 1997, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $75,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 1998, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $125,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 1999, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $200,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 2000, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $275,000,000.00.


         4. In addition to the compensation set forth hereinabove, Employee shall receive a semi-annual bonus, which shall be payable no later than July 15th and January 15th (the first such installment being due no later than January 15, 1996, for the initial seven-month term of this agreement), equal to three percent (3%) of the operating profits of Employer before taxes, debt service, and depreciation at that time and determined by the six-month financial statement of Employer as of June 30th and December 30th. For the purpose of this paragraph, debt service shall include any loan to the Employer for the purpose of conducting business which is payable over a period of one (1) year or more.

                         SECTION FIVE: OTHER EMPLOYMENT
        Employee shall devote a sufficient amount of his time, attention, knowledge, and skills solely to the business and interests of Employer, Employer shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of Employee and Employee shall not. during the term of this Agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business similar to Employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of the Employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything contained in this section be deemed to prevent Employee from investing or limiting Employee's right to invest his money in real estate. Furthermore, Employer acknowledges that the Employee currently has a substantial business relationship with Mayflower Holdings, Inc. and Mayflower Capital, LLC, which relationship the Employee shall not have to terminate during the term of this Agreement. The Employer acknowledges that nothing contained in this section shall prevent or limit the right of the Employee to continue his relationship with Mayflower Holdings, Inc. and Mayflower Capital, LLC, during the term of this Agreement, nor shall anything contained in this section prevent or limit the right of the Employee to devote a limited amount of his time, attention, knowledge, and skills to Mayflower Holdings, Inc.'s and Mayflower Capital, LLC's business or allied trade, so long as such relationship does not interfere with Employee's performance under this Agreement.

                    SECTION SIX: EMPLOYEE'S SERVICES AS DIRECTOR
        Employee hereby consents to serve as a director of Employer or any parent, subsidiary, or corporation affiliated with Employer, if duly elected and qualified, on condition that Employee receive the same compensation paid to other directors of any such company for their services as directors.

                              SECTION SEVEN: VACATION
         Employee shall be entitled to twenty (20) days of paid vacation each year during the term of this Agreement, the time for such vacation to be determined by mutual agreement between Employer and Employee.

                     SECTION EIGHT: HEALTH AND DEATH BENEFITS
         1. Employer agrees to provide health benefits to the Employee and his immediate family, which shall include the Employee's spouse and all children of Employee. In the event Employee selects a health plan other than that provided to all employees of Employer, Employer shall pay on behalf of Employee the amount that Employee and his immediate family would be charged under the health care plan provided to all employees of Employer. Any difference in health care benefit coverage shall be the responsibility of Employee.

         2. Employer agrees to purchase upon the execution of this Agreement a key man insurance policy in the amount of $2,500,000.00, which will provide a death benefit of $1,500,000.00 to Employer and a death benefit of $1,000,000.00 to Employee's designated beneficiary or his heirs.

                      SECTION NINE: TERMINATION FOR DISABILITY
        In spite of anything in this Agreement to the contrary, Employer is hereby given the option to terminate this Agreement in the event that Employee shall, during the term of this Agreement, become permanently disabled as the term "permanently disabled" is fixed and defined in this section. Such option shall be exercised by Employer giving notice to Employee by registered mail addressed to him in care of the Employer at 2626 Glenwood Avenue, Suite 200, City of Raleigh, State of North Carolina, or at such other address as Employee shall designate in writing of Employer's intention to terminate this Agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this Agreement shall cease on the last day of the month for which the notice is so mailed, with the same force and effect as if such last day of the month were the date originally set forth in this Agreement as the termination date of this Agreement; provided, however, that Employee shall receive from Employer compensation pursuant to the terms of this Agreement for a period of one (1) year following the effective date of such termination.

         For the purposes of this Agreement, Employee shall be deemed to have become permanently disabled if, during any year of the term of this Agreement, because of ill health, physical or mental disability, or for other causes beyond Employee's control, he shall have been continuously unable or shall have failed to perform his duties under this Agreement for ninety (90) consecutive days, or if, during any year of the term of this Agreement, Employee shall have been unable or shall have failed to perform his duties for a total period of one hundred and twenty (120) days, irrespective of whether or not such days are consecutive. For the purposes of this Agreement, the term "any year of the term of this Agreement" is defined to mean any twelve
         (12) calendar months commencing on June 1, 1995, and terminating on May 31, 1998, during the term of this Agreement.

                           SECTION TEN INDEMNIFICATION
        In return for the services provided to Employer by Employee and many risks accepted by the Employee on behalf of the Employer in the start-up of Employer, Employer shall indemnify Employee to the fullest extent permitted by law against (1) reasonable expenses, including attorneys' fees, actually and necessarily incurred by Employee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, seeking to hold Employee liable by reason of the fact that Employee is or was acting in any capacity for Employer, and (2) payments made by Employee on behalf of Employer in satisfaction of any judgment, money decree, fine, penalty, or reasonable settlement for which Employee may have become liable in any such action, suit, or proceeding. In the event that there is any threatened or pending action, suit, or proceeding initiated against the Employee pursuant to which t'ne Employee may become liable, the Employee shall have the right to demand and obtain from the Employer an advance of TWELVE THOUSAND AND NO/100 DOLLARS ($12,000.00) to insure payment of any judgment, money decree, fine, or penalty, which amount shall be deposited in the trust account of Employee's chosen counsel, but which shall not relieve Employer from satisfying Employee's attorneys' fees and expenses on a monthly basis while t'ne action, suit, or proceeding is pending.

	        SECTION ELEVEN:  TERMINATION OF AGREEMENT 1.  This
             Agreement may be terminated by either party on thirty
             (30) days written notice to the other; however, Employer can terminate this agreement "for cause" only, which cause must be set forth specifically within the written notice of termination provided to Employee. Within the Agreement, "for cause" termination will be limited to these situations when a majority of the Board of Directors has determined that the Employee has been grossly negligent with respect to his duties as Chief Executive Officer or determine that Employee is in material breach of this Agreement. If Employer shall so terminate this Agreement, Employee shall be entitled to compensation for one (1) year pursuant to the terms of this Agreement from the date of termination. If Employer terminates this Agreement, Employer will not be relieved of any obligation under this Agreement during the one (1) year period of full compensation If Employee shall so terminate this Agreement, he shall be entitled to compensation for a period of six (6) months pursuant to the terms of this Agreement from the date of termination. Furthermore, regardless of how or when this Agreement is terminated, Employer shall at no time be relieved of its obligation to indemnify Employee pursuant to the terms of this Agreement.

         2. Even though the initial term of employment shall terminate on May 31, 1998, this Agreement shall automatically renew for successive three-year periods unless written notice of the termination of this Agreement is provided by one party to the other at least ninety (90) days prior to the end of the initial term of this Agreement or at the end of each successive term of this Agreement. Furthermore, the Employer agrees not to terminate this Agreement at the end of the initial term or any successive term unless good cause exists to terminate this Agreement, and Employer agrees to negotiate in good faith with the Employee at the end of the initial term of this Agreement and at the end of each successive term of this Agreement so that Employee will be provided an employment and compensation package consistent with the value that Employee provides to Employer.

                 SECTION TWELVE: AGREEMENTS OUTSIDE OF CONTRACT
        This Agreement contains the complete understanding and agreement concerning the employment arrangement between the Parties and shall, as of the effective date hereof, supersede all other agreements, representations, promises or understandings, written or oral, between the Parties with respect to the subject matter of this Agreement.

                   SECTION THIRTEEN: MODIFICATION OF AGREEMENT
        Any modification of this Agreement or additional obligation assumed by either party in connection with the Agreement shall be binding only if evidenced in writing signed by the Parties or any authorized representative of the Parties.

                           SECTION FOURTEEN: ARBITRATION
        If there is a dispute over payment of fees or expenses under this Agreement, the dispute will be resolved by binding arbitration before the American Arbitration Association, and Employee and Employer agree to be bound by the final decision of that arbitration. Any prevailing party in arbitration shall have the right to recover all costs and fees, to include attorneys' fees incident to the arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute, or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on such dispute, claim, or controversy would be barred by the applicable statute of limitations.

			SECTION FIFTEEN: EFFECT OF PARTIAL INVALIDITY The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the Parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both Parties subsequent to the expungement of the invalid provision.

                          SECTION SIXTEEN: CHOICE OF LAW
        It is the intention of the Parties to this Agreement that the performance under this Agreement, and all suits and special proceedings under this Agreement be construed in accordance with and under and pursuant to the laws of the State of North Carolina in that, in any action, special proceeding or any other proceeding that may be brought arising out of, in connection, or by reason of this Agreement, the laws of the State of North Carolina shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                           SECTION SEVENTEEN: NO WAIVER
        The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                         SECTION EIGHTEEN: ATTORNEYS' FEES
             In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called on to pay, a reasonable sum for the successful party's attorneys' fees.

		         SECTION NINETEEN:  PARAGRAPH HEADINGS
		 The titles to the paragraphs of this Agreement are solely for the convenience for the Parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

	                          SECTION TWENTY: PROMISSORY NOTE
         Pursuant to the terms of this Agreement, and simultaneous with the execution of this Agreement, Employer shall execute a Promissory Note for the benefit of Employee for unpaid compensation between the period of June 1, 1995, and October 31, 1995. IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed under seal and on the date indicated below.

	EMPLOYEE
           /s/ Stanley H. Van  Etten
         DATE SIGNED: 12/11/95
         EMPLOYER
                                     _(SEAL)
	/s/  Claude  Savage
	Claude  Savage, Director of Employer
         DATE SIGNED: 12/11/95


            /s/ Larry Smith
           Larry Smith, Director of Employer
         DATE SIGNED: _
                                                          (CORPORATE SEAL)
                        12/18/95

                CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this AS day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and John D. Brothers (the "Employee"), an individual residing in Wake County, North Carolina.

        W I T N E S S E T H:

        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW. THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

       2.  Effective Date.  This Agreement is effective as of
		  January 1, 1996.

       3. Duties. The Employee shall serve as the Director of Compliance and Shareholder Relations for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

       4. Confidentiality. Employee agrees to treat all matters and information related tO the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commission paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

       5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

       (A) Except as otherwise approved in writing by the Company,
				  the Employee agrees:  (i) that during the
				  Employee's employment with the Company, and for a
				  period of one (1) year from the date of
				  termination of the Employee's employment with the
				  Company, whether by Employee or Company, he or she
				  will not, directly or indirectly, with or through
				  any family member or former director, officer,
				  employee of the Company, or acting alone or as a
				  member of a partnership, or as an officer, holder
				  of or investor in five percent (5%) or more of any
				  security of any class, director, employee,
				  consultant, member or representative of any
				  corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

 	(ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to. influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

			 (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains - the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

         13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

         14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

         ATTEST:
	     INTERNATIONAL HERITAGE, INC.
                                    By:
                                   EMPLOYEE
                                            /s/ Stanley Van Etten
                                            President and CEO
/s/ John Brothers



				CONFIDENTIALITY AND NON-COMPETITIONAGREEMENT
        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 1 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation,
        (the "Company"), and Mary Breen (the Employees), an individual residing in Wake County, North Carolina.

                                 W I T N E S S E T H:
        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not t disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term. at which time the Company shall have


       a, I , and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

       1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have

	(i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an of ricer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the, Company.

	 (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to, influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree.that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by bot'n parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

         12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement c. the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:
        By: /s/ John Brothers
		CORPORATE SEAL
		INTERNATIONAL HERITAGE, INC.
                                            /s/ Stanley H. Van Etten
												Stanley H. Van Etten
                                           President and CEO
                                      EMPLOYEE
                                           /s/ Mary Breen
                CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

         THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 1 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company), and Dwight Hallman (the "Employee"), an individual residing in Wake County, North Carolina.

         W I T N E S S E T H:

         WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

         WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

         WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

         WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

         WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen
         (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
			January 1, 1996.

        3. Duties. The Employee shall serve as the Director of Operations for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

                  (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to, influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

			(D) The covenants of Sections 4 and S of this Agreement
             shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

       6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains - the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:

           By: John Brothers
           Secretary
                                   CORPORATE SEAL
                                           INTERNATIONAL HERITAGE, INC.
                                            Stanley H. Van Etten
                                            President and CEO
                                       EMPLOYEE
                                       /s/ Dwight Hallman


                        CONFIDENTIALITY AND NON-COMPETITION AGREEMENT THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 1st day of March, 1996, by and between International Inc., a North Carolina corporation, (the "Company"), and Clark Jones (the "Employees), an individual residing in Wake County, North Carolina.

                                WITNESSETH:

        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15~ day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
			January 1, 1996.

        3. Duties. The Employee shall serve as the Controller for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

         4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

         5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee.
         Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                        (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or trailing by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

            (ii) that during the Employee's employment with the
                  Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section S(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

              (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

			(D) The coverlets of Sections 4 and 5 of this Agreement
             shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, Ames and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Saw. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.
        ATTEST:
                 By John Brothers
          		/Secretary
				INTERNATIONAL HERITAGE INC.
/s/ Stanley H. Van Ellen
                                           President and CEO
                                      EMPLOYEE
                                          /s/ Clark Jones
(SEAL)



				 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

		THIS CONFIDENTLALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 5 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation,
        (the Company), and Dawn McIntyre (the "Employees), an individual residing in Wake County, North Carolina.

                                 W I T N E S S E T H:
        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto,, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 19!~6, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
January 1, 1996.

        3. Duties. The Employee shall serve as the Director of Marketing and Fulfillment for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales ~epresentative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

   (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

                   (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

              (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to t'ne Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or
        (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captious. captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:
        By./s/ John Brothers
        /Secretary
        Red 00349R 307 RA63982.1
         3122196 9-58am
                                       INTERNATIONAL HERITAGE, INC.
                                       By /s/ Stanley H. Van Etten
                                            Stanley H. Van Etten
                                            President and CEO
                                       EMPLOYEE
                                                                     SEAL)
                                       Dawn McIntyre

                    CONFIDENTIALITY AND NON-COMPETITION AGREEMENT THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this Ad day of April, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and Stephanie Harris (the "Employee"), an individual residing in Wake County, North Carolina.

               	                  WITNESSETH:
WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received a raise from the Company effective April 19, 1996, and upon successful completion of a month-long intensive training with 20/21 shall receive a subsequent raise; and

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as the execution of this Agreement, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (IS) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty
        (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2. Effective Date. This Agreement is effective as of date of execution.

        3. Duties. The Employee shall serve as the Data Systems Manager for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment. G. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

              (A) Except as otherwise approved in writing by the
                  Company, the Employee agrees. (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity: (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company. (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section S(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

  			 (C) The Company's employment of the Employee shall
              constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement
              shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

         6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

         7. Indemnification The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed so be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

         8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

         9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

         10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

         11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14.  Arbitration.  Any dispute arising out of or in
        connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or
        other matter in question has arisen and in no event shall
        the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.
        ATTEST:
         By:
           Secretary
         CORPORATE SEAL
         ID#: ra65464.1
                                       INTERNATIONAL HERITAGE, INC.
                                           By: /s/ Stanley H. Van Etten
                                                                   -
                                            Stanley H. Van Etten
                                            President and CEO
                                       EMPLOYEE
                                                      <g (SEAL)
                                       Stephanie Harris
                          STATE OF NORTH CAROLINA
                             COUNTY OF WAKE
                          EMPLOYMENT AGREEMENT

        This Employment Agreement (hereinafter "Agreement") made and effective as of June 1,1995, by and between International Heritage, Inc. and International Heritage of Canada, Inc. (hereinafter collectively referred to as "Employer"), both of which are corporations with International Heritage, Inc. being duly organized and existing under the laws of the State of North Carolina, with a place of business at 2626 Glenwood Avenue, Suite 200, City of Raleigh, County of Wake, and State of North Carolina, and with International Heritage of Canada, Inc. being duly organized and existing under the laws of Canada, with a place of business at 885 West Georgia Street, Suite LOO, City of Vancouver, Province of British Columbia, and Stanley H. Van Etten (hereinafter "Employee) with a residence at 11816 Mt. Batten Way, City of Raleigh, County of Wake, and State of North Carolina. (Throughout the Agreement, Employer and Employee will collectively be referred to as the "Parties.")

                              RECITALS
        WHEREAS, Employer is engaged in the business of multi-level network marketing, and desires to employ the services of Employee as Chief Executive Officer of its current operations and to assist in the opening and operation of additional regional offices; and WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants, and conditions set forth in this Agreement. NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements set forth in this Agreement, Employer and Employee agree as follows:

                        SECTION ONE: EMPLOYMENT
        1. Employer hereby employs, engages, and hires Employee as Chief Executive Officer of Employer to assist Employer in becoming a successful multi-level network marketing company and provide financial and management services to the Employer, and Employee hereby accepts and agrees to such employment, engagement, and hiring, subject to the supervision of and pursuant to the orders, advice, and direction of the Board of Directors of the Employer. Employee shall perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by Employer, and shall additionally render such specific. other and unrelated services and duties as may be assigned to the Employee from time to time by the Board of Directors of the Employer.

                 SECTION TWO: BEST EFFORTS OF EMPLOYEE
        Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terns of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be rendered at 2626 Glenwood Avenue, City of Raleigh, State of North Carolina, and at 995 West Georgia Street, Suite 137O, City of Vancouver, Province of British Columbia, and such other place or places as Employer shall in good faith require on a temporary basis or as the interests, needs, business, or opportunities of Employer shall require.

		        SECTION THREE: TERM OF EMPLOYMENT
         The term of this Agreement shall be for three (3) years commencing June 1, 1995, and terminating May 31, 1998, subject, however, to prior termination as provided in this Agreement. The execution of this Agreement after June 1, 1995, in no way limits or impacts the enforceability of this Agreement, and Employer hereby ratifies the terms of this Agreement for the time period of June 1, 1995, to the date of execution of this Agreement, and thereafter until termination of this Agreement pursuant to the provisions herein.

        	             SECTION FOUR: COMPENSATION OF EMPLOYEE
        Employer shall pay Employee, and Employee shall accept from Employer, in full payment of Employee's services as the Chief Executive Officer of Employer, a compensation equal teethe greater of three percent (3%) of the net revenues of Employer, as defined by general accounting principals, or FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($425,000.00) per year, payable at least twice each month.'

         2. Employer shall reimburse Employee, pursuant to company policy, for all out-ofpocket expenses that Employee shall incur in connection with his services for Employer contemplated by this Agreement on presentation by Employee of appropriate vouchers or receipts for such expenses to Employer.

         3. In addition to the compensation referenced hereinabove, and in partial (1)As of October 31, 1995, Employee has received compensation in the amount of $ 7 7,905 . 7 1 from Employer for services rendered between June 1, 1995, and October 31, 1995. Employer acknowledges that the compensation received by the Employee during this time period is not payment in full pursuant to the compensation agreement referenced above. Instead, the compensation received represents three percent (3 %) of the net revenues of Employer as defined by general accounting principals between June 1, 1995, and October 31, 1995, which is less than the $425,000.00 annualized minimum. Therefore, the Employer acknowledges that additional compensation is owed to the Employee for services rendered as the Chief Executive Officer for the period of June 1, 1995, through October 31, 1995, in the amount of ~ 99.177.62 . Pursuant to the terms of this Agreement, the Employer agrees to execute a promissory note for the balance owed as compensation, which promissory note shall be payable upon demand and shall bear interest at the rate of eight percent (8%) per annum. Furthermore, the Employer agrees to withhold from said additional compensation the necessary taxes due and owing the federal and state governments with respect to said compensation and withhold from its own gross revenues the necessary matching contribution due and owing the federal and state governments with respect to said compensation. consideration for the guarantees previously executed by the Employee for the benefit of Employer, Employee shall be entitled to a stock bonus of one percent (1 %) of the issued and outstanding common stock of Employer as of December 31, 1995, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of 55,000,000.00; and a bonus of two percent (2%) of the issued and outstanding common stock of Employer as of December 31, 1996, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $25,000,000.00; and a bonus of three percent (3 %) of the issued and outstanding common stock of Employer as of December 1, 1997, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $75,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 1998, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $125,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 1999, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $200,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 2000, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $275,000,000.00.

       4. In addition to the compensation set forth hereinabove, Employee shall receive a semi-annual bonus, which shall be payable no later than July 15th and January 15th (the first such installment being due no later than January 15, 1996, for the initial seven-month term of this agreement), equal to three percent (3%) of the operating profits of Employer before taxes, debt service, and depreciation at that time and determined by the six-month financial statement of Employer as of June 30th and December 30th. For the purpose of this paragraph, debt service shall include any loan to the Employer for the purpose of conducting business which is payable over a period of one (1) year or more.

                         SECTION FIVE: OTHER EMPLOYMENT
        Employee shall devote a sufficient amount of his time, attention, knowledge, and skills solely to the business and interests of Employer, Employer shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of Employee and Employee shall not. during the term of this Agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business similar to Employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of the Employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything contained in this section be deemed to prevent Employee from investing or limiting Employee's right to invest his money in real estate. Furthermore, Employer acknowledges that the Employee currently has a substantial business relationship with Mayflower Holdings, Inc. and Mayflower Capital, LLC, which relationship the Employee shall not have to terminate during the term of this Agreement. The Employer acknowledges that nothing contained in this section shall prevent or limit the right of the Employee to continue his relationship with Mayflower Holdings, Inc. and Mayflower Capital, LLC, during the term of this Agreement, nor shall anything contained in this section prevent or limit the right of the Employee to devote a limited amount of his time, attention, knowledge, and skills to Mayflower Holdings, Inc.'s and Mayflower Capital, LLC's business or allied trade, so long as such relationship does not interfere with Employee's performance under this Agreement.

                    SECTION SIX: EMPLOYEE'S SERVICES AS DIRECTOR
        Employee hereby consents to serve as a director of Employer or any parent, subsidiary, or corporation affiliated with Employer, if duly elected and qualified, on condition that Employee receive the same compensation paid to other directors of any such company for their services as directors.

                              SECTION SEVEN: VACATION
         Employee shall be entitled to twenty (20) days of paid vacation each year during the term of this Agreement, the time for such vacation to be determined by mutual agreement between Employer and Employee.

                     SECTION EIGHT: HEALTH AND DEATH BENEFITS
         1. Employer agrees to provide health benefits to the Employee and his immediate family, which shall include the Employee's spouse and all children of Employee. In the event Employee selects a health plan other than that provided to all employees of Employer, Employer shall pay on behalf of Employee the amount that Employee and his immediate family would be charged under the health care plan provided to all employees of Employer. Any difference in health care benefit coverage shall be the responsibility of Employee.

         2. Employer agrees to purchase upon the execution of this Agreement a key man insurance policy in the amount of $2,500,000.00, which will provide a death benefit of $1,500,000.00 to Employer and a death benefit of $1,000,000.00 to Employee's designated beneficiary or his heirs.

                      SECTION NINE: TERMINATION FOR DISABILITY
        In spite of anything in this Agreement to the contrary, Employer is hereby given the option to terminate this Agreement in the event that Employee shall, during the term of this Agreement, become permanently disabled as the term "permanently disabled" is fixed and defined in this section. Such option shall be exercised by Employer giving notice to Employee by registered mail addressed to him in care of the Employer at 2626 Glenwood Avenue, Suite 200, City of Raleigh, State of North Carolina, or at such other address as Employee shall designate in writing of Employer's intention to terminate this Agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this Agreement shall cease on the last day of the month for which the notice is so mailed, with the same force and effect as if such last day of the month were the date originally set forth in this Agreement as the termination date of this Agreement; provided, however, that Employee shall receive from Employer compensation pursuant to the terms of this Agreement for a period of one (1) year following the effective date of such termination.

         For the purposes of this Agreement, Employee shall be deemed to have become permanently disabled if, during any year of the term of this Agreement, because of ill health, physical or mental disability, or for other causes beyond Employee's control, he shall have been continuously unable or shall have failed to perform his duties under this Agreement for ninety (90) consecutive days, or if, during any year of the term of this Agreement, Employee shall have been unable or shall have failed to perform his duties for a total period of one hundred and twenty (120) days, irrespective of whether or not such days are consecutive. For the purposes of this Agreement, the term "any year of the term of this Agreement" is defined to mean any twelve
         (12) calendar months commencing on June 1, 1995, and terminating on May 31, 1998, during the term of this Agreement.

                           SECTION TEN INDEMNIFICATION
        In return for the services provided to Employer by Employee and many risks accepted by the Employee on behalf of the Employer in the start-up of Employer, Employer shall indemnify Employee to the fullest extent permitted by law against (1) reasonable expenses, including attorneys' fees, actually and necessarily incurred by Employee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, seeking to hold Employee liable by reason of the fact that Employee is or was acting in any capacity for Employer, and (2) payments made by Employee on behalf of Employer in satisfaction of any judgment, money decree, fine, penalty, or reasonable settlement for which Employee may have become liable in any such action, suit, or proceeding. In the event that there is any threatened or pending action, suit, or proceeding initiated against the Employee pursuant to which t'ne Employee may become liable, the Employee shall have the right to demand and obtain from the Employer an advance of TWELVE THOUSAND AND NO/100 DOLLARS ($12,000.00) to insure payment of any judgment, money decree, fine, or penalty, which amount shall be deposited in the trust account of Employee's chosen counsel, but which shall not relieve Employer from satisfying Employee's attorneys' fees and expenses on a monthly basis while t'ne action, suit, or proceeding is pending.

	        SECTION ELEVEN:  TERMINATION OF AGREEMENT 1.  This
             Agreement may be terminated by either party on thirty
             (30) days written notice to the other; however, Employer can terminate this agreement "for cause" only, which cause must be set forth specifically within the written notice of termination provided to Employee. Within the Agreement, "for cause" termination will be limited to these situations when a majority of the Board of Directors has determined that the Employee has been grossly negligent with respect to his duties as Chief Executive Officer or determine that Employee is in material breach of this Agreement. If Employer shall so terminate this Agreement, Employee shall be entitled to compensation for one (1) year pursuant to the terms of this Agreement from the date of termination. If Employer terminates this Agreement, Employer will not be relieved of any obligation under this Agreement during the one (1) year period of full compensation If Employee shall so terminate this Agreement, he shall be entitled to compensation for a period of six (6) months pursuant to the terms of this Agreement from the date of termination. Furthermore, regardless of how or when this Agreement is terminated, Employer shall at no time be relieved of its obligation to indemnify Employee pursuant to the terms of this Agreement.

         2. Even though the initial term of employment shall terminate on May 31, 1998, this Agreement shall automatically renew for successive three-year periods unless written notice of the termination of this Agreement is provided by one party to the other at least ninety (90) days prior to the end of the initial term of this Agreement or at the end of each successive term of this Agreement. Furthermore, the Employer agrees not to terminate this Agreement at the end of the initial term or any successive term unless good cause exists to terminate this Agreement, and Employer agrees to negotiate in good faith with the Employee at the end of the initial term of this Agreement and at the end of each successive term of this Agreement so that Employee will be provided an employment and compensation package consistent with the value that Employee provides to Employer.

                 SECTION TWELVE: AGREEMENTS OUTSIDE OF CONTRACT
        This Agreement contains the complete understanding and agreement concerning the employment arrangement between the Parties and shall, as of the effective date hereof, supersede all other agreements, representations, promises or understandings, written or oral, between the Parties with respect to the subject matter of this Agreement.

                   SECTION THIRTEEN: MODIFICATION OF AGREEMENT
        Any modification of this Agreement or additional obligation assumed by either party in connection with the Agreement shall be binding only if evidenced in writing signed by the Parties or any authorized representative of the Parties.

                           SECTION FOURTEEN: ARBITRATION
        If there is a dispute over payment of fees or expenses under this Agreement, the dispute will be resolved by binding arbitration before the American Arbitration Association, and Employee and Employer agree to be bound by the final decision of that arbitration. Any prevailing party in arbitration shall have the right to recover all costs and fees, to include attorneys' fees incident to the arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute, or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on such dispute, claim, or controversy would be barred by the applicable statute of limitations.

			SECTION FIFTEEN: EFFECT OF PARTIAL INVALIDITY The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the Parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both Parties subsequent to the expungement of the invalid provision.

                          SECTION SIXTEEN: CHOICE OF LAW
        It is the intention of the Parties to this Agreement that the performance under this Agreement, and all suits and special proceedings under this Agreement be construed in accordance with and under and pursuant to the laws of the State of North Carolina in that, in any action, special proceeding or any other proceeding that may be brought arising out of, in connection, or by reason of this Agreement, the laws of the State of North Carolina shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                           SECTION SEVENTEEN: NO WAIVER
        The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                         SECTION EIGHTEEN: ATTORNEYS' FEES
             In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called on to pay, a reasonable sum for the successful party's attorneys' fees.

		         SECTION NINETEEN:  PARAGRAPH HEADINGS
		 The titles to the paragraphs of this Agreement are solely for the convenience for the Parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

	                          SECTION TWENTY: PROMISSORY NOTE
         Pursuant to the terms of this Agreement, and simultaneous with the execution of this Agreement, Employer shall execute a Promissory Note for the benefit of Employee for unpaid compensation between the period of June 1, 1995, and October 31, 1995. IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed under seal and on the date indicated below.

	EMPLOYEE
           /s/ Stanley H. Van  Etten
         DATE SIGNED: 12/11/95
         EMPLOYER
                                     _(SEAL)
	/s/  Claude  Savage
	Claude  Savage, Director of Employer
         DATE SIGNED: 12/11/95


            /s/ Larry Smith
           Larry Smith, Director of Employer
         DATE SIGNED: _
                                                          (CORPORATE SEAL)
                        12/18/95

                CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this AS day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and John D. Brothers (the "Employee"), an individual residing in Wake County, North Carolina.

        W I T N E S S E T H:

        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW. THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

       2.  Effective Date.  This Agreement is effective as of
		  January 1, 1996.

       3. Duties. The Employee shall serve as the Director of Compliance and Shareholder Relations for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

       4. Confidentiality. Employee agrees to treat all matters and information related tO the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commission paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

       5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

       (A) Except as otherwise approved in writing by the Company,
				  the Employee agrees:  (i) that during the
				  Employee's employment with the Company, and for a
				  period of one (1) year from the date of
				  termination of the Employee's employment with the
				  Company, whether by Employee or Company, he or she
				  will not, directly or indirectly, with or through
				  any family member or former director, officer,
				  employee of the Company, or acting alone or as a
				  member of a partnership, or as an officer, holder
				  of or investor in five percent (5%) or more of any
				  security of any class, director, employee,
				  consultant, member or representative of any
				  corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

 	(ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to. influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

			 (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains - the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

         13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

         14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

         ATTEST:
	     INTERNATIONAL HERITAGE, INC.
                                    By:
                                   EMPLOYEE
                                            /s/ Stanley Van Etten
                                            President and CEO
/s/ John Brothers



				CONFIDENTIALITY AND NON-COMPETITIONAGREEMENT
        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 1 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation,
        (the "Company"), and Mary Breen (the Employees), an individual residing in Wake County, North Carolina.

                                 W I T N E S S E T H:
        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not t disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term. at which time the Company shall have


       a, I , and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

       1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have

	(i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an of ricer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the, Company.

	 (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to, influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree.that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by bot'n parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

         12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement c. the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:
        By: /s/ John Brothers
		CORPORATE SEAL
		INTERNATIONAL HERITAGE, INC.
                                            /s/ Stanley H. Van Etten
												Stanley H. Van Etten
                                           President and CEO
                                      EMPLOYEE
                                           /s/ Mary Breen
				CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

         THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 1 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company), and Dwight Hallman (the "Employee"), an individual residing in Wake County, North Carolina.

             		                    W I T N E S S E T H:

         WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

         WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

         WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

         WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

         WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen
         (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
			January 1, 1996.

        3. Duties. The Employee shall serve as the Director of Operations for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

                  (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to, influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

			(D) The covenants of Sections 4 and S of this Agreement
             shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

       6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains - the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:

           By: John Brothers
           Secretary
                                   CORPORATE SEAL
                                           INTERNATIONAL HERITAGE, INC.
                                            Stanley H. Van Etten
                                            President and CEO
                                       EMPLOYEE
                                       /s/ Dwight Hallman


                        CONFIDENTIALITY AND NON-COMPETITION AGREEMENT THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 1st day of March, 1996, by and between International Inc., a North Carolina corporation, (the "Company"), and Clark Jones (the "Employees), an individual residing in Wake County, North Carolina.

                                WITNESSETH:

        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15~ day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
			January 1, 1996.

        3. Duties. The Employee shall serve as the Controller for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

         4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

         5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee.
         Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                        (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or trailing by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

            (ii) that during the Employee's employment with the
                  Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section S(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

              (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

			(D) The coverlets of Sections 4 and 5 of this Agreement
             shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, Ames and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Saw. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.
        ATTEST:
                 By John Brothers
          		/Secretary
				INTERNATIONAL HERITAGE INC.
/s/ Stanley H. Van Ellen
                                           President and CEO
                                      EMPLOYEE
                                          /s/ Clark Jones
(SEAL)



				 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

		THIS CONFIDENTLALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 5 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation,
        (the Company), and Dawn McIntyre (the "Employees), an individual residing in Wake County, North Carolina.

                                 W I T N E S S E T H:
        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto,, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 19!~6, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
January 1, 1996.

        3. Duties. The Employee shall serve as the Director of Marketing and Fulfillment for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales ~epresentative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

   (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

                   (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

              (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to t'ne Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or
        (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captious. captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:
        By./s/ John Brothers
        /Secretary
        Red 00349R 307 RA63982.1
         3122196 9-58am
                                       INTERNATIONAL HERITAGE, INC.
                                       By /s/ Stanley H. Van Etten
                                            Stanley H. Van Etten
                                            President and CEO
                                       EMPLOYEE
                                                                     SEAL)
                                       Dawn McIntyre

                    CONFIDENTIALITY AND NON-COMPETITION AGREEMENT THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this Ad day of April, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and Stephanie Harris (the "Employee"), an individual residing in Wake County, North Carolina.

               	                  WITNESSETH:
WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received a raise from the Company effective April 19, 1996, and upon successful completion of a month-long intensive training with 20/21 shall receive a subsequent raise; and

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as the execution of this Agreement, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (IS) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty
        (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2. Effective Date. This Agreement is effective as of date of execution.

        3. Duties. The Employee shall serve as the Data Systems Manager for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment. G. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

              (A) Except as otherwise approved in writing by the
                  Company, the Employee agrees. (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity: (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company. (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section S(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

  			 (C) The Company's employment of the Employee shall
              constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement
              shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

         6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

         7. Indemnification The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed so be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

         8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

         9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

         10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

         11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14.  Arbitration.  Any dispute arising out of or in
        connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or
        other matter in question has arisen and in no event shall
        the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.
        ATTEST:
         By:
           Secretary
         CORPORATE SEAL
         ID#: ra65464.1
                                       INTERNATIONAL HERITAGE, INC.
                                           By: /s/ Stanley H. Van Etten
                                                                   -
                                            Stanley H. Van Etten
                                            President and CEO
                                       EMPLOYEE
                                                      <g (SEAL)
                                       Stephanie Harris

         The execution of this Agreement after June 1, 1995, in no way limits or impacts the enforceability of this Agreement, and Employer hereby ratifies the terms of this Agreement for the time period of June 1, 1995, to the date of execution of this Agreement, and thereafter until termination of this Agreement pursuant to the provisions herein.

        	             SECTION FOUR: COMPENSATION OF EMPLOYEE
        Employer shall pay Employee, and Employee shall accept from Employer, in full payment of Employee's services as the Chief Executive Officer of Employer, a compensation equal teethe greater of three percent (3%) of the net revenues of Employer, as defined by general accounting principals, or FOUR HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($425,000.00) per year, payable at least twice each month.'

         2. Employer shall reimburse Employee, pursuant to company policy, for all out-ofpocket expenses that Employee shall incur in connection with his services for Employer contemplated by this Agreement on presentation by Employee of appropriate vouchers or receipts for such expenses to Employer.

         3. In addition to the compensation referenced hereinabove, and in partial (1)As of October 31, 1995, Employee has received compensation in the amount of $ 7 7,905 . 7 1 from Employer for services rendered between June 1, 1995, and October 31, 1995. Employer acknowledges that the compensation received by the Employee during this time period is not payment in full pursuant to the compensation agreement referenced above. Instead, the compensation received represents three percent (3 %) of the net revenues of Employer as defined by general accounting principals between June 1, 1995, and October 31, 1995, which is less than the $425,000.00 annualized minimum. Therefore, the Employer acknowledges that additional compensation is owed to the Employee for services rendered as the Chief Executive Officer for the period of June 1, 1995, through October 31, 1995, in the amount of ~ 99.177.62 . Pursuant to the terms of this Agreement, the Employer agrees to execute a promissory note for the balance owed as compensation, which promissory note shall be payable upon demand and shall bear interest at the rate of eight percent (8%) per annum. Furthermore, the Employer agrees to withhold from said additional compensation the necessary taxes due and owing the federal and state governments with respect to said compensation and withhold from its own gross revenues the necessary matching contribution due and owing the federal and state governments with respect to said compensation.

<END FOOTNOTE>
         consideration for the guarantees
         previously executed by the Employee for the benefit of Employer, Employee shall be entitled to a stock bonus of one percent (1 %) of the issued and outstanding common stock of Employer as of December 31, 1995, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of 55,000,000.00; and a bonus of two percent (2%) of the issued and outstanding common stock of Employer as of December 31, 1996, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $25,000,000.00; and a bonus of three percent (3 %) of the issued and outstanding common stock of Employer as of December 1, 1997, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $75,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 1998, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $125,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 1999, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $200,000,000.00; and a bonus of three percent (3%) of the issued and outstanding common stock of Employer as of December 31, 2000, provided that Employer is open and doing business and provided that Employer has achieved gross revenue in excess of $275,000,000.00.

       4. In addition to the compensation set forth hereinabove, Employee shall receive a semi-annual bonus, which shall be payable no later than July 15th and January 15th (the first such installment being due no later than January 15, 1996, for the initial seven-month term of this agreement), equal to three percent (3%) of the operating profits of Employer before taxes, debt service, and depreciation at that time and determined by the six-month financial statement of Employer as of June 30th and December 30th. For the purpose of this paragraph, debt service shall include any loan to the Employer for the purpose of conducting business which is payable over a period of one (1) year or more.

                         SECTION FIVE: OTHER EMPLOYMENT
        Employee shall devote a sufficient amount of his time, attention, knowledge, and skills solely to the business and interests of Employer, Employer shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of Employee and Employee shall not. during the term of this Agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business similar to Employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of the Employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything contained in this section be deemed to prevent Employee from investing or limiting Employee's right to invest his money in real estate. Furthermore, Employer acknowledges that the Employee currently has a substantial business relationship with Mayflower Holdings, Inc. and Mayflower Capital, LLC, which relationship the Employee shall not have to terminate during the term of this Agreement. The Employer acknowledges that nothing contained in this section shall prevent or limit the right of the Employee to continue his relationship with Mayflower Holdings, Inc. and Mayflower Capital, LLC, during the term of this Agreement, nor shall anything contained in this section prevent or limit the right of the

        Employee to devote
        a limited amount of his time, attention, knowledge, and skills to Mayflower Holdings, Inc.'s and Mayflower Capital, LLC's business or allied trade, so long as such relationship does not interfere with Employee's performance under this Agreement.

                    SECTION SIX: EMPLOYEE'S SERVICES AS DIRECTOR
        Employee hereby consents to serve as a director of Employer or any parent, subsidiary, or corporation affiliated with Employer, if duly elected and qualified, on condition that Employee receive the same compensation paid to other directors of any such company for their services as directors.

                              SECTION SEVEN: VACATION
         Employee shall be entitled to twenty (20) days of paid vacation each year during the term of this Agreement, the time for such vacation to be determined by mutual agreement between Employer and Employee.

                     SECTION EIGHT: HEALTH AND DEATH BENEFITS
         1. Employer agrees to provide health benefits to the Employee and his immediate family, which shall include the Employee's spouse and all children of Employee. In the event Employee selects a health plan other than that provided to all employees of Employer, Employer shall pay on behalf of Employee the amount that Employee and his immediate family would be charged under the health care plan provided to all employees of Employer. Any difference in health care benefit coverage shall be the responsibility of Employee.

         2. Employer agrees to purchase upon the execution of this Agreement a key man insurance policy in the amount of $2,500,000.00, which will provide a death benefit of $1,500,000.00 to Employer and a death benefit of $1,000,000.00 to Employee's designated beneficiary or his heirs.

                      SECTION NINE: TERMINATION FOR DISABILITY
        In spite of anything in this Agreement to the contrary, Employer is hereby given the option to terminate this Agreement in the event that Employee shall, during the term of this Agreement, become permanently disabled as the term "permanently disabled" is fixed and defined in this section. Such option shall be exercised by Employer giving notice to Employee by registered mail addressed to him in care of the Employer at 2626 Glenwood Avenue, Suite 200, City of Raleigh, State of North Carolina, or at such other address as Employee shall designate in writing of Employer's intention to terminate this Agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this Agreement shall cease on the last day of the month for which the notice is so mailed, with the same force and effect as if such last day of the month were the date originally set forth in this Agreement as the termination date of this Agreement; provided, however, that Employee shall receive from Employer compensation pursuant to the terms of this Agreement for a period of one (1) year following the effective date of such termination.

         For the purposes of this Agreement, Employee shall be deemed to have become permanently disabled if, during any year of the term of this Agreement, because of ill health, physical or mental disability, or for other causes beyond Employee's control, he shall have been continuously unable or shall have failed to perform his duties under this Agreement for ninety (90) consecutive days, or if, during any year of the term of this Agreement, Employee shall have been unable or shall have failed to perform his duties for a total period of one hundred and twenty (120) days, irrespective of whether or not such days are consecutive. For the purposes of this Agreement, the term "any year of the term of this Agreement" is defined to mean any twelve
         (12) calendar months commencing on June 1, 1995, and terminating on May 31, 1998, during the term of this Agreement.

                           SECTION TEN INDEMNIFICATION
        In return for the services provided to Employer by Employee and many risks accepted by the Employee on behalf of the Employer in the start-up of Employer, Employer shall indemnify Employee to the fullest extent permitted by law against (1) reasonable expenses, including attorneys' fees, actually and necessarily incurred by Employee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, seeking to hold Employee liable by reason of the fact that Employee is or was acting in any capacity for Employer, and (2) payments made by Employee on behalf of Employer in satisfaction of any judgment, money decree, fine, penalty, or reasonable settlement for which Employee may have become liable in any such action, suit, or proceeding. In the event that there is any threatened or pending action, suit, or proceeding initiated against the Employee pursuant to which t'ne Employee may become liable, the Employee shall have the right to demand and obtain from the Employer an advance of TWELVE THOUSAND AND NO/100 DOLLARS ($12,000.00) to insure payment of any judgment, money decree, fine, or penalty, which amount shall be deposited in the trust account of Employee's chosen counsel, but which shall not relieve Employer from satisfying Employee's attorneys' fees and expenses on a monthly basis while t'ne action, suit, or proceeding is pending.

	        SECTION ELEVEN:  TERMINATION OF AGREEMENT 1.
             This Agreement may be terminated by either party on thirty
             (30) days written
             notice to the other; however,
             Employer can terminate this agreement "for cause" only, which cause must be set forth specifically within the written notice of termination provided to Employee.
             Within the Agreement, "for cause" termination will be limited to these situations when a majority of the Board of Directors has determined that the Employee has been grossly negligent with respect to his duties as Chief Executive Officer or determine that Employee is in material breach of this Agreement. If Employer shall so terminate this Agreement, Employee shall be entitled to compensation for one (1) year pursuant to the terms of this Agreement from the date of termination. If Employer terminates this Agreement, Employer will not be relieved of any obligation under this Agreement during the one (1) year period of full compensation If Employee shall so terminate this Agreement, he shall be entitled to compensation for a period of six (6) months pursuant to the terms of this Agreement from the date of termination. Furthermore, regardless of how or when this Agreement is terminated, Employer shall at no time be relieved of its obligation to indemnify Employee pursuant to the terms of this Agreement.

         2. Even though the initial term of employment shall terminate on May 31, 1998, this Agreement shall automatically renew for successive three-year periods unless written notice of the termination of this Agreement is provided by one party to the other at least ninety (90) days prior to the end of the initial term of this Agreement or at the end of each successive term of this Agreement. Furthermore, the Employer agrees not to terminate this Agreement at the end of the initial term or any successive term unless good cause exists to terminate this Agreement, and Employer agrees to negotiate in good faith with the Employee at the end of the initial term of this Agreement and at the end of each successive term of this Agreement so that Employee will be provided an employment and compensation package consistent with the value that Employee provides to Employer.

                 SECTION TWELVE: AGREEMENTS OUTSIDE OF CONTRACT
        This Agreement contains the complete understanding and agreement concerning the employment arrangement between the Parties and shall, as of the effective date hereof, supersede all other agreements, representations, promises or understandings, written or oral, between the Parties with respect to the subject matter of this Agreement.

                   SECTION THIRTEEN: MODIFICATION OF AGREEMENT
        Any modification of this Agreement or additional obligation assumed by either party in connection with the Agreement shall be binding only if evidenced in writing signed by the Parties or any authorized representative of the Parties.

                           SECTION FOURTEEN: ARBITRATION
        If there is a dispute over payment of fees or expenses under this Agreement, the dispute will be resolved by binding arbitration before the American Arbitration Association, and Employee and Employer agree to be bound by the final decision of that arbitration. Any prevailing party in arbitration shall have the right to recover all costs and fees, to include attorneys' fees incident to the arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute, or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when the institution of legal or equitable proceedings based on such dispute, claim, or controversy would be barred by the applicable statute of limitations.

                SECTION FIFTEEN: EFFECT OF PARTIAL INVALIDITY
        The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the Parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both Parties subsequent to the expungement of the invalid provision.

                          SECTION SIXTEEN: CHOICE OF LAW
        It is the intention of the Parties to this Agreement that the performance under this Agreement, and all suits and special proceedings under this Agreement be construed in accordance with and under and pursuant to the laws of the State of North Carolina in that, in any action, special proceeding or any other proceeding that may be brought arising out of, in connection, or by reason of this Agreement, the laws of the State of North Carolina shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                           SECTION SEVENTEEN: NO WAIVER
        The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                         SECTION EIGHTEEN: ATTORNEYS' FEES
             In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called on to pay, a reasonable sum for the successful party's attorneys' fees.

		         SECTION NINETEEN:  PARAGRAPH HEADINGS
		 The titles to the paragraphs of this Agreement are solely for the convenience for the Parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

                        SECTION TWENTY: PROMISSORY NOTE
         Pursuant to the terms of this Agreement, and simultaneous with the execution of this Agreement, Employer shall execute a Promissory Note for the benefit of Employee for unpaid compensation between the period of June 1, 1995, and October 31, 1995. IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed under seal and on the date indicated below.

	EMPLOYEE
           /s/ Stanley H. Van  Etten
         DATE SIGNED: 12/11/95
         EMPLOYER
                                     _(SEAL)
	/s/  Claude  Savage
	Claude  Savage, Director of Employer
         DATE SIGNED: 12/11/95


            /s/ Larry Smith
           Larry Smith, Director of Employer
         DATE SIGNED: _
                                                          (CORPORATE SEAL)
         12/18/95

                CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this AS day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and John D. Brothers (the "Employee"), an individual residing in Wake County, North Carolina.

        W I T N E S S E T H:

        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW. THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

       2.  Effective Date.  This Agreement is effective as of
		  January 1, 1996.

       3. Duties. The Employee shall serve as the Director of Compliance and Shareholder Relations for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

       4. Confidentiality. Employee agrees to treat all matters and information related tO the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commission paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

       5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

       (A) Except as otherwise approved in writing by the Company, the Employee agrees: (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

         (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

 	(ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to. influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

        (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

        (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

        (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9.  Modification and Waiver.

        This Agreement may be changed or modified only if consented to in writing by both parties.

        No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains - the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

         13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

         14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

         ATTEST:
	     INTERNATIONAL HERITAGE, INC.
                                    By:
                                   EMPLOYEE
                                            /s/ Stanley Van Etten
                                            President and CEO
                                            /s/ John Brothers



                CONFIDENTIALITY AND NON-COMPETITIONAGREEMENT
        THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 1 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and Mary Breen (the Employees), an individual residing in Wake County, North Carolina.

                                 W I T N E S S E T H:
        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not t disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term. at which time the Company shall have


       a, I , and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

       1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have

	(i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an of ricer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the, Company.

	 (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to, influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree.that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by bot'n parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

         12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement c. the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:
        By: /s/ John Brothers
		CORPORATE SEAL
		INTERNATIONAL HERITAGE, INC.
                                            /s/ Stanley H. Van Etten
												Stanley H. Van Etten
                                           President and CEO
                                      EMPLOYEE
                                           /s/ Mary Breen
				CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

         THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 1 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company), and Dwight Hallman (the "Employee"), an individual residing in Wake County, North Carolina.

             		                    W I T N E S S E T H:

         WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

         WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

         WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

         WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

         WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen
         (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
			January 1, 1996.

        3. Duties. The Employee shall serve as the Director of Operations for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                       (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                       (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

                  (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to, influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

             (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

             (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

			(D) The covenants of Sections 4 and S of this Agreement
             shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

       6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains - the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:

           By: John Brothers
           Secretary
                                   CORPORATE SEAL
                                           INTERNATIONAL HERITAGE, INC.
                                            Stanley H. Van Etten
                                            President and CEO
                                       EMPLOYEE
                                       /s/ Dwight Hallman


                        CONFIDENTIALITY AND NON-COMPETITION AGREEMENT THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 1st day of March, 1996, by and between International Inc., a North Carolina corporation, (the "Company"), and Clark Jones (the "Employees), an individual residing in Wake County, North Carolina.

                                WITNESSETH:

        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 1996, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15~ day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
			January 1, 1996.

        3. Duties. The Employee shall serve as the Controller for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

         4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

         5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee.
         Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

                        (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or trailing by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

            (ii) that during the Employee's employment with the
                  Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section S(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

              (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

			(D) The coverlets of Sections 4 and 5 of this Agreement
             shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, Ames and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Saw. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.
        ATTEST:
                        By John Brothers
          		/Secretary

                                   INTERNATIONAL HERITAGE INC.
                                /s/ Stanley H. Van Etten
                                           President and CEO
                                      EMPLOYEE
                                          /s/ Clark Jones
(SEAL)



				 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

		THIS CONFIDENTLALITY AND NON-COMPETITION AGREEMENT, is made and entered into this 5 day of March, 1996, by and between International Heritage, Inc., a North Carolina corporation,
        (the Company), and Dawn McIntyre (the "Employees), an individual residing in Wake County, North Carolina.

                                 W I T N E S S E T H:
        WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received from the Board of Directors of the Company a new compensation package including a raise effective January 1, 1996, said raise being retroactively paid upon the signing of this Agreement;

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto,, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as of January 1, 19!~6, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (15) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2.  Effective Date.  This Agreement is effective as of
January 1, 1996.

        3. Duties. The Employee shall serve as the Director of Marketing and Fulfillment for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales ~epresentative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment.

        5. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

        (A) Except as otherwise approved in writing by the Company,
			the Employee agrees:

        (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5%) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity:

   (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company.

                   (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section 5(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

              (C) The Company's employment of the Employee shall constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

        6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

        7. Indemnification. The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to t'ne Company; (iii) gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or
        (v) violations of criminal or civil statutes.

        8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

        9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

        10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

        11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates.

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained, shall be of any force or effect.

        13. Captious. captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14. Arbitration. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.

        ATTEST:
        By./s/ John Brothers
        /Secretary
        Red 00349R 307 RA63982.1
         3122196 9-58am
                                       INTERNATIONAL HERITAGE, INC.
                                       By /s/ Stanley H. Van Etten
                                            Stanley H. Van Etten
                                            President and CEO
                                       EMPLOYEE
                                                        (SEAL)
                                       Dawn McIntyre

                    CONFIDENTIALITY AND NON-COMPETITION AGREEMENT THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT, is made and entered into this Ad day of April, 1996, by and between International Heritage, Inc., a North Carolina corporation, (the "Company"), and Stephanie Harris (the "Employee"), an individual residing in Wake County, North Carolina.

               	                  WITNESSETH:
WHEREAS, the Company wishes to employ Employee and Employee wishes to be employed by the Company; and

        WHEREAS, Employee will be employed in a position of trust and confidence to aid the Company in its business; and

        WHEREAS, incident to and as a necessary part of Employee's employment by the Company, Employee will have access to the Company's confidential and proprietary information, and, therefore, the Company desires to receive from Employee a covenant not to disclose any information related to the Company's business; and

        WHEREAS, as a condition of and for and in consideration of the Company's employment of Employee, the Company requires that Employee enter into this Agreement; and

        WHEREAS, the Employee has received a raise from the Company effective April 19, 1996, and upon successful completion of a month-long intensive training with 20/21 shall receive a subsequent raise; and

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, including the employment of Employee by the Company, and the compensation received by Employee from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        1. Employment. Employee is employed, effective as the execution of this Agreement, as an employee at-will of the Company, subject to the Company's policies, practices and procedures, which policies, practices and procedures may be amended by the Company from time to time, with or without notice. Further, the parties hereto acknowledge and agree that Employee's employment and this Agreement can be terminated, subject to the provisions herein, by either party, with or without cause. If Employee is being terminated without cause, the Company shall give the Employee sixty (60) days' written notice and shall pay Employee through the expiration of the sixty (60) day notice term, at which point the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the sixty (60) day notice term. If Employee is being terminated with cause, the Company shall give the Employee fifteen (15) days' written notice and shall pay Employee through the expiration of the fifteen (IS) day notice term, at which time the Company shall have no further obligation to Employee. The Company may elect, in its sole discretion, not to have Employee perform his or her duties during the fifteen (15) day notice term. If Employee elects to terminate his or her employment he or she must give thirty
        (30) days' written notice to the Company and Employee must faithfully fulfill all of his or her duties through the expiration of the thirty (30) day notice term in order to be entitled to compensation through the expiration of said term. The parties acknowledge and agree that nothing contained herein is or should be construed as a promise of future or continued employment, creating in the Employee any right to employment or to any cause of action on account of termination of employment.

        2. Effective Date. This Agreement is effective as of date of execution.

        3. Duties. The Employee shall serve as the Data Systems Manager for the Company. Employee shall faithfully perform all reasonable duties as they are prescribed, from time to time, by the President and CEO, or other designated parties within the Company, or the Board of Directors, or as may be ordinary or incident to the position in which Employee is employed. Employee will devote his or her full time, attention and energy to the duties and responsibilities incident to his or her position and will not engage in any other business activities while an Employee of the Company without prior express written consent of the Company's President or a majority of the Board of Directors.

        4. Confidentiality. Employee agrees to treat all matters and information related to the Company's business, including, without limitation, trade secrets, products, systems, programs, procedures, manuals, guides, confidential reports and communications, personnel information, client and customer lists, Independent Retail Sales Representative's names and any associated information, identities, sales information of any nature or description, commissions paid, any other data incident to the Company's business, as confidential information entrusted to him or her solely for use in his or her capacity as an employee of the Company, and not to use, divulge, disclose or communicate such information in any way to any person or entity (other than to an officer, employee or authorized agent of the Company for use in the business of the Company) during or after his or her employment with the Company. The Employee agrees that, in the event of termination of his or her employment for any reason, he or she will not under any circumstances retain any information, written or otherwise, concerning the business operations of the Company. This covenant shall survive termination of this Agreement and termination of Employee's employment. G. Covenant Not To Compete. It is recognized and understood by all parties hereto that the Employee, through his or her employment with the Company, will acquire a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill are extremely valuable to the Company and which would be extremely detrimental to the Company if used by the Employee to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by the Employee. Consequently, the Employee covenants and agrees as follows:

              (A) Except as otherwise approved in writing by the
                  Company, the Employee agrees. (i) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not, directly or indirectly, with or through any family member or former director, officer, employee of the Company, or acting alone or as a member of a partnership, or as an officer, holder of or investor in five percent (5 %) or more of any security of any class, director, employee, consultant, member or representative of any corporation or other business entity: (1) engage in, perform or provide services to any network marketing or distribution company within a radius of twenty-five (25) miles of any site upon which the Company has provided services, to include product sales and opportunity meetings or training by an Independent Retail Sales Representative of the Company, which are the same or substantially similar to the services performed or provided by Employee for the Company, or engage in the same or substantially similar business as that engaged in by the Company anywhere in the United States, all United States territories and the provinces of Alberta, Ontario and British Columbia, Canada;

                        (2) request, solicit, approach, or otherwise interfere with or seek to interfere with the relationship between the Company and (a) any Independent Retail Sales Representative of the Company during the one (1) year prior to termination of the Employee's employment with the Company; or (b) any suppliers or vendors of the Company during the one (1) year prior to termination of the Employee's employment with the Company. (ii) that during the Employee's employment with the Company, and for a period of one (1) year from the date of termination of the Employee's employment with the Company, whether by Employee or Company, he or she will not directly or indirectly hire, contract with, induce or attempt to influence any individual who, at any time during the 180 days prior to the termination of the Employee's employment with the Company, was an employee, agent, or Independent Retail Sales Representative of the Company or any other company owned or operated by the Company, to terminate his or her employment or association with the Company.

              (B) The parties hereto agree that, in the event that either the length of time or the geographic area set forth in Section S(A) of this Agreement is found to be unreasonable by a court, the court may reduce such restrictions to those which it deems reasonable under the circumstances.

  			 (C) The Company's employment of the Employee shall
              constitute sufficient and valuable consideration for Employee's obligations under this Agreement.

             (D) The covenants of Sections 4 and 5 of this Agreement
              shall survive any termination of this Agreement and termination of Employee's employment with the Corporation.

         6. Remedy. Employee understands and agrees that the Company will suffer irreparable harm in the event that the Employee breaches any of his or her obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Employee agrees that, in the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach by the Employee, or by the Employee's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him or her. The Company shall not be required to post any bond to obtain any such injunction.

         7. Indemnification The Company shall indemnify Employee who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by the Company), by reason of the fact that he or she is an Employee of the Company, or is or was serving at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed so be in or not opposed to the best interests of the Company. Provided, however, that there shall be no indemnification for: (i) misconduct in the performance of the Employee's duties to the Company; (ii) negligence in the performance of the Employee's duties to the Company; (iii gross negligence or willful misconduct in the performance of Employee's duties to third parties; (iv) felony behavior, or (v) violations of criminal or civil statutes.

         8. Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

         9. Modification and Waiver. This Agreement may be changed or modified only if consented to in writing by both parties. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time, nor will it be deemed a valid waiver of such provision at any other time.

         10. Governing Law. This Agreement shall be governed by and according to the laws of the State of North Carolina.

         11. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representatives, successors, assigns and affiliates

        12. Entire Agreement. This Agreement contains the entire agreement and understandings by and between the Employee and the Company with respect to the matters herein described and no representations, promises, agreement or understandings, written or oral, not herein contained shall be of any force or effect.

        13. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

        14.  Arbitration.  Any dispute arising out of or in
        connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Raleigh, North Carolina in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or
        other matter in question has arisen and in no event shall
        the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable state of limitations. IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their respective seals as of the day and year first above written.
        ATTEST:
         By:
           Secretary
         CORPORATE SEAL
         ID#: ra65464.1
                                       INTERNATIONAL HERITAGE, INC.
                                           By: /s/ Stanley H. Van Etten
                                                                   -
                                            Stanley H. Van Etten
                                            President and CEO
                                       EMPLOYEE
                                                      <g (SEAL)
                                               Stephanie Harris

                        LICENSE AGREEMENT
	THIS AGREEMENT made as of the 28 Day of June, 1995, by and between Premium Concepts, Inc., a North Carolina corporation, having its principal place of business at 5805 Cold Harbor Drive, Greensboro, North Carolina 27410 (hereinafter referred to as "Licensee"), and International Heritage Inc., a North Carolina Corporation, having its principal place of business at 2626 Glenwood Avenue, Suite 120, Raleigh, North Carolina 27608 (hereinafter referred to as "Licensor). WITNESSETH:

	WHEREAS, Licensor is the owner of the Licensed Marks (as hereinafter defined) and the good will associated therewith, in the United States of America, and elsewhere, and has the exclusive right to license others to use the Licensed Marks on and in connection with the manufacture and sale of Products (as hereinafter defined);
and
	WHEREAS, the Licensed Marks are developing a significant amount of good will in connection with the sales of Fine Jewelry and Collectibles; and

	WHEREAS, Licensee desires to obtain the right to use the Licensed Marks and the good will associated therewith in connection with the manufacture (in accordance with Licensor's standard) and the sale within the Territory (as hereinafter defined) of Licensed Products (as hereinafter defined); and

	WHEREAS, Licensor is willing to grant Licensee the exclusive right to use the Licensed Marks on and in connection with the manufacture and sale of Licensed Products by Licensee in the Territory, upon the terms and conditions hereinafter provided. NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, and other good and valuable consideration the receipt and sufficiency which is hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS.
	"Contract Year" shall mean the twelve (12) month period beginning January 1 and ending December 31 during the term of the Agreement.

	1.2 Gross Sales" shall mean all sales of Licensed Products by Licensee and all related Parties, to unaffiliated third parties, without any reduction whatsoever.

	1.3 "High Quality" shall mean quality commensurate with or surpassing the quality of the approved samples of Licensed Products.

	1.4 "Licensed Marks" shall mean the name "International Heritage, Inc." the initials "IHI" and any associated designs, whether or not such marks are officially recognized by any state or federal governmental authority, to include but not limited to: the United States Patent and Trademark Office, the United States Copyright Office and/or the North Carolina Department of the Secretary of State, Trademark Division.

	1.5 "Licensed Products" shall mean Products (as hereinafter defined) produced and sold by the Licensee as approved by the Licensor pursuant to this Agreement utilizing or incorporating the Licensed Marks except as set forth in paragraph 3.6 below.

	1.6 "Net Sales" shall mean Gross Sales of Licensed Products shipped by Licensee and all Related Parties (as hereinafter defined), to unaffiliated third parties, less usual and customary trade discounts which are shown on the face of the invoice, if any, freight and insurance charges to the extent separately billed, if any, and credits actually applied or paid for the return of merchandise in accordance with standard industry practice, if any.

	1.7 "Products" shall mean, and be strictly limited to, Licensor pre-approved apparel, apparel-related items, and personalized accessories.

	1.8 "Related Parties" shall mean any parent or subsidiary of Licensee or any company affiliated with or related to the Licensee or any company under direct or indirect common control with Licensee.

	1.9 "Territory" shall mean the United States of America and its territories and possessions, including Puerto Rico, and Canada and its provinces.

2. Grant of License.

2.1

	Licensor hereby grants to Licensee, upon the terms and conditions of this Agreement, the exclusive personal and nontransferable right and license to use the Licensed Marks within the Territory on and in connection with the sale of Licensed
Products.

	2.2 All Licensed Products or packaging therefore shall bear the Licensed Marks except as may be hereinafter provided. Licensee shall not use the Licensed Marks, or manufacture or sell Products using or incorporating the Licensed Marks, except as expressly provided in this Agreement.

	2.3 Licensor reserves all rights to the Licensed Marks except as specifically granted herein to Licensee, including, but not by way of limitation the right to use the Licensed Marks: (i) in the Territory, with regard to any services or goods other than the Licensed Products, and ' (ii) outside the Territory, with regard to any services or goods.

	2.4 Licensee shall not export Licensed Products from the Territory and shall not sell to any third party which it knows or has reason to believe, intends to export Licensed Products from the Territory.

	2.5 Nothing contained herein shall be deemed or construed to prohibit Licensee from selling any Licensed Products or any other services or goods under brand names or trademarks other than the Licensed Marks. However, designs and colors not otherwise in use and specifically supplied by Licensor for Licensed Products shall not be used on Products. Product Control.

	3.1 Licensee acknowledges that the preservation and enhancement of the prestige and value of the Licensed Marks require Licensor to control the type, image and quality of goods manufactured and sold using the Licensed Marks, and the use of the Licensed Marks in connection with the manufacture, distribution, advertising, promotion and sale of Licensed Products.

	3.2 Licensee shall submit to Licensor, for Licensor's pre-approval, all materials, fabrics, colors and designs intended to be used in connection with Licensed Products. No materials, fabric, color or design shall be used by Licensee on Licensed Products unless and until a sample or samples incorporating the same has been approved by Licensor.

	3.3 Licensee shall submit to Licensor, for Licensor's approval prior to use or publication, all labels, tags, packaging, advertising, promotional materials, publicity materials and any other materials intended to be used in connection with Licensed
Products or using the Licensed Marks before the same 'may be used.

	3.4 The contents, workmanship and fit of Licensed Products shall, at all times, be of High Quality, and Licensed Products shall be distributed, merchandised and sold with labels, tags, packaging and promotional materials which are appropriate for High Quality products of that type of merchandise, it being understood that the primary audience for the sale of Licensed Products are Independent Retail Sales Representatives of International Heritage, Inc.

	3.5 Before manufacturing or having manufactured for it any product intended to bear the Licensed Marks, Licensee shall deliver to Licensor, or as Licensor may direct, for Licensor's approval, free of charge, one pre-production sample of each different item and style of such Licensed Product, together with prototype tags, labels and packaging intended to be sold by Licensee.

	3.6 All Products bearing the Licensed Marks manufactured by or for Licensee or sold, distributed or promoted by it, shall conform in all respects to the samples approved by Licensor. All Licensed Products will bear the Licensed Marks in such form and manner as may be approved by Licensor. Should Licensee desire to sell any Licensed Products manufactured pursuant to this Agreement which, because of defects in manufacture, do not conform in quality to the samples approved by Licensor, it shall clearly mark each garment, packaging, tag and label thereon, as the case may be, as ~irregular" or "second".

	3.7 Licensee will use and display the Licensed Marks only in such form and manner as are specifically approved by Licensor. Licensee will cause to appear on all Licensed Products, and on all labels, tags, packaging and the like, and on all advertising and promotional material used in connection therewith, such legends, markings and notices as Licensor shall reasonably require.

	3.8 All material submitted for approval hereunder shall be sent to the person or address as may, from time to time, be designated by Licensor. 3.9 Licensee agrees that all Licensed Products will be manufactured, labeled, sold, distributed, promoted and advertised in accordance with any and all applicable laws and any rules and/or regulations promulgated thereunder.

4.  Compensation to Licensor.

	4.1 In consideration of the license and rights granted by Licensor, Licensee shall pay to Licensor during each Contract Year, or part thereof, a royalty of seven and a half percent (7.5%) of Licensee's Net Sales of Licensed Products during such Contract Year, or part thereof ("Percentage Royalty").

	4.2 Licensee will prepare and maintain, in such manner and allow them to be audited, and in accordance with generally accepted accounting principles consistently applied, separate, accurate and complete books of account and records (specifically, including without limitation, the originals or copies of documents supporting entries in the books of account) covering all sales transactions relating to the license hereby granted and Licensee's performance hereunder. Licensor and its duly authorized representatives shall have the right, during regular business hours, upon reasonable notice, for the duration of this Agreement, to examine said books of account and records and all other documents and material in the possession or under the control of Licensee or its Related Parties or affiliates with respect to the subject matter and the terms of this Agreement including, but not limited to, invoices, shipping documents and correspondence. Licensor and its duly authorized representatives shall conduct not more than one (1) examination during any Contract Year, which examination shall comprise such period of time whether on consecutive days or not, so as to be complete, as determined by Licensor and its duly authorized representative(s). All such books of account, records, documents will be kept available by Licensee for at least one (1) year after the Contract Year to which they relate. Nothing in this paragraph shall limit Licensor'sright to make inquiry of Licensee regarding any sales transaction, keeping of accounts, records and documents or other matter related to the keeping of records and account incident to this Agreement.

	4.3 If, as a result of any examination of Licensee's books and records, it is shown that the amount of Percentage Royalty paid to Licensor for any period was less than the amount of Percentage
Royalty which should have been paid for the period in question, the Licensee will promptly remit, upon demand by Licensor, all payments required to be made to eliminate any discrepancy which was revealed by said examination, along with interest at a rate of eight percent (8%) per annum, calculated as of the date such payment should have been made. If such payment is not made within ten (10) days after discovery, Licensor shall have the right to terminate this Agreement as set forth in paragraph 9.2.1.

	4.4 The Percentage Royalty, based upon sales by Licensee of Licensed Products, shall be accounted for and paid quarterly within thirty (303 days after the close of each three (3) month period during each Contract Year, the first accounting and payment made on or before December 31, 1995. The Percentage Royalty payable for each accounting period shall be computed on the basis of Net Sales from the beginning of such Contract Year through the last day of the most recent accounting period (during such Contract Year) with a credit for the Percentage Royalties, if any, previously paid to Licensor for such Contract Year. Each report shall be certified by the chief accounting officer of Licensee and shall show, by month, and cumulatively for the period covered (by such report), the Gross Sales and Net Sales of Licensed Products, separately for each category of Licensed Products, designating the style number, number of units, unit price, total amount of Gross Sales, the type and nature of any deductions from Gross Sales claimed in arriving at Net Sales, and a computation of the Percentage Royalty payable hereunder. Such reports shall be furnished to Licensor whether or not any Licensed Products have been sold during the period for which such report is due, and shall be accompanied by appropriate payment.

	4.5 All payments hereunder shall be made in United States dollars, cash or certified funds. In the event that any sale is made in a foreign country, the amount of the Percentage Royalty payable with respect to such sales shall be based upon the conversion rate of such local currency to United States dollars in effect in New York, New York on the last business day of the month for which the Percentage Royalty applicable to such sale(s) is to be calculated. 5. Promotion and Cooperation.

	5.1 Licensee agrees to use its best efforts to manufacture, advertise and promote the sale of Licensed Products in the Territory, to develop and maintain a substantial, permanent and expanding business in the Territory under this Agreement, and to see maximum quantities of each category of Licensed Products consistent with the High Quality of Licensed Products and the prestige represented therein by the Licensed Marks, taking into consideration that Licensee sells and shall continue to sell products not bearing the Licensed Marks which may be competitive with the Licensed Products.

	5.2 Licensee will conduct the promotion and sale of Licensed Products in a manner consistent with the promotion and sale of High Quality merchandise and the prestige of the Licensed Marks.

	5.3 All costs and expenses of manufacture, advertising, promotion, samples, packaging, labels and tags, and other costs and expenses in connection with the manufacture, sale, distribution, advertising and promotion of Licensed Products, shall be borne by Licensee. 5.4 Licensor will cooperate with Licensee by advising Licensee of its customers and contracts. Further, Licensor shall include Licensee's approved brochure or marketing materials of Licensed Products in the Retail Business Career Kit which is distributed to each of Licensor's Independent Retail Sales Representatives.

	5.5 Licensee shall sell all Licensed Products to corporate employees of Licensor at a discount of at least twenty-five percent (25%) off of the standard price for any Licensed Product.

	5.6 Licensee shall provide miscellaneous Licensed Products to members of the Licensor's Board of Directors, free of charge, in order to further promote the sales of Licensed Products to the Licensor's Independent Retail Sales Representatives and corporate employees.

6.  Trademark.

	6.1 Licensee acknowledges on behalf of itself and its Related Parties that Licensor is the owner of all right, title and interest in and to the Licensed Marks in the Territory in any form or embodiment thereof and is also the owner of the good will associated with or which shall become associated with the Licensed Mark in connection with the business and goods in relation to which the same has been, is or shall be used. Any copyright which will be created by Licensee in connection with Licensee in any package, design, label, tag or the like, or any advertising or promotional material or the like, bearing the Licensed Marks, shall also be the property of Licensor. Sales by Licensee and its Related Parties shall be deemed to have been made by Licensor for purposes of trademark registration, and all uses of the Licensed Marks by Licensee shall inure to the benefit of Licensor and any rights resulting therefrom or created thereby shall be assigned by Licensee to Licensor. Licensee will not, at any time, do or suffer to be done by anyone acting on its behalf or in connection with Licensee, any act or thing which would, or reasonably could, in any way impair any rights of Licensor in and to the Licensed Marks or any registrations therefore, any applications for registration thereof or which, directly or indirectly, would, or reasonably could, depreciate the value of the Licensed Marks or detract from any reputation, image or prestige of the Licensed Marks.

	6.2 Licensee shall, at the request of Licensor, fully cooperate with Licensee in preparing, executing and causing to be recorded or filed, such registered user agreements and all other documents reasonably required by Licensor to confirm Licensor's ownership of the Licensed Marks' and to evidence, protect and implement its rights and the respective rights of Licensor and Licensee pursuant to this Agreement. Licensee acknowledges that only Licensor may file and prosecute trademark applications regarding the Licensed
Marks or Licensee's use of the Licensed Marks anywhere. Licensee will cooperate with Licensor at Licensor's request, in connection with the filing and prosecution by Licensor of applications in the name of Licensor to register the Licensed Marks for Licensed
Products in the Territory and in connection with the maintenance and renewal of such registrations as may issue. Upon expiration or termination of this Agreement for any reason whatsoever, Licensee will execute and file such documents as shall be required by Licensor including, without limitation, termination of any registered user agreements to evidence such termination.

	6.3 Licensee will cause to appear on all Licensed Products and on all materials on or in ronnectinn with which the Licensed Marks are used. such legends. markings and notices as Licensor may reasonably require and as may reasonably be necessary in order to give appropriate notice of any trademark, trade name or other rights therein or pertaining thereto, and shall comply with all notice and marking requirements of any law applicable or necessary to the protection of the Licensed Marks.

	6.4 Licensee agrees that (a) no name or names shall be cojoined with the Licensed Marks and (b) no names or names shall be used in connection with the Licensed Marks in any advertising, promotion, publicity, labeling, packaging or printed matter of any kind utilized by Licensee in connection with the Licensed Products unless specifically consented thereto, and only in the form approved, by Licensor.

	6.5 Licensee will never (a) challenge Licer~sor's ownership of or the validity of the Licensed Marks or any application of registration thereof, or any trademark registration thereof, or any rights of Licensor therein, nor (b) challenge the fact that Licensee's rights pursuant to this Agreement are solely those of a licensee; whether during the term of this Agreement or subsequent to its termination.

7.  Copyright.

	Any copyright which may be created in any package, design, label, tag or the like, or any advertisement, promotional material or the like utilized in connection with the Licensed Marks shall be the property of Licensor. Licensee shall not, at any time, do or suffer to be done any act or thing which may adversely affect any rights of Licensor in any packages, designs, labels, tag, or any advertisements, promotional material or the like, including but not by way of limitation, filing any application to record in its name any claims to copyrights with respect to Licensed Products or material utilizing the Licensed Marks. Licensee agrees to cooperate in connection with the prosecution of any trademark or copyright application which

Licensor may desire to file, and for that purpose Licensee shall supply to the Licensor, at no cost to Licensor, from time to time, such samples, containers, labels and similar materials as may be in possession of Licensee and as may reasonably be required in connection with any such application. Licensee shall do any and all things reasonably required by Licensor to preserve and protect said rights, including, but not by way of limitation, placing the copyright notice specified by the Universal Copyright Convention on all such copyrighted material. Any actions taken by Licensee at Licensor's request shall be at Licensor's expense.

8.  Infringement by Third Parties.

	In the event that Licensee learns of any infringement or limitation of the Licensed Marks relating to the Licensed Products or of any use by any person of a trademark similar to the Licensed Marks or of any acts of unfair competition involving the Licensed Marks relating to Products, it will promptly notify Licensor thereof. Licensor will thereupon take such action as it deems necessary for the protection of Licensor's rights in and to the Licensed Marks including, but not limited to, requesting Licensee to take action relating to Licensed Products, and Licensee shall cooperate with Licensor in all respects. Licensee will have no right to take any action with respect to the Licensed Marks without Licensor's prior written approval. In the event Licensor requests Licensee to take action on its behalf, Licensee will do so, as Licensor deems appropriate, which determination will be reasonably made after consulting with Licensee, keeping Licensor advised as developments occur and, taking such actions including, but not limited to, selecting counsel, settling any action, appealing any adverse decision or discontinuing any action taken by it only as is approved in advance by Licensor. Any actions taken by Licensee at Licensor's request shall be at Licensor's expense.

9.  Termination.

	9.1 The initial term of this Agreement shall be through December 31, 1996, unless sooner terminated in accordance with the provisions hereof. Licensee is hereby granted an automatic renewal for three
(3) years, upon the same terms and conditions set forth herein, provided however, that this Agreement is not sooner terminated as set forth in paragraph 9.2, and there exists no outstanding default as of December 31, 1996.

	9.2 Licensor shall have the right to terminate this Agreement upon notice to Licensee upon the occurrence of any of the following events (each of which shall be deemed an event of default hereunder):

9.2.1 If Licensee shall fail to make, when due, any payment due to Licensor, whether of fees or any other payment required to be made by Licensee, and such failure shall continue for a period of ten
(10) days after notice thereof from Licensor.

9.2.2 If There shall be a failure by Licensee to comply with any provision of this Agreement and such failure continues unremedied for a period of ten (10) days after notice thereof from Licensor, provided however, that if the nature of the default is curable but is such that it cannot be cured within ten (10) days, Licensee shall have an additional twenty (20) days within which to effect such cure, upon the condition that Licensee shall proceed diligently and continuously to effect the same.

9.2.3 If the Licensee makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either voluntary, or involuntary bankrupt, then all rights granted herein shall forthwith cease and terminate without prior notice or legal action by Licensor. No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of Licensee's assets or business shall be permitted to liquidate finished goods, work in process and raw material or to exploit or in any way use the Licensed Marks if this Agreement terminates pursuant to the provisions hereof.

9.2.4 If Licensee fails to:

(a) manufacture, distribute, advertise or promote Licensed Products in and form other than that which was pre-approved by Licensor;

(b) deliver Licensed Products to any party according to the terms and conditions of such delivery;

(c) otherwise manufacture, distribute, advertise, promote or deliver to any party conforming, pre-approved Licensed Products.

	9.3 Upon the termination of this Agreement, except as otherwise expressly provided herein, all rights of Licensee hereunder shall terminate and revert automatically to Licensor, and neither Licensee nor its receivers, trustees, representatives, agents, successors or assigns shall have any right to exploit or in any way use the Licensed Marks in any manner. Except.as otherwise expressly provided in paragraph 6.4 hereof, upon the termination of this Agreement Licensee shall forthwith: Products;

9.3.1 discontinue all manufacture, sales, advertising and promotion of Licensed

9.3.2 discontinue all use of the Licensed Marks; and

9.3.3 pay all Royalties due Licensor in respect of the period prior to the expiration or termination of the Agreement.

	9.4 Notwithstanding any termination in accordance with the foregoing, Licensor shall have, and hereby reserves all the rights and remedies which it has or which are granted to it by operation of law, to collect Percentage Royalties due, earned or payable by Licensee or permitted assigns pursuant to this Agreement, to be compensated for damages for breach of the Agreement and to enjoin the unlawful or unauthorized use of the Licensed Mark (which injunctive relief may also be sought prior to or in lieu of termination).

10. indemnity by Licensee. Licensee hereby indemnifies and holds harmless the Licensor against all losses, liability, damages and expenses (including reasonable attorney's fees and expenses) incurred as a result of or related to claims of third persons involving the manufacture or sale of Licensed Products or the use of the Licensed Marks. Licensor shall give prompt notice to Licensee of any claim, action or suit that may give rise to liability hereunder when it becomes aware of the same. Licensee shall have the option to defend any such claim, action or suit including, but not limited to, the right to select counsel, control the defense, assert counterclaims and crossclaims, bond any lien or judgment, take any appeal and to settle on such terms as Licensee deems advisable. Licensee will take no such action without first consulting with Licensor (and where a settlement of such claim, action or suit relates to Licensor's ownership of or the validity or value of the Licensed Marks, without first obtaining Licensor's approval), and will keep Licensor apprised of all on-going actions as they occur and, where practicable, in advance of any action to be taken by Licensee. The provisions of this paragraph and the obligations of Licensee set forth therein shall survive expiration or other termination of this Agreement.

11.  Indemnity by Licensor.

	The Licensor assumes no liability to the Licensee or to third parties with respect to the performance characteristics of the Licensed Products manufactured or sold by Licensee or the Licensed Marks in the Territory. Licensor indemnifies and holds harmless the Licensee against all losses, liability, damages and expenses (including reasonable attorney's fees and expenses) incurred as a result of any breach of any representation or warranty made by Licensor hereunder. Licensee shall give prompt notice to Licensor of any claim, action or suit that may give rise to liability hereunder. Licensor shall have the option to defend any such claim, action or suit including, but not limited to, the right to select counsel, control the defense, assert counterclaims and crossclaims, bond any lien or judgment, take any appeal and to settle on such terms as Licensor deems advisable. The provisions of this paragraph and the obligations of Licensor set forth therein shall survive expiration or other termination of this Agreement.

	12.  Representations and Warranties.

12.1 Licensor represents and warrants that:

12.1.1 it is a corporation duly organized and validly existing under the laws of the State of North Carolina;

12.1.2 it has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder;

12.1.3 it is the owner of the Licensed Marks and has the exclusive right to license others to use the Licensed Marks on and in connection with the manufacture and sale of Products in the Territory;

12.1.4 it has not granted and will not grant during the term hereof a license to any third party to use the Licensed Marks in connection with the sale of Licensed Products in the Territory;

	12.1.5 it has not employed or engaged a broker or finder to bring about this transaction;

12.1.6 there is no litigation or controversy of which Licensor is aware which may adversely affect the use of the Licensed Marks on Products by Licensee in the Territory.

12.2 Licensee represents and warrants that:

	12.2.1 it is a corporation duly organized and validly existing under the laws of the State of North Carolina;

	12.2.2 it has full legal right, power and authority to enter into this Agreement and to consummate all the transactions contemplated herein;

	12.2.3 it is not a party to any agreement that would restrict or limit its activities hereunder; and

12.2.4 it has not employed or engaged a broker or finder to bring about this transaction.

	13.  Licensor in Advisory Capacity.

In providing any information hereunder, Licensor is and will be acting in an advisory capacity only, and Licensor shall have no responsibility for the operation and production of Licensee's business or its manufacture, distribution, advertising or sales, or for the facilities used in connection therewith, or for any decision that may be made in connection therewith, whether upon the recommendation of Licensor or otherwise.

14. No Partnership or Joint Venture.

	Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, and neither Licensee nor Licensor shall have the power to obligate or bind the other in any manner whatsoever.

15.  Confidentiality.

	Each party acknowledges that all information of a business or technical nature imparted to the other during the course of this Agreement with respect to the business of such party was acquired, designed and developed by them at great expense' are secret and confidential, are unique and constitute the trade secrets and exclusive property of such party and that any use by the other party of such trade secrets and property other than pursuant to this Agreement would be wrongful and would cause irreparable injury to such party.

16. Notice.
Any notices by this Agreement will be deemed sufficient given if
	hand~elivered or mailed via United States Mail, postage prepaid,
	certified return receipt requested to the following:
				To Licensor:
							International Heritage, Inc.
							2626 Glenwood Avenue, Suite 120
							Raleigh, North Carolina 27608
				And a Copy to:
							Ragsdale, Liggett & Foley
							Post Office Box 31507
							Raleigh, North Carolina 27622-1507
							Attention: Georgina Mollick

				To Licensee:	Premium Concepts, Inc.
								5805 Cold Harbor Drive
								Greensboro, North Carolina 27410

17. Insurance.

	Licensee shall maintain, at its own expense, in full force and effect at all times during which Licensed Products are being sold and used, with a recognized and responsible insurance carrier licensed to do business in the State of North Carolina, acceptable to Licensor, a public liability insurance policy, including products liability coverage, with limits of liability of at least $500,000 per accident or occurrence (with a deductible of not more than $1000) with respect to the Licensed Products and this Agreement.
Such insurance policy shall be in such form or duration as shall insure against all accidents or occurrences happening at any time during which Licensed Products are being sold or used regardless of when claims may be made. Such insurance policy shall be written for the benefit of and shall name as co-insured Licensor, and Licensee and will provide for at least ten (10) days' prior written notice to Licensor and Licensee of the cancellation or any substantial modifications thereof. Such insurance may be obtained for Licensor by Licensee in conjunction with a policy or products liability insurance which covers products other than Licensed Products.
Licensee will deliver a cer~cate of such insurance to Licensor promptly upon issuance of said insurance policy and shall, annually and otherwise, from time to time, upon reasonable request by Licensor, promptly furnish to Licensor evidence of the maintenance of said insurance policy. Nothing contained in this paragraph 17 shall be deemed to limit, in any way, the indemnification provisions of paragraph 10 above.

18. This Agreement contains the entire understanding and agreement and is a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes all prior oral and written understandings and agreements relating thereto, and may not be modified, discharged or terminated orally.

19.  Applicable Law.

	This Agreement shall be construed and interpreted in accordance with the laws of the State of North Carolina. However, any disputes, controversies or claims relating to or affecting
Licensor's ownership of, or the validity of the Licensed Marks or any application thereof ("Licensed Mark Disputes") shall be resolved in accordance with the federal trademark and related laws, statutes, rules and regulations where applicable.

20.  Invalid Provision.

	The invalidity or enforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as of such invalid or unenforceable provision were omitted.

21.  Duplicate Originals.

	This Agreement may be executed in any number of typewritten or mechanically reproduced counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and same Agreement.

22.  Arbitration.

	Any controversy or claim arising out of or relating to this Agreement, of the breach thereof, shall be settled by arbitration administered by the American Arbitration Association, Entire
A~reement/Modification.

under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or controversy has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in controversy would be banned by applicable statute of limitations. [SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the parties have set their hands and seal as of the day and year first hereinabove written.

									LICENSOR:
									INTERNATIONAL HERITAGE INCORPORATED
									/s/ STANLEY VAN ETTEN
									TITLE: PRESIDENT

ATTEST: DWIGHT D. HALLMAN
	(SEAL)



									LICENSEE:
									PREMIUM CONCEPTS, INC.

									BY: RONALD CASSESEE
									TITLE: PRESIDENT

ATTEST:

SECRETARY
	(SEAL)

ADDENDUM TO LICENSE AGREEMENT
THIS ADDENDUM to the License Agreement dated June 30, 1995, is made
	this ~ day of September, 1995, executed by and between Premium Concepts, Inc., a North Carolina Corporation, having its principal place of business at: 5805 Cold Harbor Drive, Greensboro, North Carolina 27410 (hereinafter referred to as "Licensee"), and International Heritage, Inc. a North Carolina Corporation, having its principal place of business at: 2626 Glenwood Avenue, Suite 120, Raleigh, North Carolina 27608 (hereinafter referred to as "Licensor").

WITNESSETH:

	WHEREAS, Licensor and Licensee have had a valid exchange of new and adequate consideration; and

	WHEREAS, the underlying License Agreement still accurately reflects the intent of the parties but for the specified changes below;

	NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements and other good and valuable consideration, let the underlying Agreement dated the 30th day of June, 1995, be changed to encompass the Agreement as follows:

	1. New Compensation to Licensor. In consideration of the taking and processing of all orders incident to the Agreement by Licensor, Licensee shall pay to Licensor during each contract year, or part thereof, a royalty of ten percent (10%) of Licensee's net sales of licensed products during such contract year, or part thereof. This Addendum shall have the power and intent of making null and void paragraph 4.1 of the underlying Agreement (providing that Licensee's compensation to Licensor shall be seven and one-half percent (7.5%) of net sales).

	2. New Compensation to Licensee. As new and valuable consideration for this change in compensation to Licensor, the Licensee shall enjoy the benefit of Licensor taking and processing all orders incident to the Agreement.

IN WITNESS WHEREOF, the parties have set their hands and seal as of the day and year first hereinabove written.


						LICENSOR:
						INTERNATIONAL HERITAGE, INCORPORATED
						by: /s/ Stanley H. Van Etten
						Title: President

Attest
Dwight D. Hallman
Secretary
	(Seal)
		    			LICENSEE:
						PREMUM CONCEPTS, INC
						BY: /s/ RONALD W. CASSEE
						TITLE: PRESIDENT

ATTEST:
/s/ Mike Ward
Secretary

	(Seal)

     INVENTORY MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT

     This Agreement is made and entered into between SPECIALTY
ATLANTA, INC. (hereinafter "SPECIALTY") and INTERNATIONAL HERITAGE, INC. hereinafter "CUSTOMER"), this 1st day of November, 1996.

                           WITNESSETH
     WHEREAS, SPECIALTY is in the business of (a) producing custom logoed materials, including promotional products, business forms, stationery and commercially printed products, (b) producing catalogs to promote and distribute promotional materials, and (c) warehousing and shipping such products on behalf of its customers; said business hereinafter collectively referred to as "promotional materials"; and
     WHEREAS, CUSTOMER desires to contract with SPECIALTY for such promotional materials;
     NOW THEREFORE, for and in consideration of the covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   General Description of Services.
     a) Consulting. SPECIALTY shall consult CUSTOMER in developing promotional materials appropriate for CUSTOMER's needs.
     b) Production. SPECIALTY shall produce such promotional materials, including promotional catalogs under the terms and conditions described herein.
     c) Inventory Control. SPECIALTY shall order and warehouse the promotional materials described herein and replenish such inventory as may be required from time to time.
     d) Order Fulfillment. SPECIALTY shall receive, process, fill and ship orders for the materials described.

     2.  Selection and Pricing of Catalog Products.
     (a) Selection. CUSTOMER shall, with the assistance of SPECIALTY, select the materials to be included in the catalog, and shall determine the content and location of imprinted copy to be included on each item. SPECIALTY shall provide CUSTOMER with reproduction samples of each promotional item, for approval by CUSTOMER. The cost of preproduction samples shall be paid by CUSTOMER when invoiced by SPECIALTY. All promotional materials approved by CUSTOMER shall be described in as Exhibit "A." Exhibit "A" may be supplemented or modified from time to time by the parties by means of addenda executed by both parties hereto.
     (b) Pricing. The price for promotional materials shall be as agreed and set forth in
Exhibit "A" and shall remain in effect for one year. Any desired changes in pricing shall be supplied by one party to the other no later than sixty (60) days before the anniversary date of this Agreement.

     3.   Catalog.
     (a) Description of Catalog. The promotional materials described herein shall be promoted through a catalog prepared for CUSTOMER by SPECIALTY, containing pictures and descriptions of promotional materials, appropriate order forms, minimum order requirements and other information relating to purchase and shipping of such materials. The specific nature and number of catalogs to be provided shall be as specified in Exhibit "B," which shall be attached hereto and shall be incorporated herein.
     (b) Catalog Proofs. SPECIALTY SHALL provide CUSTOMER with proofs of such catalogs before printing, and shall arrange for printing of such catalogs. CUSTOMER shall be responsible for and shall pay to SPECIALTY the direct out-of-pocket production costs incurred with respect to outside photographers, printers and other vendors involved in preparing, printing and shipping the catalog, as noted in Exhibit "B."

     (c) Method of Ordering. Order for material in inventory may be placed by verbal telephone order or facsimile hard copy order via toll free telephone/fax numbers provided by SPECIALTY or by hard copy order on the forms provided with the catalogs. Should CUSTOMER desire to restrict to place limitations on the manner of placing orders, or limit the persons authorized to place orders, it shall be CUSTOMER'S responsibility to so notify SPECIALTY in writing. Orders for less than minimum specified in catalog shall be filled at SPECIALTY'S discretion.

     4.   Inventory Control.
     (a) Ownership of Inventory. The inventory covered by this Agreement shall be at all times be the property of CUSTOMER.
SPECIALTY agrees that it shall provide all necessary insurance coverage with respect to hazards in an amount at all times sufficient to cover the highest value of inventory covered by this Agreement stored on or off-site.
     (b) Inventory Levels. The initial inventory and any subsequent additions of promotional materials to inventory shall be determined by CUSTOMER, based on projected four (4) months usage. SPECIALTY shall monitor the demand for each item in inventory and shall endeavor to maintain a continuing inventory equivalent to a four (4) month supply of each item. Provided, however, that this inventory level may be exceeded with respect to items which are subject to minimum purchasing requirements and/or cost-prohibitive minimums. In such exceptional cases SPECIALTY, with CUSTOMER'S written approval, shall maintain the inventory of such items in a quantity larger than a four (4) month supply. Any inventory in excess of a four (4) month supply may be maintained at the off-site storage facility pursuant to the excess inventory provisions of paragraph 4(c).
     (c) Excess and Discontinued Inventory. If at any time the inventory level of any materials exceeds a four (4) month supply, SPECIALTY shall have the right to store the excess inventory at CUSTOMER'S expense at an off-site warehouse storage facility located within a ten (10) mile radius of SPECIALTY's Atlanta offices. SPECIALTY may, as its option store such excess inventory at its Atlanta facility at the expense of CUSTOMER, provided that the expense of storage of the excess inventory on-site shall not exceed the lowest cost of suitable off-site storage. CUSTOMER shall have the right to discontinue items from inventory from time to time, provided that it shall pay for all reorders made by SPECIALTY prior to SPECIALTY being notified of the discontinuation. CUSTOMER shall be responsible for the disposal of any discontinued or obsolete items in inventory at its own expense or, upon agreement with SPECIALTY, shall compensate SPECIALTY for disposal of such items.
     (d) Material Review. The parties agree to perform a review of materials in inventory on at least a semi-annual basis to eliminate obsolete items, to determine whether inventory should be increased or decreased and to identify excess inventory for storage off-site.
     (e) Shipping. All orders shall be shipped within forty-eight (48) hours of receipt and shall be shipped domestically by UPS ground and internationally by DHL, unless special arrangements have been otherwise made in advance.

     5.   Fees and Billings.
     (a) Monthly Orders. On a monthly basis, SPECIALTY will bill directly to CUSTOMER on a consolidated basis for all handling and shipping charges for orders shipped from inventory during the preceding month. The monthly billing shall be on the basis of three dollars and fifty cents ($3.50) per order handling charge for domestic shipments and fifteen dollars ($15.00) per order handling charge for international shipments, plus outbound freight charges.
     (b) Inventory Replenishment Billings. The cost of replacement or new inventory, plus inbound freight charges, shall be billed to and paid by CUSTOMER on an as incurred basis.
     (c) Fulfillment Service Fee on Ancillary Products. As noted in Exhibit C, certain promotional materials pertaining to the conduct of the program are provided by CUSTOMER for storage and fulfillment and are not sold to Customer by SPECIALTY. On a monthly basis, SPECIALTY will bill direct to CUSTOMER on a consolidated basis for all fulfillment, handling, and shipping charges for orders noted in Exhibit C during the preceding month. The monthly billing shall be on the basis of 15% of the cost of the inventory items shipped (fulfillment fee), plus three dollars and fifty cents ($3.50) per order handling charge for domestic shipments and fifteen dollars ($15.00) per order handling charge for international shipments, plus outbound freight charges.

     6. Payment. CUSTOMER shall pay to SPECIALTY amounts as invoiced by SPECIALTY under this Agreement on a net thirty (30) day basis. Interest shall accrue on payments not made within thirty (30) days after invoice at the rate of 1.5% per month.

     7. Right of Inspection. CUSTOMER, with the provision of reasonable notice to SPECIALTY, shall be entitled to audit
SPECIALTY'S CUSTOMER warehouse inventory, books and records at SPECIALTY'S location.

     8.   Warranties.
     (a) Work Standard. SPECIALTY represents and warrants to CUSTOMER that all services will be performed in a professional and workmanlike manner in accordance with industry standards and practices applicable to the performance of such services to be rendered hereunder.
     (b) Personnel. SPECIALTY represents and warrants to CUSTOMER that the personnel assigned to perform services for CUSTOMER pursuant to this Agreement will be qualified individuals of suitable training, experience and skill to perform the services.
     (c) Quality of Product. SPECIALTY represents and warrants that the materials provided hereunder will be top quality materials, free from material defects. SPECIALTY'S failure to produce materials which conform to proofs provided to CUSTOMER for materials hereunder approved by CUSTOMER for production shall be deemed nonconforming under the requirements of this provision.
Any materials as noted in Exhibit "A" which are deemed as nonconforming by this provision shall be replaced or credited to CUSTOMER.

     9. Exclusivity of Agreement. The parties agree that during the life of this Agreement CUSTOMER shall utilize SPECIALTY as the sole supplier of promotional materials specifically included in the catalog and Exhibit "A" attached hereto, and additional promotional materials that CUSTOMER elects to add to Exhibit "A" during the term of this Agreement. In the event CUSTOMER elects to offer other promotional materials not covered by this Agreement nor which are not added to Exhibit "A" during the term hereunder, CUSTOMER will extend to SPECIALTY a reasonable opportunity to match any bona fide offer from another company for the production of those promotional materials.

     10. Use of CUSTOMER'S Logomarks. SPECIALTY shall not be allowed to use CUSTOMER'S logo for any purposes other than those specifically contemplated herein and shall not sell or otherwise distribute any promotional materials or other materials containing CUSTOMER's logo except pursuant to the terms hereof. Logos for purposes of preceding sections shall include names, logos, trademarks, or other promotional words, phrases, drawings or copyrighted matter used by CUSTOMER to promote itself.

     11.  Termination.  This Agreement shall be in force for two
(2) years and thereafter for one (1) year terms unless one party gives notice of termination to the other no later than thirty
(30) days before the anniversary date of the Agreement. This Agreement may be terminated by CUSTOMER in accordance with this provision without any continuing liability to SPECIALTY.
CUSTOMER shall be responsible for payment to SPECIALTY for merchandise ordered and received before the effective date of termination. In the event of termination by SPECIALTY hereunder, it shall be responsible for the delivery of all merchandise ordered by CUSTOMER before the effective date of termination.
     In the event either party is in material breach of this Agreement and said breach is not cured to the reasonable satisfaction of the nonbreaching party within thirty (30) days following notice of breach to the party in breach, the nonbreaching party may terminate this Agreement without further notice. Breach hereunder shall include, but is not limited to, nonperformance, poor performance, or material noncompliance with any provision of this Agreement. In the event SPECIALTY cannot effect the cure, CUSTOMER shall have the right but not the obligation to undertake the cure itself.

     12.       Miscellaneous.
     (a) Effects of Headings. Headings to articles and paragraphs of this Agreement are to facilitate reference only and shall not in any way affect the interpretation hereof.
     (b) Assignment. No rights or obligations hereunder shall be assigned or delegated, in whole or in part, by SPECIALTY to any other person, firm or corporation without the express written consent of CUSTOMER/
     (c) Non-waiver. Neither party's failure hereunder to assert any rights under this Agreement against the other party for nonperformance, breach of contract or any other conduct shall be deemed a waiver of any right or option under this Agreement, either in equity or law.
     (d) Limitation of Liability. Neither party shall be liable to any third party for loss of business opportunity, lost profits or any special or consequential damages, regardless of the legal theory asserted and even if advised of the possibility of any such occurrences.
     (e) Notices. Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be made by certified mail, return receipt requested, or by an overnight mail service having record of receipt and addressed as follows:
          If to CUSTOMER:

          INTERNATIOANL HERITAGE, INC.
          2626 Glenwood Ave., Suite 120
          Raleigh, NC  27608

          If to SPECIALTY:

          Specialty Atlanta, Inc.
          1690 Bluegrass Lakes Parkway
          Alpharetta, Georgia  30201

     (f) Severability. Should any part of this Agreement for any reason be declared invalid by court order, such order shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including herein any such party or portion which may, for any reason, by hereby declared invalid.
     (g) Force Majeure. The parties' performance under this Agreement shall be excused if such nonperformance is due to labor difficulties, governmental orders, equipment failures, acts of nature, weather disturbances or adverse weather conditions, and other circumstances beyond the parties' reasonable control.
     (h) Controlling Documents. The terms and conditions of this Agreement supersede any and all prior to contemporance agreements, whether oral or written. Any amendment to this Agreement shall be designated as such and shall be in writing and signed by a duly authorized employee of each of the parties hereto.
     (i) No Joint-Employer Relationship. This Agreement is not intended to create a joint employer, shared employee or leased employee relationship with respect to any employees of either party. If any provision of this Agreement is deemed to do so, such provision shall be deemed to be restated to reflect the intention of the parties, and the remainder of this Agreement shall remain in full force and effect.
     (j) This Agreement shall be interpreted under the laws of the State of Georgia.



              THIS PORTION LEFT INTENTIONALLY BLANK
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate names by the proper officers, all with authority duly given by the Board of Directors if each corporation to be effective as of the day and year first above written.

                                   SPECIALTY ATLANTA, INC.


                                   By:__________________________

Attest:

____________________________
Secretary

                                   INTERNATIONAL HERITAGE, INC.


                                   By:__________________________

Attest:

____________________________
Secretary

CORPORATE  SEAL
                            EXHIBIT A

                  INTERNATIONAL HERITAGE, INC.
                        LAPEL PIN PROGRAM


                            PROGRAM 1
              RETAIL SALES ORGANIZATION ACHIEVEMENT

Level 1
Designation:   Associate
Design:   Oval _"
Finish:   die struck brass with antique bronze finish
Stones:   none
Attachment:    deluxe clutch
Package:  plastic gift box
Sample:   yes
Net Cost: $ 3.22

Level 2
Designation:   Senior Associate
Design:   Oval _"
Finish:   die struck brass with nickel silver finish
Stones:   none
Attachment:    deluxe clutch
Package:  plastic gift box
Sample:   yes
Net Cost: $ 3.22

Level 3
Designation:   Executive
Design:   Oval _"
Finish:   die struck brass with 22K gold finish
Stones:   none
Attachment:    deluxe clutch
Package:  plastic gift box
Sample:   yes
Net Cost: $ 3.22

Level 4
Designation:   Senior Executive
Design:   Diamond Shape _"
Finish:   die struck brass with 22K gold finish
Stones:   none
Attachment:    deluxe clutch
Package:  velvet gift box
Sample:   yes
Net Cost: $ 5.52

Level 5
Designation:   Director
Design:   Diamond Shape w/panel
Finish:   10K gold fill
Stones:   none
Attachment:    deluxe clutch
Package:  velvet gift box
Sample:   yes
Net Cost: $ 15.70
Level 6
Designation:   Senior Director
Design:   Diamond Shape w/panel
Finish:   10K gold fill
Stones:   3 point ruby-synthetic stone
Attachment:    deluxe clutch
Package:  velvet gift box
Sample:   yes
Net Cost: $ 18.90

Level 7
Designation:   Presidential Director
Design:   Diamond Shape w/panel
Finish:   10K gold fill
Stones:   3 point ruby and sapphire-synthetic stones
Attachment:    deluxe clutch
Package:  velvet gift box
Sample:   yes
Net Cost: $ 2.10

Level 8
Designation:   Ambassador
Design:   Diamond Shape w/panel
Finish:   10K gold fill
Stones:   3 point ruby, sapphire, and emerald-synthetic stones
Attachment:    deluxe clutch
Package:  velvet gift box
Sample:   yes
Net Cost: $ 25.30
Level 9
Designation:   International Ambassador
Design:   Diamond Shape w/panel
Finish:   10K gold fill
Stones:   3 point ruby, sapphire, emerald and diamond-synthetic
Attachment:    deluxe clutch
Package:  velvet gift box
Sample:   yes
Net Cost: $ 28.50

Level 10
Designation:   Chairman's Circle
Design:   Diamond Shape w/panel
Finish:   14K gold fill
Stones:   5 point genuine diamond
Attachment:    deluxe clutch
Package:  deluxe jewelry box
Sample:   yes
Net Cost: $ 232.80
                            PROGRAM 2
                    RETAIL SALES ACHIEVEMENT

Level 1
Designation:   Bronze
Design:   rectangle design
Finish:   die struck brass with antique bronze finish
Stones:   none
Attachment:    deluxe clutch
Package:  plastic gift box
Sample:   pending
Net Cost: $ 2.87

Level 2
Designation:   Silver
Design:   rectangle design
Finish:   die struck brass with nickel silver finish
Stones:   none
Attachment:    deluxe clutch
Package:  plastic gift box
Sample:   pending
Net Cost: $ 3.22

Level 3
Designation:   Gold
Design:   rectangle design
Finish:   die struck brass with 22K gold finish
Stones:   none
Attachment:    deluxe clutch
Package:  plastic gift box
Sample:   pending
Net Cost: $ 3.58

Level 4
Designation:   Ruby
Design:   rectangle design
Finish:   die struck brass with two tone finish - 22K gold and
silver
Stones:   genuine 3 point ruby
Attachment:    deluxe clutch
Package:  velvet gift box
Sample:   pending
Net Cost: $ 12.50

Level 5
Designation:   Sapphire
Design:   rectangle design
Finish:   die struck brass with two tone finish - 22K gold and
silver
Stones:   genuine 3 point sapphire
Attachment:    deluxe clutch
Package:  velvet gift box
Sample:   pending
Net Cost: $ 12.50
Level 6
Designation:   Emerald
Design:   rectangle design
Finish:   die struck brass with two tone finish - 22K gold and
silver
Stones:   genuine 3 point emerald
Attachment:    deluxe clutch
Package:  velvet gift box
Sample:   pending
Net Cost: $ 12.50

Level 7
Designation:   Diamond
Design:   rectangle design
Finish:   die struck brass with two tone finish - 22K gold and
silver
Stones:   genuine 3 point diamond
Attachment:    deluxe clutch
Package:  velvet box
Sample:   pending
Net Cost: $ 43.40

Level 8
Designation:   Gold Diamond
Design:   rectangle design
Finish:   10K gold fill (solid - no two tone)
Stones:   genuine 3 point diamond
Attachment:    deluxe clutch
Package:  black jewelry box
Sample:   no
Net Cost: $ 54.40

Level 9
Designation:   Platinum
Design:   rectangle design
Finish:   14K sold white gold (no two tone)
Stones:   none
Attachment:    deluxe clutch
Package:  black jewelry box
Sample:   no
Net Cost: $ 233.00

Level 10
Designation:   Platinum Diamond
Design:   rectangle design
Finish:   14K solid white gold (solid - no two tone)
Stones:   genuine 5 point diamond
Attachment:    deluxe clutch
Package:  black jewelry box
Sample:   no
Net Cost: $ 296.00

One Time
Tooling Charges:    oval design:        $ 150.00
               diamond design:        150.00
               diamond w/panel:       550.00
               rectangle design:      150.00
                              $1000.00

Prices are guaranteed under contract until December 31, 1997.

                                AGREEMENT

        THIS AGREEMENT is made this 27TH day of September, 1995, by and between Stanley H. Van Etten and Stanley L. Van Etten
(collectively "Authors") and International Heritage, Inc., a North Carolina corporation ("IHI").

                                W I T N E S S E T H:
	WHEREAS, Authors are the proprietors and creators of the work "Gettin' the Business: A Sales Professionals' Handbook" which is the subject of this Agreement; and

	WHEREAS, IHI would like a special edition of "Gettin' the
Business: A Sales Professionals' Handbook" ("Special Edition") created for use as the Company's sales training manual for distribution to its independent Retail Sales Representatives; and

	WHEREAS, Authors desire to maintain all future and present right, title, interest and any and all intellectual property rights associated with the book; and

	WHEREAS, IHI agrees to expressly disclaim any future or present right, title or interest and any and all intellectual property rights associated with the book or its contents; and

	WHEREAS, Authors shall arrange for publishing the Special
Edition and IHI shall pay to Authors a per book price.

	NOW THEREFORE, upon the mutual promises of the parties, and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

	1. Creation of Special Edition. Authors shall create a Special Edition of "Gettin' the Business: A Sales Professionals' Handbook" for IHI. The Special Edition shall contain a rewrite of the original text to relate specifically to the business of IH1, in addition, the Special Edition shall contain a chapter on Network Marketing, specifically drafted for IHI. The Special Edition shall be reviewed and approved by IHI prior to any publication duplication and distribution thereof.

	2. Fee for Creation of Special Edition. IHI shall pay to Authors a fee of Ten Thousand Dollars ($10,000.00) for preparation of the Special Edition. IHI shall pay Five Thousand Dollars ($5,000.00) upon the execution of this Agreement and the balance of Five Thousand Dollars ($5,000.00) upon approval of the Special Edition for publication, duplication and distribution.

	3. Publication of the IHI Special Edition. Authors shall make arrangements to publish the Special Edition on behalf of IHI and will sell the copies to IHI at a price of Ten and 00/100 Dollars
($10.00) per book. The suggested retail price of the book shall be Nineteen and 951100 Dollars ($19.95) per book. The Special Edition must be ordered in multiples of five

       thousand (5,000) copies, with fifty percent (50%) of the order cost to be paid to Authors at the tone the order is placed and fifty percent (50%) upon delivery.

	4. Rights in Special Edition. All present and future rights, title and interest in the Special Edition are hereby expressly reserved to the Authors and may be exercised, sold, licensed, or otherwise disposed of by them, in whole or in part, at any time. Further, the Authors shall have the exclusive right to sell, license, lease or otherwise dispose of any associated or subsidiary rights to the Special Edition. IHI expressly disclaims any present or future rights, title or interest, as well as any associated or subsidiary rights in or to the Special Edition or any portion of the contents thereof.

	5. infringement. The Authors shall have the right to prosecute any act of infringement by any third party of any of the right, title, interest, the copyright or any other rights in or to the Special Edition held or owned by the Authors. IHl shall cooperate completely with Authors in prosecuting any alleged infringement, with the costs associated with such cooperation requested by Author being borne by the Authors.

	6. IHl's Bankruptcy or Liquidation. In the event IHI becomes bankrupt or liquidates for any cause, the Authors shall have the right to any remaining, but undistributed copies of the Special
Edition.

	7. Tennination. This Agreement shall continue in force and effect until such time as the Special Edition is printed.
Subsequent printing of the Special Edition shall be permitted, at the expense of IHI, and all such reprints shall be subject to the provisions of this Agreement.

	8. Notices. Any notice to be given hereunder shall be sent via registered or certified mail, return receipt requested, or via hand delivery, or via overnight mail addressed to the parties at the following:

                If to Authors:
                                Stanley H. Van Etten
                                Mayflower Holdings, Inc.
                                2626 Glenwood Ave., Suite 300
                                Raleigh, NC 27608

                and:            Stanley L. Van Etten
                                Route 1, Box 75
                                Lawsonville, NC 27022

                If to IHI:      International Heritage, Inc.
                                2626 Glenwood Ave., Ste. 120
                                Raleigh, NC 27608

                                <2>

                With a Copy To:
                                Ragsdale, Liggett & Foley, PLLC
                                Post Office Box 31507
                                Raleigh, NC 27622-1507
                                Attn: Georgina Marie Mollick

	9. Waiver or Modification. The waiver of a breach of any term hereof or of any default hereunder shall not be deemed a waiver of any subsequent breach or default, whether of the same or similar nature, and shall not 'in any way affect the other terms hereof. No waiver or modification shall be valid or binding unless in writing and signed by the parties.

	10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association, under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. A demand for arbitration shall be made within a reasonable time after the claim, dispute or controversy has arisen and in no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in controversy would be banned by the applicable statute of limitations.

	11. Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina.

	12 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, and assigns of the Authors and the successors and assigns of IHI.

	13 Entire Agreement. This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreement.

	14. Invalid Prove on. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

	15. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or constme, its provisions.

	16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE ATTACHED]

	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.
                                               STANLEY H. VAN ETTEN
                                               /s/ STANLEY H. VAN ETTEN

        /s/
        Witness                                 STANLEY L. VAN ETTEN
                                                /s/ STANLEY L. VAN ETTEN

                                                INTERNATIONAL HERITAGE, INC

                                                By: Dwight D. Hallman
                                                Title: Assistant Secretary

                  INTERNATIONAL HERITAGE, INC.
                     1996 STOCK OPTION PLAN

      1. Purpose of the Plan. The purposes of this 1996 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Consultants and Independent Retail Sales Representatives of the Company and its Subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended ("Code")) and to promote the success of the
Company's  business.   Options granted  under  the  Plan  may  be
incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

     2. Definitions. As used herein, the following definitions shall apply:

           (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

           (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

           (d)  "Committee" means the Committee appointed by  the
Board of Directors in accordance with paragraph (a) of Section  4 of the Plan.

           (e)   "Common  Stock" means the Common  Stock  of  the
Company.

           (f)   "Company" means International Heritage, Inc.,  a
North Carolina corporation.

           (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not, provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

           (h) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; or (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time.

           (i) "Employee" means any person, including officers and directors, employed by the Company or any Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

           (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Common Stock, for the last market trading day prior to the time of determination) as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock; or

                (iii)     In the absence of an established market
for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administration.

           (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of
Section 422 of the Code.

           (m) "Independent Retail Sales Representative" an independent contractor (non-employee) who purchases products from the Company and resells them to the public or consumers such products him or herself.

           (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

           (o) "Option" means a stock option granted pursuant to the Plan.

          (p) "Optioned Stock" means the Common Stock subject to an Option.

           (q)   "Optionee"  means  an  Employee,  Consultant  or
Independent Retail Sales Representative who receives an Option under the Plan.

          (r) "Parent" means a "parent corporation," whether nor or hereafter existing, as defined in Section 424(e) of the Code.

          (s)  "Plan" means this 1996 Stock Option Plan.

           (t) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

           (u) "Subsidiary" means a "subsidiary corporation," whether nor or hereafter existing, as defined in Section 424(f) of the Code.

      (3) Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is up to fifteen percent (15%) of the authorized Shares of common stock but not to exceed thirty percent (30%) of the issued and outstanding Shares of common stock as of the date of Plan adoption.

           If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     (4)  Administration of the Plan.

          (a)  Procedure.

                (i) Administration With Respect to Directors and Officers. With respect to grants of options to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or
(B) a committee designated by the Board to administer the Plan, which committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

               (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

                 (iii) Administration With Respect to Consultants, Independent Retail Sales Representatives and Other Employees. With respect to grants of Options to Employees, Independent Retail Sales Representatives or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock options plans, if any, of North Carolina corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

           (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

               (ii) to select the Consultants, Independent Retail
Sales Representatives and Employees to whom Options may from time to time be granted hereunder;

                (iii)     to determine whether and to what extent
Options are granted hereunder;

                (iv)  to determine the number of Shares of Common
Stock to be covered by each such award granted hereunder;

                (v) to approve forms of agreement for use under the Plan;

                (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

                (vii)      to  determine whether and  under  what
circumstances  an Option may be settled in cash under  subsection
9(f) instead of Common Stock; and

                (viii)     to  reduce the exercise price  of  any
Option  to the then current Fair Market Value if the Fair  Market
Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

            (c)    Effect   of  Administrator's  Decision.    All
decisions,    determinations   and   interpretations    of    the
Administrator shall be final and binding on all Optionees and any other holders of any Options.
     5.   Eligibility.

           (a) Nonstatutory Stock Options may be granted to Employees, Independent Retail Sales Representatives and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Independent Retail Sales Representatives or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options (Nonstatutory Stock Options and/or Incentive Stock Options).

           (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000 such excess Options shall be treated as Nonstatutory Stock Options.

           (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

           (d) The Plan shall not confer upon any Optionee any right with respect to the continuation of employment or consulting or independent contractor relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting or independent contractor relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in
Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

      7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than five (5) years from the date of grant thereof for an incentive stock option and no more than ten (10) years from the date of grant thereof for a nonstatutory option. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Option Exercise Price and Consideration.

           (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option:

                     (A)  granted to an Employee who, at the time
of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per share exercise price shall be no less than 110% of the Fair Market Value per share on the date of grant.

                     (B)  granted to any other Employee, the  per
share  exercise  price shall be no less than  100%  of  the  Fair
Market Value per share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option.

                     (A)  granted to a person who, at the time of
the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per share exercise price shall be no less than 110% of the Fair Market Value per share on the date of the grant.

                     (B)   granted to any other person,  the  per
share exercise price shall be no less than 85% of the Fair Market per share on the date of grant.

           (b) The consideration to be paid for the Shares to be issued upon exercise of any Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of:

               (1)  cash:

               (2)  check:

               (3)  promissory note:

                (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six (6) months on the date of surrender, and (y), have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised;

                (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sales or loan proceeds required to pay the exercise price;

                (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve (12) months after the date of delivery of the subscription agreement;

                (8) any combination of the foregoing methods of payment; or,

                (9) such other consideration and method of payment of the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonable expected to benefit the Company.

     9.   Exercise of Option.

           (a) Procedure for Exercise: Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the
Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under
Section 8(b) of the Plan.

     Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duty authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 12 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

           (b) Termination of Employment. In the event of termination of an Optionee's consulting or Independent Retail Sales Representative relationship or Continuous Status as an Employee with the Company (as the case may be ), such Optionee may, but only within a period of at least thirty (30) days (or such other period of time as is determined by the Board, which, in the case of an Incentive Stock Option shall not exceed three
(3) months) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

           (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of Continuous Status as an Employee as a result of his or her disability (as defined in Section 22(c)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled with the time specified herein, the Option shall terminate.

           (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

           (e)  Rule 16b-3. Options granted to persons subject to
Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from
Section 16 of the Exchange Act with respect to Plan transactions.

           (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10. Non-Transferability of Options. The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

       11. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one of some combination of the following methods: (i) by cash payment, or (ii) out of Optionee's current compensation, or (iii) if permitted by the Administrator, in its discretion, by surrendering the Company Shares which (a) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (b) have a Fair Market Value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (iv) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

     If the Optionee is subject to Section 16 of the Exchange Act (an "Insider"), any surrender of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

           (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

           (c) all elections shall be subject to the consent or disapproval of the Administrator; and

           (d) if the Optionee is an Insider, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder top qualify for the maximum exemption from
Section 16 of the Exchange Act with respect to Plan transactions. In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     12.  Adjustments Upon Changes in Capitalization or Merger.

            (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

           (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

           (c) Merger. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, the Option is not assumed or substituted, the Option shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holder of Common Stock for each Share held on the effective date of the transaction (and if holder were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by Holders of Common Stock in the merger.

      13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee, Independent Retail ales Representative or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.

           (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension of discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or within Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

           (b) Effect of Amendment and Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

           (c) Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the Issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary or required by any of the aforementioned relevant provisions of law.

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16.  Reservation of Shares.  The Company, during the term of this  Plan,  will  at all times reserve and keep  available  such
number   of  Shares  as  shall  be  sufficient  to  satisfy   the
requirements of the Plan.

      17.   Agreements.   Options shall be evidenced  by  written
agreements in such form as the Board shall approve from time to time.

     18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

     19. Information to Optionees. The Company shall provide to each Optionee, during the period such Optionee has one or more Options outstanding, and to each individual who acquired Shares pursuant to the exercise of an option, with annual financial statements. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.

                         **********





f:\wp\gmm\Stock.Option.Plan.IHI.

		INTERNATIONAL HERITAGE, INC.
	STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
		(Included in Financial Statements)
    YEAR ENDED DECEMBER 31, 1996 AND PERIOD ENDED DECEMBER 31, 1995




                                                               1996       1995

Weighted-average number of common shares outstanding       7,273,246  6,441,248
Incremental shares issued                                  6,295,901  6,295,901

Adjusted weighted-average number of  common and
        common equivalent shares outstanding              13,569,147 12,737,149


Net income (loss) per audited financial statements     $1,312,251 ($1,929,823)
Assumed interest income                                   152,593     152,593

Adjusted net income (loss)                             $1,464,844 ($1,777,230)


Earnings per common and common equivalent share        $0.11           ($0.14)

Earnings per common share - assuming full dilution     $0.11           ($0.14)

For Ministry Use only					Ontario Corporation Number
A lusage exclusif du ministere	   		Numero de la compagnie en Ontario
							1140938


Certificate			Certifcat
This is to certify that these 	Ceci Certifie que les presents
 articles are effective on		status entrent en vigueur le
July 	26			Juillet, 1995

/s/
Director/ Directeur
Business Corporations Act / Loi de sur les compagnies
						Trans	Line	 	Comp	Method
						Code	No.	Stat	Type	Incorp
						A	O	O	A	3
						18	20	28	29	30
							Notice
						Share	Req'd		Jurisdiction
						S	N		ONTARIO
                                                31      32            33    47

				ARTICLES OF INCORPORATION
				    STATUTS CONSTITUTIFS
1.
        The name of the coporation is:   Denomination sociale de la compagnie
	INTERNATIONAL HERITAGE OF
	CANADA, INC

2.  The address of registered office is :             Adresse du slege social:
	Suite 1001, 95 Wellington Street West
 (Street & Number of R.R. Number & Muti-office bulding give Room No)
	( Rue et numero ou numero de la R.R. et, sill s'agit d'un edifice a bureaux, numero du bureau)

	Toronto			in the 	Metropolitan Toronto
	Name of Municipality Geographical Township
	County, district, regional municipality
	Nom de la municpalite, du canton
	Comte, district, municpalite, regionale

3.  Number (or minimum and maximum number of
	nombre (ou nombres minimal et maximal)
	Directors is:					d'administrateurs:

	Minimum Number: 1
	Maximum Number: 5

4. The first director(s) is/are:              premier(s) administrateur(s):
First name, initials and surname              Residence address giving
                                              street & no. or RR.
                                              Municipality and postal code
Prenom, initials et nom de famille            Adresse peronnelle,
                                              y compris la rue et le
                                              numero,le numero de la
                                              r.r. ou, le nom de la
                                              municipalit et le code postal
Robert Stikeman                               15 McGlashan Court
                                              North York, Ontario, M5M 4M6




5. restrictions, if any, on                   Limites, sll y a
        business the corporation may          lieu, imposees
                                              aux activites
carry on or on powers the corporation may exercise.	 Commerciales ou aux
                                                         pouvoirs de la
                                                         compagnie

None



6.  The classes and any maxmum               Categories et nombre maximal,
        number of shares that                actions que la compagne
                                             sll y a lieu,
    the coporation is authorized to issue.   est autorisee a emettre

	The corporation is authorized to issue an unlimited number of shares of on class designated as common shares and an unlimited number of shares of a second class designated as preference shares.

7.  Rights' privileges, restrictions and conditions (If any)
                 attaching to each class of shares and Directors authority with respect to any class Or shares which may no Issued In series:
	7.01 the preference shares may be issued in one or more series;
    7.02 the directors are authorized to fix the number of shares in and to determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series except for the first series of such shares, in respect of which the number, designation, rights, privileges, restrictions and conditions are set out in paragraph 4 below;
    7.03 the preference shares of each series shall, with respect to the priority in payment of dividends and in the return of capital in the event of the liquidation, dissolution or winding up of the corporation be entitled to a preference over the Common shares of the corporation and over any other shares ranking junior to the preference shares,

    7.04 the first series of preference shares shall consist of so,ooo shares designated as Series 'A' preference shares and in addition to the preferences attaching to the preference shares as a class set out in paragraph 3 above shall have attached thereto the following rights, privileges, restrictions and conditions:
   7.04.1 the holder of each Series ''A'' preference share shall be entitled to receive as and when declared by the directors out of the monies properly applicable to the payment of dividends preferential non-cumulative cash dividends at the rate of eight per cent per share per annum, of the amount paid to the Corporation for such share and no more;
   7.04.2 the holder of each Series 'A'' preference share shall have the right to two votes for such Series "A" preference share at all meetings of the shareholders other than meetings of the holders of another class or series of shares; and
   7.04.3 in the event of the liquidation, dissolution or winding up of the corporation, the holder of each Series "A" "reference share shall be entitled to receive the amount paid to the corporation for such share, together with all unpaid dividends declared thereon.
   7.05 the holder of each Common share has the right to one vote for such Common shares at all meetings of the shareholders other than meetings of the holders of any class of shares and to receive the remaining property of the corporation upon dissolution.


   8. The Issue, transfer or ownership of shares Is/is not restricted and the restrictions (lf any) are as follows:

The right to transfer shares of the corporation shall be restricted in that no shares shall be transferred without either:

             8.01 the previous consent of the directors of the
                  Corporation expressed by a resolution passed at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors; or
             8.02 the previous consent of the holders of at least
                  51 of the shares for the time being outstanding entitled to vote expressed by resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by such shareholders.



     9.  Other provisions , If any, are:
			 9.01 that the board of directors may from time to time, and on such terms as it deems expedient:

    9.01.1in such amounts borrow money on the credit of the
          corporation;
    9.01.2 issue, reissue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the corporation;

    9.01.3 to the extent permitted by law, give a guarantee on behalf of the corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

             9.01.4 charge, mortgage, hypothecate, pledge or
                    otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed or other debt or liability of the corporation;

                   The board of directors may from time to time delegate such one or more of the directors and officers of the corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation;

            9.02 that the number of shareholders of the corporation,
                 exclusive of persons who are in the employment of the corporation and exclusive of persons who, having been formerly in the employment of the corporation, were, while in the employment, and have continued after the termination of that employment to be shareholders of the corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder; and

            9.03 that any invitation to the public to subscribe for
                 any shares or securities of the corporation is hereby prohibited.


               10. The names and addresses of the incorporators are:

                 First name, Initials and surname or corporate name


				Full residence address or address of registered office or of principal place of business giving street & No. or R.R. N., municipality and postal code

                 Robert Stikeman	15 McGlashan Court
				North York, Ontario
				M5M 4M6



These areticles are signed in duplicate.

Signatures of Incorporators
/s/ Robert Stikeman







A by-law relating generally to the conduct of the business and affairs of INTERNATIONAL HERITAGE OF CANADA, INC.
(herein called the "Corporations).

BE IT ENACTED as a by-law of the Corporation as follows:
1. INTERPRETATION
             In this by-law and all other by-laws and resolutions of
            the Corporation, unless the context otherwise requires:

      1.01 "Act" means the Business Corporations Act, R.S.O. 1990,
            c. B16, as amended from time to time, and any statute that may be substituted therefore, and includes the Regulations made pursuant thereto; 1.02 "appointee includes "elect" and vice versa;

      1.03 "articles" means the original or restated articles of incorporation, articles of amalgamation, articles of continuance, articles of reorganization, letters patent, or other instrument of incorporation of the Corporation, as amended from time to time; -

      1.04 "board" means the board of directors of the Corporation;

      1.05 "by-laws" means all by-laws, including special by-laws, of the Corporation as amended from time to time;
            1.06 "Corporation" means this Corporation;

      1.07 "meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

      1.08 "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

      1.09 "recorded addressed means ! in the case of a shareholder, his address as recorded in the securities register, and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation;

1.10 "person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his
	capacity as trustee, executor, administrator, or other legal representative;
    "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation under this by-law or by a resolution passed pursuant to this By-law; and

1.12 "unanimous shareholders agreement" means a written agreement among all the shareholders of the Corporation, or among all such shareholders and a person who is not a shareholder, or a written declaration of the beneficial owner of all of the issued shares of the Corporation, that restricts, in whole or in part, the powers of the directors to manage the business and affairs of the Corporation, as from time to time amended. In this by-law, where the context requires, words importing the singular include the plural, and vice versa, and words importing gender include masculine, feminine and neuter genders, and vice versa. All the words and terms appearing in this by-law shall have the same definitions and application as in the Act.

2. DIRECTORS

2.01 Powers
     Subject to any unanimous shareholders agreement, the business and affairs of the Corporation shall be managed or supervised by a board of directors being composed of:
              A variable board of not fewer than 1 and not more than 5 directors.
              The number of directors may be varied by a special resolution of the shareholders, or if the directors are empowered by a special resolution to determine the number, by a resolution of the board within the minimum and maximum set in the articles.

2.02 Resident Canadians
	Except where the Corporation is a non-resident
              Corporation, a majority of the directors shall be resident Canadians, but where the Corporation has only one or two directors, one director shall be a resident Canadian.

2.03 Qualifications
             Any individual, whether a shareholder or not, may be a director of the Corporation, except a person who:

2.03.1 is less than eighteen years of age;

2.03.2 is of unsound mind and has been so found by
	   a court in Canada or elsewhere; or

2.03.3 has the status of a bankrupt

2.04 Election and Term
	The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required. Incumbent directors, if qualified, shall be eligible for reselection. If an election of directors is not held at the proper time the directors shall continue in office until their successors are elected.

2.05 Resignation
	A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later.

	A director named in the articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

2.06 Removal
	Subject to clause (f) of section 120 of the Act, the shareholders may, by ordinary resolution at an annual meeting remove any director or directors from office before the expiration of his term and may, by a majority of the votes cast at the meeting, elect any person in his place for the remainder of his term.

2.07 Vacation of Office
    A director ceases to hold office when he dies, is removed from office by the shareholders, or ceases to have the necessary qualifications, or earlier if he shall have submitted his resignation; in which last-mentioned event he shall cease to hold office at the later of (i) the time when such written resignation is sent or delivered to the Corporation and (ii) the
	time, if any, specified in such resignation as the effective time of such resignation.
2.08 Vacancies
      Subject to the exceptions in section 124 of the Act, where a vacancy occurs on the board, a quorum of the directors then in office may appoint a person to fill the vacancy for the remainder of the term, except in the case of a vacancy resulting from an increase in the number of directors or the maximum number of directors required to be elected at any meeting of shareholders, in which case a quorum of the board may appoint an additional director if such appointment would not result in a total number of directors greater than one and one third times the number of directors required to have been elected at the last annual meeting of the shareholders.
      If there is not a quorum of directors or if there has been a failure to elect the number of directors required by the articles or in the case of a variable board as required by special resolution, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.
      Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the corporation has only one director, that director may constitute a meeting.

3. MEETINGS OF DIRECTORS
3.0.01 Place of meetings
       Meetings of the board may be held at the- registered office of the Corporation or at any other place within or outside of Ontario, but, except where the Corporation is a non-resident corporation, or the articles or the by-laws otherwise provide, in any financial year of the Corporation a majority of the meetings of the board shall be held at a place within Canada.
3.02 Meetings by Communications Facilities
     Where all the directors present at or participating in the meeting have consented thereto, any director may participate in a meeting of the board by means of conference telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and a director participating in such a meeting by such means is deemed for the purposes of the Act and these by-laws to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all board or committee meetings.
     If a majority of the directors participating in such a meeting are in Canada, the meeting shall be deemed to have been held in Canada.
3.03 Calling of Meetings
     Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or a vice-president who is a director or any two directors may determine, and the secretary shall call meetings when directed or authorized by the president or by a vice-president who is a director or by any two directors.
     Notice of every meeting so called shall be given to each director not less than 48 hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the time when the meeting is to be held, except that no notice of meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting.
     A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.
3.04 Regular Meetings
     The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named.
     A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.
3.05 Attendance of Auditors
     The auditors of the Corporation, if any, shall be entitled to attend and be heard at meetings of the board, on matters relating to their duties as auditors.
3.06 First Meeting of New Board
     Each newly elected board may without notice hold its first meeting for the purpose of organization and the election and appointment of officers immediately following a meeting of shareholders at which such board is elected, provided that a quorum of directors is present.
3.07 Quorum
     Where the Corporation has only one director, that director may constitute a quorum for the transaction of business at any meeting of the board.
     Where the Corporation has two directors both directors of the Corporation must be present at any meeting of the board to constitute a quorum.
     Subject to the articles or by-laws of the Corporation, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors, but in no case shall a quorum be less than two-fifths of the number of directors or less than the minimum number of directors, as the case may be.
3.08 Resident Canadians
     Directors shall not transact business at a meeting of the board unless a majority of the directors present are resident Canadians.
     However,  of the board where not present if,
3.08.1 a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and

3.08.2 a majority of resident Canadian directors would have been present had the director be present at the meeting.

3.09 Chairman
     The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and is a director and is present at the meeting:

3.09.1 Chairman of the Board,

3.09.2 President, or

3.09.3 A Vice-President who is a director.
      If no such officer is present, the directors present shall choose one of their number to be Chairman.
3.10 Votes to Govern
     At all meetings of the board, every Question shall be decided by a majority of the votes cast on the Question.
3.11 Casting Vote
     In the case of an equality of votes on any question at a meeting of the board, the Chairman of the meeting shall not be entitled to a second or casting vote.
3.12 Disclosure of Interests in Contracts
     Every director or officer of the Corporation who is a party to a material contract or proposed material contract with the Corporation, or is a director or officer or has a material interest in any corporation which is party to a material contract or proposed material contract with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest as required by section 132 of the Act.
3.13 Resolution in Lieu of Meeting
     A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes.
3.14 Delegation
     Directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors.
     If the directors appoint a committee of directors, a majority of the members of the committee must be resident Canadians.
     Unless otherwise determined by the board, each committee shall have the power to fix its Quorum at not less than a majority of its members, regulate its procedure.
4. REMUNERATION AND INDEMNIFICATION
4.01 Remuneration
     Subject to the articles, the by-laws or any unanimous shareholders agreement, the board may fix the remuneration of the directors.
     Such remuneration shall be in addition to any salary or professional fees payable to a director who serves the Corporation in any other capacity.

     In addition, directors shall be paid sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

4.02 Limitation of Liability
      No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.
4.03 Indemnity of Directors and Officers
     Except as provided in section 136 of the Act, every director and officer of the Corporation, every former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives shall, from time to time, be indemnified and saved harmless by the Corporation from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason-of being or having been a director or officer of such Corporation or body corporate if,

4.03.1 he acted honestly and in good faith with a view to the best interests of the Corporation; and

4.03.2 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his action was lawful.

4.04 Insurance
     Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

5. OFFICERS

5.01 Election or Appointment
     At the first meeting of the board after each election of directors, the board shall elect or appoint a president, and a secretary and, if deemed advisable, may appoint one or more vice-presidents, a general manager, a treasurer and such other officers as the board may determine including one or more assistants to any of the officers so appointed.
     None of the said officers need be a director or shareholder.
     Any two of the said offices may be held by the same person. If the same person holds the office of secretary and treasurer, he may, but need not, secretary-treasurer.

5.02 Term, Remuneration and Removal
     be known as the The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board.
     The fact that an officer or employee is a director or
     shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined.
     All officers, in the absence of agreement to the
     contrary, shall be subject to removal by resolution of the board at any time with or without cause, without prejudice to such officer's rights under any employment contract. Otherwise, each officer elected or appointed by the board shall hold office until his or her successor is elected or appointed.
5.03 President
     the Corporation.
     The President shall be the chief executive officer of
     He shall, if present, preside at all meetings of the
     shareholders and of the board of directors and shall be charged with the general supervision of the business and affairs of the Corporation except the power to do anything referred to in sub-section 127(3) of the Act.
     Except where the board has appointed a general manager
     or managing director, the president shall also have the powers and be charged with the duties of that office except the power to do anything referred to in sub-section 127(3) of the Act.
5.04 Vice-President
     The vice-president, or if there are more than one, the vice-presidents in order of seniority (as determined by the board), shall be vested with all the powers and shall perform all the duties of the president in the absence or disability or refusal to act of the president, except that he shall not preside at meetings of the directors or shareholders unless he is qualified to attend meetings of directors or shareholders as the case-may be.
     If a vice-president exercises any such duty or power,
     the absence or inability of the president shall be presumed with reference thereto.
     A vice-president shall also perform such duties and
     exercise such powers as the president may from time to time delegate to him or the board may prescribe.
5.05 General Manager
    The general manager, if one is appointed, shall have
    the general management and direction, subject to the authority of the board and the supervision of the president, of the Corporation's business and affairs and the power to appoint and remove any and all officers, employees and agents of the
    Corporation not elected or appointed directly by the board and to settle the terms of their employment and remuneration but shall not have the power to do any of the things set forth in sub-section 127(3) of the Act.
    If and so long as the general manager is a director,
    he may but need not be known as the managing director.
5.06 Secretary
    The secretary shall attend all meetings of the
    directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members of committees;
    he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the
    Corporation and of all books, papers, records, documents and other duties as may from time to time be prescribed by the board.
5.07 Treasurer
    The treasurer shall keep, or cause to be kept, proper
    accounting records as required by the Act; he shall deposit, or cause to be deposited, all monies received by the Corporation in the Corporation's bank account; he shall, under direction of the board, supervise the safekeeping of securities and the disbursements of the funds of the Corporation;
5.07.1 he shall render to the board, whenever
    required, an account of all his transactions
    as treasurer and of the financial position
    of the Corporation; and
5.07.2 he shall perform such other duties as may
     from time to time be prescribed by the
     board.
5.08 Other Officers
     The duties of all other officers of the Corporation
     shall be such as the terms of their engagement call for or the board requires of them.
     Any of the powers and duties of an officer to whom an
     assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.
5.09 Variation of Duties
     From time to time the board may vary, add to or limit
     the powers and duties of any officer or officers, but shall not delegate to any officer any of the powers set forth in sub-section 127(3) of the Act.
5.10 Agents and Attorneys
     The board shall have power from time to time to
     appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.
5.11 Fidelity Bonds
     The board may require such officers, employees and
     agents of the Corporation as it deems advisable to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.
6. MEETINGS OF SHAREHOLDERS
6.01 Annual Meetings
     The directors shall call the first annual meeting of
     shareholders not later than eighteen months after the
     Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting.
     The annual meeting of shareholders of the Corporation
     shall be held at such time and on such day each year as the board may from time to time determine, for the purpose of
     receiving the reports and statements required by the Act to be laid before the annual meeting, electing directors,-appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.
6.02 Special Meetings
     The board may at any time call a special meeting of
     shareholders for the transaction of any business which may properly be brought before such meeting of shareholders.
     All business transacted at an annual meeting of
     shareholders, except consideration of financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.
6.03 Place of Meeting
     Meetings of shareholders shall be held at the
     registered office of the Corporation, or at such other place within or outside Ontario as the board from time to time
     determines.
6.04 Notice of Meeting
     Notice of the time and place of each meeting of
     shareholders shall be sent not less than 10 days and not more than 50 days before the date of the meeting to the auditor of the Corporation (if any), to each director, and to each person whose name appears on the records of the Corporation at the close of business on the day next preceding the giving of the notice as a shareholder entitled to vote at the meeting.
6.05 Notice of a special meeting of shareholders shall
     state:
6.05.1 the nature of the business to be transacted
     at the meeting in sufficient detail to
     permit the shareholder to form a reasonable
     judgment thereon; and
6.05.2 the text of any special resolution or by-law
     to be submitted to the meeting.
6.06 Persons Entitled to be Prevent
     The only persons entitled to attend a meeting of
     shareholders shall be those entitled to vote thereat, the
     directors and the auditors of the Corporation, and others who, although not entitled to vote, are entitled or required to be present at the meeting. -
     Any other persons may be admitted only on the
     invitation of the chairman of the meeting or with the consent of the meeting.
6.07 Record Date for Notice
     The board may fix in advance a time and date,
     preceding the date of any meeting of shareholders by not more than 50 days and not fewer than 10 days, as the record date for the determination of the shareholders entitled to notice of the meeting. If no such record date for notice is fixed by the board, the record date for notice shall be at the close of business on the day next preceding the day on which notice is given.
6.08 Meetings Without Notice
     A meeting of shareholders may be held at any time and
     at any place permitted by the Act or the articles or the by-laws without notice or on shorter notice than that provided for herein, and proceedings thereat shall not thereby be
     invalidated:
6.0.1 if all the shareholders entitled to vote
     thereat are present in person or represented
     by proxy or if those not so present or
     represented by proxy have received notice
     or, before or after the meeting or the time
     prescribed for notice thereof, in writing
     waive notice of or accept short notice of
     such meeting, and
6.08.2 if the auditors, if any, and the directors
     are present or if those not Present have
     received notice or, before or after the time
     prescribed for notice thereof, in writing
     waive notice of or accept notice of such
     meeting.
6.09 Quorum
     The holders of a majority of the shares entitled to
     vote at a meeting of shareholders present in person or by proxy constitutes a quorum for the transaction of business at any meeting of shareholders.
6.10 One Shareholder Meeting
     If the Corporation has only one shareholder, or only
     one shareholder of any class or series of shares, the
     shareholder present in person or by proxy constitutes a meeting.
6.11 Right to Vote
     At any meeting of shareholders, unless the articles
     otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders.
6.12 Joint Shareholders
     Where two or more persons hold the same share or
     shares jointly, any one of such persons present at a meeting of shareholders may in the absence of the others vote the shares but, if two or more of such persons who are present in person or by proxy, vote, they shall vote as one on the shares jointly held by them.
6.13 Record Date for Voting
     The board may fix in advance a time and date,
     preceding the date of any meeting of shareholders by not more than 2 days, excluding non-business days, as the record date for the determination of the shareholders entitled to vote at the meeting. Such date shall be specified in the notice calling the meeting. Where no record date is so fixed, the record date for voting shall he the time of the taking of the vote.
6.14 Proxies
     Every shareholder entitled to vote at a meeting of
     shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxy holders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy
     A proxy shall be in writing and executed by the
     shareholder or by his attorney authorized in writing.
     Subject to the requirements of the Act, the instrument
     may be in such form as the directors from time to time prescribe or in such other form as the chairman of the meeting may accept as sufficient.
     It shall be deposited with the Corporation before any
     vote is taken under its authority, or at such earlier time not exceeding 48 hours, excluding non-business days, and in such manner as the board by resolution prescribes. An instrument appointing a proxy shall be acted upon only if, prior to the time so fixed and specified in the notice calling the meeting, it shall have been so deposited.
6.15 Scrutineers
     At each meeting of shareholders, one or more
     scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting.
     Such scrutineers need
     Corporation.
6.16 Votes to Govern
     not be shareholders of the
     Unless otherwise required by the Act, or the articles
     or by-laws of the Corporation, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon.
6.17 Show of Hands
     At all meetings of shareholders, every question shall
     be decided by a show of hands unless a ballot thereon be
     required by the chairman or be demanded by a shareholder or proxyholder present and entitled to vote.
     Upon a show of hands, every person present and
     entitled to vote has one vote regardless of the number of shares he represents
     After a show of hands has been taken upon any
     question, the chairman may require or any shareholder or proxyholder present and entitled to vote may demand a ballot thereon.
     Whenever a vote by show of hands shall have been taken
     upon a question, unless a ballot therein be so required or demanded, a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question.
     The result of the vote so taken and declared shall be
     the decision of the Corporation on the question.
     A demand for a ballot may be withdrawn at any time
     prior to the taking of the ballot.
6.18 Ballots
     If a ballot is required by the chairman of the meeting
     or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such a manner as the chairman of the meeting directs.
     If a ballot is required by the chairman of
6.19 Personal Representative
     If the shareholder of record is deceased, his personal representative, upon filing with the secretary of the meeting sufficient proof of his appointment, shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to
     exercise if he were living and for the purposes of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions regarding joint shareholders shall apply.
6.20 Adjournment
     The chairman of a meeting of shareholders may, with
     the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.
7. SHARES
7.01 Allotment
     Subject to any unanimous shareholders agreement, the
     board may from time to time issue or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.
7.02 Commissions and Discounts
     The board may, at any time after the approval of this
     by-law by the shareholders, and from time to time thereafter, authorize the payment of commissions or the allowance of discounts to persons in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for such shares, but no commission or discount shall exceed 25 per cent of the amount of the subscription price.
7.03 Lien for Indebtedness
     Subject to the Act, the Corporation has a lien on
     shares registered in the name of a shareholder or his legal representative for any debt of the shareholder to the copropration. The Corporation may enforce the lien by:
7.03.1 in the case of redeemable shares, redeeming
     the shares at their redemption price; and

7.03.2 in the case of all other shares, by purchasing such shares at their book value for cancellation or for re-sale;
     and by applying the value of such shares so determined to the debt of the shareholder.

     In enforcing the lien as aforesaid, the Corporation shall not be obliged to redeem or purchase all of the shares of that class, but only the shares subject to the lien.
     In electing to enforce the lien in this manner, the Corporation shall not prejudice or surrender any other rights of enforcement of the lien which may in law be available to it or any other remedy available to the Corporation for collection of the debt or any part thereof.
7.04 Share Certificates
     Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or a series of shares held by him as shown on the records of the Corporation.
     Share certificates and acknowledgments of a shareholder's rights to a share certificate shall be in such form as the board shall from time to time approve.
     The share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the registrar or transfer agent and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced thereon and such share certificates need not be under the corporate seal; provided, that unless the board otherwise orders, certificates representing shares in respect of which a registrar or transfer agent (which terms shall include a branch registrar and/or transfer agent) has been appointed shall not be valid if issued during such appointment unless countersigned by such registrar and/or transfer agent. The corporate seal of ~ Corporation and the signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned byte on behalf of a registrar and/or transfer agent, the signatures of both officers may be printed, engraved, lithographed or otherwise mechanically reproduced--upon share certificates and every such share signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.
7.05 Replacement of Share Certificates
     The board or any officer or agent assigned by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate that has been lost, apparently destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.
7.06 Transfer Agent and Registrar
     The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent.
     The board may at appointment any time terminate any such appointment
7.07 Registrars and Transfer Agents
     Subject to the provisions of the Act, no transfer of shares shall be registered in a register of transfers or branch register of transfers except on the surrender of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, and upon payment of all applicable taxes, compliance with such restrictions on transfer as are authorized by the articles and satisfaction of any lien referred to herein.

7.08 Non-recognition of Trusts
     The Corporation shall be entitled to treat the registered holder of any share as the absolute owner-thereof and accordingly shall not, except as ordered by a court of 'competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any claim to or interest in such share on the part of any person, other than the registered holder thereof.
7.09 Joint Shareholders
     If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them.
     Any one of such persons may give effectual receipt for the certificate issued in respect thereof or for any dividends, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.10 Deceased Shareholders
     In the event of the death of a holder, or one of the joint holders, of any share, the Corporation shall not be required to make any entry in the register of shareholders in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.
8. DIVIDENDS
8.01 Declaration
     Subject to the Act and the articles, the board may declare and the Corporation may pay a dividend to the shareholders according to their respective rights in the Corporation.
     Such a dividend may be paid by issuing fully paid shares of the Corporation or may be paid in money or property.
8.02 Payment
     A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address appears on the books of the Corporation in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid on presentation.
8.03 Non-Receipt of Cheque
     In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation, on proof of such non-receipt and upon satisfactory indemnity being given to it, shall issue to such person a replacement cheque for a like amount.
8.04 Record Date for Dividends and Rights
     The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment --of any dividend or to receive any warrant or other evidence of right to subscribe for securities of the Corporation. In every such case, only such persons as shall be shareholders of record at the close of business on the record date so fixed shall be entitled to receive payment of such dividend or to receive such warrant or other evidence of such right notwithstanding the transfer or issue of any shares after the record date so fixed.
8.05 Purchase of Business as of Past Date
     Where any business is purchased by the Corporation as from a past date (whether such date be before or after the incorporation of the Corporation) upon terms that the Corporation shall as from that date take profits or losses as the case may be shall, at the discretion of the directors be credited or debited wholly or in part to revenue account, and in that case the amount so credited or debited shall, for the purpose of ascertaining the fund available for dividends, be treated as a profit or loss arising from the business of the Corporation.
     8.06 Unclaimed Dividends
     Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.
     The foregoing By-law No. l of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby passed by the sole director of the Corporation as evidenced by his signature hereto.

     DATED  26th day of July, 1995.

     /s/ Robert Stikeman

     The foregoing By-law No. 1 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby confirmed by the sole shareholder of the Corporation entitled to vote at a meeting of shareholders, as evidenced by its signature hereto.
     DATED the 26th day of July, 1995.
     International Heritage, Ins
     PER /s/ Stanley Van Etten
     President & CEO


					     By-Law no. 2
     A By-law respecting the borrowing of money and the
     issuing of securities by:
	     INTERNATIONAL HERITAGE OF CANADA, INC.

     Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act, R.S.O. 1990, c.
     B16, the directors of the Corporation may, from time to time, without the authorization of the shareholders:

     1.01 borrow money upon the credit of the Corporation;

     1.02 issue, re-issue, sell or pledge obligations of the Corporation, including without limitation, bonds, debentures, notes or other similar obligations of the Corporation whether secured or unsecured;

     1.03 give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person;
     and

     1.04 charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, tangible or intangible property of the Corporation, including, without limitation, book debts, rights, powers, franchises and undertakings, to secure any present or future -indebtedness, liabilities or other obligations of the Corporation.

     2. Nothing in this by-law limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.
     The directors may, from time to time, by resolution delegate any or all of the powers referred to in this by-law to a director, a committee of directors or one or more officers of the Corporation.
     The foregoing By-law No. 2 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby passed by the sole director of the Corporation as evidenced by his signature hereto.

	     DATED the 26th day of July, 1995
    	 /s/ Robert Stikeman

     The foregoing By-law No. 2 of the Corporation, being a by-law relating generally to the regulation of the business and affairs of the Corporation, is hereby confirmed by the sole shareholder of the Corporation entitled to vote at a meeting of shareholders, as evidenced by its signature hereto.
              DATED the 26th day of July, 1995.
              International Heritage, Inc.
               Per: /s/ Stanley Van Etten

            EILERS, JONES, BROWN & McLEOD, CPAs, PA
                2626 GLENWOOD AVENUE, SUITE 300
                 RALEIGH, NORTH CAROLINA 27608
-------------------------------------------------------------------------------

                CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-5268) of our independent auditors' report dated February 14, 1997, on our audits of the consolidated financial statements of International Heritage, Inc. and Subsidiary. We also consent to the reference to our Firm under the heading "Experts".



/s/ EILERS, JONES, BROWN & McLEOD, CPAs, PA



February 29, 1997
                                23.1

                        SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement, to be signed on behalf of the undersigned, thereunto duly authorized, in Raleigh, North Carolina on this 3rd day of March, 1997.


INTERNATIONAL HERITAGE, INC.

By:	/s/STANLEY H. VAN ETTEN
Stanley H. Van Etten
(Chairman of the Board)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                        Title                 Date

/s/ STANLEY H. VAN ETTEN         President, Chief
                                 Executive Officer     March 3, 1997
Stanley H. Van Etten             Chairman of the Board

/s/ JOHN D. BROTHERS             Director, Interim Vice President,
                                 Compliance             March 3, 1997
John D. Brothers

/s/ CLARK JONES                 Vice President,
                                Chief Financial Officer March 3, 1997
Clark A. Jones

/s/ O. KENNETH RUDD III         Vice President, Sales   March 3, 1997
O. Kenneth Rudd III

/s/ DAWN E. MCINTYRE            Vice President,Marketing March 3, 1997
Dawn S. McIntyre

/s/ JEFFREY A. TRENDEL          Controller              March 3, 1997
Jeffrey A. Trendel

/s/ANGIE C. STEWART             Corporate Secretary     March 3, 1997
Angie C. Stewart

/s/ LARRY G. SMITH              Director                March 3, 1997
Larry G. Smith

/s/ CLAUDE W. SAVAGE            Director                March 3, 1997
Claude W. Savage

/s/ BARRY ACKEL                 Director                March 3, 1997
Barry  Ackel

/s/ JIMMIE D. KNOWLES           Director                March 3, 1997
Jimmie D. Knowles

/s/ SABRINA L .H. WEI           Director                March 3, 1997
Sabrina L.H. Wei

By: /s/STANLEY H. VAN ETTEN
       Stanley H. Van Etten
       Attorney-in-Fact